UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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THE ADT CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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March 25, 2016

Dear Fellow Stockholder:

You are cordially invited to attend a special meeting of the stockholders of The ADT Corporation (“ADT”) to be held at the Main Dining Room, New York Stock Exchange, 11 Wall Street, New York, New York 10005 on Friday, April 22, 2016 at 9:00 a.m., Eastern Time (the “special meeting”).

At the special meeting, stockholders will be asked to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of February 14, 2016 (as amended or modified from time to time, the “merger agreement”), among ADT, Prime Security Services Borrower, LLC (“Parent”), Prime Security One MS, Inc. (“Merger Sub”) and, solely for purposes of Article IX thereof, Prime Security Services Parent, Inc. (“Parent Inc.”) and Prime Security Services TopCo Parent, L.P. (“Parent LP”). Subject to the terms and conditions of the merger agreement, Merger Sub will be merged with and into ADT and ADT will survive the merger as a wholly owned subsidiary of Parent (the “merger”). Parent, Merger Sub, Parent Inc. and Parent LP were formed by certain funds managed by Apollo Management VIII, L.P. (on behalf of its affiliated funds, “Apollo”).

If the merger is completed, our stockholders will have the right to receive $42.00 in cash, without interest and subject to any applicable withholding taxes, for each share of common stock, par value $0.01 per share, of ADT (“ADT common stock”), other than excluded shares (as defined in the accompanying proxy statement), that they own immediately prior to the effective time of the merger, which represents a premium of (i) approximately 56% of ADT’s closing stock price on February 12, 2016, the last trading day prior to the date on which public announcement of the merger agreement was made and (ii) approximately 49% to the volume-weighted average share price of ADT common stock during the thirty (30) days ended February 12, 2016. Approval of the proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of ADT common stock entitled to vote thereon.

ADT common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “ADT”. The closing price of ADT common stock on the NYSE on March 24, 2016, the most recent practicable date prior to the date of the accompanying proxy statement, was $41.10 per share.

The ADT board of directors has reviewed and considered the terms and conditions of the merger and unanimously determined that the merger, the merger agreement, and the other transactions contemplated by the merger agreement, are advisable, fair to and in the best interests of ADT and its stockholders and has unanimously declared advisable and approved the merger, the merger agreement and the other transactions contemplated by the merger agreement. The ADT board of directors made its determination after consultation with its outside legal counsel and financial advisor and consideration of a number of factors more fully described in the accompanying proxy statement. The ADT board of directors unanimously recommends that you vote “FOR” the proposal to adopt the merger agreement.

At the special meeting, stockholders will also be asked to vote on (i) a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid to ADT’s named executive officers by ADT based on or otherwise relating to the merger, as required by the rules adopted by the U.S. Securities and Exchange Commission and (ii) a proposal to approve an adjournment of the special meeting, from time to time, if necessary or appropriate, to solicit additional votes for the approval of the proposal to adopt the merger agreement. The ADT board of directors unanimously recommends that you vote “FOR” each of these proposals.

The ADT board of directors is soliciting your proxy to assure that a quorum is present and that your shares are represented and voted at the special meeting and any postponement or adjournment thereof.

If your shares are held in “street name,” you should instruct your broker, bank or other nominee how to vote your shares on each proposal in accordance with your voting instruction form.

The merger cannot be completed unless ADT stockholders adopt the merger agreement. Your vote is very important, regardless of the number of shares you own. Whether or not you expect to attend the special meeting in person, please submit a proxy to vote your shares as promptly as possible so that your shares may be represented and voted at the special meeting. If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. If you fail to return your proxy or to attend the special meeting in person, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote “AGAINST” the adoption of the merger agreement. Similarly, if you hold your shares in “street name” and fail to instruct your broker, bank or other nominee how to vote your shares, your shares will not be counted for purposes of determining whether a quorum is present and will have the same effect as a vote “AGAINST” the adoption of the merger agreement.

The obligations of ADT, Parent and Merger Sub to complete the merger are subject to the satisfaction or waiver of certain conditions. The accompanying proxy statement contains detailed information about ADT, the special meeting, the merger agreement, the merger and the merger-related named executive officer compensation proposal. A copy of the merger agreement is attached as Annex A to the accompanying proxy statement and incorporated therein by reference. We urge you to, and you should, read the entire proxy statement carefully, including the merger agreement and the other annexes and the documents referred to or incorporated by reference in the accompanying proxy statement. You may obtain additional information about ADT from documents we have filed with the U.S. Securities and Exchange Commission.

If you have any questions or need assistance voting your shares of our common stock, please contact MacKenzie Partners, Inc., our proxy solicitor, by calling (212) 959-5500.

Thank you for your confidence in ADT.

Sincerely,

Bruce Gordon

Chairman of the Board of Directors

Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the merger, passed upon the merits of the merger agreement or the merger or determined if the accompanying proxy statement is accurate or complete. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated March 25, 2016 and, together with the enclosed form of proxy card, is first being mailed to ADT stockholders on or about March 25, 2016.

The ADT Corporation

1501 Yamato Road

Boca Raton, Florida 33431

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

DATE & TIME	Friday, April 22, 2016 at 9:00 a.m., Eastern Time

PLACE	Main Dining Room

New York Stock Exchange

11 Wall Street

New York, New York 10005

ITEMS OF BUSINESS	•	To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of February 14, 2016 (as amended or modified from time to time, the “merger agreement”), among The ADT Corporation (“ADT”), Prime Security Services Borrower, LLC, Prime Security One MS, Inc., and solely for the purposes of Article IX thereof, Prime Security Services Parent, Inc. and Prime Security Services TopCo Parent, L.P. (the “merger proposal”); a copy of the merger agreement is attached to the accompanying proxy statement as Annex A and is incorporated therein by reference;

•	To consider and vote on a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by ADT to its named executive officers that is based on or otherwise relates to the merger (the “named executive officer merger-related compensation proposal”);

•	To consider and vote on a proposal to approve an adjournment of the special meeting of ADT stockholders (the “special meeting”) from time to time, if necessary or appropriate, for the purpose of soliciting additional votes for the approval of the merger proposal (the “adjournment proposal”); and

•	To transact such other business as may properly be brought before the special meeting, or any adjournments or postponements of the special meeting, by or at the direction of the ADT board of directors (the “ADT Board”).

RECORD DATE	Only holders of record of our common stock, par value $0.01 per share (“ADT common stock”), at the close of business on March 24, 2016 (the “record date”) are entitled to notice of, and to vote at, the special meeting and at any adjournment or postponement of the special meeting.

VOTING BY PROXY	Your vote is very important, regardless of the number of shares you own. The ADT Board is soliciting your proxy to assure that a quorum is present and that your shares are represented and voted at the special meeting. For information on submitting your proxy over the Internet, by telephone or by mailing back the traditional proxy card (no extra postage is needed for the provided envelope if mailed in the U.S.), please see the attached proxy statement and enclosed proxy card. If you later decide to vote in person at the special meeting, information on revoking your proxy prior to the special meeting is also provided.

RECOMMENDATIONS	The ADT Board unanimously recommends that you vote:

•	“FOR” the merger proposal;

•	“FOR” the named executive officer merger-related compensation proposal; and

•	“FOR” the adjournment proposal.

APPRAISAL	ADT stockholders who do not vote in favor of the proposal to adopt the merger agreement will have the right to seek appraisal of the fair value of their shares of ADT common stock, as determined in accordance with Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”), if they deliver a demand for appraisal before the vote is taken on the merger agreement and comply with all the requirements of Delaware law, including Section 262 of the DGCL, which are summarized in the accompanying proxy statement. Section 262 of the DGCL is reproduced in its entirety in Annex C to the accompanying proxy statement and is incorporated therein by reference.

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE SUBMIT A PROXY TO VOTE YOUR SHARES OVER THE INTERNET OR BY TELEPHONE PURSUANT TO THE INSTRUCTIONS CONTAINED IN THESE MATERIALS OR COMPLETE, DATE, SIGN AND RETURN A PROXY CARD AS PROMPTLY AS POSSIBLE. IF YOU RECEIVE MORE THAN ONE PROXY BECAUSE YOU OWN SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE SUBMITTED. IF YOU DO NOT SUBMIT YOUR PROXY OR VOTE IN PERSON AT THE SPECIAL MEETING ON THE MERGER PROPOSAL, IT WILL HAVE THE SAME EFFECT AS A VOTE “AGAINST” THIS PROPOSAL. IF YOU HOLD YOUR SHARES IN “STREET NAME” AND DO NOT INSTRUCT YOUR BROKER, BANK OR OTHER NOMINEE HOW TO VOTE YOUR SHARES, IT WILL HAVE THE SAME EFFECT AS A VOTE “AGAINST” THE MERGER PROPOSAL.

Your proxy may be revoked at any time before the vote at the special meeting by following the procedures outlined in the accompanying proxy statement.

If your shares are held by a broker, bank or other nominee and you wish to vote in person at the special meeting, you must bring to the special meeting a proxy from the broker, bank or other nominee that holds your shares authorizing you to vote in person at the special meeting. Please also bring to the special meeting your account statement evidencing your beneficial ownership of ADT common stock as of the record date. All stockholders should also bring photo identification.

The proxy statement of which this notice forms a part provides a detailed description of the merger, the merger agreement, the named executive officer merger-related compensation proposal and provides specific information concerning the special meeting. We urge you to read the proxy statement, including any documents incorporated therein by reference, and its annexes carefully and in their entirety. If you have any questions concerning the merger or the proxy statement, would like additional copies of the proxy statement or need help voting your shares of ADT common stock, please contact ADT’s proxy solicitor, MacKenzie Partners, Inc.

By Order of the Board of Directors,

Lorna R. Simms

Corporate Secretary

Boca Raton, Florida

March 25, 2016

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SUMMARY TERM SHEET

This summary highlights information contained elsewhere in this proxy statement and may not contain all the information that is important to you with respect to the merger and the other matters being considered at the special meeting of ADT stockholders. We urge you to read carefully the remainder of this proxy statement, including the attached annexes, and the other documents to which we have referred you. For additional information on ADT included in documents incorporated by reference into this proxy statement, see the section entitled “Where You Can Find More Information” beginning on page 115. We have included page references in this summary to direct you to a more complete description of the topics presented below.

All references to “ADT,” “the Company,” “we,” “us,” or “our” in this proxy statement refer to The ADT Corporation, a Delaware corporation; all references to “Parent” refer to Prime Security Services Borrower, LLC, a Delaware limited liability company; all references to “Merger Sub” refer to Prime Security One MS, Inc., a Delaware corporation and a wholly owned subsidiary of Parent formed solely for the purpose of entering into the merger agreement and engaging in the transactions contemplated by the merger agreement; all references to “Parent Inc.” refer to Prime Security Services Parent, Inc., a Delaware corporation; all references to “Parent LP” refer to Prime Security Services TopCo Parent, L.P., a Delaware limited partnership; all references to “Apollo” refer to Apollo Management VIII, L.P., on behalf of its affiliated funds; all references to “ADT common stock” refer to the common stock, par value $0.01 per share, of ADT; all references to the “ADT Board” refer to the board of directors of ADT; all references to the “merger” refer to the merger of Merger Sub with and into ADT with ADT surviving as a wholly owned subsidiary of Parent; unless otherwise indicated or as the context otherwise requires, all references to the “merger agreement” refer to the Agreement and Plan of Merger, dated as of February 14, 2016, by and among ADT, Parent, Merger Sub and solely for purposes of Article IX thereof, Parent Inc. and Parent LP, a copy of which is included as Annex A to this proxy statement and incorporated by reference herein, as amended or modified from time to time. ADT, following the completion of the merger, is sometimes referred to in this proxy statement as the “surviving corporation.”

The Parties

ADT (see page 27)

ADT is a Delaware corporation formed in 2012. ADT is a leading provider of monitored security, interactive home and business automation and related monitoring services in the United States and Canada. We deliver an integrated customer experience by maintaining the industry’s largest sales, installation and service field force as well as a monitoring network, all backed by the support of approximately 17,000 employees. ADT’s broad and pioneering set of products and services, including interactive home and business solutions and home health services, meet a range of customer needs for today’s active and increasingly mobile lifestyles.

Our common stock is traded on the New York Stock Exchange (the “NYSE”) under the ticker symbol “ADT.” ADT’s headquarters are located at 1501 Yamato Road, Boca Raton, Florida 33431 and its telephone number is (561) 988-3600. Our corporate web address is www.adt.com. The information provided on the ADT website is not part of this proxy statement and is not incorporated in this proxy statement by reference hereby or by any other reference to ADT’s website provided in this proxy statement.

Additional information about ADT is contained in our public filings with the U.S. Securities and Exchange Commission (the “SEC”), which are incorporated by reference herein. See the section entitled “Where You Can Find Additional Information.”

Parent (see page 27)

Parent is a holding company that owns Protection 1, a premier full-service business and home security company in the United States that provides installation, maintenance, and monitoring of single-family home security systems, business security systems and multi-family security systems. Protection 1 serves over two million customers and employs over 4,000 people in more than 90 office locations and five UL Certified monitoring centers across the country. Parent’s principal executive offices are located at 4221 W. John Carpenter Freeway, Irving, Texas 75063 and its telephone number is (972) 916-6195. Protection 1’s corporate website is www.P1newsroom.com. The information provided on the Protection 1 website is not part of this proxy statement and is not incorporated in this proxy statement by reference hereby or by any other reference to Protection 1’s website provided in this proxy statement.

Merger Sub (see page 27)

Merger Sub, a Delaware corporation and a wholly owned subsidiary of Parent, was formed by Parent solely for the purpose of engaging in the transactions contemplated by the merger agreement. Upon completion of the merger, Merger Sub will merge with and into ADT, and Merger Sub will cease to exist. Merger Sub’s principal executive offices are located at 9 West 57th Street, 43rd Floor, New York, New York 10019 and its telephone number is (212) 245-8736.

Parent Inc. (see page 28)

Parent Inc. is a Delaware corporation and the indirect parent of Parent . Parent Inc.’s principal executive offices are located at 9 West 57th Street, 43rd Floor, New York, New York 10019 and its telephone number is (212) 245-8736.

Parent LP (see page 28)

Parent LP is a Delaware limited partnership and the parent of Parent Inc. Parent LP’s principal executive offices are located at 9 West 57th Street, 43rd Floor, New York, New York 10019 and its telephone number is (212) 245-8736.

The Special Meeting

Date, Time and Place (see page 29)

The special meeting of ADT stockholders (the “special meeting”) is scheduled to be held at the Main Dining Room, New York Stock Exchange, 11 Wall Street, New York, New York 10005 on Friday, April 22, 2016 at 9:00 a.m., Eastern Time.

Purpose of the Meeting (see page 29)

The special meeting is being held in order to consider and vote on the following proposals:

•	To adopt the merger agreement (the “merger proposal”).

•	To approve, on a non-binding, advisory basis, certain compensation that will or may be paid by ADT to its named executive officers that is based on or otherwise relates to the merger (the “named executive officer merger-related compensation proposal”).

•	To approve the adjournment of the special meeting, from time to time, if necessary or appropriate, for the purpose of soliciting additional votes for the approval of the merger proposal (the “adjournment proposal”).

Stockholders may also be asked to transact such other business as may properly be brought before the special meeting or any adjournments or postponements of the special meeting, by or at the direction of the ADT Board.

The ADT Board has reviewed and considered the terms and conditions of the proposed merger. After consulting with its outside legal counsel and financial advisor and after consideration of various factors more fully described in this proxy statement, the ADT Board unanimously determined that the merger, the merger agreement and the other transactions contemplated by the merger agreement are advisable, fair to and in the best interests of ADT and our stockholders and unanimously declared advisable and approved the merger, the merger agreement and the other transactions contemplated by the merger agreement. The ADT Board unanimously recommends that ADT stockholders vote “FOR” the merger proposal, “FOR” the named executive officer merger-related compensation proposal and “FOR” the adjournment proposal.

ADT stockholders must vote to approve the merger proposal as a condition for the merger to occur. If the ADT stockholders fail to approve the merger proposal by the requisite vote, the merger will not occur.

Record Date; Stockholders Entitled to Vote (see page 30)

Only holders of record of ADT common stock at the close of business on March 24, 2016, the record date for the special meeting (the “record date”), will be entitled to notice of, and to vote at, the special meeting or any adjournments or postponements of the special meeting. At the close of business on the record date, 165,546,026 shares of ADT common stock were issued and outstanding, held by approximately 17,084 holders of record.

Holders of ADT common stock are entitled to one vote on each matter submitted to a vote at the special meeting for each share of ADT common stock they own at the close of business on the record date.

Quorum (see page 30)

Under our bylaws, the presence at the special meeting, in person or by proxy, of the holders of a majority of the shares of ADT common stock issued and outstanding at the close of business on the record date will constitute a quorum. There must be a quorum for business to be conducted at the special meeting. Failure of a quorum to be represented at the special meeting will necessitate an adjournment or postponement of the special meeting and may subject ADT to additional expense.

If you submit (and do not thereafter revoke) a properly executed proxy card, even if you abstain from voting, your shares of ADT common stock will be counted for purposes of determining whether a quorum is present at the special meeting. In the event that a quorum is not present at the special meeting or additional votes must be solicited to adopt the merger agreement, the meeting may be adjourned or postponed to solicit additional proxies.

Required Vote (see page 30)

The approval of the merger proposal requires the affirmative vote of the holders of a majority of the shares of ADT common stock outstanding at the close of business on the record date and entitled to vote thereon.

Approval of the named executive officer merger-related compensation proposal (on a non-binding basis) requires the affirmative vote of the holders of a majority of the shares of ADT common stock present in person or represented by proxy at the special meeting and entitled to vote thereon.

Approval of the adjournment proposal requires the affirmative vote of a majority of the shares of ADT common stock present in person or represented by proxy at the special meeting and entitled to vote thereon.

Voting at the Special Meeting (see page 32)

If your shares are registered directly in your name with our transfer agent, you are considered a “stockholder of record.” Stockholders of record can vote their shares of ADT common stock in the following four ways: (i) by completing, signing and returning by mail the enclosed proxy card authorizing the persons named as proxies on the proxy card to vote your shares at the special meeting, (ii) by submitting a proxy by telephone using the toll-

free number (1-800-690-6903), (iii) by submitting a proxy over the Internet at the website at www.proxyvote.com or (iv) attending the special meeting and voting your shares in person. Even if you plan to be present at the special meeting, ADT encourages you to complete and mail the enclosed card to vote your shares by proxy or vote by telephone or the Internet to ensure that your shares are represented and voted at the meeting.

If your shares are held by your broker, bank or other nominee, you are considered the beneficial owner of shares held in “street name” and you will receive a form from your broker, bank or other nominee seeking instruction from you as to how your shares should be voted. You should instruct your broker, bank or other nominee how to vote your shares on each proposal in accordance with your voting instruction form. If you beneficially own your shares and receive a voting instruction form, you can vote by following the instructions on your voting instruction form. Please refer to information from your bank, broker or other nominee on how to submit voting instructions. Stockholders who own their shares in “street name” are not able to vote at the special meeting unless they have a “legal proxy”, executed in their favor, from their broker, bank or other nominee, the stockholder of record of their shares giving them the right to vote the shares at the special meeting.

You may revoke your proxy at any time prior to the vote at the special meeting by delivering to ADT’s Corporate Secretary a signed notice of revocation or submitting a later-dated proxy. You may also revoke your proxy by attending the special meeting and voting in person. Attendance at the special meeting will not, in and of itself, result in the revocation of a proxy or cause your shares of ADT common stock to be voted.

ADT recommends that you submit a proxy to vote your shares as soon as possible, even if you are planning to attend the special meeting to ensure that your shares are represented and voted at the meeting and so that the vote count will not be delayed.

Abstentions and Broker Non-Votes (see page 31)

At the special meeting, abstentions will be counted as present for purposes of determining whether a quorum exists. Abstaining from voting will have the same effect as a vote “AGAINST” the merger proposal, the named executive officer merger-related compensation proposal and the adjournment proposal. If no instruction as to how to vote is given (including no instruction to abstain from voting) in an executed, duly returned and not revoked proxy, the proxy will be voted “FOR” (i) approval of the merger proposal, (ii) approval of the named executive officer merger-related compensation proposal and (iii) approval of the adjournment proposal. Broker non-votes are shares held in “street name” by brokers, banks and other nominees that are present or represented by proxy at the special meeting, but with respect to which the broker, bank or other nominee is not instructed by the beneficial owner of such shares how to vote on a particular proposal and such broker, bank or other nominee does not have discretionary voting power on such proposal. Because, under NYSE rules, brokers, banks and other nominees holding shares in “street name” do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement, if a beneficial owner of shares of ADT common stock held in “street name” does not give voting instructions to the broker, bank or other nominee, then those shares will not be counted as present in person or by proxy at the special meeting. As the vote to approve the merger proposal is based on the total number of shares of ADT common stock outstanding at the close of business on the record date, not just the shares that are counted as present in person or by proxy at the special meeting, if you fail to issue voting instructions to your broker, bank or other nominee, it will have the same effect as a vote “AGAINST” the merger proposal.

Solicitation of Proxies (see page 33)

The ADT Board is soliciting your proxy, and ADT will bear the cost of soliciting proxies. MacKenzie Partners, Inc. has been retained to assist with the solicitation of proxies. MacKenzie Partners Inc. will be paid approximately $50,000 and will be reimbursed for its reasonable out-of-pocket expenses for these and other advisory services in connection with the special meeting. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, banks and other nominees to the beneficial owners of shares of ADT common stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by MacKenzie Partners, Inc. or, without additional compensation by certain of ADT’s directors, officers and employees.

Adjournment (see page 33)

In addition to the merger proposal and the named executive officer merger-related compensation proposal, ADT stockholders are also being asked to approve the adjournment proposal, which will enable the adjournment of the special meeting for the purpose of soliciting additional votes in favor of the merger proposal if there are not sufficient votes at the time of the special meeting to approve the merger proposal. If a quorum is not present, the person presiding at the special meeting or the stockholders acting by the affirmative vote of the holders of a majority of the shares of ADT common stock present or represented by proxy at the special meeting and entitled to vote thereon may adjourn the special meeting to another place, date or time. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. In addition, the special meeting could be postponed before it commences, subject to the terms of the merger agreement. If the special meeting is adjourned for the purpose of soliciting additional votes, stockholders who have already submitted their proxies will be able to revoke them at any time prior to the final vote on the proposals. If the special meeting is adjourned or postponed, stockholders who have already submitted their proxies will be able to revoke them at any time prior to the final vote on the proposals. If you return a proxy and do not indicate how you wish to vote on the adjournment proposal, your shares will be voted in favor of the adjournment proposal.

The Merger

The rights and obligations of the parties to the merger agreement are governed by the specific terms and conditions of the merger agreement and not by any summary or other information in this proxy statement. Therefore, the information in this proxy statement regarding the merger agreement and the merger is qualified in its entirety by reference to the merger agreement, a copy of which is attached as Annex A to this proxy statement and incorporated herein by reference. We encourage you to read the merger agreement carefully and in its entirety because it is the principal legal agreement that governs the merger.

Structure of the Merger (see page 34)

If the merger is completed, then at the effective time of the merger (the “effective time”), Merger Sub will merge with and into ADT, the separate corporate existence of Merger Sub will cease and ADT will survive the merger as a wholly owned subsidiary of Parent.

Merger Consideration (see page 34)

Upon the terms and subject to the conditions of the merger agreement, at the effective time, ADT stockholders will have the right to receive $42.00 in cash, without interest and subject to any applicable withholding taxes, for each share of ADT common stock that they own immediately prior to the effective time of the merger (other than shares (i) owned by Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent, (ii) owned by ADT, including shares held in treasury by the Company or owned by any direct or indirect wholly owned subsidiary of ADT or (iii) held by holders who have not voted in favor of the merger proposal and who are entitled to and have properly demanded appraisal rights with respect thereto under Delaware law; collectively we refer to all such shares in this proxy statement as “excluded shares”).

Treatment of ADT Equity Awards (see page 34)

The merger agreement provides that outstanding equity-based awards under ADT’s equity plan will be treated as set forth below.

Stock Options. Immediately prior to the effective time, each outstanding option to purchase shares of ADT common stock will become immediately vested and be cancelled and the holder thereof will be entitled to receive an amount in cash, without interest and less any applicable withholding taxes, equal to the product of (i) the number of shares subject to such option, multiplied by (ii) the excess, if any, of $42.00 over the exercise price of the option, payable in a lump sum through ADT’s payroll system or by check or other method as determined by Parent as soon as reasonably practicable after the effective time.

Stock Units. Immediately prior to the effective time, any vesting conditions applicable to each outstanding ADT restricted stock unit, deferred stock unit, phantom stock unit or similar stock right (in each case, other than a performance share unit or PSU, a “Stock Unit”) will automatically accelerate in full, and each Stock Unit will be cancelled and the holder thereof will be entitled to receive, at or promptly following the effective time, an amount in cash, without interest and less any applicable withholding taxes, equal to the product of (x) the total number of shares subject to such Stock Units immediately prior to the effective time multiplied by (y) $42.00, payable in a lump sum through ADT’s payroll system or by check or other method as determined by Parent as soon as reasonably practicable after the effective time.

PSUs. Immediately prior to the effective time, each outstanding ADT performance share unit (“PSU”) will automatically, be cancelled and the holder thereof will be entitled to receive an amount in cash, without interest and less any applicable withholding taxes, equal to the product of (x) the total number of shares subject to such PSU immediately prior to the effective time (assuming for this purpose that performance resulted in a payout of 115% of the target award) multiplied by (y) $42.00, payable in a lump sum through ADT’s payroll system or by check or other method as determined by Parent as soon as reasonably practicable after the date that such PSU would have otherwise vested in accordance with its terms (and in any event not later than December 31 of the year during which such vesting date occurs) but only if such conditions to vesting are satisfied prior to such vesting date; provided, that if the employment or service of such holder of such PSU is terminated by ADT or its affiliates or by the holder prior to such vesting date within two years following the completion of the merger under conditions that would have accelerated the vesting of such PSU had it remained outstanding, then such vesting will be accelerated as of the date of such termination of employment or service.

Recommendation of the ADT Board of Directors (see page 45)

The ADT Board has reviewed and considered the terms and conditions of the proposed merger. After consulting with its outside legal counsel and financial advisor and after consideration of various factors, the ADT Board unanimously (i) determined that it is advisable, fair to and in the best interests of ADT and our stockholders for ADT to enter into the merger agreement and the transactions contemplated by the merger agreement, including the merger, (ii) declared advisable and approved the merger, the merger agreement and the other transactions contemplated by the merger agreement and (iii) resolved that the merger agreement be submitted to the ADT stockholders for adoption thereby in accordance with applicable law, the merger agreement and the bylaws of ADT at a special meeting of stockholders and recommended that our stockholders vote to adopt the merger agreement. Certain factors considered by the ADT Board in reaching its decision to adopt the merger agreement can be found in “The Merger Proposal (Proposal 1)—Recommendation of the ADT Board and Reasons for the Merger” beginning on page 45.

The ADT Board unanimously recommends that the ADT stockholders vote:

•	“FOR” the merger proposal;

•	“FOR” the named executive officer merger-related compensation proposal; and

•	“FOR” the adjournment proposal.

Opinion of ADT’s Financial Advisor (see page 50)

In connection with the merger, ADT’s financial advisor, Goldman, Sachs & Co. (“Goldman Sachs”), delivered its written opinion, dated February 14, 2016, to the ADT Board that, as of the date of such opinion and based upon and subject to the factors and assumptions set forth therein, the $42.00 in cash per share of ADT common stock to be paid to the holders (other than Parent and its affiliates) of the outstanding shares of ADT common stock pursuant to the merger agreement was fair from a financial point of view to such holders.

The full text of the written opinion of Goldman Sachs, dated February 14, 2016, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this proxy statement and is incorporated by reference herein. Goldman Sachs provided its opinion for the information and assistance of the ADT Board in connection with its consideration of the merger. The Goldman Sachs opinion is not a recommendation as to how any holder of ADT common stock should vote with respect to the merger proposal or any other matter. Pursuant to an engagement letter between ADT and Goldman Sachs, ADT has agreed to pay Goldman Sachs a transaction fee of $32 million, of which $3.2 million became payable on announcement of the transaction and the remainder of which is payable upon consummation of the merger.

Interests of ADT’s Executive Officers and Directors in the Merger (see page 60)

In considering the recommendation of the ADT Board, ADT stockholders should be aware that certain directors and executive officers of ADT will have interests in the proposed merger that are different from, or in addition to, the interests of ADT stockholders generally and which may create potential conflicts of interest. The ADT Board was aware of these interests and considered them when it adopted the merger agreement and approved the merger.

These interests include:

•	ADT’s executive officers are entitled to protections and benefits under the ADT Change in Control Severance Plan in the event of a qualifying termination of employment in the 60-day period prior to or the 24-month period following the completion of the merger;

•	The ADT stock options and Stock Units held by ADT’s executive officers will fully vest and be converted into the right to receive cash payments based on the merger consideration following the completion of the merger;

•	ADT’s PSUs held by ADT’s executive officers will not vest solely as a result of the merger, but will be converted into the right to receive the merger consideration when they vest, which in no event will be later than December 31 of the year during which such vesting date occurs (and may become vested on an accelerated basis upon a qualifying termination of employment within two years following the completion of the merger if such qualifying termination occurs prior to such vesting date);

•	Stock Units held by members of the ADT Board will vest and be converted into the right to receive the merger consideration upon the consummation of the merger; and

•	ADT’s directors and officers are entitled to indemnification and insurance arrangements pursuant to the merger agreement and ADT’s organizational documents and under certain indemnification agreements.

These interests are discussed in more detail in the section entitled “The Merger Proposal (Proposal 1)—Interests of ADT’s Executive Officers and Directors in the Merger,” beginning on page 60 of this proxy statement.

Financing of the Merger (see page 66)

Parent has obtained equity financing and debt financing commitments and Parent, Parent Inc. and Parent LP have obtained preferred securities financing commitments (pursuant to commitment letters) for the transactions contemplated by the merger agreement, the aggregate proceeds of which, together with cash on hand at Parent, will be used to consummate the merger and the other transactions contemplated by the merger agreement, including the payment of the per share merger consideration and all related fees and expenses, to repay certain existing indebtedness of ADT and redeem and discharge certain senior unsecured notes of ADT as required by the terms of such financing commitments, and to pay any other amounts required to be paid by Parent or Merger Sub in connection with the consummation of the transactions contemplated by the merger agreement. Apollo Investment Fund VIII, L.P., Apollo Overseas Partners (Delaware 892) VIII, L.P., Apollo Overseas Partners (Delaware) VIII, L.P. and Apollo Overseas Partners VIII, L.P. (the “Apollo Funds”) have committed to provide capital to Parent with an equity contribution of up to $3.575 billion, subject to the terms and conditions set forth in an equity commitment letter. Barclays Bank PLC, Citigroup Global Markets Inc., Deutsche Bank AG New York Branch, Deutsche Bank AG Cayman Islands Branch, Royal Bank of Canada, PSP Investments Credit USA LLC and PCDH 5, LLC (an affiliate of the Apollo Funds) have committed to provide, severally but not jointly upon the terms and subject to the conditions set forth in the debt commitment letter, debt financing of $8.445 billion and a committed $255 million senior secured revolving facility. Koch SV Investments, LLC, an affiliate of Koch Equity Development LLC, the investment and acquisition subsidiary of Koch Industries, Inc., has committed to purchase, upon the terms and subject to the conditions set forth in the preferred securities commitment letter, $750 million of preferred securities from Parent Inc. and warrants to purchase limited partnership interests of Parent LP from Parent LP. The consummation of the merger is not subject to any financing conditions.

Limited Guarantee (see page 70)

Subject to the terms and conditions set forth in a limited guarantee, dated February 14, 2016 (the “limited guarantee”), the Apollo Funds have guaranteed the payment obligations of Parent with respect to (i) the obligation of Parent under the merger agreement to pay a reverse termination fee of $421 million if the merger agreement is terminated by the Company under specified circumstances (see the section entitled “The Merger Agreement—Termination Fees and Expenses”), (ii) Parent’s obligation to pay certain expenses incurred in connection with the successful enforcement of Parent’s obligation to pay the reverse termination fee of up to $2.5 million (referred to herein as “enforcement expenses”), and (iii) damages (solely to the extent payable pursuant to a final and non-appealable order of a court of competent jurisdiction), if any, payable for fraud by Parent or Merger Sub up to $421 million.

The Apollo Funds’ obligations under the limited guarantee with respect to the reverse termination fee and enforcement expense are subject to an aggregate cap equal to the amount of (i) $421 million plus, if applicable (ii) enforcement expenses. The Apollo Funds’ obligations under the limited guarantee with respect to damages, if any, payable for fraud by Parent or Merger Sub are subject to an aggregate cap equal to the amount of $421 million.

Antitrust Reviews Required for the Merger (see page 71)

Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), we cannot complete the merger until we have given notification and furnished information to the Federal Trade Commission (“FTC”) and the Antitrust Division of the Department of Justice (“DOJ”), and until the applicable waiting period has expired or has been terminated. On February 22, 2016, ADT and Parent each filed a premerger notification and report form under the HSR Act, as a result of which the applicable waiting period under the HSR Act is scheduled to expire on March 23, 2016 at 11:59 p.m., Eastern Time, unless otherwise earlier terminated or extended if the DOJ or FTC requests additional information and documentary material. On March 9, 2016, the FTC granted early termination of the waiting period under the HSR Act.

The merger is subject to notification under the Competition Act (Canada). On February 22, 2016, Parent submitted to the Commissioner of Competition a request for an advance ruling certificate to be issued pursuant to Section 102 of the Competition Act (Canada), or in the alternative a no action letter and a waiver of the obligation to notify pursuant to section 113(c) of the Competition Act (Canada). On March 11, 2016, the Commissioner of Competition issued a no action letter and waiver of the obligation to notify pursuant to Section 113(c) of the Competition Act (Canada).

While the antitrust reviews have been completed in a timely manner, there is no certainty that a regulatory challenge to the merger will not subsequently be made.

Material U.S. Federal Income Tax Consequences of the Merger (see page 111)

The exchange of ADT common stock for cash in the merger generally will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under state and local and other tax laws. You should read the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 111. Tax matters can be complicated and the tax consequences of the merger to you will depend on your particular circumstances. You should consult your tax advisors regarding the U.S. federal income tax consequences of the merger to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Transaction Litigation (see page 73)

Following the February 16, 2016 announcement of the execution of the merger agreement, four purported stockholders of ADT initiated legal actions challenging the merger. On February 24, 2016, two purported stockholders filed putative class action complaints, styled Shannon Seidl v. The ADT Corporation, et al., C.A. No. 50-2016-CA-1984-XXXX-MBN and Yun Li v. The ADT Corporation, et al., C.A. No. 50-2016-CA-1995-XXXX-MB, in the Circuit Court of the Fifteenth Judicial Circuit in and for Palm Beach County, Florida against ADT, the members of the ADT Board, Apollo, Parent, Merger Sub, Parent Inc. and Parent LP. On March 9, 2016 and March 10, 2016, respectively, two purported stockholders filed putative class action complaints, styled Rosenfeld Family Foundation v. The ADT Corporation, et al., C.A. No. 50-2016-CA-002566-XXXX-MB and Federico Castro v. The ADT Corporation, et al., C.A. No. 50-2016-CA-002661-XXXX-MB, also in the Circuit Court of the Fifteenth Judicial Circuit in and for Palm Beach County, Florida against the same defendants. The complaints in all four actions include claims for breach of fiduciary duty against the individual directors, alleging that the directors violated the duties of loyalty, good faith, due care, and/or disclosure owed to ADT stockholders. The complaints also include claims for aiding and abetting breaches of fiduciary duty against Apollo, Parent, Merger Sub, Parent Inc. and Parent LP. Plaintiffs Seidl, Rosenfeld, and Castro seek an order, inter alia, permanently enjoining the defendants from consummating the merger and enjoining the director defendants from initiating any defensive measures that would inhibit their ability to maximize value for ADT stockholders. Plaintiff Li seeks an order, inter alia, requiring the director defendants to fulfill their fiduciary duties. All plaintiffs also seek certification of the actions as class actions, an accounting of all damages suffered or to be suffered as a result of the transaction, and attorneys’ fees and costs.

On March 24, 2016, a purported stockholder filed a putative class action complaint, styled MSS 12-09 Trust v. Thomas Colligan, et al., Case No. 12133, in the Court of Chancery of the State of Delaware asserting a claim for breach of fiduciary duty against the individual ADT directors. Plaintiff seeks an order finding the directors liable for breaching their fiduciary duties. Plaintiff also seeks certification of the action as a class action and attorney’s fees and costs.

Although it is not possible to predict the outcome of the litigations with certainty, ADT and the ADT Board believe that the claims raised in the complaints are without merit and intend to defend their position in these matters vigorously. The lawsuits are in the early stages.

Appraisal Rights (see page 73)

Stockholders are entitled to appraisal rights under the General Corporation Law of the State of Delaware (the “DGCL”), in connection with the merger, provided that stockholders comply with the requirements of Section 262 of the DGCL. Any stockholder who does not vote in favor of the merger proposal and who otherwise complies with the requirements of Section 262 has the right to seek appraisal of his, her or its shares of ADT common stock and to receive payment in cash for the “fair value” of his, her or its shares of ADT common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be fair value. The ultimate amount stockholders receive in an appraisal proceeding may be less than, equal to or more than the amount a stockholder would have received under the merger agreement.

To exercise appraisal rights, a stockholder must deliver a written demand for appraisal to ADT before the vote is taken on the adoption of the merger agreement, must not vote, in person or by proxy, in favor of the proposal to adopt the merger agreement and must continue to hold the shares of ADT common stock of record from the date of making the demand for appraisal through the effective time. As such, merely voting against the proposal to adopt the merger agreement will not preserve your right to appraisal under the DGCL. Further, because a properly submitted proxy not marked “against” or “abstain” will be voted “for” the proposal to adopt the merger agreement, the submission of a proxy not marked “against” or “abstain” will result in the waiver of appraisal rights. A stockholder’s failure to strictly comply with the procedures specified under the DGCL will result in the loss of such stockholder’s appraisal rights. See the section entitled “The Merger Proposal (Proposal 1)—Appraisal Rights” beginning on page 73 and the text of the Delaware appraisal right statute reproduced in its entirety as Annex C to this proxy statement. Only a stockholder of record may submit a demand for appraisal. If you hold your shares of ADT common stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such bank, brokerage firm or nominee. In view of the complexity of the DGCL, stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors promptly.

Expected Timing of the Merger

We expect to complete the merger by June 2016. However, the merger is subject to various conditions, and it is possible that factors outside of the control of ADT or Parent could result in the merger being completed at a later time, or not at all. There may be a substantial amount of time between the special meeting and the completion of the merger. We expect to complete the merger promptly following the receipt of all required clearances and approvals and the satisfaction or, to the extent permitted, waiver of the other conditions to the consummation of the merger.

Go-Shop Period; Restrictions on Solicitation of Acquisition Proposals (see page 88)

From the date of the merger agreement until 12:01 a.m. (New York time) on March 26, 2016 (the “go-shop period”), ADT and its subsidiaries and their respective directors, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives shall have the right to:

•	initiate, solicit and encourage any inquiry or the making of any proposal or offer that could constitute an acquisition proposal, including by providing information regarding, and affording access to the business, properties, assets, books, records and personnel of, ADT and its subsidiaries to any person pursuant to a confidentiality agreement on terms no less favorable to ADT than its confidentiality agreement with Apollo, subject to certain exceptions (an “acceptable confidentiality agreement”); provided that ADT must provide to Parent and Merger Sub any material non-public information or data that is provided to any person given such access that was not previously made available to Parent or Merger Sub prior to or substantially concurrently with the time it is provided to such person; and

•	engage in, enter into, continue or otherwise participate in any discussions or negotiations with any persons with respect to any acquisition proposals and cooperate with or assist or participate in or facilitate any such inquiries, proposals, offers, discussions or negotiations or any effort or attempt to make any acquisition proposals pursuant to an acceptable confidentiality agreement including the limited waiver of pre-existing standstill provisions, as described in the section entitled “The Merger Agreement—Go-Shop Period; Restriction on Solicitation of Acquisition Proposals” beginning on page 88.

No later than two business days after the end of the go-shop period, ADT shall (A) notify Parent in writing of the identity of each person from whom ADT received a written acquisition proposal during the go-shop period, which acquisition proposal has not been withdrawn and as to which the ADT Board has determined in good faith that such acquisition proposal constitutes or would reasonably be expected to lead to a superior proposal and (B) provide to Parent (x) a copy of any acquisition proposal made in writing and any other written terms or proposals provided to ADT or any of its subsidiaries in connection with any acquisition proposal and any material modifications thereto and (y) a written summary of the material terms of any acquisition proposal not made in writing.

From and after 12:01 a.m. (New York time) on March 26, 2016 (the “no-shop period start date”) until the earlier of the effective time and the valid termination of the merger agreement, ADT is subject to restrictions on its ability to solicit third party proposals relating to alternative transactions or to provide information to and engage in discussions or negotiations with a third party in relation to an alternative transaction (subject to certain exceptions prior to the approval of the merger proposal by ADT stockholders at the special meeting). Specifically, ADT shall not, and shall cause its subsidiaries not to (and shall use its reasonable best efforts to cause its directors, officers, employees, investment bankers, attorneys, accountants and other advisors and representatives not to):

•	initiate, solicit or knowingly encourage or facilitate any inquiries, proposals or offers with respect to an acquisition proposal or the consummation thereof, or any offer or proposal that could reasonably be expected to lead to an acquisition proposal or the consummation thereof;

•	enter into, continue or otherwise participate or engage in, facilitate or encourage, any negotiations or discussions concerning, or that could reasonably be expected to lead to, an acquisition proposal, or provide access to its properties, books, records or information or data to any person relating to an acquisition proposal;

•	approve, endorse or recommend (or propose publicly to approve, endorse or recommend) any acquisition proposal;

•	take any action to make the provisions of the takeover law under the DGCL, or any restrictive provision of any applicable anti-takeover provision in the certificate of incorporation or bylaws of ADT, inapplicable to any transactions contemplated by any acquisition proposal; or

•	execute or enter into any merger agreement, acquisition agreement or other similar definitive agreement for any acquisition proposal.

Additionally, ADT shall not resolve or agree to do any of the foregoing prohibited activities. ADT shall immediately cease and cause each of its subsidiaries, and use its reasonable best efforts to cause its and its subsidiaries’ respective representatives to immediately cease any solicitations, discussions, communications or negotiations in connection with an acquisition proposal with any person and all access of any person to any electronic data room maintained by ADT with respect to the transaction contemplated by the merger agreement, except as it may relate to any person from whom ADT or any of its representatives has received a written acquisition proposal during the go-shop period, which has not been withdrawn and which the ADT Board has determined in good faith is or would reasonably be expected to lead to a superior proposal (any such person, an “excluded party”). Except as it may relate to an excluded party, ADT also agrees that following the no-shop period start date it will promptly (and in any event within two business days thereof) deliver a written notice to each such person to the effect that ADT is ending all such communications with such person pursuant to the merger agreement.

However, prior to approval of the merger proposal by the ADT stockholders at the special meeting, we may contact and engage in any negotiations, communications or discussions with any person who has made a bona fide acquisition proposal that was not solicited in material breach of the merger agreement (including the non-solicitation restrictions described above) and provide access to such person and its representatives to our, and our subsidiaries’ properties, books and records and other information in response to a request therefor, if the ADT

Board determines in good faith, after consultation with its outside legal counsel and financial advisor, that such acquisition proposal constitutes or would reasonably be expected to constitute a superior proposal and that failure to provide such access or engage in such negotiations or discussions would be inconsistent with its fiduciary duties and has received an acceptable confidentiality agreement from such person; provided that ADT shall provide to Parent and Merger Sub any material non-public information or data that is provided to any person given such access that was not previously made available to Parent or Merger Sub.

Conditions to the Closing of the Merger (see page 98)

Each party’s obligation to effect the merger is subject to the satisfaction or, to the extent permitted, waiver of various conditions, including the following:

•	the merger agreement is adopted by ADT’s stockholders at the special meeting;

•	the waiting periods (and any extension thereof) applicable to the consummation of the merger under the HSR Act shall have expired or been earlier terminated and any required approvals thereunder shall have been obtained, as further described in the section entitled “Antitrust Reviews Required for the Merger” and “Conditions to the Closing of the Merger” beginning on pages 71 and 98, respectively;

•	the Competition Act (Canada) approval shall have been received, as further described in the sections entitled “Antitrust Reviews Required for the Merger” and “Conditions to the Closing of the Merger” beginning on pages 71 and 98, respectively;

•	no federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, ordinance, code, decree, order, judgment, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any governmental entity and any order or decision of an applicable arbitrator or arbitration panel or other order (whether temporary, preliminary or permanent) shall have been enacted, entered, promulgated or enforced by any governmental entity of competent jurisdiction which prohibits, restrains, enjoins or otherwise makes illegal the consummation of the merger and shall remain in effect;

•	ADT’s, Parent’s and Merger Sub’s respective representations and warranties in the merger agreement shall be true and correct as of the date of the merger agreement and as of the effective time in the manner described under “The Merger Agreement—Conditions to the Closing of the Merger” beginning on page 98;

•	ADT, Parent and Merger Sub have performed or complied in all material respects or in all respects, as applicable, with each of their respective obligations, agreements and covenants under the merger agreement at or prior to the effective time in the manner described under “The Merger Agreement—Conditions to the Closing of the Merger” beginning on page 98;

•	since the date of the merger agreement, there has not been a material adverse effect (as defined under the section entitled “The Merger Agreement—Representations and Warranties” beginning on page 81) with respect to ADT and its subsidiaries, taken as a whole;

•	the delivery of an officer’s certificate by each of ADT and Parent certifying that the conditions with respect to accuracy of representations and warranties and compliance with obligations, agreements and covenants under the merger agreement, and in the case of ADT, that there has not been a material adverse effect with respect to ADT and its subsidiaries, taken as a whole; and

•	Parent shall have received payoff letters with respect to ADT’s revolving credit facility.

Termination of the Merger Agreement (see page 100)

ADT or Parent may terminate the merger agreement under certain circumstances, including:

•	by mutual written consent of ADT, Parent and Merger Sub;

•	if any court or other governmental entity of competent jurisdiction has issued an order, decree, ruling, judgment or injunction, or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the merger and such order, decree, ruling, judgment, injunction or other action is or shall have become final and non-appealable, provided that the party seeking to terminate the merger agreement under this circumstance has used its reasonable best efforts to prevent, oppose and remove such restraint, injunction or other prohibition;

•	if the merger has not occurred on or prior to 5:00 p.m. (New York City time) on July 14, 2016 (as may be extended pursuant to the merger agreement) (the “end date”), provided that such end date may be extended (i) automatically to 5:00 p.m. (New York City time) on November 14, 2016 if a second request under the HSR Act has been received or (ii) by Parent in its sole discretion until three business days after the end of the marketing period if the marketing period has commenced but has not yet been completed (not to be extended by more than 16 business days after the original end date), provided further that the right to terminate the merger agreement under this circumstance will not be available to any party whose material breach of any provision of the merger agreement was the primary cause of the merger not having occurred on or prior to the end date; or

•	if the adoption of the merger agreement by ADT’s stockholders has not been obtained at the special meeting or at any adjournment or postponement thereof at which a vote on the approval of the merger proposal was taken.

ADT may terminate the merger agreement by written notice to Parent:

•	if there shall have been a material breach of or material failure to perform any representation, warranty, covenant or agreement on the part of Parent or Merger Sub contained in the merger agreement, or any such representation or warranty shall be untrue in any material respect, which breach, failure to perform or failure to be true, individually or in the aggregate, would result in a condition to ADT’s obligation to close the merger not being satisfied (and such breach or failure is not cured prior to the earlier of (i) 30 business days after written notice stating in reasonable detail the nature of such breach and the basis for such condition not being satisfied is given by ADT to Parent and (ii) the end date), provided that the right to terminate the merger agreement under this circumstance will not be available to ADT if ADT is then in material breach of any of its representations, warranties, covenants or agreements under the merger agreement;

•	prior to the adoption of the merger agreement by the ADT stockholders at the special meeting or any adjournment or postponement thereof, in order to accept a superior proposal and enter into a definitive acquisition agreement providing for a superior proposal, subject to ADT’s compliance with the non-solicitation provisions and related notice procedures in the merger agreement and payment of the applicable termination fee; or

•	if (i) Parent is required to consummate the closing pursuant to the terms and conditions of the merger agreement, (ii) Parent and Merger Sub fail to consummate the merger within three business days of the first date on which Parent and Merger Sub are required to consummate the closing pursuant to the terms and conditions of the merger agreement, (iii) ADT has provided irrevocable written notice to Parent at least one business day prior to such first date confirming that it stands ready, willing and able to consummate the merger and the other transactions contemplated by the merger agreement and (iv) at all times during such three business day period, ADT has stood ready, willing and able to consummate the merger and the other transactions contemplated by the merger agreement.

Parent may terminate the merger agreement by written notice to ADT:

•

if there shall have been a material breach of or material failure to perform any representation, warranty, covenant or agreement on the part of ADT contained in the merger agreement, or any such representation or warranty shall be untrue in any material respect, which breach, failure to perform or failure to be true, individually or in the aggregate, would result in a condition to Parent’s and Merger Sub’s obligation to close the merger not being satisfied (and such breach or failure is not cured prior to the earlier of (i) 30 business days after written notice stating in reasonable detail the nature of such breach and the basis for such condition not being satisfied is given by Parent to ADT and (ii) the end date), provided that the right to terminate the merger agreement under this circumstance will not be available to Parent if Parent or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements under the merger agreement;

•	if the ADT Board (or a committee thereof) (i) prior to the adoption of the merger agreement by the ADT stockholders at the special meeting or any adjournment or postponement thereof, shall have made a change of recommendation with respect to the merger in a manner adverse to Parent or Merger Sub, (ii) shall have (A) failed to recommend against any acquisition proposal that is a tender offer or exchange offer or (B) failed to expressly publicly reaffirm its recommendation within 10 business days of the commencement of such acquisition proposal, (iii) shall have failed to include the ADT Board’s recommendation of the merger agreement in this proxy statement or shall have otherwise publicly (or through a communication to one or more ADT stockholders (other than directors or officers of ADT or its subsidiaries, solely in their capacity as such)) modified, changed, qualified or withheld the recommendation in a manner adverse to Parent, (iv) prior to the adoption of the merger agreement by the ADT stockholders at the special meeting or any adjournment or postponement thereof, shall have publicly (or through a communication to one or more ADT stockholders (other than directors or officers of ADT or its subsidiaries, solely in their capacity as such)) approved, recommended, endorsed or declared advisable, or proposed publicly (or through a communication to one or more ADT stockholders (other than directors or officers of ADT or its subsidiaries, solely in their capacity as such)) to approve, recommend, endorse or declare advisable an acquisition proposal with any person other than Parent or Merger Sub, (v) shall have failed to reaffirm its recommendation if requested by Parent and the ADT Board does not cure such failure within five business days after Parent’s request for such reaffirmation (or if the special meeting is scheduled to occur within five business days of such request, within one business day of such request, and in any case, prior to the stockholder vote on the adoption of the merger proposal at the special meeting or any adjournment or postponement thereof), (vi) shall have authorized ADT or any of its subsidiaries to enter into any agreement, arrangement or understanding with respect to an acquisition proposal or required ADT to abandon or terminate or fail to consummate this merger or (vii) prior to the adoption of the merger agreement by the ADT stockholders at the special meeting or any adjournment or postponement thereof, shall have formally resolved to effect or publicly announced an intention to effect any of the foregoing; or

•	if ADT or its subsidiaries shall have willfully breached the no-shop covenant.

Termination Fees and Expenses (see page 102)

Upon termination of the merger agreement, under certain specified circumstances, ADT may be required to pay a termination fee of either $87 million or $228 million to Parent pursuant to the terms and conditions of the merger agreement. Upon termination of the merger agreement, under certain circumstances, ADT may be required to reimburse Parent, Merger Sub and their respective affiliates for fees and expenses incurred in connection with the merger agreement and the transactions contemplated thereby up to $30 million pursuant to the terms and conditions of the merger agreement. Upon termination of the merger agreement, under certain specified circumstances, Parent may be required to pay ADT a reverse termination fee in an aggregate amount of $421 million and enforcement expenses pursuant to the terms and conditions of the merger agreement. See the section entitled “The Merger Agreement—Termination Fees and Expenses” beginning on page 102 for a discussion of the circumstances under which either party will be required to pay a termination fee.

Directors’ and Officers’ Indemnification and Insurance (see page 95)

Following the effective time, subject to the limitations set forth in the merger agreement, Parent shall cause the surviving corporation and the applicable subsidiaries of the surviving corporation to assume all obligations of ADT and its subsidiaries in respect of exculpation, indemnification and advancement of expenses (subject to such person providing an undertaking to repay such advancement if it is ultimately determined that such person is not entitled to indemnification) for each individual who at the effective time, is or at any time prior to the effective time was, a director or officer of ADT or any subsidiary of ADT, for acts or omissions occurring at or prior to the effective time as provided in ADT’s organizational documents as in effect on February 14, 2016. For a period of six years from the effective time, the surviving corporation shall maintain in effect provisions in the surviving corporation’s organizational documents related to indemnification and advancement of expenses that are no less favorable than those set forth in ADT’s organizational documents as of the date of the merger agreement, and honor and perform under the indemnification agreements between ADT and its directors and executive officers. Additionally, for a period of six years, Parent will maintain, or will cause the surviving corporation to maintain, either ADT’s existing directors’ and officers’ insurance policies or insurance policies for the directors and officers that are no less favorable (other than in any de minimis respect) than ADT’s existing directors’ and officers’ insurance policies, subject to the cost limitations set forth in the merger agreement. In lieu of providing such coverage, Parent may direct ADT to purchase a six-year prepaid “tail policy” on terms and conditions providing substantially equivalent benefits as the current policies of ADT’s directors’ and officers’ insurance policies, subject to the cost limitations set forth in the merger agreement, and Parent will maintain such “tail policy” in full force and effect for such six year period.

Delisting and Deregistration of ADT Common Stock (see page 94)

As promptly as practicable following the completion of the merger, ADT common stock will be delisted from the NYSE and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Market Prices of ADT Common Stock (see page 108)

On February 12, 2016, the last trading day prior to the public announcement of the proposed merger, the closing price per share of ADT common stock on the NYSE was $26.87. The closing price of the ADT common stock on the NYSE on March 24, 2016, the most recent practicable date prior to the filing of this proxy statement, was $41.10 per share. You are encouraged to obtain current market prices of ADT common stock in connection with voting your shares of ADT common stock.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following are brief answers to certain questions that you may have regarding the merger, the special meeting and the proposals being considered at the special meeting. We urge you to carefully read the remainder of this proxy statement because the information in this section does not provide all of the information that might be important to you with respect to the merger and the special meeting. Additional important information is also contained in the annexes attached to this proxy statement and the documents referred to or incorporated by reference into this proxy statement.

Q.	Why am I receiving these proxy materials?

A.	On February 14, 2016, ADT entered into the merger agreement providing for the merger of Merger Sub with and into ADT, pursuant to which ADT will survive the merger as a wholly owned subsidiary of Parent. A copy of the merger agreement is attached to this proxy statement as Annex A and is incorporated by reference herein. In order to complete the merger, ADT stockholders must vote to adopt the merger agreement. The approval of this proposal by our stockholders is a condition to the consummation of the merger. See the section entitled “Conditions to the Closing of the Merger” beginning on page 98. You are receiving this proxy statement in connection with the solicitation by the ADT Board of proxies of ADT stockholders in favor of the merger proposal.

You are also being asked to vote on a proposal to approve on a non-binding, advisory basis, certain compensation that will or may be paid by ADT to its named executive officers that is based on or otherwise relates to the merger and on a proposal to approve the adjournment of the special meeting, from time to time, if necessary or appropriate, for the purpose of soliciting additional votes for the approval of the merger proposal.

This proxy statement, which you should read carefully, contains important information about the merger, the merger agreement and the special meeting of our stockholders and the matters to be voted on thereat. The enclosed materials allow you to submit a proxy to vote your shares without attending the special meeting and to ensure that your shares are represented and voted at the special meeting.

Your vote is very important. Even if you plan to attend the special meeting, we encourage you to submit a proxy as soon as possible

Q.	What is the proposed transaction?

A.	If the merger proposal is approved by ADT stockholders and the other conditions to the consummation of the merger contained in the merger agreement are satisfied or waived, Merger Sub will merge with and into ADT. ADT will be the surviving corporation in the merger and will become privately held as a wholly owned subsidiary of Parent.

Q.	What will I receive in the merger if it is completed?

A.	Under the terms of the merger agreement, if the merger is completed, you will be entitled to receive $42.00 in cash, without interest and subject to any applicable withholding taxes, for each share of ADT common stock you own (other than any excluded shares), which represents a premium of (i) approximately 56% of ADT’s closing stock price on February 12, 2016, the last trading day prior to the date on which public announcement of the merger agreement was made and (ii) approximately 49% to the volume weighted average share price of ADT common stock during the 30 days ended February 12, 2016. For example, if you own 100 shares of ADT common stock, you will be entitled to receive $4,200.00 in cash in exchange for your shares (other than any excluded shares), without interest and subject to any applicable withholding taxes. You will not be entitled to receive shares in the surviving corporation or in Parent.

Q.	Where and when is the special meeting, and who may attend?

A.	The special meeting will be held at the Main Dining Room, New York Stock Exchange, 11 Wall Street, New York, New York 10005 on Friday, April 22, 2016 at 9:00 a.m., Eastern Time. The meeting room will open at 8:30 a.m., Eastern Time, and registration will begin at that time. Stockholders who are entitled to vote at the special meeting may attend the meeting. Beneficial owners of shares held in “street name” who have not obtained a proxy but who wish to attend the meeting should bring a copy of an account statement reflecting their ownership of ADT common stock as of the record date and will only be able to vote at the special meeting if they have a “legal proxy”, executed in their favor, from their broker, bank or other nominee of the stockholder of record of their shares, giving them the right to vote the shares at the special meeting. All stockholders and proxyholders should bring photo identification.

Q.	Who can vote at the Special Meeting?

A.	All ADT stockholders of record as of the close of business on March 24, 2016, the record date for the special meeting, are entitled to receive notice of, attend and vote at the special meeting, or any adjournment or postponement thereof. Each share of ADT common stock is entitled to one vote on all matters that come before the meeting. At the close of business on the record date, there were 165,546,026 shares of ADT common stock issued and outstanding, held by approximately 17,084 holders of record.

Q.	What matters will be voted on at the special meeting?

A.	At the special meeting, you will be asked to consider and vote on the following proposals:

•	the merger proposal;

•	the named executive officer merger-related compensation proposal; and

•	the adjournment proposal.

Stockholders may also be asked to transact such other business as may properly be brought before the special meeting or any adjournments or postponements of the special meeting, by or at the direction of the ADT Board.

Q.	What is the position of the ADT Board regarding the merger?

A.	After consulting with its outside legal counsel and financial advisor and after consideration of various factors, the ADT Board has unanimously (i) determined that it is advisable, fair to and in the best interests of ADT and our stockholders for ADT to enter into the merger, the merger agreement and the other transactions contemplated by the merger agreement, (ii) declared advisable and approved the merger agreement and the transactions contemplated by the merger agreement and (iii) resolved that the merger agreement be submitted to the ADT stockholders for adoption thereby in accordance with applicable law, the merger agreement and the bylaws of ADT at a special meeting of stockholders.

Q.	How does the ADT Board recommend that I vote on the proposals?

A.	ADT’s Board unanimously recommends that you vote:

•	“FOR” the merger proposal;

•	“FOR” the named executive officer merger-related compensation proposal; and

•	“FOR” the adjournment proposal.

Q.	What vote is required to approve the merger proposal?

A.	The merger proposal will be approved if stockholders holding a majority of the shares of ADT common stock outstanding and entitled to vote at the close of business on the record date vote “FOR” the proposal.

Q.	What vote is required to approve the named executive officer merger-related compensation proposal and the adjournment proposal?

A.	Each of the named executive officer merger-related compensation proposal and the adjournment proposal will be approved if the holders of a majority of the shares of ADT common stock present or represented by proxy at the special meeting and entitled to vote thereon vote “FOR” each such the proposal.

Q.	Do you expect the merger to be taxable to ADT stockholders?

A.	The exchange of ADT common stock for cash in the merger generally will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under state, local or other tax laws. You should read the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 111. Tax matters can be complicated and the tax consequences of the merger to you will depend on your particular circumstances. You should consult your tax advisors regarding the U.S. federal income tax consequences of the merger to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Q.	What other effects will the merger have on ADT?

A.	If the merger is completed, ADT common stock will be delisted from the NYSE and deregistered under the Exchange Act, and ADT will no longer be required to file periodic reports with the SEC with respect to ADT common stock, in each case in accordance with applicable law, rules and regulations. Following the completion of the merger, ADT common stock will no longer be publicly traded and you will no longer have any interest in ADT’s future earnings or growth. In addition, each share of ADT common stock (other than excluded shares) you hold will represent only the right to receive $42.00 in cash, without interest and subject to any applicable withholding taxes. ADT will also become a wholly owned subsidiary of Parent at the effective time.

Q.	When is the merger expected to be completed?

A.	Assuming timely satisfaction of necessary closing conditions, including the approval by our stockholders of the merger proposal, the parties to the merger agreement expect to complete the merger by June 2016. However, ADT cannot assure completion by any particular date, if at all. Because the merger is subject to a number of conditions, including the receipt of stockholder approval of the merger proposal and the completion of certain antitrust approvals, the exact timing of the merger cannot be determined at this time and we cannot guarantee that the merger will be completed.

Q.	What happens if the merger is not completed?

A.	If the merger proposal is not approved by ADT stockholders, or if the merger is not completed for any other reason, ADT stockholders will not receive any payment for their shares of ADT common stock in connection with the merger. Instead, ADT will remain an independent public company and shares of ADT common stock will continue to be listed and traded on the NYSE. If the merger agreement is terminated under specified circumstances, ADT may be required to pay Parent a termination fee of $228 million or a lesser fee of $87 million if the merger agreement is terminated in connection with a superior proposal from a third party who made a written acquisition proposal during the go-shop period, which proposal has not been withdrawn and which the ADT Board has determined in good faith is or would reasonably be expected to lead to a superior proposal, or Parent may be required to pay ADT a termination fee of $421 million. If the merger agreement is terminated as a result of a failure to obtain stockholder approval at a meeting where a vote for the adoption of the merger agreement was taken, ADT will reimburse Parent an amount up to $30 million in respect of its documented out-of-pocket transaction-related expenses. See the section entitled “The Merger Agreement—Termination Fees and Expenses” beginning on page 102 for a discussion of the circumstances under which either party will be required to pay a termination fee.

Q.	How will our directors and executive officers vote on the merger proposal?

A.	The directors and officers of ADT have informed ADT that as of the date of this proxy statement, they intend to vote in favor of the merger proposal.

As of the record date for the special meeting, the directors and executive officers of ADT owned, in the aggregate, 2,038,974 shares of ADT common stock, representing 1.23% of the issued and outstanding ADT common stock entitled to vote at the special meeting.

Q.	Do any of ADT’s directors or officers have interests in the merger that may differ from or be in addition to my interests as a stockholder?

A.	Yes. In considering the recommendation of the ADT Board with respect to the merger proposal, you should be aware that our directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our stockholders generally. The ADT Board was aware of and considered these differing interests, to the extent such interests existed at the time, among other matters, in evaluating and negotiating the merger agreement and the merger, and in unanimously recommending that the merger agreement be adopted by the ADT stockholders. See the section entitled “The Merger Proposal (Proposal 1)—Interests of ADT’s Executive Officers and Directors in the Merger.”

Q.	Why am I being asked to consider and vote on the named executive officer merger-related compensation proposal?

A.	The SEC rules require ADT to seek approval on a non-binding, advisory basis with respect to certain payments that will or may be made to ADT’s named executive officers in connection with the merger. Approval of the named executive officer merger-related compensation proposal is not required to complete the merger.

Q.	Who is soliciting my vote? Who will pay for the cost of this proxy solicitation?

A.	The ADT Board is soliciting your proxy, and ADT will bear the cost of soliciting proxies. MacKenzie Partners, Inc. has been retained to assist with the solicitation of proxies. MacKenzie Partners, Inc. will be paid approximately $50,000 and will be reimbursed for its reasonable out-of-pocket expenses for these and other advisory services in connection with the special meeting. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, banks or other nominees to beneficial owners of shares of ADT common stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail or other electronic medium by MacKenzie Partners, Inc. or, without additional compensation, by certain of ADT’s directors, officers and employees.

Q.	What do I need to do now? If I am going to attend the special meeting, should I still submit a proxy?

A.	Carefully read and consider the information contained in and incorporated by reference into this proxy statement, including the attached annexes. Whether or not you expect to attend the special meeting in person, please submit a proxy to vote your shares as promptly as possible so that your shares may be represented and voted at the special meeting.

Q.	How do I vote if my shares are registered directly in my name?

A.	If your shares are registered directly in your name with our transfer agent, you are considered a “stockholder of record.” Stockholders of record can vote their shares of ADT common stock in the following four ways:

•	By Mail: If you are a stockholder of record and elect to receive a paper copy of your proxy materials, you can vote by marking, dating and signing the proxy card and returning it by mail in the enclosed postage-paid envelope.

•	By Internet or Telephone: You can vote over the Internet at www.proxyvote.com by following the instructions on the proxy card or on the secured website. You can vote using a touchtone telephone by calling 1-800-690-6903. Please have your proxy card available for reference because you will need the validation details that are located on your proxy card in order to submit your vote via proxy over the Internet or by telephone. If you submit your vote via proxy over the Internet or by telephone, you do not have to mail in a proxy card.

•	At the Special Meeting: If you are a stockholder of record planning to attend the special meeting and wish to vote your shares in person, we will give you a ballot at the meeting.

Even if you plan to be present at the special meeting, we encourage you to complete and mail the enclosed card to vote your shares by proxy or vote by telephone or the Internet. Telephone and Internet voting facilities for stockholders will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on April 21, 2016. Proxy cards mailed by holders of record must be received no later than April 21, 2016 in order to be counted in the vote.

If you beneficially own your shares and receive a voting instruction form, you can vote by following the instructions on your voting instruction form. Please refer to information from your bank, broker or other nominee on how to submit voting instructions. Stockholders who own their shares in “street name” are not able to vote at the special meeting unless they have a proxy, executed in their favor, from their broker, bank or other nominee, the stockholder of record of their shares.

Q.	How do I vote if my shares are held in the name of my broker, bank or other nominee?

A.	If your shares are held by your broker, bank or other nominee, you are considered the beneficial owner of shares held in “street name” and you will receive a form from your broker, bank or other nominee seeking instruction from you as to how your shares should be voted. If you beneficially own your shares and receive a voting instruction form, you can vote by following the instructions on your voting instruction form. Please refer to information from your bank, broker or other nominee on how to submit voting instructions. Stockholders who own their shares in “street name” are not able to vote at the special meeting unless they have a proxy, executed in their favor, from their broker, bank or other nominee, the stockholder of record of their shares.

Q.	What is a proxy?

A.	A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of ADT common stock. The written document describing the matters to be considered and voted on at the special meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of ADT common stock is called a “proxy card.”

Q:	If a stockholder gives a proxy, how are the shares voted?

A.	Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, or your proxies, will vote your shares in the way you indicate. When completing the Internet or telephone process on the proxy card, you may specify whether your shares would be voted “FOR” or “AGAINST” or to abstain from voting on all, some or none of the specific items of business to come before the special meeting.

If you properly sign and return your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted as recommended by the ADT Board with respect to each proposal.

Q.	Can I change or revoke my proxy after it has been submitted?

A.	Yes. You can change or revoke your proxy at any time before the final vote at the special meeting. If you are the stockholder of record, you may change or revoke your proxy by:

•	submitting another proxy over the Internet or by telephone prior to 11:59 p.m., Eastern Time, on April 21, 2016;

•	timely delivering a written notice that you are revoking your proxy to our Corporate Secretary;

•	timely delivering a valid, later-dated proxy card; or

•	attending the special meeting and notifying the election officials that you wish to revoke your proxy or voting by ballot in person at the special meeting. Simply attending the special meeting will not, by itself, revoke your proxy.

If you are the beneficial owner of shares held in “street name,” you will have to follow the instructions provided by your broker, bank or other nominee to change or revoke your voting instructions.

If you submit a proxy or provide instructions to vote your shares and do not thereafter revoke such proxy or change such instructions in accordance with one of the methods set forth above, your shares will be represented and voted at the special meeting.

Q.	How many shares of ADT common stock must be present to constitute a quorum for the meeting? What if there is no quorum?

A.	Under our bylaws, the presence at the special meeting, in person or by proxy, of the holders of a majority of the shares of ADT common stock issued and outstanding at the close of business on the record date will constitute a quorum. There must be a quorum for business to be conducted at the special meeting. If a quorum is not present, the person presiding at the special meeting or the stockholders acting by the affirmative vote of the holders of a majority of the shares of ADT common stock present or represented by proxy at the special meeting and entitled to vote thereon may adjourn the special meeting to another place, date or time. Failure of a quorum to be present at the special meeting will necessitate an adjournment or postponement of the special meeting and may subject ADT to additional expense. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. As of the close of business on the record date, there were 165,546,026 shares of ADT common stock outstanding. Accordingly, 82,773,014 shares of ADT common stock must be present or represented by proxy at the special meeting to constitute a quorum.

Q.	What if I abstain from voting on any proposal?

A.	If you attend the special meeting or submit (and do not thereafter revoke) a properly executed proxy card, even if you abstain from voting, your shares of ADT common stock will still be counted for purposes of determining whether a quorum is present at the special meeting, but will not be voted on the proposals. As a result, your abstention from voting will have the same effect as a vote “AGAINST” the merger proposal, the named executive officer merger-related compensation proposal and the adjournment proposal.

Q.	Will my shares be voted if I do not sign and return my proxy card or vote by telephone or over the Internet or in person at the special meeting?

A.	If you are a stockholder of record of ADT and you do not attend the special meeting, sign and return your proxy card, vote by submitting your proxy by telephone or vote by submitting your proxy over the Internet, your shares will not be voted at the special meeting and will not be counted as present for purposes of determining whether a quorum exists. The failure to return your proxy card or otherwise vote your shares at the special meeting will have no effect on the outcome of the named executive officer merger-related compensation proposal or the adjournment proposal. However, the vote to approve the merger proposal is based on the total number of shares of ADT common stock outstanding as of the close of business on the record date, not just the shares that are counted as present in person or by proxy at the special meeting. As a result, if you fail to return your proxy card or otherwise vote your shares at the special meeting, it will have the same effect as a vote “AGAINST” the merger proposal.

You will have the right to receive the merger consideration if the merger proposal is approved and the merger is completed even if your shares are not voted at the special meeting. However, if your shares are not voted at the special meeting, it will have the same effect as a vote “AGAINST” the merger proposal.

Q.	What is a broker non-vote?

A.	Broker non-votes are shares held in “street name” by brokers, banks and other nominees that are present or represented by proxy at the special meeting, but with respect to which the broker, bank or other nominee is not instructed by the beneficial owner of such shares how to vote on a particular proposal and such broker, bank or other nominee does not have discretionary voting power on such proposal. Because, under NYSE rules, brokers, banks and other nominees holding shares in “street name” do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement, if a beneficial owner of shares of ADT common stock held in “street name” does not give voting instructions to the broker, bank or other nominee, then those shares will not be counted as present in person or by proxy at the special meeting. As a result, it is expected that there will not be any broker non-votes in connection with any of the three proposals described in this proxy statement. The failure to issue voting instructions to your broker, bank or other nominee will have no effect on the outcome of the named executive officer merger-related compensation proposal or adjournment proposal. However, the vote to approve the merger proposal is based on the total number of shares of ADT common stock outstanding at the close of business on the record date, not just the shares that are counted as present in person or by proxy at the special meeting. As a result, if you fail to issue voting instructions to your broker, bank or other nominee, it will have the same effect as a vote “AGAINST” the merger proposal.

Q.	Will my shares held in “street name” or another form of record ownership be combined for voting purposes with shares I hold of record?

A.	No. Because any shares you may hold in “street name” will be deemed to be held by a different stockholder than any shares you hold of record, any shares held in “street name” will not be combined for voting purposes with shares you hold of record. Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for each of those shares because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity. Shares held in an individual retirement account must be voted under the rules governing the account.

Q.	Am I entitled to exercise appraisal rights under the DGCL instead of receiving the per share merger consideration for my shares of ADT common stock?

A.	Yes. If you are a record holder of ADT common stock, you are entitled to exercise appraisal rights under Section 262 of the DGCL in connection with the merger if you comply with the requirements of Section 262 of the DGCL. See the section entitled “The Merger Proposal (Proposal 1)—Appraisal Rights” beginning on page 73. In addition, a copy of Section 262 of the DGCL is attached to this proxy statement as Annex C.

Failure to strictly comply with all procedures required by Section 262 of the DGCL will result in a loss of your right to appraisal. We encourage you to read these provisions carefully and in their entirety and, in view of their complexity, to promptly consult with your legal and financial advisors if you wish to pursue your appraisal rights in connection with the merger.

Q.	What happens if I sell my shares of ADT common stock before the completion of the merger?

A.	If you transfer your shares of ADT common stock, you will have transferred your right to receive the merger consideration in the merger. In order to receive the merger consideration, you must hold your shares of ADT common stock through the completion of the merger.

Q.	Should I send in my evidence of ownership now?

A.	No. After the merger is completed, you will receive transmittal materials from the paying agent for the merger with detailed written instructions for exchanging your shares of ADT common stock for the consideration to be paid to former ADT stockholders in connection with the merger. If you are the beneficial owner of shares of ADT common stock held in “street name,” you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of such shares.

Q.	What does it mean if I get more than one proxy card or voting instruction card?

A.	If your shares are registered differently or are held in more than one account, you will receive more than one proxy card or voting instruction card. Please complete and return all of the proxy cards or voting instruction cards you receive (or submit each of your proxies over the Internet or by telephone) to ensure that all of your shares are voted.

Q.	What is householding and how does it affect me?

A.	The SEC’s proxy rules permit companies and intermediaries, such as brokers and banks, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing an address by delivering a single proxy statement to those stockholders, unless contrary instructions have been received. This procedure reduces the amount of duplicate information that stockholders receive and lowers printing and mailing costs for companies. Certain brokerage firms may have instituted householding for beneficial owners of common stock held through brokerage firms. If your family has multiple accounts holding common stock, you may have already received a householding notification from your broker. You may decide at any time to revoke your decision to household, and thereby receive multiple copies of proxy materials. If you wish to opt out of this procedure and receive a separate set of proxy materials in the future, or if you are receiving multiple copies and would like to receive only one, you should contact your broker, trustee or other nominee or ADT at the address and telephone number below. A separate copy of these proxy materials will be promptly delivered upon request by writing Broadridge, Attention Householding Dept., 51 Mercedes Way, Edgewood, NY 11711 or by calling 1-866-540-7095.

Q.	What will the holders of outstanding ADT equity awards receive in the merger?

A.	Immediately prior to the effective time, each outstanding option to purchase shares of ADT common stock will become immediately vested and be cancelled and the holder thereof will be entitled to receive an amount in cash, without interest and less any applicable withholding taxes, equal to the product of (i) the number of shares subject to such option, multiplied by (ii) the excess, if any, of $42.00 over the exercise price of the option, payable in a lump sum through ADT’s payroll system or by check or other method as determined by Parent as soon as reasonably practicable after the effective time.

Immediately prior to the effective time, any vesting conditions applicable to each outstanding Stock Unit (which does not include PSUs) will automatically accelerate in full, and each Stock Unit will be cancelled and the holder thereof will be entitled to receive, at or promptly following the effective time, an amount in cash, without interest and less any applicable withholding taxes, equal to the product of (x) the total number of shares subject to such Stock Units immediately prior to the effective time multiplied by (y) $42.00, payable in a lump sum through ADT’s payroll system or by check or other method as determined by Parent as soon as reasonably practicable after the effective time.

Immediately prior to the effective time, each outstanding PSU will automatically be cancelled and the holder thereof will be entitled to receive an amount in cash, without interest and less any applicable withholding taxes, equal to the product of (x) the total number of shares subject to such PSU immediately prior to the effective time (assuming for this purpose that performance resulted in a payout of 115% of the target award) multiplied by (y) $42.00, payable in a lump sum through ADT’s payroll system or by check or other method as determined by Parent as soon as reasonably practicable after the date that such PSU would have otherwise vested in accordance with its terms (and in any event not later than December 31 of the year during which such vesting date occurs) but only if such conditions to vesting are satisfied prior to such vesting date; provided, that if the employment or service of such holder of such PSU is terminated by ADT or its affiliates or by the holder prior to such vesting date within two years following the completion of the merger under conditions that would have accelerated the vesting of such PSU had it remained outstanding, then such vesting will be accelerated as of the date of such termination of employment or service.

Q.	When will ADT announce the voting results of the special meeting, and where can I find the voting results?

A.	ADT intends to announce the preliminary voting results at the special meeting, and will report the final voting results of the special meeting in a Current Report on Form 8-K filed with the SEC within four business days after the meeting. All reports that ADT files with the SEC are publicly available when filed.

Q:	Where can I find more information about ADT?

A:	You can find more information about us from various sources described in the section entitled “Where You Can Find Additional Information” beginning on page 115 of this proxy statement.

Q:	Who can help answer my other questions?

A:	If you have questions about the merger, require assistance in submitting your proxy or voting your shares, or need additional copies of this proxy statement or the enclosed proxy card, please contact MacKenzie Partners, Inc., which is acting as the proxy solicitation agent for ADT in connection with the merger, or ADT.

MacKenzie Partners, Inc.

105 Madison Avenue

New York, New York 10016

(212) 959-5500

or

The ADT Corporation

1501 Yamato Road

Boca Raton, Florida 33431

Attention: Investor Relations

(561) 322-4958

If your broker, bank or other nominee holds your shares, you should also call your broker, bank or other nominee for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains certain information that may constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. While we have specifically identified certain information as being forward-looking in the context of its presentation, we caution you that all statements contained in this proxy statement that are not clearly historical in nature, including statements regarding business strategies, market potential, future financial performance, the effects of the separation of ADT from Tyco International plc (“Tyco”), and other matters, are forward-looking. Without limiting the generality of the preceding sentence, any time we use the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and similar expressions, we intend to clearly express that the information deals with possible future events and is forward-looking in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking.

Forward-looking information involves risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such statements. Specific factors that could cause actual results to differ from results contemplated by forward-looking statements include, among others, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; risks regarding the failure of Parent, Parent Inc. or Parent LP to obtain the necessary financing to complete the proposed merger; risks related to disruption of management’s attention from ADT’s ongoing business operations due to the transaction; the effect of the announcement of the proposed merger on ADT’s relationships with its customers, operating results and business generally; the risk that the proposed merger will not be consummated in a timely manner, exceeding the expected costs of the merger; our ability to keep pace with the rapid technological and industry changes in order to develop or acquire new technologies for our products and services that achieve market acceptance with acceptable margins; competition in the markets we serve, including the home automation market, which may result in pressure on our profit margins and limit our ability to maintain the market share of our products and services; an increase in the rate of customer attrition, including impact to our depreciation and amortization expenses or impairment of assets related to our security monitoring services; changes in the housing market and consumer discretionary income; failure to maintain the security of our information and technology networks, including personally identifiable information and other data, our products may be subject to potential vulnerabilities of wireless and Internet of Things devices, and our services may be subject to hacking or other unauthorized access to control or view systems and obtain private information; our dependence on certain software technology that we license from third parties, and failure or interruption in products or services of third-party providers; interruption to our monitoring facilities; failure to realize expected benefits from acquisitions and investments; risks associated with pursuing business opportunities that diverge from our current business model; potential loss of customer generation strategies through our independent, third party authorized dealers and affinity marketing programs; risks associated with acquiring and integrating customer accounts; unauthorized use of our brand name by third parties; risks associated with ownership of the ADT® brand name outside of the United States and Canada by Tyco and other third parties; failure to enforce our intellectual property rights; allegations that we have infringed the intellectual property rights of third parties; failure of our independent, third party authorized dealers to mitigate certain risks; failure to continue to execute a competitive, profitable pricing structure; shifts in consumers’ choice of, or telecommunication providers’ support for, telecommunication services and equipment; current and potential securities litigation; increase in government regulation of telemarketing, e-mail marketing and other marketing methods may increase our costs and restrict growth of our business; changes in U.S. and non-U.S. governmental laws and regulations; imposition by local governments of assessments, fines, penalties and limitations on either us or our customers for false alarms; refusal to respond to calls from monitored security service companies, including us, by police departments in certain U.S. and Canadian jurisdictions; our greater exposure to liability for employee acts or omissions or system failures; interference with our customers’ access to some of our products and services through the Internet by broadband service providers or potential change in government regulations relating to the Internet; potential impairment of our deferred tax assets; inability to hire and retain key personnel, including an effective sales force; adverse developments in our relationship with our employees; capital market conditions, including availability of funding sources for us and our suppliers; changes in our credit ratings; risks related to our increased indebtedness, including our ability to meet certain financial covenants in our debt instruments; impact of any material adverse legal judgments, fines, penalties or settlements; exposure to counterparty risk in our hedging agreements; fluctuations in foreign currency exchange rates; potential liabilities for legacy obligations relating to the separation from Tyco; volatility in the market price of our stock; and failure to fully realize expected benefits from the separation from Tyco.

Therefore, caution should be taken not to place undue reliance on any such forward-looking statements. Much of the information in this proxy statement that looks towards future performance of ADT is based on various factors and important assumptions about future events that may or may not actually occur. As a result, our operations and financial results in the future could differ materially and substantially from those we have discussed in the forward-looking statements included in this proxy statement. We assume no obligation (and specifically disclaim any such obligation) to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

For additional discussion of potential risks and uncertainties that could impact our results of operations or financial position, refer to Part I, Item 1A. Risk Factors in our 2015 Form 10-K. There have been no material changes to the risk factors disclosed in Part I, Item 1A. Risk Factors in our 2015 Form 10-K.

THE PARTIES TO THE MERGER

ADT

The ADT Corporation

1501 Yamato Road

Boca Raton, Florida 33431

(561) 988-3600

ADT is a Delaware corporation formed in 2012. ADT is a leading provider of monitored security, interactive home and business automation and related monitoring services in the United States and Canada. We deliver an integrated customer experience by maintaining the industry’s largest sales, installation and service field force as well as a monitoring network, all backed by the support of approximately 17,000 employees. ADT’s broad and pioneering set of products and services, including interactive home and business solutions and home health services, meet a range of customer needs for today’s active and increasingly mobile lifestyles.

Our common stock is traded on the NYSE under the ticker symbol “ADT.” ADT’s headquarters are located at 1501 Yamato Road, Boca Raton, Florida 33431 and its telephone number is (561) 988-3600. Our corporate web address is www.adt.com. The information provided on the ADT website is not part of this proxy statement and is not incorporated in this proxy statement by reference hereby or by any other reference to ADT’s website provided in this proxy statement.

Additional information about ADT is contained in our public filings with the SEC, which are incorporated by reference herein. See the section entitled “Where You Can Find Additional Information” on page 115.

Parent

Prime Security Services Borrower, LLC

4221 W. John Carpenter Freeway

Irving, Texas 75063

(972) 916-6195

Parent is a holding company that owns Protection 1, a premier full-service business and home security company in the United States that provides installation, maintenance, and monitoring of single-family home security systems, business security systems and multi-family security systems. Protection 1 serves over two million customers and employs over 4,000 people in more than 90 office locations and five UL Certified monitoring centers across the country.

Protection 1’s website is www.P1newsroom.com. The information provided on Protection 1’s website is not part of this proxy statement and is not incorporated in this proxy statement by reference hereby or by any other reference to Protection 1’s website provided in this proxy statement.

Merger Sub

Prime Security One MS, Inc.

c/o Apollo Global Management

9 West 57th Street, 43rd Floor

New York, New York 10019

(212) 245-8736

Parent caused Merger Sub, a Delaware corporation and a wholly owned subsidiary of Parent to be formed on February 3, 2016, solely for the purpose of engaging in the transactions contemplated by the merger agreement. Merger Sub has not carried on any activities on or prior to the date of this proxy statement, except for activities incidental to its formation and activities undertaken in connection with Parent’s acquisition of ADT. Upon completion of the merger, Merger Sub will merge with and into ADT, and Merger Sub will cease to exist.

Parent Inc.

Prime Security Services Parent, Inc.

c/o Apollo Global Management

9 West 57th Street, 43rd Floor

New York, New York 10019

(212) 245-8736

Parent Inc. is a Delaware corporation and the indirect parent of Parent.

Parent LP

Prime Security Services TopCo Parent, L.P.

c/o Apollo Global Management

9 West 57th Street, 43rd Floor

New York, New York 10019

(212) 245-8736

Parent LP is a Delaware limited partnership and the parent of Parent Inc.

THE SPECIAL MEETING

This proxy statement is being provided to the ADT stockholders as part of a solicitation by the ADT Board of proxies for use at the special meeting to be held at the time and place specified below, and at any properly convened meeting following an adjournment or postponement of the special meeting.

Date, Time and Place

The special meeting is scheduled to be held at the Main Dining Room, New York Stock Exchange, 11 Wall Street, New York, New York 10005 on Friday, April 22, 2016 at 9:00 a.m., Eastern Time.

Purpose of the Special Meeting

At the special meeting, ADT stockholders will be asked to consider and vote on the following proposals:

•	the merger proposal, which is further described in the sections entitled “The Merger Proposal (Proposal 1)” and “The Merger Agreement,” beginning on pages 34 and 79, respectively, and a copy of the merger agreement is attached to this proxy statement as Annex A and is incorporated herein by reference;

•	the named executive officer merger-related compensation proposal, which is further described in the sections entitled “The Merger Proposal (Proposal 1)—Interests of ADT’s Executive Officers and Directors in the Merger” and “Advisory Vote On Named Executive Officer Merger-Related Compensation Proposal (Proposal 2) beginning on pages 60 and 106, respectively; and

•	the adjournment proposal, which is further described in the section entitled “The Adjournment Proposal (Proposal 3)” beginning on page 107.

Stockholders may also be asked to transact such other business as may properly be brought before the special meeting or any adjournments or postponements of the special meeting, by or at the direction of the ADT Board.

The holders of a majority of the outstanding ADT common stock entitled to vote must vote to adopt the merger agreement at the special meeting as a condition to the completion of the merger. If the ADT stockholders fail to approve the merger proposal, the merger will not occur. The vote on the named executive officer merger-related compensation proposal is a vote separate and apart from the vote to approve the merger proposal. Accordingly, a stockholder may vote to approve the merger proposal and vote not to approve the named executive officer merger-related compensation proposal, and vice versa. Because the vote on the named executive officer merger-related compensation proposal is only advisory in nature, it will not be binding on ADT, Parent or the surviving corporation. Accordingly, because ADT is contractually obligated to pay such merger-related compensation, the compensation will be payable, subject only to the conditions applicable thereto, if the merger proposal is approved, regardless of the outcome of the advisory vote.

Other than the matters described above, ADT does not expect a vote to be taken on any other matters at the special meeting or any adjournment or postponement thereof. However, if any other matters are properly brought before the special meeting or any adjournment or postponement thereof for consideration, the holders of the proxies will have discretion to vote on such matters in accordance with their best judgment.

Recommendation of the ADT Board of Directors

The ADT Board has unanimously determined that the merger, the merger agreement and the other transactions contemplated by the merger agreement, are advisable, fair to and in the best interests of ADT and its stockholders and has unanimously approved and declared advisable the merger, the merger agreement and the other transactions contemplated by the merger agreement. The ADT Board made its determination after consultation with its outside legal counsel and financial advisor and consideration of a number of factors more fully described in the section entitled “The Merger Proposal (Proposal 1)—Recommendation of the ADT Board and Reasons for the Merger” beginning on page 45.

The ADT Board unanimously recommends that the ADT stockholders vote “FOR” the merger proposal, “FOR” the named executive officer merger-related compensation proposal and “FOR” the adjournment proposal.

Record Date; Stockholders Entitled to Vote

Only holders of record of ADT common stock at the close of business on March 24, 2016, the record date for the special meeting, will be entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of the special meeting. At the close of business on the record date, 165,546,026 shares of ADT common stock were issued and outstanding.

Holders of ADT common stock are entitled to one vote for each share of ADT common stock they own at the close of business on the record date.

Quorum

Under our bylaws, the presence at the special meeting, in person or by proxy, of the holders of a majority of the shares of ADT common stock issued and outstanding at the close of business on the record date will constitute a quorum. There must be a quorum for business to be conducted at the special meeting. If a quorum is not present in person or by proxy, the person presiding at the meeting or the stockholders acting by the affirmative vote of the holders of a majority of the shares of ADT common stock present or represented by proxy at the special meeting and entitled to vote thereon have the power to adjourn the meeting to another place, date or time. Failure of a quorum to be represented at the special meeting will necessitate an adjournment or postponement of the special meeting and may subject ADT to additional expense.

If you submit (and do not thereafter revoke) a properly executed proxy card, even if you abstain from voting, your shares of ADT common stock will be counted for purposes of determining whether a quorum is present at the special meeting. In the event that a quorum is not present at the special meeting or additional votes must be solicited to adopt the merger agreement, the meeting may be adjourned or postponed to solicit additional proxies.

Required Vote

The approval of the merger proposal requires the affirmative vote of the holders of a majority of the shares of ADT common stock outstanding at the close of business on the record date and entitled to vote thereon.

Approval of the named executive officer merger-related compensation proposal (on a non-binding basis) requires the affirmative vote of the holders of a majority of the shares of ADT common stock present in person or represented by proxy at the special meeting and entitled to vote thereon.

Approval of the adjournment proposal requires the affirmative vote of a majority of the shares of ADT common stock present in person or represented by proxy at the special meeting and entitled to vote thereon.

At the close of business on the record date, 165,546,026 shares of ADT common stock were issued and outstanding, held by approximately 17,084 holders of record.

Abstentions and Broker Non-Votes

An abstention occurs when a stockholder attends a meeting, either in person or by proxy, but abstains from voting. At the special meeting, abstentions will be counted as present for purposes of determining whether a quorum exists. Abstaining from voting will have the same effect as a vote “AGAINST” the merger proposal, the named executive officer merger-related compensation proposal and the adjournment proposal.

If no instruction as to how to vote is given (including no instruction to abstain from voting) in an executed, duly returned and not revoked proxy, the proxy will be voted “FOR” (i) approval of the merger proposal, (ii) approval of the named executive officer merger-related compensation proposal and (iii) approval of the adjournment proposal.

Broker non-votes are shares held in “street name” by brokers, banks and other nominees that are present or represented by proxy at the special meeting, but with respect to which the broker, bank or other nominee is not instructed by the beneficial owner of such shares how to vote on a particular proposal and such broker, bank or other nominee does not have discretionary voting power on such proposal. Because, under NYSE rules, brokers, banks and other nominees holding shares in “street name” do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement, if a beneficial owner of shares of ADT common stock held in “street name” does not give voting instructions to the broker, bank or other nominee, then those shares will not be counted as present in person or by proxy at the special meeting. As a result, it is expected that there will not be any broker non-votes in connection with any of the three proposals described in this proxy statement. However, the vote to approve the merger proposal is based on the total number of shares of ADT common stock outstanding at the close of business on the record date, not just the shares that are counted as present in person or by proxy at the special meeting. As a result, if you fail to issue voting instructions to your broker, bank or other nominee, it will have the same effect as a vote “AGAINST” the merger proposal.

Failure to Vote

If you are a stockholder of record and you do not sign and return your proxy card or vote over the Internet, by telephone or in person at the special meeting, your shares will not be voted at the special meeting, will not be counted as present in person or by proxy at the special meeting and will not be counted as present for purposes of determining whether a quorum exists.

As discussed above, under NYSE rules, brokers and other record holders do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement. Accordingly, if you are the beneficial owner of shares held in “street name” and you do not issue voting instructions to your broker, bank or other nominee, your shares will not be voted at the special meeting and will not be counted as present in person or by proxy at the special meeting or counted as present for purposes of determining whether a quorum exists.

A failure to vote will have no effect on the outcome of the named executive officer merger-related compensation proposal or the adjournment proposal. However, the vote to approve the merger proposal is based on the total number of shares of ADT common stock outstanding at the close of business on the record date, not just the shares that are counted as present in person or by proxy at the special meeting. As a result, if you fail to vote your shares, it will have the same effect as a vote “AGAINST” the merger proposal.

Voting by ADT’s Directors and Executive Officers

At the close of business on the record date, directors and executive officers of ADT and their affiliates were entitled to vote 2,038,974 shares of ADT common stock, or approximately 1.23% of the shares of ADT common stock issued and outstanding on that date. ADT’s directors and executive officers have informed us that they intend to vote their shares in favor of the merger proposal and the other proposals to be considered at the special meeting, although none of ADT’s directors and executive officers is obligated to do so.

Voting at the Special Meeting

If your shares are registered directly in your name with our transfer agent, you are considered a “stockholder of record.” Stockholders of record can vote their shares of ADT common stock in the following four ways: (i) by completing, signing and returning by mail the enclosed proxy card authorizing the persons named as proxies on the proxy card to vote your shares at the special meeting, (ii) by submitting a proxy by telephone, (iii) by submitting a proxy over the Internet or (iv) attending the special meeting and voting your shares in person. Even if you plan to be present at the special meeting, ADT encourages you to complete and mail the enclosed card to vote your shares by proxy or vote by telephone or the Internet to ensure that your shares are represented and voted at the meeting. Telephone and Internet voting facilities for stockholders will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on April 21, 2016. Proxy cards mailed by holders of record must be received no later than April 21, 2016 in order to be counted in the vote.

•	By Mail: If you are a stockholder of record and elect to receive a paper copy of your proxy materials, you can vote by marking, dating and signing the proxy card and returning it by mail in the enclosed postage-paid envelope.

•	By Internet or Telephone: You can vote over the Internet at www.proxyvote.com by following the instructions on the proxy card or on the secured website. You can vote using a touchstone telephone by calling 1-800-690-6903. Please have your proxy card available for reference because you will need the validation details that are located on your proxy card in order to submit your vote via proxy over the Internet or by telephone. If you submit your vote via proxy over the Internet or by telephone, you do not have to mail in a proxy card.

•	At the Special Meeting: If you are a stockholder of record planning to attend the special meeting and wish to vote your shares in person, we will give you a ballot at the meeting.

If your shares are held by your broker, bank or other nominee, you are considered the beneficial owner of shares held in “street name” and you will receive a form from your broker, bank or other nominee seeking instruction from you as to how your shares should be voted. You should instruct your broker, bank or other nominee how to vote your shares on each proposal in accordance with your voting instruction form. If you beneficially own your shares and receive a voting instruction form, you can vote by following the instructions on your voting instruction form. Please refer to information from your bank, broker or other nominee on how to submit voting instructions. Stockholders who own their shares in “street name” are not able to vote at the special meeting unless they have a proxy, executed in their favor, from their broker, bank or other nominee, the stockholder of record of their shares giving them the right to vote the shares at the special meeting.

Stockholders who are entitled to vote at the special meeting may attend the special meeting. If you are a stockholder of record, you should bring the admission ticket which is part of the proxy card and a form of photo identification. If you are a beneficial owner, you must bring an account statement or letter from your bank, broker or nominee showing that you own ADT common stock as of the record date along with a form of photo identification.

Revocation of Proxies

You can change or revoke your proxy at any time before the final vote at the special meeting. If you are the stockholder of record, you may revoke your proxy by:

•	submitting another proxy over the Internet or by telephone prior to 11:59 p.m., Eastern Time, on April 21, 2016;

•	timely delivering a written notice that you are revoking your proxy to our Corporate Secretary;

•	timely delivering a valid, later-dated proxy; or

•	attending the special meeting and notifying the election officials that you wish to revoke your proxy to vote in person. Simply attending the special meeting will not, by itself, revoke your proxy.

If you are the beneficial owner of shares held in “street name,” you will have to follow the instructions provided by your broker, bank or other nominee to change or revoke your voting instructions.

If you submit a proxy or provide instructions to vote your shares and do not thereafter revoke such proxy or change such instructions in accordance with one of the methods set forth above, your shares will be represented and voted at the special meeting.

Solicitation of Proxies

The ADT Board is soliciting your proxy, and ADT will bear the cost of soliciting proxies. MacKenzie Partners, Inc. has been retained to assist with the solicitation of proxies. MacKenzie Partners, Inc. will be paid approximately $50,000 and will be reimbursed for its reasonable out-of-pocket expenses for these and other advisory services in connection with the special meeting. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, banks and other nominees to the beneficial owners of shares of ADT common stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by MacKenzie Partners, Inc. or, without additional compensation by certain of ADT’s directors, officers and employees.

Adjournment

In addition to the merger proposal and the named executive officer merger-related compensation proposal, ADT stockholders are also being asked to approve the adjournment proposal, which will enable the adjournment of the special meeting for the purpose of soliciting additional votes in favor of the merger proposal if there are not sufficient votes at the time of the special meeting to approve the merger proposal. If a quorum is not present, the person presiding at the meeting or the stockholders acting by the affirmative vote of the holders of a majority of the shares of ADT common stock present or represented by proxy at the special meeting and entitled to vote thereon may adjourn the special meeting to another place, date or time. In addition, the special meeting could be postponed before it commences, subject to the terms of the merger agreement. If the special meeting is adjourned or postponed, stockholders who have already submitted their proxies will be able to revoke them at any time prior to the final vote on the proposals. If you return a proxy and do not indicate how you wish to vote on the adjournment proposal, your shares will be voted in favor of the adjournment proposal.

The ADT Board unanimously recommends a vote “FOR” the adjournment proposal, if necessary or appropriate, to solicit additional proxies.

Other Information

You should not send documents representing ADT common stock with the proxy card. If the merger is completed, the paying agent for the merger will send you transmittal materials and instructions for exchanging your shares of ADT common stock for the consideration to be paid to the former ADT stockholders in connection with the merger.

Questions

If you have more questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact MacKenzie Partners, Inc., our proxy solicitor, by calling (212) 959-5500.

THE MERGER PROPOSAL

(PROPOSAL 1)

The discussion of the merger in this proxy statement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and hereby incorporated by reference into this proxy statement.

Structure of the Merger

Subject to the terms and conditions of the merger agreement and in accordance with the DGCL, at the effective time, Merger Sub will merge with and into ADT, the separate corporate existence of Merger Sub will cease and ADT will survive the merger as a wholly owned subsidiary of Parent.

What Stockholders Will Receive in the Merger

At the effective time, each outstanding share of ADT common stock (other than excluded shares) will be automatically converted into the right to receive $42.00 in cash, without interest and subject to any applicable withholding taxes. After the merger is completed, holders of ADT common stock will have only the right to receive a cash payment in respect of their shares of ADT common stock, and will no longer have any rights as holders of ADT common stock, including voting or other rights. Shares of ADT common stock held by us or by Parent, Merger Sub or any of Parent’s other direct or indirect wholly owned affiliates will be cancelled at the effective time.

Treatment of ADT Equity Awards

Immediately prior to the effective time, each outstanding option to purchase shares of ADT common stock will become immediately vested and be cancelled and the holder thereof will be entitled to receive an amount in cash, without interest and less any applicable withholding taxes, equal to the product of (i) the number of shares subject to such option, multiplied by (ii) the excess, if any, of $42.00 over the exercise price of the option, payable in a lump sum through ADT’s payroll system or by check or other method as determined by Parent as soon as reasonably practicable after the effective time.

Immediately prior to the effective time, any vesting conditions applicable to each outstanding Stock Unit (which does not include PSUs) will automatically accelerate in full, and each Stock Unit will be cancelled and the holder thereof will be entitled to receive, at or promptly following the effective time, an amount in cash, without interest and less any applicable withholding taxes, equal to the product of (x) the total number of shares subject to such Stock Units immediately prior to the effective time multiplied by (y) $42.00, payable in a lump sum through ADT’s payroll system or by check or other method as determined by Parent as soon as reasonably practicable after the effective time.

Immediately prior to the effective time, each outstanding PSU will automatically be cancelled and the holder thereof will be entitled to receive an amount in cash, without interest and less any applicable withholding taxes, equal to the product of (x) the total number of shares subject to such PSU immediately prior to the effective time (assuming for this purpose that performance resulted in a payout of 115% of the target award) multiplied by (y) $42.00, payable in a lump sum through ADT’s payroll system or by check or other method as determined by Parent as soon as reasonably practicable after the date that such PSU would have otherwise vested in accordance with its terms (and in any event not later than December 31 of the year during which such vesting date occurs) but only if such conditions to vesting are satisfied prior to such vesting date; provided, that if the employment or service of such holder of such PSU is terminated by ADT or its affiliates or by the holder prior to such vesting date within two years following the completion of the merger under conditions that would have accelerated the vesting of such PSU had it remained outstanding, then such vesting will be accelerated as of the date of such termination of employment or service.

Effects on ADT if the Merger Is Not Completed

If the merger proposal is not approved by ADT stockholders or if the merger is not completed for any other reason, ADT stockholders will not receive any payment for their shares in connection with the merger. Instead, ADT will remain an independent public company and shares of ADT common stock will continue to be listed and traded on the NYSE. In addition, if the merger is not completed, ADT expects that management will operate ADT’s business in a manner similar to that in which it is being operated today and that ADT stockholders will continue to be subject to the same risks and opportunities to which they are currently subject, including, without limitation, risks related to the highly competitive industry in which ADT operates and adverse economic conditions.

Furthermore, if the merger is not completed, and depending on the circumstances that would have caused the merger not to be completed, it is likely that the price of ADT’s common stock will decline significantly. If that were to occur, it is uncertain when, if ever, the price of ADT’s common stock would return to the price at which it trades as of the date of this proxy statement.

Accordingly, if the merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of ADT common stock. If the merger is not completed, the ADT Board will continue to evaluate and review ADT’s business operations, properties, dividend policy and capitalization, among other things, make such changes as are deemed appropriate, and continue to seek to identify strategic alternatives to enhance stockholder value. If the merger proposal is not approved by ADT stockholders or if the merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to ADT will be offered or that ADT’s business, prospects or results of operation will not be adversely impacted.

Further, upon termination of the merger agreement, under certain specified circumstances, ADT may be required to pay a termination fee of either $87 million or $228 million to Parent pursuant to the terms and conditions of the merger agreement. Upon termination of the merger agreement, under certain circumstances, ADT may be required to reimburse Parent, Merger Sub and their respective affiliates for fees and expenses incurred in connection with the merger agreement and the transactions contemplated thereby up to $30 million pursuant to the terms and conditions of the merger agreement. Upon termination of the merger agreement, under certain specified circumstances, Parent may be required to pay ADT a reverse termination fee in an aggregate amount of $421 million and enforcement expenses pursuant to the terms and conditions of the merger agreement. See the section entitled “The Merger Agreement—Termination Fees and Expenses” beginning on page 102 for a discussion of the circumstances under which either party will be required to pay a termination fee.

Background of the Merger

The ADT Board regularly reviews and assesses ADT’s performance, risks, opportunities and strategy. Additionally, as part of its ongoing oversight and management of ADT’s business, from time to time the ADT Board and ADT management, together with their legal and financial advisors, review and evaluate strategic opportunities and alternatives available to ADT with a view to maximizing stockholder value. Such opportunities and alternatives include, among other things, remaining as a stand-alone entity, potential acquisitions of other companies, share repurchases (including pursuant to the share repurchase programs authorized in 2013 and 2015), business combinations and similar transactions.

As part of this ongoing review and evaluation, representatives of Goldman Sachs have periodically met with the ADT Board and ADT management and have advised ADT with respect to such strategic opportunities and alternatives. ADT has had a longstanding relationship with Goldman Sachs and retained Goldman Sachs to act as its financial advisor in connection with the proposed merger based on, among other factors, Goldman Sachs’ overall reputation and experience as an investment banking firm, and its knowledge of the monitored security industry generally and ADT’s business and operations in particular.

From time to time over the last few years, parties have approached ADT regarding possible acquisition and investment transactions involving the Company. In mid-2014, two private equity firms, Apollo and “Party B”, independently approached ADT to discuss potential transactions with ADT. In response to such parties’ expressions of interest in a potential transaction, ADT management, in consultation with the ADT Board and with the assistance of Goldman Sachs, concluded that there was merit to engaging in preliminary discussions to assess the parties’ seriousness with respect to pursuing a potential transaction. On May 14, 2014, in order to facilitate the preliminary exploration of discussions regarding a transaction with Apollo, ADT and Apollo entered into a non-disclosure agreement. On June 11, 2014, ADT and Party B similarly entered into a non-disclosure agreement. Following preliminary discussions and the entry into non-disclosure agreements, ADT permitted each party to conduct limited due diligence with respect to ADT. Following such due diligence, both parties separately indicated that they did not believe that they could propose a valuation that would be compelling to the ADT Board and the ADT stockholders. Discussions between ADT and Apollo terminated during the first half of July 2014, as did discussions between ADT and Party B.

On May 19, 2015, Apollo announced that it had signed a definitive agreement to acquire Protection 1 and ASG Security (collectively, “Protection 1”). Following the closing of such transactions, Marc Becker, a Senior Partner of Apollo, reached out to Naren Gursahaney, President and Chief Executive Officer of ADT, to suggest a meeting to discuss potential opportunities for their respective companies.

On November 13, 2015, Mr. Gursahaney and Michael Geltzeiler, Senior Vice President and Chief Financial Officer of ADT, met with Mr. Becker and Reed Rayman, a principal of Apollo. Mr. Becker indicated that he thought there were significant benefits that could be derived from combining their two companies. Mr. Becker further indicated that as a result of the achievable synergies that could result from a combination of ADT with Protection 1, Apollo believed it was in a position to propose a transaction with a valuation that would be compelling to the ADT Board and the ADT stockholders. Mr. Gursahaney indicated that although ADT was not currently exploring a sale of the company, the ADT Board was open to reviewing any credible, value maximizing alternatives for the ADT stockholders. Later that day, Mr. Gursahaney called Bruce Gordon, Chairman of the Board of Directors of ADT, to inform him of the discussion earlier in the day with Mr. Becker.

On November 16, 2015, David Bleisch, Senior Vice President and Chief Legal Officer of ADT, and Messrs. Gordon, Gursahaney and Geltzeiler had a call with representatives of Goldman Sachs and Simpson Thacher & Bartlett LLP (“Simpson Thacher”), outside counsel to ADT, to discuss the interest expressed by Apollo on November 13, 2015, and the process for further evaluating what is in the best interests of the ADT stockholders.

On November 18, 2015, as a follow-up to the November 13, 2015 meeting, Mr. Becker reached out to Mr. Gordon to discuss a potential transaction as preliminarily discussed with Messrs. Gursahaney and Geltzeiler. During such conversation, Mr. Gordon reiterated Mr. Gursahaney’s message to Mr. Becker that while ADT was not currently exploring a sale of the company, the ADT Board was open to reviewing any credible, value maximizing alternatives for the ADT stockholders. Mr. Gordon asked Mr. Becker what circumstances had changed from 2014 that would enable Apollo to propose a transaction that the ADT Board would conclude delivered sufficient value to the ADT stockholders. Mr. Becker indicated that he understood any transaction would need to include a significant premium to present a sufficiently desirable alternative to ADT’s standalone plan, which Mr. Becker indicated he expected Apollo could offer given its knowledge of the sector obtained since Apollo’s acquisition of Protection 1 and its ability to generate synergies from the combined businesses. Mr. Gordon indicated that he would discuss their conversation with ADT management and its advisors.

On November 18, 2015, Messrs. Gordon, Gursahaney, Bleisch and Geltzeiler and representatives of Goldman Sachs and Simpson Thacher had a call to discuss Mr. Gordon’s call with Mr. Becker. Following such discussion, ADT concluded that there was merit to remaining open to hearing any proposal that Apollo may make and Messrs. Gursahaney and Gordon instructed the representatives of Goldman Sachs to reach out to Mr. Becker to inform Apollo that should it have a serious interest in re-engaging in discussions regarding a transaction, Apollo should contact the representatives of Goldman Sachs to discuss the details of any proposal so that ADT could assess whether there was any merit to engaging in such discussions. On November 20, 2015, a representative of Goldman Sachs contacted Mr. Becker at Apollo, relayed such message and indicated a series of points that an Apollo proposal should address, including price, financing and deal timing. The representative of Goldman Sachs and Mr. Becker scheduled a follow-up call for November 23, 2015.

On November 23, 2015, Apollo submitted a verbal indication of interest in acquiring ADT to a representative of Goldman Sachs in a telephonic discussion for an amount equal to $43.00 to $45.00 per share of ADT common stock.

On November 24, 2015, the ADT Board had a call to receive an update with respect to Apollo’s indication of interest. Messrs. Bleisch and Geltzeiler, and representatives of Goldman Sachs and Simpson Thacher, participated in the update call. Mr. Gordon began the call by relaying his conversation with Mr. Becker, the meeting between Messrs. Gursahaney and Geltzeiler and Apollo and the various conversations between representatives of Goldman Sachs and Apollo during the last several days. Representatives of Goldman Sachs then conveyed the details of Apollo’s indication of interest, including the indicated price range. The ADT Board discussed the indication of interest, the indicated price range and whether following due diligence Apollo would submit a proposal within such price range. The ADT Board discussed the current difficulty in the debt and equity markets and how that may impact the feasibility of executing a transaction in the near term. The ADT Board, ADT management and ADT’s advisors also discussed the process and timing if the ADT Board were to pursue further exploration of a transaction with Apollo. Representatives of Simpson Thacher discussed the ADT Board’s fiduciary duties in connection with their review and consideration of Apollo’s preliminary indication of interest and the exploration of other strategic alternatives more generally. The ADT Board requested that ADT management, in conjunction with Goldman Sachs, prepare additional analyses to illustrate the likely valuations of ADT on a standalone basis to provide further context for the ADT Board’s evaluation of Apollo’s indication of interest. Following such discussion, the ADT Board concluded that it would be advisable for ADT to further explore the possibilities and details of a potential transaction with Apollo. The ADT Board further concluded that the Nominating and Governance Committee of the ADT Board (the “Nominating and Governance Committee”) would make itself available for frequent updates, to the extent necessary, regarding discussions with Apollo, in order to more rapidly provide feedback to ADT management and to facilitate comprehensive updates to the full ADT Board.

On November 24, 2015, ADT and Apollo entered into a new non-disclosure agreement with respect to a potential transaction (the “November NDA”). As in the first non-disclosure agreement between ADT and Apollo, the November NDA required Apollo to protect ADT’s confidential information, included a standstill restriction and gave ADT a consent right over debt and equity financing sources to which Apollo could provide confidential information. The November NDA also included one permitted debt financing source such that Apollo could begin to facilitate the pricing and structure of necessary debt financing to complete the transaction. On November 30, 2015, ADT made a virtual data room available to Apollo to provide it with limited, non-public due diligence information requested by Apollo in order for Apollo to establish a preliminary assessment of value, focused in particular on achievable synergies.

On December 1, 2015, ADT and Apollo entered into an amendment to the November NDA to add an additional permitted debt financing source.

On December 7, 2015, members of senior management of ADT, Apollo and Parent met to conduct a high level due diligence meeting, which due diligence was focused on areas that Apollo indicated were critical to establishing a more specific value proposal rather than a price range.

On December 8, 2015, the Nominating and Governance Committee held an update call with respect to Apollo’s due diligence efforts to date and the December 7, 2015 meeting in particular. Messrs. Gursahaney, Bleisch and Geltzeiler and representatives of Goldman Sachs and Simpson Thacher participated in the update call. Representatives of Goldman Sachs provided an update, and the committee discussed with ADT management and ADT’s advisors Apollo’s due diligence and financing efforts and expectations regarding its ability to provide a revised proposal. Mr. Geltzeiler also discussed some preliminary conversations that he had with a large sovereign wealth fund that had indicated an interest in making a minority investment in ADT. The committee concluded that Mr. Geltzeiler should continue such discussions, but that it was too early to assess whether such a minority investment would be desirable to ADT as the parties had not yet discussed value, structure or anticipated timing of any such investment.

On or about December 10, 2015, Paul Weiss obtained conflict waivers from ADT, and to ADT’s understanding, Apollo and Parent. In March 2014, Paul Weiss began representing ADT in connection with certain securities litigations and in March 2015, Paul Weiss began representing ADT in connection with certain derivative litigations, in each case, that have previously been disclosed, most recently in ADT’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2015 and filed on February 2, 2016, and in related matters. The conflict waivers waived any actual or potential conflicts arising from Paul Weiss’ representation of Apollo and Parent in the proposed transaction and ADT in the before mentioned matters. ADT understands that Paul Weiss has implemented security walls to screen individuals who represent Apollo and Parent in connection with the proposed transaction from information concerning its representation of ADT, and individuals who represent ADT from information concerning its representation of Apollo and Parent in connection with the proposed transaction.

On December 14, 2015, Mr. Gordon and Leon Black, Chief Executive Officer and Chairman of the Board of Directors of Apollo, had a call during which Mr. Black reiterated Apollo’s enthusiasm over a potential transaction with ADT and his desire for the parties to continue to work to assess the feasibility of such a transaction. He also indicated that Apollo would be submitting a revised indication of interest to provide further details regarding its proposal, including additional specificity on price, transaction terms, financing structure and proposed timing.

Following the December 14, 2015 phone call and later that day, Mr. Gordon received a non-binding indication of interest letter from Mr. Becker reaffirming Apollo’s strong interest in acquiring ADT and proposing to acquire 100% of the outstanding equity interests of ADT in an all-cash transaction at a purchase price of $45.00 per share of ADT common stock, noting such price represented a 37% premium to ADT’s closing share price on December 11, 2015 of $32.96 and a 35% premium to ADT’s 6-month average trading level of $33.24. The letter also explained the details of Apollo’s proposed financing, that Apollo would be able to conduct its remaining due diligence review on an accelerated basis and that it was willing to agree to a merger agreement that would include a “go-shop” period during which time ADT would be permitted to solicit alternative acquisition proposals to assure itself that the proposed transaction is value-maximizing and represents the best transaction reasonably available for ADT stockholders. The letter noted that Apollo expected to be able to execute a definitive agreement with respect to a transaction within five weeks.

Later on December 14, 2015, the Nominating and Governance Committee and then the full ADT Board held in person board meetings in Boca Raton, Florida, in part to receive an update with respect to Apollo’s indication of interest. Messrs. Bleisch and Geltzeiler and representatives of Goldman Sachs and Simpson Thacher, participated in the meetings at the request of the committee and the ADT Board. Mr. Gordon began the meeting by relaying his conversation with Mr. Black and describing the offer presented by the December 14, 2015 letter. During the meeting, representatives of Goldman Sachs provided Goldman Sachs’ preliminary financial analysis with respect to ADT. Representatives of Goldman Sachs further discussed Goldman Sachs’ preliminary views and analyses on the transaction process, including an overview of other potential buyers. The ADT Board discussed the potential transaction with Apollo, as well as the volatility affecting the financing markets and the implication of such volatility on a potential transaction with Apollo or another third party.

The full ADT Board met in person the next morning on December 15, 2015 with representatives of Goldman Sachs and Simpson Thacher. During the meeting, representatives of Goldman Sachs disclosed to the ADT Board its involvement in certain transactions involving Apollo and/or its affiliated funds and portfolio companies, including its serving as financial advisor to ASG Security, a portfolio company of certain funds managed by Apollo, in connection with its sale to Apollo in May 2015 and as co-manager with respect to the offering by Protection 1, a portfolio company of certain funds managed by Apollo, and of first and second lien term loan facilities in May 2015, as further described in the section entitled “Opinion of ADT’s Financial Advisor” beginning on page 50. Representatives of Goldman Sachs then presented some of the key events and potential timetable for the further evaluation of Apollo’s interest in a potential transaction, and a representative of Simpson Thacher advised members of the ADT Board of their fiduciary duties in connection with conducting such an evaluation. The ADT Board determined, based on the ADT Board’s knowledge of the industry and ADT, the preliminary financial analysis of Goldman Sachs and the strategic alternatives potentially available to ADT, that it was in the best interest of ADT and its stockholders to take steps to further explore a potential transaction with Apollo while at the same time gauging the interest of certain other potential parties that could be interested in a potential transaction. The ADT Board then instructed the representatives of Goldman Sachs to reach out to Apollo to convey that Apollo’s proposal was sufficiently interesting to warrant further exploration, provided that Apollo continued to move expeditiously to minimize distraction of ADT management and risk of leaks that could disrupt the ADT business. Additionally, the ADT Board decided to reach out to three potential strategic buyers (“Party C, Party D and Party E”) that the ADT Board, in consultation with ADT management and Goldman Sachs, had identified as the most likely and credible potential acquirers of ADT in order to assess their interest in a potential transaction with ADT.

Over the following two weeks after the December 15, 2015 board meeting, each of Party C, Party D and Party E were contacted by directors of ADT with high-level relationships at those parties to gauge their interest in a potential transaction with ADT. For varying reasons, each party declined the opportunity to engage in any further discussion regarding a potential transaction with ADT.

On December 16, 2015, ADT and Apollo entered into an amendment to the November NDA to add an additional permitted debt financing source, and to allow Apollo to discuss the transaction with a select pre-approved group of its limited partners.

On December 17, 2015, Apollo and its advisors commenced a confirmatory due diligence process, covering business, finance, accounting, tax, insurance, human resources, legal and intellectual property. Apollo and its advisors continued their due diligence process throughout the months of December and January, including through various calls with members of ADT senior management and certain of ADT’s advisors.

Also on December 17, 2015, the Nominating and Governance Committee held an update call to review the current status of the potential transaction.

On December 23, 2015, ADT and Apollo entered into another amendment to the November NDA to permit Apollo to discuss the transaction with an additional pre-approved group of its limited partners.

On December 28, 2015, ADT management held in-person due diligence sessions with Apollo and its advisors in Boca Raton, Florida.

On January 5, 2016, Apollo submitted a second non-binding indication of interest to Mr. Gordon in which it reaffirmed its proposed price of $45.00 per share and its ability and desire to execute and deliver definitive documentation by January 25, 2016.

On the morning of January 6, 2016, the ADT Board held a call to receive an update on the progress of the potential transaction with Apollo. Messrs. Bleisch and Geltzeiler, and representatives of Goldman Sachs and Simpson Thacher participated in the call as well. The ADT Board was updated with respect to Apollo’s indications of interest, the anticipated financing structure and process and overall timing for the transaction. In particular, Mr. Gordon relayed that Mr. Becker had indicated that the effective cost of the transaction to Apollo had increased beyond their original expectation as a result of the challenging financing markets. However, as indicated in the January 5, 2016 letter, Apollo re-affirmed its proposed price of $45.00 per share. Additionally, representatives of Goldman Sachs provided an updated preliminary financial analysis with respect to the January 5, 2016 indication of interest and the financing markets and an update with respect to other potential strategic and potential private equity buyers. Mr. Gordon also relayed that each of Party C, Party D and Party E had been contacted in order to solicit their interest in a potential transaction as discussed at the previous board meeting, but each had indicated that it did not have interest in exploring a transaction with ADT for various reasons. Following a discussion, the ADT Board determined to continue to proceed with the discussions with Apollo with respect to a potential transaction. The ADT Board further concluded that, for a variety of reasons, including the potential risk of a leak and the fact that Apollo had indicated it would agree to a so called “go-shop” period to provide ADT an opportunity to actively solicit alternative acquisition proposals after signing a definitive merger agreement, it would be inadvisable to reach out to additional parties at this time regarding their interest in a potential transaction with ADT.

Later on January 6, 2016, Simpson Thacher provided a draft merger agreement to Paul, Weiss, Rifkind, Wharton & Garrison LLP (“Paul Weiss”), counsel to Apollo and Parent. The draft merger agreement contemplated, among other things, a 60-day “go-shop” period, a company termination fee equal to 2.75% of transaction equity value and a reverse termination fee equal to 8% of transaction equity value. Additionally, the draft merger agreement contemplated that in the event ADT terminates the merger agreement to enter into a superior proposal made by a party who had submitted in writing an acquisition proposal during the go-shop period, the company termination fee would be 0.75% of transaction equity value rather than 2.75% of transaction equity value.

Between January 6, 2016 and January 7, 2016, ADT and Apollo entered into two additional amendments to the November NDA to add two additional permitted debt financing sources and to replace one of the previously named debt financing sources with a different permitted debt financing source.

On January 7, 2016, the Nominating and Governance Committee held an update call during which it discussed the practicality of the timeline of the potential transaction with Apollo, the conditions of the capital markets, the terms and price of the potential transaction and the likelihood of signing and closing the potential transaction.

On January 8, 2016, representatives of Simpson Thacher and Paul Weiss held a call to have an initial discussion regarding the terms of the January 6th draft of the merger agreement. During the call, Paul Weiss indicated that they planned to add certain concepts in their revised draft of the merger agreement, including a covenant prohibiting the payment of dividends after the signing of the merger agreement, a period of time after all closing conditions have been satisfied or waived during which Parent would be able to market its debt (referred to in this proxy statement as the “marketing period”) and Parent’s ability to re-start the marketing period, potentially indefinitely, up until the drop dead date, and a provision under which equity awards would vest in accordance with their terms rather than being accelerated in connection with the transaction. While Paul Weiss and Simpson Thacher did not generally negotiate any such points on the call pending receipt of Paul Weiss’ full markup, Simpson Thacher did indicate that the ADT Board would not be amenable to the items they identified that introduced unusual conditionality into the deal.

Subsequent to the discussion between representatives of Simpson Thacher and Paul Weiss, on January 10, 2016, Paul Weiss provided a revised draft of the merger agreement to Simpson Thacher. Paul Weiss’ January 10, 2016 draft of the merger agreement provided for a 25 business day marketing period, Parent’s ability to re-start the marketing period, potentially indefinitely, up until the drop dead date and a covenant prohibiting the payment of ADT’s regular quarterly dividend after signing. Additionally, the January 10, 2016 draft contemplated a reverse termination fee of 4.50% of transaction equity value and an expense reimbursement of up to 1% of transaction equity value in the event the ADT stockholders were to vote down the proposed transaction or upon a material, uncured breach by ADT. The Paul Weiss January 10, 2015 draft also contemplated a company termination fee equal to 3.50% of transaction equity value, payable in certain other situations, which would be reduced to 2.0% of the transaction equity value in instances where the merger agreement was terminated in connection with a superior proposal made by an excluded party.

Paul Weiss sent a revised draft of the merger agreement on January 12, 2016; the provisions described above remained the same, but the revised merger agreement generally contained less extensive changes.

On January 14, 2016, Simpson Thacher and Paul Weiss had a conference call to discuss Paul Weiss’ revised draft of the merger agreement.

On January 15, 2016, Mr. Gursahaney and Tim Whall, Chief Executive Officer of Protection 1, met to discuss ADT’s organizational design and operating mechanisms, with representatives of Simpson Thacher also in attendance.

Also on January 15, 2016, the Nominating and Governance Committee held an update call during which it discussed the practicality of the timeline of the potential transaction with Apollo, the conditions of the capital markets, the terms and price of the potential transaction and the likelihood of signing and closing the potential transaction.

On January 16, 2016, Simpson Thacher sent a revised draft of the merger agreement to Paul Weiss.

On January 19, 2016, representatives of Simpson Thacher and Paul Weiss met at Simpson Thacher’s office to discuss the merger agreement. While the parties did reach agreement on several issues at such meeting, certain key issues, including the details around regulatory efforts that Parent would undertake, the recourse of each party under the merger agreement, details of the marketing period and the prohibition on the payment of dividends, remained outstanding.

On January 21, 2016, the ADT Board held an update call at which Messrs. Bleisch and Geltzeiler and representatives of Goldman Sachs and Simpson Thacher also participated. During the call, representatives of Goldman Sachs reviewed the uncertainty surrounding the financial markets and provided the ADT Board with an update with respect to the potential transaction. In particular, the ADT Board was informed that Apollo had obtained equity commitments from co-investors for the transaction and would be increasing its equity commitment; however, Apollo was still working on its debt financing, including obtaining an acceptable rating from certain rating agencies. Goldman Sachs also noted that Apollo had indicated no change to its $45.00 per share offer, despite the difficulties in financing the transaction. The ADT Board determined to continue to progress towards a potential transaction.

On January 22, 2016, Messrs. Gursahaney and Gordon and representatives of Goldman Sachs had a call with heads of the leveraged finance divisions of each of Citigroup Global Markets Inc. and Credit Suisse to discuss their views on the feasibility of obtaining committed financing for the potential transaction, including the amount of time to obtain commitments and the terms of such commitments.

Also on January 22, 2016, Paul Weiss sent Simpson Thacher a revised draft of the merger agreement.

On January 24, 2016, Simpson Thacher and Paul Weiss had a conference call to discuss the January 22, 2016 draft of the merger agreement. Also on January 24, 2016, Paul Weiss provided Simpson Thacher with an initial draft of the equity commitment letter.

On January 26, 2016, Simpson Thacher provided Paul Weiss with a revised draft of the merger agreement.

On January 27, 2016, Apollo requested the consent of ADT in order to reach out to additional financing sources. Subsequently, on January 27, 2016, ADT and Apollo entered into an amendment to the November NDA to add two additional permitted debt financing sources.

On January 29, 2016, Paul Weiss provided Simpson Thacher with a revised draft of the merger agreement and a preliminary draft of the commitment letter for the debt financing.

On January 29, 2016, the Nominating and Governance Committee held a call during which it received an update on the transaction. Messrs. Gursahaney, Bleisch and Geltzeiler and representatives of Goldman Sachs and Simpson Thacher participated in the call. During the call, representatives of Goldman Sachs provided the Nominating and Governance Committee with an update with respect to the status of the potential transaction, including other potential financing sources that Apollo had contacted to potentially provide further financing, including Koch SV Investments, LLC (“Koch”), an affiliate of Koch Equity Development LLC, the investment and acquisition subsidiary of Koch Industries, Inc. Representatives of Goldman Sachs indicated that obtaining a financing commitment from one of the new potential sources of equity was likely necessary in order for Apollo to be able to have sufficient financing for the transaction. Representatives of Simpson Thacher provided an update with respect to the negotiations surrounding the terms of the merger agreement and certain key points therein that remained outstanding. The Nominating and Governance Committee determined that, while it appeared the timing for reaching definitive agreement had slipped somewhat, it was in the best interest of ADT and its stockholders to continue to discuss a potential transaction with Apollo. Later that day, Mr. Gordon called Mr. Becker to discuss the transaction process, the status of Apollo’s financing and unresolved items in the merger agreement.

On January 31, 2016, representatives of Paul Weiss and Simpson Thacher met at Simpson Thacher’s office to discuss the revised draft of the merger agreement. While several key issues were resolved at such meeting, including details regarding the no-shop covenant and termination rights, certain other issues, including the prohibition on the payment of dividends, the amount of the reverse termination fee and the triggers with respect to the company termination fee and the reverse termination fee remained outstanding.

On February 1, 2016, the ADT Board held a call to receive an update on the status of the potential transaction with Apollo. Mr. Bleisch, Mr. Geltzeiler and representatives of Simpson Thacher and Goldman Sachs also participated. Mr. Gordon provided the ADT Board with an update on the status of the potential transaction with Apollo, in particular, that Apollo had asked for more time to reach out to additional financing sources. The ADT Board discussed the delay in the expected timing of the transaction due to the status of the debt markets and determined that it was in the best interest of ADT and its stockholders to permit Apollo more time to reach out to additional financing sources. The ADT Board was also provided with an update on the status of the negotiation of the merger agreement by representatives of Simpson Thacher. After further discussion regarding the potential transaction, the ADT Board determined to establish a time on February 9, 2016 for an update meeting. Members of ADT’s management then provided a brief overview to the ADT Board of the script for the call to discuss its results for the first fiscal quarter of 2016 to be held on the following day.

On February 2, 2016, ADT publicly disclosed the results for its first fiscal quarter of 2016. Following the disclosure, the price of ADT’s stock declined near its 52-week low.

Later on February 2, 2016, Messrs. Gursahaney and Geltzeiler had a call with Messrs. Becker and Rayman to discuss the results for the first fiscal quarter of 2016.

On February 2, 2016, representatives of Simpson Thacher and Paul Weiss had a conference call to discuss certain key outstanding issues, including the efforts that Parent would undertake to obtain regulatory approval for the proposed transaction. During the call, representatives of Paul Weiss proposed that Parent would be willing to divest assets of the combined business of ADT and Parent constituting 25% of the combined recurring monthly revenues of the combined business. Between February 2, 2016 and February 14, 2016, representatives of Simpson Thacher and Paul Weiss exchanged multiple drafts of the merger agreement and other ancillary agreements, including the debt commitment letter, the preferred securities commitment letter, the equity commitment letter and the limited guarantee and continued with negotiations on the open items to finalize the merger agreement and other ancillary agreements.

On February 8, 2016, pursuant to prior conversations among members of the ADT Board, ADT management and representatives of Simpson Thacher that it may be beneficial to involve another financial advisor during the go-shop period to, among other things, provide a different view on potential buyers to be solicited, provide assistance with evaluating any acquisition proposals that may arise following the execution of the merger agreement and reduce the likelihood of a potential conflict of interest with other potential buyers in connection with the go-shop and the receipt of any acquisition proposal, Mr. Geltzeiler contacted representatives of Merrill Lynch, Pierce, Fenner & Smith Incorporated (“BofA Merrill Lynch”) about the possibility of acting as an additional financial advisor for the purposes of the go-shop period based on BofA Merrill Lynch’s experience as an investment banking firm, its experience in assisting companies solicit alternative proposals during “go-shop” periods and BofA Merrill Lynch’s extensive knowledge of ADT’s industry and its operations.

On February 9, 2016, the ADT Board held a meeting at Simpson Thacher’s office in New York, New York. Messrs. Bleisch and Geltzeiler and representatives from Simpson Thacher and Goldman Sachs also participated in the meeting. Representatives of Goldman Sachs presented the ADT Board with an overview of the potential transaction, including an update on the expected timeline, the financing commitments that Apollo was pursuing and a summary of other potential buyers. In addition, Goldman Sachs noted that with respect to financing, Apollo was still finalizing the list of banks it expected to provide commitments, discussions between Koch and Apollo were ongoing and Parent expected to hear from the ratings agencies regarding potential indicative credit ratings on February 10, 2016. Representatives of Simpson Thacher provided the ADT Board with a summary of the material terms of the merger agreement, as well as the proposed amendment to the ADT bylaws providing that, unless ADT consented to the selection of a different forum, the courts of the State of Delaware would be the exclusive forum for the resolution of certain stockholder claims (the “Bylaw Amendment”). Following the meeting of the entire ADT Board, the independent directors of the ADT Board convened in executive session to further discuss the potential transaction.

On February 11, 2016, Paul Weiss sent an initial draft of Parent’s limited guarantee to Simpson Thacher.

On the morning of February 12, 2016, Mr. Becker called Mr. Gordon to discuss the transaction and during such conversation Mr. Becker reiterated the increased cost of the transaction to Apollo given the state of the financing markets, confirmed that Apollo was still enthusiastic about a transaction, but stated that Apollo was only willing to pay $40.00 per share of ADT common stock. Apollo indicated that it had obtained executed financing commitments from its debt financing sources and Koch. Following the conversation, Paul Weiss sent a merger agreement to Simpson Thacher, together with the related ancillary agreements, debt commitment letter and preferred securities commitment letter, all executed by Parent, Merger Sub, Parent Inc., Parent LP, the Apollo Funds and the relevant financing sources, as applicable. The revised draft of the merger agreement included the revised price of $40.00 in cash per share. In response to the revised merger agreement and the revised price, representatives of Simpson Thacher contacted Paul Weiss to state that none of the documents represented final agreement and that ADT had not agreed to any of the documents provided by Paul Weiss.

Following his conversation with Mr. Becker, Mr. Gordon discussed the revised $40.00 price and his conversation with Mr. Becker with members of ADT management and representatives of Goldman Sachs. Following this conversation, Mr. Gordon called Mr. Becker to communicate disappointment in the revised price and expressed his view that the revised, reduced price did not present a proposal the ADT Board would consider. Mr. Becker requested 24 hours to update the proposal provided earlier that morning, and Mr. Gordon indicated that he was willing to listen to a new proposal the following day.

Following Mr. Gordon’s call with Mr. Becker, the Nominating and Governance Committee held an update call. Messrs. Geltzeiler and Bleisch and representatives of Goldman Sachs and Simpson Thacher also participated in the call. Mr. Gordon provided the Nominating and Governance Committee with an update with respect to the transaction, including the new proposal on price and his conversations with Mr. Becker. The Nominating and Governance Committee agreed with Mr. Gordon’s response to Apollo and further agreed to await to hear Apollo’s revised proposal.

On February 13, 2016, Mr. Gordon and Mr. Becker spoke by telephone and Mr. Becker offered a revised price of $41.50 per share. Mr. Gordon indicated that the price would be unacceptable to the ADT Board. Mr. Becker suggested that this might not be Apollo’s best and final offer, and that he would try to revert with a revised offer the following morning.

At 5:00 p.m., Eastern Time, on February 13, 2016, the ADT Board had a telephonic meeting to receive an update with respect to the transaction and the revised proposal. Mr. Geltzeiler, Mr. Bleisch and representatives of Goldman Sachs and Simpson Thacher also participated on the call. Mr. Gordon provided the ADT Board with an update of the events from earlier that day and the previous day. He described Apollo’s committed financing and his discussions of the prior day and that morning with Mr. Becker regarding the price offered by Apollo. Goldman Sachs then reviewed its preliminary financial analysis of the proposed price of $41.50 per share. The ADT Board discussed the offer and determined that it would wait to hear Mr. Becker’s best and final offer.

On February 14, 2016, Mr. Becker called Mr. Gordon to communicate a revised offer from Apollo of $42.00 per share, which Mr. Becker indicated was Apollo’s best and final offer, and which was contingent on the acceptance by ADT of the covenant restricting its ability to pay dividends after the signing of the merger agreement. Mr. Becker explained that for a variety of reasons, including the cost of financing, Apollo could not further increase its price.

Later that day the ADT Board held a telephonic meeting to discuss the revised offer. Messrs. Bleisch and Geltzeiler, and representatives from Goldman Sachs and Simpson Thacher also participated in the meeting. During the meeting, representatives of Goldman Sachs reviewed its financial analysis of the $42.00 per share offer, which represented a 56% premium to the $26.87 closing price of ADT’s stock on February 12, 2016. Representatives of Simpson Thacher provided the ADT Board with an update on the final draft of the merger agreement, and of the changes made to the material terms of the merger agreement since the ADT Board’s meeting on February 9, 2016. After responding to questions, at the request of the ADT Board, Goldman Sachs delivered to the ADT Board an oral opinion, which was subsequently confirmed by delivery of a written opinion that, as of the date of such opinion, the $42.00 cash per share to be paid to the holders of ADT common stock was fair to such holders (other than Parent and its affiliates) from a financial point of view. The full text of the written opinion of Goldman Sachs is attached to this proxy statement as Annex B and is incorporated by reference in this proxy statement in its entirety. See also “The Merger Proposal (Proposal 1)—Opinion of ADT’s Financial Advisor.”

Mr. Bleisch next referred the ADT Board to the previously distributed disclosure statements by Goldman Sachs, whose prior engagements or relationships had previously been disclosed and discussed with the ADT Board, and by BofA Merrill Lynch, whose prior engagements or relationships included discussions with Apollo in 2014 regarding a potential acquisition of ADT and discussions with Apollo in 2015 regarding potentially financing its acquisition of Protection 1, but in both cases BofA Merrill Lynch was never engaged to work on such matters, as well as revenues derived from M&A advisory fees, other investment banking revenues and/or corporate banking and global markets revenues from each of Apollo, Protection 1 and Koch Industries, Inc. Mr. Bleisch described the resolutions before the ADT Board. After further discussion by the ADT Board, including further discussion of the resolutions to be adopted by the ADT Board, the ADT Board unanimously approved and declared advisable and fair to and in the best interests of ADT and its stockholders, the merger agreement, substantially in the form presented to the ADT Board, and the merger, and unanimously recommended that the ADT stockholders vote to adopt the merger agreement. In addition, the ADT Board unanimously approved the Bylaw Amendment and the engagement of BofA Merrill Lynch to assist ADT with the go-shop.

Following the approval of the ADT Board of the merger and the merger agreement, and also on February 14, 2016, the parties finalized and executed the merger agreement and the other documentation related to the proposed transaction. Apollo provided executed financing commitment papers providing for its committed financing concurrently with the execution of the merger agreement.

Later on February 14, 2016, ADT provided BofA Merrill Lynch with a signed engagement letter pursuant to which BofA Merrill Lynch has been engaged to provide further financial advisory assistance to ADT in connection with the solicitation of inquiries or proposals that could constitute an acquisition proposal pursuant to the go-shop provision in the merger agreement and under which BofA Merrill Lynch will receive a fee of $3 million for its services. ADT retained BofA Merrill Lynch to act as an additional financial advisor based on BofA Merrill Lynch’s experience as an investment banking firm, including its experience assisting companies solicit alternative proposals during “go-shop” periods.

On February 16, 2016, prior to commencement of trading of ADT’s common stock on the NYSE, ADT and Apollo issued a joint press release announcing the proposed transaction.

Recommendation of the ADT Board and Reasons for the Merger

The ADT Board recommends that you vote “FOR” the merger proposal.

At a meeting of the ADT Board held on February 14, 2016, the ADT Board, acting in consultation with its outside legal counsel and financial advisor, unanimously determined that the merger, the merger agreement and the other transactions contemplated by the merger agreement are advisable, fair to and in the best interests of ADT and the ADT stockholders, declared advisable and approved the merger, the merger agreement and the other transactions contemplated by the merger agreement, resolved that the merger agreement be submitted to the ADT stockholders for adoption thereby in accordance with applicable law, the merger agreement and the bylaws of ADT at a special meeting of stockholders and recommended that the ADT stockholders vote to adopt the merger agreement.

When you consider the ADT Board’s recommendation, you should be aware that ADT’s directors may have interests in the merger that may be different from, or in addition to, the interests of ADT stockholders generally. These interests are described in the section entitled “The Merger Proposal (Proposal 1)—Interests of ADT Executive Officers and Directors in the Merger.”

In the course of reaching its decision, the ADT Board consulted with our senior management, financial and legal advisors, reviewed a significant amount of information and considered a number of potentially positive factors with respect to the merger and the other transactions contemplated by the merger agreement, including, among others, the following (not necessarily in order of relative importance):

•	Merger consideration. The ADT Board considered the $42.00 per share in cash to be paid as merger consideration in relation to (i) the ADT Board’s estimate of the current and future value of ADT as an independent entity, (ii) the multiple of enterprise value to adjusted EBITDA implied by such price and (iii) the market price of ADT’s common stock on February 12, 2016, the last trading day prior to the date of the ADT Board meeting to approve the merger and the merger agreement.

•	Premium. The ADT Board considered that the $42.00 per share in cash to be paid as merger consideration represents a premium of approximately 56% to the $26.87 per share closing price of ADT’s stock on February 12, 2016, the last trading day prior to the date of the ADT Board meeting to approve the merger and the merger agreement, and a premium of approximately 49%, 38% and 33% to the volume weighted average prices of ADT common stock for the 30, 60 and 90 day periods ended February 12, 2016, respectively. In addition, the ADT Board considered that the price of ADT common stock in the short or medium term was unlikely to exceed the future value equivalent of $42.00 per share.

•	Cash consideration. The ADT Board considered the fact that the merger consideration would be paid solely in cash, which, compared to non-cash consideration, provides certainty and immediate liquidity and value to our stockholders, enabling our stockholders to realize value that has been created at ADT while eliminating long-term business and execution risk.

•

Strategic alternatives. The ADT Board considered the potential values, benefits, risks and uncertainties facing ADT’s stockholders associated with possible strategic alternatives to the merger (including alternative acquisition proposals and scenarios involving the possibility of remaining independent), and the timing and likelihood of accomplishing such alternatives, including by engaging in discussions with potential acquirors over the course of several years preceding the negotiation of the transaction with Parent and by reaching out to three potential strategic buyers that the ADT Board, in consultation with ADT management and its financial advisor, had identified as the most likely potential buyers to gauge their interest in engaging in a transaction with ADT prior to entering into the merger agreement. Based on the foregoing, the ADT Board considered that none of these options, on a risk adjusted basis, was reasonably likely to create value for ADT stockholders greater than the merger consideration. The ADT Board also considered that, during the go-shop period, ADT may, subject to the terms and conditions of the merger agreement, solicit, initiate, or encourage, or engage in discussions or negotiations regarding, an acquisition proposal from a person other than Parent, as more fully described in the section entitled “The Merger Agreement—Go-Shop Period; Restrictions on Solicitation of Acquisition Proposals” on page 88.

•	Fairness opinion. The ADT Board considered the financial analyses presented by Goldman Sachs, as well as the oral opinion of Goldman Sachs rendered to the ADT Board on February 14, 2016, which was subsequently confirmed in writing in an opinion, dated February 14, 2016, to the ADT Board to the effect that, as of such date and based upon and subject to the qualifications, limitations, factors, procedures and assumptions set forth in such opinion, the $42.00 cash per share merger consideration to be paid to holders (other than Parent and its affiliates) of shares of ADT common stock pursuant to the proposed merger agreement was fair from a financial point of view to such holders. The Goldman Sachs opinion is more fully described in “The Merger Proposal (Proposal 1)—Opinion of ADT’s Financial Advisor” and the full text of the opinion is attached to this proxy statement as Annex B.

•	Negotiations with Parent. The ADT Board considered the benefits that we and our advisors were able to obtain during our extensive negotiations with Parent and that the merger agreement was the product of arm’s-length negotiations and contained terms and conditions that were, in the ADT Board’s view, advisable and favorable to ADT and its stockholders.

•	Timing of Parent’s Offer. The timing of the merger and the risk that if ADT did not accept Parent’s offer, which Parent had indicated was its best and final offer, at the time that it did, the ADT Board might not have had another opportunity to do so, particularly given the fluctuations in the financial markets in a manner that makes it difficult to finance an acquisition of ADT.

•	ADT’s current condition. The ADT Board considered information with respect to our financial condition, results of operations, competitive position and business strategy, on both a historical and prospective basis, as well as current industry, economic and market conditions, trends and cycles.

•	ADT’s future prospects. The ADT Board considered ADT’s future prospects if we were to remain independent, including the competitive landscape and the business, financial and execution risks, our relationships with customers, dealers, providers and suppliers, and the risks associated with continued independence discussed below.

•	Risks associated with continued independence. While the ADT Board remained supportive of our strategic plan and optimistic about our prospects on a standalone basis, it also considered the risks associated with operating as a standalone company, including the potential execution risks associated with the strategic plan and the potential risk associated with the possibility that even if our strategic plan is successfully executed, the market may not reflect such execution in ADT’s stock price. The ADT Board concluded that the merger consideration enabled ADT’s stockholders to realize a substantial portion of ADT’s potential future value without the market or execution risks associated with continued independence.

•	Economic conditions. The ADT Board considered the current state of the economy, debt financing markets and uncertainty surrounding forecasted economic conditions both in the near term and the long term, generally, and within our industry in particular which could reduce customer spending.

•	Merger agreement. The ADT Board considered, in consultation with its counsel, the terms of the merger agreement, including:

•

the right of ADT to initiate, solicit or encourage and engage in, enter into, continue or otherwise participate in any discussions or negotiations with regard to any acquisition proposal from any person other than Parent during the go-shop period and if ADT receives during such period a written acquisition proposal from any person other than Parent that the ADT Board determines in good faith, after consultation with its outside legal counsel and financial advisor, would reasonably be expected to lead to a superior proposal, which such party does not withdraw, ADT may continue to initiate, engage in, continue or otherwise participate in any discussions or negotiations with such excluded party regarding any acquisition proposal, including with respect to an amended proposal, submitted by such excluded party, following the conclusion of the go-shop period. If the merger agreement is terminated by ADT in connection with its entering into a definitive agreement with an excluded party with respect to a superior proposal, then ADT would have an obligation to pay Parent a reduced termination fee of $87 million;

•	the representations, warranties and covenants of the parties, the conditions to the parties’ obligations to complete the merger and their ability to terminate the merger agreement;

•	the fact that the consummation of the merger is not conditioned on Parent’s ability to obtain financing;

•	the fact that ADT has sufficient operating flexibility to conduct its business in the ordinary course between the execution of the merger agreement and consummation of the merger;

•	the obligation of Parent under certain circumstances to pay us a reverse termination fee of $421 million, including the guarantee thereof pursuant to the terms and conditions of the limited guarantee;

•	the fact that the definition of “material adverse effect” has a number of customary exceptions and is generally a very high standard applied by courts;

•	the fact that Parent and Merger Sub agreed to take all steps necessary to obtain certain regulatory approvals (subject to certain specified exceptions);

•	the right of ADT and the ADT Board to respond to a competing superior proposal from any bidder after the no-shop period start date and prior to obtaining the ADT stockholder approval if the ADT Board determines in good faith, after consultation with its outside legal counsel and financial advisor, that such acquisition proposal either constitutes a superior proposal or is reasonably likely to result in a superior proposal and that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law, subject to certain notice requirements and “matching rights” in favor of Parent and the entry into an acceptable confidentiality agreement and its ability to terminate the merger agreement to accept an acquisition proposal that the ADT Board determines, after consultation with its outside legal counsel and financial advisor, would, if consummated, result in a superior proposal, provided that we pay Parent the applicable termination fee;

•	the belief of the ADT Board that, although the termination fee provisions might have the effect of discouraging competing third-party proposals, such provisions are customary for transactions of this type, and its belief that the $228 million termination fee with respect to terminations made for superior proposals made after the no-shop period start date by any person other than an excluded party and the lesser $87 million termination fee with respect to terminations for superior proposals made by third parties who made superior proposals during the go-shop period were reasonable in the context of comparable transactions and the likelihood that fees of such sizes would not be a meaningful deterrent to alternative acquisition proposals;

•	the ADT Board’s right to change its recommendation in connection with an intervening event or a superior proposal prior to obtaining the ADT stockholder approval if the ADT Board has determined in good faith, after consultation with its outside legal counsel and financial advisor, that the failure to make such change in recommendation would be inconsistent with its fiduciary duties under applicable law, subject to certain notice requirements and “matching rights”; and

•	ADT’s right, under specified circumstances, to specifically enforce Parent’s obligations under the merger agreement, including Parent’s obligation to enforce the equity commitment letter in order to consummate the merger.

•	Apollo’s reputation. The ADT Board considered the business reputation and capabilities of Apollo and its management, and Apollo’s general ability to complete acquisition transactions.

•	Parent’s resources. The ADT Board concluded that Parent had access to the resources needed to complete the merger.

•	Financing. The ADT Board considered the fact that Parent obtained committed debt financing for the transaction from reputable financial institutions, that Parent Inc. and Parent LP obtained committed preferred securities financing from an affiliate of Koch Equity Development LLC, the investment and acquisition subsidiary of Koch Industries, Inc., and that Parent obtained committed equity financing from the Apollo Funds, as well as the fact that Parent must use its reasonable best efforts to consummate the debt financing, the preferred securities financing and the equity financing and that such funding, along with the potential assumption of certain indebtedness of ADT, provides for funding of the aggregate per share merger consideration, all fees and expenses required to be paid by Parent, Merger Sub and the surviving corporation in connection with the merger and the financing, the refinancing of any outstanding indebtedness of ADT, Parent, Merger Sub or their affiliates and all other payment obligations of Parent, Merger Sub and the surviving corporation.

•	Likelihood of consummation. The ADT Board considered the likelihood that the merger would be completed, in light of, among other things, the conditions to the merger and the absence of a financing condition, the relative likelihood of obtaining required regulatory approvals, and the remedies available to us under the merger agreement, as well as the level of commitment by Parent to obtain the applicable consents imposed by regulators in connection with securing such approvals up to a specified threshold, including the commitment to sell, divest, dispose of or license assets, properties, products, rights, services or businesses of Parent, Parent’s subsidiaries, ADT or ADT’s subsidiaries representing a loss of up to $80.5 million of recurring monthly revenues of Parent, Parent’s subsidiaries, ADT and ADT’s subsidiaries taken as a whole.

•	Appraisal Rights. The ADT Board considered the fact that stockholders who do not vote to adopt the merger agreement and who comply with the requirements of the DGCL will have the right to dissent from the merger and to demand appraisal of the fair value of their shares under the DGCL.

•	Stockholders’ ability to reject the merger. The ADT Board considered the fact that the merger is subject to the adoption of the merger agreement by the affirmative vote of holders of a majority of the outstanding shares of ADT common stock entitled to vote thereon.

In the course of reaching its decision, the ADT Board also considered a number of potentially negative factors with respect to the merger and the other transactions contemplated by the merger agreement including, among others, the following (not necessarily in the order of relative importance):

•	Participation in future gains. The ADT Board considered the fact that we will no longer exist as an independent public company and ADT stockholders will forgo any future increase in ADT’s value that might result from our earnings or possible growth as an independent company. The ADT Board was optimistic about our prospects on a standalone basis and our strategic plan, but concluded that the premium reflected in the merger consideration constituted fair compensation for the loss of the potential stockholder benefits that could be realized by our strategic plan particularly on a risk-adjusted basis.

•	Regulatory risk. The ADT Board considered the risk that the completion of necessary regulatory reviews, the completion of which is beyond ADT’s control, may be delayed, conditioned or denied.

•	Risks associated with announcement and pendency of the merger. The ADT Board considered the significant costs associated with entering into the merger agreement and completing the merger, and the substantial time and effort of management required to complete the merger, as well as the risk that the announcement and pendency of the merger may cause substantial harm to relationships with our employees, customers, dealers, providers and suppliers and may divert management and employee attention away from the day-to-day operation of our business.

•	Risks associated with a failure to consummate the merger. The ADT Board considered the fact that there can be no assurance that all conditions to the parties’ obligations to consummate the merger will be satisfied and as a result the possibility that the merger might not be completed, and the fact that any reverse termination fee may not fully compensate ADT for the costs of non-consummation. The ADT Board noted the fact that, if the merger is not completed, (i) we will have incurred significant risk, transaction expenses and opportunity costs, including the possibility of disruption to our operations, diversion of management and employee attention, employee attrition and a potentially negative effect on our business and customer relationships, (ii) depending on the circumstances that caused the merger not to be completed, it is likely that the price of ADT’s common stock will decline, potentially significantly and (iii) the market’s perception of our prospects could be adversely affected.

•	Financing risk. The ADT Board considered the risk that, while the merger agreement is not subject to any financing condition, if Parent fails to obtain sufficient financing, the merger is unlikely to be consummated.

•	Restrictions on the operation of our business. The ADT Board considered the restrictions on the conduct of our business prior to the completion of the merger, including a restriction on our ability to pay ordinary course dividends, which could delay or prevent us from returning value to our stockholders, realizing certain business opportunities or taking certain actions with respect to our operations we would otherwise take absent the pending merger.

•	Non-solicitation provision. The ADT Board considered the fact that the merger agreement precludes us from actively soliciting alternative proposals after the no-shop period start date.

•	Termination fees. The ADT Board considered the possibility that the $228 million termination fee payable to Parent with respect to terminations made for superior proposals made after the no-shop period start date by any person other than an excluded party and the lesser $87 million termination fee payable to Parent with respect to terminations for superior proposals made by excluded parties might have the effect of discouraging alternative acquisition proposals or reducing the price of such proposals. The ADT Board also considered that the company could be responsible for up to $30 million of Parent’s expenses if the ADT stockholders do not adopt the merger agreement.

•	Parent Termination Fee. The ADT Board considered the fact that ADT’s monetary remedy in connection with a breach of the merger agreement, or for fraud, by Parent or Merger Sub is limited to the amount of the $421 million Parent termination fee plus reasonable and documented out-of-pocket costs and expenses up to $2.5 million in connection with enforcing the payment of the Parent termination fee and certain expenses related to the financing and the filing, printing and mailing of this proxy statement, and may not be sufficient to compensate ADT for losses suffered as a result of a breach of the merger agreement by Parent or Merger Sub.

•	Tax treatment. The ADT Board considered the fact that any gains arising from the receipt of the merger consideration would generally be taxable to ADT’s stockholders that are U.S. holders for U.S. federal income tax purposes.

•	Stockholder Litigation. The ADT Board considered the likelihood of distracting litigation from stockholder suits in connection with the merger.

While the ADT Board considered potentially positive and potentially negative factors, the ADT Board concluded that, overall, the potentially positive factors outweighed the potentially negative factors. Accordingly, the ADT Board unanimously determined that the merger, merger agreement and the other transactions contemplated by the merger agreement are advisable, fair to and in the best interests of ADT and its stockholders.

The foregoing discussion is not intended to be an exhaustive list of the information and factors considered by the ADT Board in its consideration of the merger, but includes the material positive factors and material negative factors considered by the ADT Board in that regard. In view of the number and variety of factors and the amount of information considered, the ADT Board did not find it practicable to, nor did it attempt to, make specific assessments of, quantify, or otherwise assign relative weights to, the specific factors considered in reaching its determination. In addition, individual members of the ADT Board may have given different weights to different factors. Based on the totality of the information presented, the ADT Board collectively reached the unanimous decision to approve and declare advisable and fair to and in the best interests of ADT and its stockholders, the merger, the merger agreement and the other transactions contemplated by the merger agreement in light of the factors described above and other factors that the members of the ADT Board felt were appropriate.

Portions of this explanation of ADT’s reasons for the merger and other information presented in this section are forward-looking in nature and, therefore, should be read in light of the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Opinion of ADT’s Financial Advisor

In connection with the merger, ADT’s financial advisor, Goldman Sachs, rendered its written opinion, dated February 14, 2016, to the ADT Board that, as of the date of such opinion and based upon and subject to the factors and assumptions set forth therein, the $42.00 in cash per share of ADT common stock to be paid to the holders (other than Parent and its affiliates) of the outstanding shares of ADT common stock pursuant to the merger agreement was fair from a financial point of view to such holders.

The full text of the written opinion of Goldman Sachs, dated February 14, 2016, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this proxy statement, and is incorporated by reference herein. Goldman Sachs provided its opinion for the information and assistance of the ADT Board in connection with its consideration of the merger. The Goldman Sachs opinion is not a recommendation as to how any holder of ADT common stock should vote with respect to the merger proposal or any other matter.

In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

•	the merger agreement;

•	ADT’s Registration Statement on Form 10-12B, including the information statement dated September 17, 2012 filed as Exhibit 99.1 thereto, relating to the separation from and distribution of common stock by Tyco International Ltd;

•	annual reports to stockholders and Annual Reports on Form 10-K of ADT for the four fiscal years ended September 30, 2015;

•	certain interim reports to stockholders and Quarterly Reports on Form 10-Q of ADT;

•	certain other communications from ADT to its stockholders;

•	certain publicly available research analyst reports for ADT; and

•	the Management Projections, which were approved for Goldman Sachs’ use by ADT and are described below in the section entitled “The Merger Proposal (Proposal 1)—Certain Financial Projections”.

Goldman Sachs also held discussions with members of the senior management of ADT regarding their assessment of the past and current business operations, financial condition and future prospects of ADT; reviewed the reported price and trading activity for ADT common stock; compared certain financial and stock market information for ADT with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the security and alarm monitoring industry and in other industries; and performed such other studies and analyses, and considered such other factors, as it deemed appropriate.

For purposes of rendering its opinion, Goldman Sachs, with ADT’s consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by it, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed with ADT’s consent that the Management Projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of ADT. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of ADT or any of its subsidiaries and it was not furnished with any such evaluation or appraisal. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any adverse effect on the expected benefits of the merger in any way meaningful to its analysis. Goldman Sachs has also assumed that the merger will be consummated on the terms set forth in the merger agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.

Goldman Sachs’ opinion does not address the underlying business decision of ADT to engage in the merger or the relative merits of the merger as compared to any strategic alternatives that may be available to ADT; nor does it address any legal, regulatory, tax or accounting matters. Goldman Sachs’ opinion addresses only the fairness from a financial point of view, as of the date of the opinion, to the holders of ADT common stock (other than Parent and its affiliates) of the $42.00 in cash per share of ADT common stock to be paid to such holders pursuant to the merger agreement. Goldman Sachs’ opinion does not express any view on, and does not address, any other term or aspect of the merger agreement or the merger or any term or aspect of any other agreement or instrument contemplated by the merger agreement or entered into or amended in connection with the merger, including the fairness of the merger to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of ADT; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of ADT, or class of such persons, in connection with the merger, whether relative to the $42.00 in cash per share of ADT common stock to be paid to the holders (other than Parent and its affiliates) of the outstanding shares of ADT common stock pursuant to the merger agreement or otherwise. Goldman Sachs’ opinion does not express any opinion as to the impact of the merger on the solvency or viability of ADT or Parent or the ability of ADT or Parent to pay their respective obligations when they come due. Goldman Sachs’ opinion was necessarily based on economic, monetary market and other conditions, as in effect on, and the information made available to it as of the date of the opinion and Goldman Sachs assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. Goldman Sachs’ opinion was approved by a fairness committee of Goldman Sachs.

The following is a summary of the material financial analyses delivered by Goldman Sachs to the ADT Board in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before February 12, 2016, the last trading day before the public announcement of the merger, and is not necessarily indicative of current market conditions.

Historical Stock Trading Analysis

Goldman Sachs reviewed the historical trading prices and volumes for the ADT common stock from September 17, 2012, the date of ADT’s separation from Tyco International Ltd., to February 12, 2016, the last trading day prior to the announcement of the merger. In addition, Goldman Sachs analyzed the $42.00 in cash per share to be paid to holders (other than Parent and its affiliates) of the outstanding shares of ADT common stock pursuant to the merger agreement, in relation to the closing market price of shares of ADT common stock on February 12, 2016, the 52-week high and low market prices of shares of ADT common stock for the period ended February 12, 2016, the volume-weighted average closing prices of shares of ADT common stock for the 30-day, 60-day, 90-day and 6-month periods ended February 12, 2016 and the median analyst target price of $39.00 per share of ADT common stock.

This analysis indicated that the price per share to be paid to ADT stockholders pursuant to the merger agreement represented:

•	a premium of 56% to the closing market price on February 12, 2016 of $26.87 per share of ADT common stock;

•	a discount of 2% based on the 52-week intraday high market price of $42.88 per share of ADT common stock;

•	a premium of 73% based on the 52-week intraday low market price of $24.22 per share of ADT common stock;

•	a premium of 49% to the volume-weighted average closing price of $28.25 per share of ADT common stock for the 30-day period ended on February 12, 2016;

•	a premium of 38% to the volume-weighted average closing price of $30.35 per share of ADT common stock for the 60-day period ended on February 12, 2016;

•	a premium of 33% to the volume-weighted average closing price of $31.63 per share of ADT common stock for the 90-day period ended on February 12, 2016;

•	a premium of 31% to the volume-weighted average closing price of $32.04 per share of ADT common stock for the six-month period ended on February 12, 2016; and

•	a premium of 8% to the median analyst target price of $39.00 per share of ADT common stock.

Analysis at Various Prices

Goldman Sachs calculated various financial multiples and ratios for ADT using the closing price of shares of ADT common stock on February 12, 2016, the $42.00 in cash per share of ADT common stock to be paid to holders (other than Parent and its affiliates) of the outstanding shares of ADT common stock pursuant to the merger agreement.

In particular, Goldman Sachs calculated:

•	enterprise value, or EV, which is the market capitalization of ADT based on the closing price of shares of ADT common stock multiplied by the number of fully diluted shares of ADT common stock outstanding as of February 12, 2016, as provided by ADT management, plus the total debt amount, less cash and cash equivalents and less non-controlling interests of ADT as of December 31, 2015, as a multiple of ADT’s actual reported and estimated sales, which is referred to below as EV/Sales, for fiscal years 2015 and 2016, respectively;

•	EV as a multiple of ADT’s actual and reported estimated post-subscriber acquisition cost earnings before interest, taxes, depreciation and amortization, or “post-SAC EBITDA”, which is referred to below as EV/post-SAC EBITDA, for fiscal years 2015 and 2016, respectively;

•	EV as a multiple of ADT’s actual reported and estimated recurring monthly revenue, or “RMR”, calculated as ADT’s last twelve month recurring revenue divided by 12, which is referred to below as EV/RMR, for fiscal year 2015, last quarter annualized as of 31 December 2015 and fiscal year 2016, respectively; and

•	EV as a multiple of ADT’s reported steady state free cash flows, or SSFCF, which is referred to below as EV/SSFCF, for fiscal year 2015.

The following table presents the results of these analyses:

	February 12, 2016 Closing Price of $26.87	Transaction Price of $42.00
EV/Sales
FY2015A	2.7x	3.5x
FY2016E	2.7x	3.4x

EV/post-SAC EBITDA
FY2015A	5.4x	6.9x
FY2016E	5.2x	6.6x

EV/RMR
FY2015A	35.5x	44.7x
LQA (Dec 31, 2015)	35.3x	44.6x
FY2016E	34.5x	43.6x

EV/SSFCF
FY2015A	9.9x	12.4x

Illustrative Present Value of Future Share Price Analysis

Goldman Sachs performed an illustrative analysis of the implied present value of the future price per share of ADT common stock, which is designed to provide an indication of the present value of a theoretical future value of a company’s equity as a function of such company’s estimated future financial performance. For this analysis, Goldman Sachs used the Management Projections for each of the fiscal years 2016 to 2020. Goldman Sachs first calculated illustrative enterprise values of ADT at the end of each of the fiscal years 2016 to 2019 by multiplying the respective forward adjusted post-SAC EBITDA estimates for the calendar years 2017 through 2020 by one-year forward enterprise value to adjusted post-SAC EBITDA multiples ranging from 5.25x to 6.75x. Goldman Sachs then subtracted the book value of debt as of the relevant year-end per the Management Projections from the illustrative enterprise values in order to calculate the implied future equity values. The value of accreted dividends was added to the implied future equity values, and the total value was divided by the projected fiscal year-end fully diluted shares of ADT common stock outstanding, as provided by ADT management, which resulted in an illustrative estimated per share future value for ADT common stock ranging from $30.69 in fiscal year 2016 to $48.67 in fiscal year 2019. Goldman Sachs then calculated the implied present values of the implied per share future values of ADT common stock by discounting to present values as of December 31, 2015 using an illustrative discount rate range of 12.00% to 14.00%, reflecting an estimate of ADT’s cost of equity. This analysis resulted in a range of implied present values of $30 to $44 per share of ADT common stock.

Illustrative Levered Recap Analysis

Goldman Sachs performed two illustrative analyses of the implied present value of the future price per share of ADT common stock to determine the theoretical value ADT’s stockholders could receive in each scenario. In the first scenario, Goldman Sachs assumed that ADT adjusted its capital structure to increase its target leverage to 3.25x unadjusted debt/post-SAC EBITDA by issuing incremental debt to increase the size of its annual share repurchases. In the second scenario, Goldman Sachs assumed that ADT adjusted its capital structure to increase its target leverage to 4.0x unadjusted debt/post-SAC EBITDA by issuing incremental debt to increase the size of its annual share repurchases.

In the first scenario, Goldman Sachs carried out the same analysis as described above under “Illustrative Present Value of Future Share Price Analysis” to determine illustrative enterprise values of ADT at the end of each of the fiscal years 2016 to 2019. Goldman Sachs then subtracted the book value of debt as of the relevant year-end, calculated at an unadjusted debt/post-SAC EBITDA ratio of 3.25x. Goldman Sachs assumed a 6.25%

interest rate on new debt raised. The value of accreted dividends was added to the implied future equity values, and the total value was divided by the projected fiscal year-end fully diluted shares of ADT common stock outstanding, calculated using data provided by ADT management. In calculating the number of shares of ADT common stock outstanding, Goldman Sachs assumed, at the direction of ADT management, that ADT used excess cash flow above minimum cash balance of $75 million and net proceeds from the new debt raised to repurchase shares of ADT common stock at a price calculated by applying forward enterprise value to adjusted post-SAC EBITDA multiple assumed in the “Present Value of Future Share Price Analysis” described above to forward post-SAC EBITDA. This analysis resulted in an illustrative estimated per share future value for ADT common stock ranging from $30.75 in fiscal year 2016 to $52.01 in fiscal year 2019. Goldman Sachs then calculated the implied present values of the implied per share future values of ADT common stock by discounting to present values as of December 31, 2015 using an illustrative discount rate range of 12.00% to 14.00%, reflecting an estimate of ADT’s cost of equity. This analysis resulted in a range of implied present values of $32 to $46 per share of ADT common stock at the target leverage of 3.25x unadjusted debt/post-SAC EBITDA.

In the second scenario, Goldman Sachs carried out the same analysis as described above for the 3.25x target leverage scenario, however, Goldman Sachs calculated the book value of debt as of the relevant year-end at an unadjusted debt/post-SAC EBITDA ratio of 4.0x. Goldman Sachs assumed a 7.5% interest rate on new debt raised. In its analysis, Goldman Sachs again assumed that ADT used excess cash flow above minimum cash balance of $75 million and net proceeds from the new debt raised to repurchase shares of ADT common stock at a price calculated by applying the forward enterprise value to adjusted post-SAC EBITDA multiples assumed in the “Present Value of Future Share Price Analysis” described above to forward post-SAC EBITDA. Goldman Sachs’ analysis resulted in an illustrative estimated per share future value for ADT common stock ranging from $30.84 in fiscal year 2016 to $59.44 in fiscal year 2019. Goldman Sachs then calculated the implied present values of the implied per share future values of ADT common stock using the same process as described above for unadjusted debt/post-SAC EBITDA ratio of 3.25x scenario. This analysis resulted in a range of implied present values of $37 to $49 per share of ADT common stock.

Illustrative Discounted Cash Flow Analysis

Using the Management Projections, Goldman Sachs performed an illustrative discounted cash flow analysis on ADT. Using discount rates ranging from 8.50% to 9.50%, reflecting estimates of ADT’s weighted average cost of capital, Goldman Sachs discounted to present value as of December 31, 2015 (i) estimates of unlevered free cash flow for ADT for the years 2016 through 2020 as reflected in the Management Projections and (ii) a range of illustrative terminal values for ADT, which were calculated by applying last twelve months, or “LTM”, post-SAC EBITDA multiples ranging from 5.5x to 7.0x to an estimate of the terminal year free cash flow for ADT, as reflected in the Management Projections. In addition, using a discount rate of 9.00%, reflecting an estimate of ADT’s weighted cost of capital, Goldman Sachs discounted to present value as of December 31, 2015 the estimated benefits of ADT’s net operating losses for the years 2016 through 2024, as reflected in the Management Projections using data provided by ADT. Furthermore, Goldman Sachs discounted to present value as of December 31, 2015 the estimated benefits of ADT’s accelerated depreciation benefits for the years 2021 to 2028. Goldman Sachs derived ranges of illustrative enterprise values for ADT by adding the ranges of present values it derived above. Goldman Sachs then subtracted ADT’s net debt, as provided by the management of ADT, from the range of illustrative enterprise values it derived to derive a range of illustrative equity values for ADT. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding shares of ADT, as provided by ADT management, to derive a range of illustrative present values per share of ADT common stock ranging from $32 to $48.

Selected Transactions Analysis

Goldman Sachs analyzed certain information relating to the following significant precedent transactions in the North American alarm monitoring industry:

Year	Acquiror	Target

2015	Apollo Management VIII, L.P.	Protection 1 /ASG Security

2014	The ADT Corporation	Reliance Protection Inc.

2013	Ascent Capital Group Inc. (Monitronics International, Inc.)	Security Networks, LLC

2013	The ADT Corporation	Devcon Security Holdings, Inc.

2012	The Blackstone Group	Vivint Inc.

2010	Tyco International Ltd. (ADT Worldwide)	Brink’s Home Security Holdings, Inc. (Broadview Security)

2010	Ascent Media Corporation	Monitronics International, Inc.

2010	GTCR Golder Rauner LLC	Protection One, Inc.

2007	The Stanley Works	HSM Electronic Protection Services Inc.

2006	Protection One, Inc.	Integrated Alarm Services Group, Inc.

2005	Union Energy LP	Protectron Inc.

2004	GTCR Golder Rauner LLC	Honeywell Security Monitoring

2004	Quadrangle Group LLC	Protection One, Inc. (87.6% Stake)

2001	Tyco International Ltd.	Cambridge Protection Industries LLC

Goldman Sachs analyzed certain information relating to the following significant precedent transactions in the alarm monitoring industry outside of North America:

Year	Acquiror	Target

2015	Hellman & Friedman LLC	Securitas Direct Verisure Group

2014	The Carlyle Group	Tyco Fire & Security Services Korea Co. Ltd. (ADT Korea)

2011	Stanley Convergent Security Solutions	Niscayah

2011	Bain Capital LLC, Hellman & Friedman LLC	Securitas Direct

2008	EQT Partners	Securitas Direct

For each of the selected transactions, Goldman Sachs calculated and compared the enterprise value of the target calculated using the price paid in the merger as a multiple of the target’s RMR as disclosed in publicly available materials. While none of the target companies that participated in the selected transactions are directly comparable to ADT, the target companies that participated in the selected transactions are companies with operations that, for the purposes of analysis, may be considered similar to certain of ADT’s results, market size and product profile.

The following table presents the results of this analysis:

Transaction Type	Selected Transactions		EV / RMR Multiple for Proposed ADT Transaction
	EV / RMR Multiple Range	EV / RMR Multiple Median

North America	27.9x – 60.0x	43.2x	44.6x
International	30.6x – 66.1x	53.7x

Based on results described above and other factors that Goldman Sachs considered appropriate, Goldman Sachs selected an illustrative EV/LTM RMR multiple range of 45x to 50x. Goldman Sachs applied the illustrative EV/LTM RMR multiple range to ADT’s quarter ended December 31, 2015 annualized RMR to derive an illustrative value range per share of ADT common stock of $43 to $51.

Selected Historical Premia Analysis

Goldman Sachs reviewed and analyzed the acquisition premia for all transactions involving the acquisition of United States public companies with equity values of greater than $1 billion announced between January 1, 2011 and December 31, 2015, using publically available sources and Thompson data. Announced premia were calculated relative to the target’s closing share price one day prior to announcement of the applicable transaction. The following table summarizes the results of this analysis:

	Average Premia for Historical Transactions	Premia for Proposed ADT Transaction to 12-Feb-2016 Price
2011	35.9%	56%
2012	40.3%
2013	30.2%
2014	27.0%
2015	27.6%
Average	32.2%

Goldman Sachs applied the average premia range for historical transactions from the results described above to the price per share of ADT common stock as of February 12, 2016, to derive an illustrative value range per share of ADT common stock of $35 to $38.

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to ADT or Parent or the contemplated transaction.

Goldman Sachs prepared these analyses for purposes of Goldman Sachs’ providing its opinion to the ADT Board as to the fairness from a financial point of view to the holders of ADT common stock (other than Parent and its affiliates) of the $42.00 in cash per share of ADT common stock to be paid to such holders pursuant to the merger agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of ADT, Parent, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

The merger consideration was determined through arm’s-length negotiations between ADT and Apollo (and its affiliates) and was approved by the ADT Board. Goldman Sachs provided advice to ADT during these negotiations. Goldman Sachs did not, however, recommend any specific amount of consideration to ADT or the ADT Board or that any specific amount of consideration constituted the only appropriate consideration for the merger.

As described above, Goldman Sachs’ opinion to the ADT Board was one of many factors taken into consideration by the ADT Board in making its determination to approve the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex B to this proxy statement.

Goldman Sachs and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of ADT, Parent, any of their respective affiliates and third parties, including Apollo and its affiliates and portfolio companies, or any currency or commodity that may be involved in the transactions contemplated by the merger agreement for the accounts of Goldman Sachs and its affiliates and employees and their customers. Goldman Sachs acted as financial advisor to ADT in connection with, and participated in certain of the negotiations leading to, the transactions contemplated by the merger agreement. Goldman Sachs has provided certain financial advisory and/or underwriting services to ADT and its affiliates from time to time for which the Investment Banking Division of Goldman Sachs has received, and may receive, compensation, including having acted as joint bookrunner with respect to the issuance of its 4.125% senior unsecured notes due 2019 (aggregate principal amount $500 million) in March 2014 and as co-lead manager with respect to the issuance of its 5.25% senior unsecured notes due 2020 (aggregate principal amount $300 million) in December 2014. Goldman Sachs also has provided certain financial advisory and/or underwriting services to Apollo and/or its affiliates and portfolio companies from time to time for which the Investment Banking Division of Goldman Sachs has received, and may receive, compensation, including having acted as financial advisor to Athlon Energy, a portfolio company of funds affiliated with Apollo, in connection with its sale in November 2014; as financial advisor to ASG Security, or ASG, a portfolio company of funds affiliated with Apollo, in connection with its sale to Apollo in May 2015; as co-manager with respect to the offering by Protection One, Inc., a portfolio company of funds affiliated with Apollo, and ASG of first and second lien term loan facilities (aggregate principal amount $1.355 billion) in May 2015; as financial advisor to Apollo in connection with the sale of Great Wolf Resorts, a portfolio company of funds affiliated with Apollo, in May 2015; as joint bookrunner with respect to the issuance by EP Energy LLC, a portfolio company of funds affiliated with Apollo, of its 6.375% senior unsecured notes due 2023 (aggregate principal amount $800 million) in July 2015; as financial advisor to Gala Coral Group Limited, a portfolio company of funds affiliated with Apollo, in connection with its pending merger announced in July 2015; and as joint bookrunner with respect to the issuance by Norwegian Cruise Line Holdings Limited, a portfolio company of funds affiliated with Apollo, of its 4.625% senior unsecured notes due 2020 (aggregate principal amount $600 million) in November 2015. Goldman Sachs may also in the future provide financial advisory and/or underwriting services to ADT, Parent and their respective affiliates and Apollo and its affiliates and portfolio companies for which the Investment Banking Division of Goldman Sachs may receive compensation. Affiliates of Goldman Sachs also may have co-invested with Apollo and its affiliates from time to time, may have invested in limited partnership units of affiliates of Apollo from time to time and may do so in the future. According to Goldman Sachs, during the two year period ended February 14, 2016, Goldman Sachs has received compensation for financial advisory and/or underwriting services provided by its Investment Banking Division to Apollo Global Management, LLC and/or its affiliates and/or funds managed by affiliates of Apollo Global Management, LLC and/or the respective portfolio companies of such funds of approximately $65 million.

The ADT Board selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the merger. Pursuant to a letter agreement dated January 25, 2016, ADT engaged Goldman Sachs to act as its financial advisor in connection with the contemplated transaction. The engagement letter between ADT and Goldman Sachs provides for a transaction fee of $32 million, of which $3.2 million became payable on announcement and the remainder of which is payable upon consummation of the merger. In addition, ADT has agreed to reimburse Goldman Sachs for certain of its expenses, including attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.

Certain Financial Projections

ADT does not, as a matter of course, publicly disclose projections as to its future financial performance. However, we provided Goldman Sachs with certain non-public financial forecasts prepared by ADT’s management, which we refer to herein as the “Management Projections”, and Goldman Sachs relied on the Management Projections in performing its financial analysis summarized under “Opinion of ADT’s Financial Advisor” and the Management Projections were the only financial management projections with respect to ADT used by Goldman Sachs in performing such financial analysis. The Management Projections provided to Goldman Sachs were largely based on a strategic plan previously prepared for our Board and updated to reflect our most current thinking. A summary of the Management Projections is set forth below.

The Management Projections were not prepared with a view to public disclosure and are included in this proxy statement only because portions of such information were made available to Parent and certain of its affiliates and representatives in connection with their due diligence review of ADT, and the information with respect to the Management Projections was made available to Goldman Sachs for use in connection with its financial analysis summarized under “The Merger Proposal (Proposal 1)—Opinion of ADT’s Financial Advisor.” The Management Projections were not prepared with a view to compliance with generally accepted accounting principles as applied in the United States, which we refer to as “GAAP,” the published guidelines of the SEC regarding projections and forward-looking statements or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information, however the total revenue projections were prepared in a manner consistent with ADT’s historical financial statements. Furthermore, Deloitte & Touche LLP, our independent auditor, has not examined, reviewed, compiled or otherwise applied procedures to the Management Projections and, accordingly, assumes no responsibility for, and expresses no opinion on, them. The Management Projections included in this proxy statement have been prepared by, and are the responsibility of, our management. The Management Projections were prepared solely for internal use of ADT and are subjective in many respects.

Although this summary of the Management Projections is presented with numerical specificity, the projections reflect numerous variables, assumptions and estimates as to future events made by our management that our management believed were reasonable at the time the Management Projections were prepared, taking into account the relevant information available to management at the time. However, such variables, assumptions and estimates are inherently uncertain and many of which are beyond the control of our management. Because the Management Projections cover multiple years, by their nature, they become subject to greater uncertainty with each successive year. This information is not fact and should not be relied upon as being necessarily indicative of actual future results. Important factors that may affect actual results and cause the Management Projections not to be achieved include general economic conditions or political uncertainty in some regions adversely affecting our business, results or financial condition, current expansion efforts adversely impacting our business or results, any developments related to antitrust investigations adversely affecting our financial condition, results, cash flows or reputation, pricing pressures from our customers adversely affecting our profitability, technological changes and competition adversely affecting our sales, profitability or financial condition, any disruption in our information technology systems adversely impacting our business and operations, any shortage of supplies causing a production disruption for any customers or us, strengthening of the U.S. dollar and other foreign currency exchange rate fluctuations impacting our results, our contingent liabilities and tax matters causing us to incur losses or costs, any inability to protect our intellectual property rights adversely affecting our business or our competitive position, commodity inflationary pressures adversely affecting our profitability or supply base, costs or adverse effects on our business, reputation or results from governmental regulations, work stoppages or other labor issues at our facilities or those of our customers or others in our supply chain adversely affecting our business, results or financial condition, any increase in the expense of our pension and other postretirement benefits or the funding requirements of our pension plans reducing our profitability, unsuccessful execution of cost saving strategies, inaccuracy of certain accounting assumptions, changes in actual or projected cash flows, competitive pressures, and changes in tax laws. In addition, the Management Projections do not take into account any circumstances or events occurring after the date that they were prepared and do not give effect to the merger. As a result, there can be no assurance that the Management Projections will be realized, and actual results may be materially better or worse than those contained in the Management Projections. The inclusion of this information should not be regarded as an indication that the ADT Board, ADT, Goldman Sachs, Parent, Parent’s representatives and affiliates (including Apollo and the Apollo Funds) or any other recipient of this information considered, or now considers, the Management Projections to be predictive of actual future results. The summary of the Management Projections is not included in this proxy statement in order to induce any stockholder to vote in favor of the merger proposal or any of the other proposals to be voted on at the special meeting.

The Management Projections are forward-looking statements. For information on factors that may cause ADT’s future results to materially vary, see the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Except to the extent required by applicable federal securities laws, we do not intend, and expressly disclaim any responsibility, to update or otherwise revise the Management Projections to reflect circumstances existing after the date when ADT prepared the Management Projections or to reflect the occurrence of future events or changes in general economic or industry conditions, even in the event that any of the assumptions underlying the Management Projections are shown to be in error. By including in this document a summary of certain financial forecasts, neither ADT nor any of its representatives or advisors (including Goldman Sachs) nor Parent, Parent’s representatives and affiliates (including Apollo and the Apollo Funds) makes any representation to any person regarding the ultimate performance of ADT or the surviving corporation compared to the information contained in such financial forecasts and should not be read to do so.

Certain of the measures included in the Management Projections may be considered non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by ADT may not be comparable to similarly titled amounts used by other companies.

Management Projections

(US$ in millions)	Management Projections
	FY2016E Sept YTD Plan	FY2017E Sept YTD Plan	FY2018E Sept YTD Plan	FY2019E Sept YTD Plan	FY2020E Sept YTD Plan
Total Revenue	$3,692	$3,867	$4,065	$4,297	$4,545
EBITDA (before special items)(1)(4)	$1,880	$1,971	$2,072	$2,174	$2,276
Net Income (before special items)(2)(4)	$331	$340	$363	$379	$391
FCF (after special items)(3)(4)	$240	$321	$384	$405	$426

Source: ADT Management as of December 4, 2015.

(1)

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) before special items is a non-GAAP measure reflecting net income adjusted for interest, taxes, and certain non-cash items which include depreciation of subscriber system assets and other fixed assets, amortization of deferred costs and deferred revenue associated with customer acquisitions, and amortization of dealer and other intangible assets. EBITDA before special items is also adjusted to exclude charges and gains related to acquisitions, integrations, restructurings, impairments, and other income or charges. Such items are excluded to eliminate the impact of items that management does not consider indicative of our core operating performance and/or business trends.
(2)	Net income before special items is a non-GAAP measure reflecting net income adjusted to exclude charges and gains related to acquisitions, integrations, restructurings, impairments, and other income or charges. Such items are excluded to eliminate the impact of items that management does not consider indicative of our core operating performance and/or business trends.
(3)	Free cash flow (“FCF”) is a non-GAAP measure defined as net cash provided by operating activities less cash outlays for capital expenditures, subscriber system assets, and dealer generated customer accounts and bulk account purchases. Dealer generated accounts are accounts that are generated through the network of authorized dealers. Bulk account purchases represent accounts acquired from third parties outside of the authorized dealer network, such as other security service providers, on a selective basis. These items are subtracted from cash flows from operating activities because they represent long-term investments that are required for normal business activities.
(4)	The Company is not providing a quantitative reconciliation of our non-GAAP projections to the corresponding GAAP information because the measures that we exclude from our non-GAAP projections are difficult to predict and are primarily dependent on future uncertainties.

Interests of ADT’s Executive Officers and Directors in the Merger

In considering the recommendation of the ADT Board that you vote to approve the merger proposal, you should be aware that, aside from their interests as ADT stockholders, ADT’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of ADT stockholders generally, which may create potential conflicts of interest. These interests are described in more detail below, and with respect to the named executive officers of ADT, are quantified in the “Golden Parachute Compensation” table below. The ADT Board was aware of these interests and considered them when it adopted the merger agreement and approved the merger.

With regard to our directors serving on the ADT Board (other than Naren Gursahaney, whose interests are as an executive officer and further described below), these interests relate to the provision of indemnification, the advancement of expenses, exculpation and insurance arrangements pursuant to the merger agreement and ADT’s certificate of incorporation and bylaws, which reflect that such directors may be subject to claims arising from their service on the ADT Board, subject in all respects to the limitations set forth in the merger agreement. In addition, Parent has agreed in the merger agreement to perform the indemnification agreements between ADT and the directors serving on the ADT Board, subject in all respects to the limitations set forth in the merger agreement. Our directors serving on the ADT Board (other than Naren Gursahaney, whose interests are as an executive officer and further described below) do not have any unvested equity awards as of March 25, 2016.

ADT’s current executive officers are: Naren Gursahaney, President and Chief Executive Officer; N. David Bleisch, Senior Vice President and Chief Legal Officer; Donald Boerema, Senior Vice President and Chief Corporate Development Officer; Jerri DeVard, Senior Vice President and Chief Marketing Officer; Mark Edoff, Senior Vice President of Business Operations Optimization; Alan Ferber, President of Residential Business; Michael Geltzeiler, Senior Vice President and Chief Financial Officer; Andrea Martin, President of ADT’s Canadian operations; Kathleen McLean, Senior Vice President and Chief Information Officer; Laura Miller, Senior Vice President and Chief Human Resources Officer; Luis Orbegoso, President of Business; and Arthur Orduña, Senior Vice President and Chief Innovation Officer.

With regard to our executive officers, these interests relate to the possible receipt of the following types of payments and benefits that may be triggered by or otherwise relate to the merger, assuming the merger occurred on March 24, 2016 and, where applicable, the executive officer experiences a qualifying termination immediately thereafter, and coverage under indemnification, advancement of expenses and insurance arrangements, in each case as further described below:

•	accelerated vesting of executive officer equity awards, in the aggregate amount of approximately $35,154,243 for all executive officers;

•	possible cash severance payments and other termination benefits under ADT’s Change in Control Severance Plan, in an aggregate amount of approximately $23,206,290 for all executive officers; and

•	the provision of indemnification, advancement of expenses and insurance arrangements pursuant to the merger agreement and ADT’s certificate of incorporation and bylaws, and performance under indemnification agreements between ADT and its executive officers.

Treatment of Director and Executive Officer Common Stock

As is the case for any stockholder of ADT, ADT’s directors and executive officers will receive $42.00 in cash, without interest, for each share of ADT common stock that they own at the effective time. For information regarding beneficial ownership of ADT common stock by each of ADT’s current directors, ADT’s named executive officers and all directors and executive officers as a group, see the section entitled “Security Ownership of Certain Beneficial Owners and Management” beginning on page 109.

Treatment of Director and Executive Officer Equity Awards

As described under “The Merger Agreement—Treatment ADT Equity Awards” beginning on page 81, the merger agreement provides that each option to purchase shares of ADT common stock, each PSU and each Stock Unit will be treated as set forth below.

Treatment of Stock Options

Immediately prior to the effective time, each outstanding option to purchase shares of ADT common stock will become immediately vested and be cancelled and the holder thereof will be entitled to receive an amount in cash, without interest and less any applicable withholding taxes, equal to the product of (i) the number of shares subject to such option, multiplied by (ii) the excess, if any, of $42.00 over the exercise price of the option, payable in a lump sum through ADT’s payroll system or by check or other method as determined by Parent as soon as reasonably practicable after the effective time.

Treatment of Stock Units

Immediately prior to the effective time, any vesting conditions applicable to each outstanding Stock Unit (which does not include PSUs) will automatically accelerate in full, and each Stock Unit will be cancelled and the holder thereof will be entitled to receive, at or promptly following the effective time, an amount in cash, without interest and less any applicable withholding taxes, equal to the product of (x) the total number of shares subject to such Stock Unit immediately prior to the effective time multiplied by (y) $42.00 payable in a lump sum through ADT’s payroll system or by check or other method as determined by Parent as soon as reasonably practicable after the effective time.

Treatment of PSUs

Immediately prior to the effective time, each outstanding PSU will automatically be cancelled and the holder thereof will be entitled to receive an amount in cash, without interest and less any applicable withholding taxes, equal to the product of (x) the total number of shares subject to such PSU immediately prior to the effective time (assuming for this purpose that performance resulted in a payout of 115% of the target award) multiplied by (y) $42.00, payable in a lump sum through ADT’s payroll system or by check or other method as determined by Parent as soon as reasonably practicable after the date that such PSU would have otherwise vested in accordance with its terms (and in any event not later than December 31 of the year during which such vesting date occurs) but only if such conditions to vesting are satisfied prior to such vesting date; provided, that if the employment or service of such holder of such PSU is terminated by ADT or its affiliates or by the holder prior to such vesting date within two years following the completion of the merger under conditions that would have accelerated the vesting of such PSU had it remained outstanding, then such vesting will be accelerated as of the date of such termination of employment or service.

Payments for Unvested Equity Awards

The following table sets forth the amounts that each director , named executive officer and all other executive officers as a group of ADT would receive with respect to unvested stock options, Stock Units and PSUs, assuming the completion of the merger occurred on March 24, 2016 (and, in the case of the PSUs, assuming the executive officer sustains a qualifying termination on such date). The number of vested options beneficially owned as of March 22, 2016 by each individual listed in the table below is included in the “Security Ownership of Certain Beneficial Owners and Management” table beginning on page 109.

Estimated Payments for Unvested Equity Awards Table

Executive Officers and Directors	Aggregate Amount Payable for Unvested Stock Options ($)(1)	Aggregate Amount Payable for Unvested Stock Units ($)(2)	Aggregate Amount Payable for Unvested PSUs ($)(3)
Directors
Thomas Colligan	n/a	n/a	n/a
Richard Daly	n/a	n/a	n/a
Timothy Donahue	n/a	n/a	n/a
Robert Dutkowsky	n/a	n/a	n/a
Bruce Gordon	n/a	n/a	n/a
Bridgette Heller	n/a	n/a	n/a
Kathleen Hyle	n/a	n/a	n/a
Christopher Hylen	n/a	n/a	n/a
Named Executive Officers
N. David Bleisch	284,353	478,842	1,268,310
Jerri DeVard	921,012	1,247,946	1,428,183
Alan Ferber	427,524	956,592	2,003,243
Michael Geltzeiler	791,249	1,815,828	3,734,025
Naren Gursahaney	1,556,207	2,602,446	7,407,626
All Other Executive Officers as a Group(4) (7 persons)	1,241,959	2,313,654	4,675,247

(1)	This amount includes the estimated value that each executive officer would receive in respect of unvested stock options based on the merger consideration and the assumed closing of the merger on March 24, 2016 on a “single-trigger” basis, pursuant to the terms of the merger agreement solely as a result of the closing of the merger.
(2)	This amount includes the estimated value that each executive officer or director would receive in respect of Stock Units based on the merger consideration and the assumed closing of the merger on March 24, 2016 on a “single-trigger” basis solely as a result of the closing of the merger.
(3)	This amount includes the estimated value of unvested PSUs the vesting of which it would be assumed that performance resulted in a payout of 115% of the target award on a “double-trigger” basis, pursuant to the terms of the merger agreement assuming a qualifying termination on the day immediately following the completion of the merger.
(4)	This group includes Messrs. Boerema, Edoff, Orbegoso and Orduña and Mses. Martin, McLean and Miller.

Change in Control Severance Plan

Each ADT executive officer, including each named executive officer, is eligible for benefits under the ADT’s Corporation Change in Control Severance Plan (the “Severance Plan”).

Under the Severance Plan, an ADT executive officer will be entitled to specified benefits if the executive officer experiences a qualifying termination of employment (an involuntary termination of employment other than for Cause, permanent disability or death, or a Good Reason Resignation (each as defined in the Severance Plan) during the 60-day period immediately prior to or the 24-month period following the completion of the merger.

Upon a qualifying termination, an executive officer would become entitled to the following:

•	A payment equal to two times his or her base salary and two times his or her target annual bonus;

•	Continued participation in ADT’s medical, dental and health care reimbursement account coverage for twelve months following termination of employment (or until the executive officer commences employment by another company and becomes eligible for coverage under the new employer’s plans), subject to the executive officer’s payment of the employee portion of such coverage;

•	To the extent the executive officer has not become eligible for medical, dental and health care reimbursement account coverage by a new employer after the twelve month period following termination of employment, a cash payment equal to the projected value of the employer portion of the premiums for such coverage for an additional period of twelve months;

•	A pro-rata bonus for the year of termination based on the target bonus for the year of termination; and

•	Payment of the cost of outplacement services for twelve months following the termination of employment.

As a condition of receiving the severance benefits under the Severance Plan, each executive officer must execute (and not revoke) a general release of claims in favor of ADT, comply with the terms and conditions of such release and comply with certain restrictive covenants therein. In connection with the merger, the Company will not reimburse an executive officer with respect to any excise tax triggered by Section 280G or 4999 of the Code, but any payments related to the merger will be capped at three times the executive officer’s “base amount” under Section 280G of the Code less one dollar, if the cap results in a greater after-tax payment to the executive officer than if the payments were not capped.

Although it is not currently anticipated that any of ADT’s executive officers will experience a termination of employment in connection with the completion of the merger, for an estimate of the amounts that would become payable to each of ADT’s named executive officers under the Severance Plan if a severance-qualifying termination of employment were to occur immediately following consummation of the merger, see “—Potential Merger-Related Payments to Named Executive Officers” below. We estimate that the maximum aggregate amount that would become payable to our other executive officers (Messrs. Boerema, Edoff, Orbegoso and Orduña and Mses. Martin, McLean and Miller) as a group under the Severance Plan if the effective time was March 24, 2016 and each incurred a severance-qualifying termination of employment on that date and immediately following consummation of the merger, is $9,709,910.

Indemnification and Insurance

The merger agreement provides that from and after the effective time, Parent shall cause the surviving corporation and the applicable subsidiaries of the surviving corporation to assume all obligations of ADT and its subsidiaries in respect of exculpation, indemnification and advancement of expenses (subject to such person providing an undertaking to repay such advancement if it is ultimately determined that such person is not entitled to indemnification) for each individual who at the effective time is, or at any time prior to the effective time was, a director or officer of ADT or any subsidiary of ADT, for acts or omissions occurring at or prior to the effective time as provided in ADT’s certificate of incorporation or bylaws as in effect on the date of the merger agreement, subject to certain limitations. For a period of six years from the effective time, the surviving corporation will maintain in effect provisions in the surviving corporation’s organizational documents related to indemnification and advancement of expenses that are no less favorable than those set forth in ADT’s organizational documents as of the date of the merger agreement, and honor and perform under certain indemnification agreements between ADT and its directors and executive officers. The merger agreement also provides that Parent will maintain, or will cause the surviving corporation to maintain, at no expense to the beneficiaries, for a period of six years from the effective time either (i) the current policies of directors’ and officers’ liability and fiduciary liability insurance maintained by us or (ii) any other policies of directors’ and officer’s liability and fiduciary liability insurance on terms and conditions providing benefits that are no less favorable (other than in any de minimis respect) than ADT’s existing policies; provided that after the effective time, Parent and the surviving corporation shall not be required to pay in the aggregate for such coverage under each such policy more than 250% of the last annual premium paid by ADT prior to the date of the merger agreement in respect of the coverage required to be obtained pursuant hereto under each such policy, but in such case shall purchase as much coverage as reasonably practicable for such amount. Additionally, and in lieu of providing the coverage described in the preceding sentence, Parent may direct ADT to purchase a six year prepaid “tail policy” at a cost not exceeding 250% of the last annual premium paid by ADT prior to the date of the merger agreement in respect of the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by ADT, and Parent will maintain such “tail policy” in full force and effect for such six year period.

The indemnification and insurance provisions of the merger agreement are intended to benefit, and are enforceable by, the indemnified persons and their respective heirs or representatives.

Continuation of Employee Compensation and Benefit Levels

Under the merger agreement, for a period of at least one year following the effective time, each continuing employee of ADT or its subsidiaries, including our executive officers, will receive (i) a salary, wage, target bonus opportunity and commissions opportunity that is substantially similar in the aggregate to the salary, wage, target bonus opportunity and commissions opportunity that was provided to such continuing employee immediately prior to the effective time and (ii) employee pension, welfare and other benefits (other than any equity-based compensation or benefits) that are substantially similar in the aggregate to the employee pension, welfare and other benefits (other than any equity-based compensation or benefits) provided to such continuing employee, including our executive officers, immediately prior to the effective time. For a period of at least one year following the effective time, Parent or one of its affiliates will maintain for the benefit of each continuing employee, including our executive officers, a severance or termination arrangement no less favorable than the severance or termination arrangement provided to such continuing employee immediately prior to the effective time.

Other Interests

As of the date of this proxy statement, other than the arrangements discussed in this proxy statement, none of our executive officers has entered into any agreement with Parent regarding employment with, or compensation from, or equity participation or reinvestment in, the surviving corporation or Parent on a going-forward basis following the completion of the merger. However, Parent (or its representatives) and some or all of our executive officers may have discussions from time to time with respect to such arrangements.

Potential Merger-Related Payments to Named Executive Officers

The following table sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for ADT’s named executive officers based on the merger, assuming that the merger was completed on March 24, 2016; and the named executive officers are terminated without cause immediately following the completion of the merger. The actual amounts payable would depend on the date of termination, the manner of the termination and the terms of the agreements in effect at such time. More detail on the included payments and benefits are set forth above in the section entitled “—Interests of ADT’s Executive Officers and Directors in the Merger.”

Golden Parachute Compensation

Name	Cash ($)(1)	Equity ($)(2)	Pension / NQDC ($)(3)	Perquisites /Benefits ($)(4)	Tax Reimbursement ($)(5)	Other ($)(6)	Total ($)(7)
Naren Gursahaney	4,258,770	11,566,279	—	47,577	—	—	15,872,626
Michael Geltzeiler	3,362,705	6,341,101	46,626	39,793	—	—	9,790,225
Alan Ferber	1,944,033	3,387,359	65,590	47,577	—	—	5,444,559
N. David Bleisch	1,831,877	2,031,504	—	47,577	—	—	3,910,958
Jerri DeVard	1,869,262	3,597,141	—	47,208	—	—	5,513,611

(1)	This amount includes the estimated total cash severance payments which would be payable under the Severance Plan in respect of (i) two times the named executive officer’s annual base salary and target bonus amount, payable in a lump sum and (ii) a prorated annual bonus for the year of termination that would be payable in a lump sum and in accordance with the terms of the applicable bonus plan (assuming a termination date of March 24, 2016).

All components of the cash severance amount are “double-trigger” (i.e., they are contingent upon a qualifying termination of employment during the 60-day period immediately prior to or the 24-month period following the completion of the merger). As a condition of receiving the severance benefits under the Severance Plan, each named executive officer must execute (and not revoke) a general release of claims in favor of ADT, comply with the terms and conditions of such release, and comply with certain restrictive covenants therein. The estimated amount of each component of the cash severance payment is set forth in the table below.

Name	Salary Replacement Benefits ($)	Prorated Bonus ($)
Naren Gursahaney	3,780,000	478,770
Michael Geltzeiler	3,000,000	362,705
Alan Ferber	1,768,000	176,033
N. David Bleisch	1,666,000	165,877
Jerri DeVard	1,700,000	169,262

(2)	This amount includes the estimated value of unvested stock options and Stock Units the vesting of which would be accelerated immediately prior to the effective time, and the value of unvested PSUs the vesting of which would be accelerated upon a qualifying termination immediately following the completion of the merger and assuming that performance resulted in a payout of 115% of the target award. The value set forth in the “Equity” column in the table above attributable to each type of accelerated equity held by ADT’s named executive officers is set forth above in the section entitled “—Payments for Unvested Equity Awards.”
(3)	This amount includes the amount of unvested employer “matching credits” and “company credits” contributions under the ADT Supplemental Savings and Retirement Plan which will become vested upon the completion of the merger. No payments under the ADT Supplemental Savings and Retirement Plan shall be triggered upon the consummation of the merger, however, account balances may be paid upon a separation from service, if the named executive officer previously elected such event as a distribution date.
(4)

The amounts in this column include for all named executive officers (i) (x) the value of continuation of medical, dental and health care reimbursement account coverage for the named executive officer and, where applicable, his or her spouse or domestic partner and dependents, as if the named executive officer had continued in employment during the 12-month period immediately following the date of such named executive officer’s separation from service date, and (y) a lump sum payment equal to the projected value of the employer portion of the premiums for medical and dental coverage for a period of twelve months payable within 60 days following the twelve month anniversary of the separation from service date; and (ii) outplacement services for the 12-month period immediately following the named executive officer’s separation from service date. The table below identifies and quantifies the individual perquisites and benefits for each of the named executive officers.

Name	Value of Benefits Continuation ($)	Outplacement Services ($)
Naren Gursahaney	22,577	25,000
Michael Geltzeiler	14,793	25,000
Alan Ferber	22,577	25,000
N. David Bleisch	22,577	25,000
Jerri DeVard	22,208	25,000

(5)	ADT has no obligation to any named executive officer to offset golden parachute excise taxes under the Code or to reimburse the named executive officer for related taxes.
(6)	None of the named executive officers have any other benefits that would be paid out upon a qualifying termination following completion of the merger.
(7)	Includes the aggregate dollar value of the sum of all estimated amounts reported in the preceding columns.

Financing of the Merger

We anticipate that the total funds needed to complete the merger (including the funds to pay ADT stockholders and to pay the holders of other equity-based interests the amounts due to them under the merger agreement), which would be approximately $9.0 billion, will be funded through a combination of the following:

(i) debt financing in an aggregate principal amount of $4.695 billion as well as a committed $255 million senior secured revolving facility, a portion of which will be available at closing. Parent has received firm commitments from a consortium of financial institutions to provide the debt financing and revolving credit facility. See the section entitled “Financing of the Merger—Debt Financing”;

(ii) the purchase of preferred securities of Parent Inc. and of warrants to purchase limited partnership interests of Parent LP by Koch SV Investments, LLC, an affiliate of Koch Equity Development LLC, the investment and acquisition subsidiary of Koch Industries, Inc. in an aggregate amount of $750 million (the “preferred securities financing”). Parent LP and Parent Inc. have received the firm commitment of Koch SV Investments, LLC to provide the preferred securities financing. See the section entitled “Financing of the Merger—Preferred Securities Financing”;

(iii) equity commitments by the Apollo Funds in an aggregate amount of up to $3.575 billion. Parent has received equity commitments for the equity financing from the Apollo Funds. See the section entitled “Financing of the Merger—Equity Financing”; and

(iv) Parent’s cash on hand.

The completion of the merger is not conditioned upon Parent’s receipt of financing.

Debt Financing

In connection with the entry into the merger agreement, Parent has obtained a commitment letter (the “debt commitment letter”) from Barclays Bank PLC, Citigroup Global Markets Inc., Deutsche Bank AG New York Branch, Deutsche Bank AG Cayman Islands Branch, Deutsche Bank Securities Inc., Royal Bank of Canada, RBC Capital Markets, LLC, PSP Investments Credit USA LLC and PCDH 5, LLC to provide, severally but not jointly, upon the terms and subject to the conditions set forth in the debt commitment letter, in the aggregate up to $8.445 billion in debt financing as well as a $255 million senior secured revolving facility (only a portion of which is available to be drawn at the closing of the merger), consisting of the following:

•	$1.555 billion senior secured term facility;

•	$255 million senior secured revolving facility;

•	$3.140 billion second lien bridge facility;

•	$2 billion backstop senior secured term facility; and

•	$1.750 billion backstop senior secured bridge facility.

The proceeds of the debt financing will be used (i) to finance, in part, the payment of the amounts payable under the merger agreement, (ii) to repay certain existing indebtedness of ADT and to redeem and discharge certain senior unsecured notes of ADT and (iii) for general corporate purposes.

The obligations of the debt commitment parties to provide the debt financing under the debt commitment letter are subject to a number of conditions, including (i) the execution and delivery of definitive documentation consistent with the terms of the debt commitment letter, (ii) the substantially simultaneous completion of the merger in accordance with the merger agreement (without giving effect to any amendment, waiver, consent or other modification to the merger agreement that is materially adverse to the lenders in their capacities as such), (iii) the consummation of the equity financing and the preferred securities financing, prior to, or substantially simultaneously with, the initial borrowings under the debt facilities, (iv) since February 14, 2016 no material adverse effect (as defined under the section entitled “The Merger Agreement—Representations and Warranties”) with respect to ADT and its subsidiaries taken as a whole shall have occurred, (v) delivery of certain audited, unaudited and pro forma financial statements, (vi) as a condition to the availability of the second lien bridge facility and the backstop senior secured bridge facility, Parent having used commercially reasonable efforts to afford the investment banks a marketing period of 20 consecutive calendar days (subject to certain blackout dates) following receipt of a customary offering memorandum, which includes certain financial statements, (vii) as a condition to the availability of the senior secured term loan facility, the senior secured revolving facility and the backstop senior secured term facility, Parent having used commercially reasonable efforts to afford the arrangers a marketing period of 20 consecutive calendar days (subject to certain blackout dates) following receipt of a customary confidential information memorandum, (viii) payment of all applicable invoiced fees and expenses, (ix) the discharge of ADT’s 2.250% Notes due 2017 and 4.125% Senior Notes due 2019 (together, the “short term ADT notes”) that have not been tendered into offers to purchase as of the closing date, (x) the repayment of certain outstanding debt of ADT, (xi) with respect to the backstop senior secured term facility and backstop senior secured bridge facility (the “backstop facilities”), Parent or ADT being required to make a change of control offer (as defined in the indentures governing the ADT notes) (a “backstop event”) with respect to any series of ADT’s outstanding notes other than the short-term ADT notes (any such notes that remain outstanding after the consummation of such change of control offers, the “ADT notes”), (xii) the receipt of documentation and other information about the borrowers and guarantors required under applicable “know your customer” and anti-money laundering rules and regulations (including the PATRIOT Act), (xiii) the execution and delivery of guarantees by certain guarantors and the taking of certain actions necessary to establish and perfect a security interest in specified items of collateral, (xiv) the accuracy in all material respects of specified representations and warranties in the loan documents under which the debt financing will be provided and of certain representations and warranties in the merger agreement and (xv) delivery of certain customary closing documents.

The obligations of the debt commitment parties to provide the debt financing under the debt commitment letter will terminate at the earlier of (i) the end date (as defined in and, if applicable, extended pursuant to and as set forth in the section entitled “The Merger Agreement—Termination of the Merger Agreement”) if the closing shall not have occurred on or prior to such date, (ii) the termination of the merger agreement without the consummation of the merger having occurred, (iii) the completion of the merger without the use of the applicable debt financing, or in the case of the backstop facilities, such backstop facilities are not used on or prior to the date that is the earliest of (x) 100 days after the closing and (y) 61 days after the closing, if on or prior to such date (I) no backstop event has occurred, (II) no rating event (as defined in the indentures governing the ADT notes) has occurred or (III) the rating of any ADT notes has not been publicly announced as under consideration for a possible downgrade by any of the rating agencies (as defined in the indentures governing the ADT notes).

Parent and Merger Sub are required under the merger agreement to use their respective reasonable best efforts to take all actions and do all things necessary, proper or advisable to arrange and consummate the financing on the terms and conditions contemplated by the debt commitment letter. In the event any portion of the debt financing becomes unavailable on the terms and conditions contemplated in the debt commitment for any reason, Parent and Merger Sub are required under the merger agreement to use their reasonable best efforts to obtain alternative third-party financing from alternative sources in an amount that when added to the available portion of the debt financing, the preferred securities financing and the equity financing is sufficient to fund the aggregate per share merger consideration, fees and expenses of Parent, Merger Sub and the surviving corporation in connection with the merger and the financing, refinancing of outstanding indebtedness of ADT, Parent, Merger Sub or their affiliates contemplated by the merger agreement and financing commitments and their other payment obligations of Parent, Merger Sub and the surviving corporation contemplated under the merger agreement (the “required amount”) and on terms and conditions that are not materially less beneficial to Parent or Merger Sub than the terms in the debt commitment letter. In no event will reasonable best efforts of Parent and Merger Sub be deemed or construed to require Parent or Merger Sub to pay any material fees in excess of that contemplated by the debt commitment letter. As of the last practicable date before the printing of this proxy statement, the debt commitment letter remains in effect, and Parent has not notified us of any plans to utilize substitute financing. Except as described in this proxy statement, there is no plan or arrangement regarding the refinancing or repayment of the debt financing. The documentation governing the debt financing contemplated by the debt commitment letter has not been finalized and, accordingly, the actual terms of the debt financing may differ from those described in this proxy statement.

The debt commitment parties may invite other banks, financial institutions and institutional lenders to participate in the debt financing contemplated by the debt commitment and to undertake a portion of the commitments to provide such debt financing.

Preferred Securities Financing

In connection with the entry into the merger agreement, Parent, Parent Inc. and Parent LP have obtained a commitment letter (the “preferred securities commitment letter”) from Koch SV Investments, LLC (“Koch”), an affiliate of Koch Equity Development LLC, the investment and acquisition subsidiary of Koch Industries, Inc., to purchase, upon the terms and subject to the conditions set forth in the preferred securities commitment letter, $750 million in the aggregate of preferred securities of Parent Inc. and warrants to purchase limited partnership interests of Parent LP. The proceeds of the preferred securities financing will be used to finance the merger and related transactions.

The obligation of Koch to provide the preferred securities financing under the preferred securities commitment letter is subject to a number of conditions, including (i) the execution and delivery of definitive documentation consistent with the terms of the preferred securities commitment letter, (ii) the substantially simultaneous completion of the merger in accordance with the merger agreement (without giving effect to any amendment, waiver, consent or other modification to the merger agreement that is materially adverse to Koch), (iii) the consummation of the equity financing and the debt financing, prior to, or substantially simultaneously with the consummation of the preferred securities financing, (iv) since February 14, 2016, no material adverse effect (as defined under the section entitled “The Merger Agreement—Representations and Warranties”) with respect to ADT and its subsidiaries taken as a whole shall have occurred, (v) the delivery of certain audited, unaudited and pro forma financial statements, (vi) the discharge of the short term ADT notes that have not been tendered into offers to purchase as of the closing date, (vii) the payment of all applicable invoiced fees and expenses, (viii) the repayment of certain outstanding debt of ADT, (ix) the receipt of documentation and other information required under applicable “know your customer” and anti-money laundering rules and regulations (including the PATRIOT Act), (x) the accuracy in all material respects of specified representations and warranties in the documents under which the preferred securities financing will be provided and of certain representations and warranties in the merger agreement and (xi) the delivery of certain customary closing documents.

The obligation of Koch to provide the preferred securities financing under the preferred securities commitment letter will terminate at the earlier of (i) the end date (as defined in and, if applicable extended pursuant to and as set forth in the section entitled “The Merger Agreement—Termination of the Merger Agreement) if the closing shall not have occurred on or prior to such date and (ii) the termination of the merger agreement without the consummation of the merger having occurred.

Parent and Merger Sub are required under the merger agreement to use their respective reasonable best efforts to take all actions and do all things necessary, proper or advisable to arrange and consummate the financing on the terms and conditions contemplated by the preferred securities commitment letter. In the event any portion of the preferred securities financing becomes unavailable on the terms and conditions contemplated in the preferred securities commitment letter for any reason, Parent and Merger Sub are required under the merger agreement to use their reasonable best efforts to obtain alternative third-party financing from alternative sources in an amount that when added to the available portion of the debt financing, the preferred securities financing and the equity financing is sufficient to fund the required amount and on terms and conditions that are not materially less beneficial to Parent or Merger Sub than the terms in the preferred securities commitment letter. In no event will reasonable best efforts of Parent and Merger Sub be deemed or construed to require Parent or Merger Sub to pay any material fees in excess of that contemplated by the preferred securities commitment letter. As of the last practicable date before the printing of this proxy statement, the preferred securities commitment letter remains in effect, and Parent has not notified us of any plans to utilize substitute financing. Except as described in this proxy statement, there is no plan or arrangement regarding the refinancing or repayment of the preferred securities financing. The documentation governing the preferred securities financing contemplated by the preferred securities commitment letter has not been finalized and, accordingly, the actual terms of the preferred securities financing may differ from those described in this proxy statement.

Koch may invite other participants to participate in the preferred securities financing contemplated by the preferred securities commitment letter and to undertake a portion of the commitment to provide such preferred securities financing, provided that in no event shall Koch be relieved of its obligations to purchase the full amount of the preferred securities commitment subject to the terms and conditions set forth in the preferred securities commitment letter.

Equity Financing

Parent has received an equity commitment letter, dated as of February 14, 2016 (the “equity commitment letter”), from the Apollo Funds pursuant to which the Apollo Funds have committed, on a several but not joint basis, subject to the conditions of the equity commitment letter, to provide equity financing in an aggregate amount of up to approximately $3.575 billion, or such lesser amount, together with the debt financing and the preferred securities financing, as may be required by Parent to make the payment of the merger consideration to the ADT stockholders, option holders and stock unit holders at the closing of the merger as set forth in the merger agreement on the terms and subject to the conditions set forth therein.

Funding of the equity financing is subject to the conditions provided in the equity commitment letter, which include: (i) the satisfaction in full or valid waiver, on or before the closing of the merger, of all of the conditions precedent to Parent and Merger Sub’s obligations to consummate the merger, (ii) the substantially concurrent receipt by Parent or Merger Sub of the net cash proceeds of the debt financing and the preferred securities financing (on the terms and subject to the conditions described in the debt financing commitment and the preferred securities commitment) and (iii) the concurrent consummation of the transactions contemplated by the merger agreement (including the merger) on the terms and subject to the conditions of the merger agreement.

The equity commitment letter and each Apollo Fund’s obligation to fund all or any portion of the equity financing will automatically terminate and cease to be of any further force or effect without the need for any further action by any person (at which time the obligations of each Apollo Fund under the equity commitment letter shall be immediately discharged) upon the earliest of (i) the valid termination of the merger agreement in accordance with its terms, (ii) the closing of the merger, (iii) the payment by the Apollo Funds of their obligations under and pursuant to the limited guarantee and (iv) the assertion, directly or indirectly, by ADT or any of its affiliates (other than its stockholders) of any claim (whether at law or equity or in tort, contract or otherwise) against any Apollo Fund or any of their former, current or future direct or indirect equity holders, controlling persons, general or limited partners, officers, directors, employees, investment professionals, managers, stockholders, members, agents, affiliates, assignees, financing sources or representatives of any of the foregoing or any of their respective successors or assigns other than Parent Merger Sub, Parent Inc. or Parent LP under the merger agreement and subject to the terms and conditions therein (each, a “related party”) or any related party of a related party in connection with the equity commitment letter, the merger agreement, the debt financing commitment, the preferred securities financing commitment, the limited guarantee, or any other transaction document or any other document or instrument delivered in connection therewith or any of the transactions contemplated thereby other than (A) claims against the Apollo Funds solely to the extent expressly provided under the limited guarantee and pursuant to the terms and subject to the conditions thereof or (B) the rights of ADT, if any, against any person that is party to and solely pursuant to the terms and conditions of, the confidentiality agreement between ADT and Apollo Management VIII, L.P., dated as of May 14, 2014 (as amended, restated, supplemented or otherwise modified) or any commercial contracts or commercial disputes between Parent or any of its subsidiaries and ADT or any of its subsidiaries not in connection with, that does not arise out of, is not contemplated by or does not otherwise related to, in each case, the merger agreement, the other transaction documents, the merger or any of the other transactions contemplated thereby (the matters described in (A) and (B), collectively, “specified claims”). Immediately upon termination of the equity commitment letter and without the need for any further action by any person, no Apollo Fund or any related party of an Apollo Fund or any related party of a related party shall have any further obligation or liability thereunder. The Apollo Funds have no obligation to make any payment or contribution under the equity commitment letter at any time if the closing of the merger does not occur.

Pursuant to the terms and conditions of the merger agreement Parent and Merger Sub will use their reasonable best efforts to take all actions and do all things necessary, proper or advisable to arrange and consummate the equity financing on the terms and conditions contemplated by the equity commitment letter. In no event will reasonable best efforts of Parent and Merger Sub be deemed or construed to require Parent or Merger Sub to seek equity financing other than as contemplated by the equity commitment letter.

ADT is an express third party beneficiary of the equity commitment letter for the purpose of causing the equity financing to be funded, but solely to the extent that ADT has been awarded, in accordance with the terms and conditions of the merger agreement, specific performance to require Parent to cause the equity financing under the equity commitment letter to be funded (see the section entitled “The Merger Agreement—Specific Performance”).

Limited Guarantee

Subject to the terms and conditions set forth in a limited guarantee, dated February 14, 2016 and executed concurrently with the execution of the merger agreement, the Apollo Funds have guaranteed the payment obligations of Parent with respect to (i) the obligation of Parent under the merger agreement to pay a reverse termination fee of $421 million if the merger agreement is terminated by the Company under specified circumstances (see the section entitled “The Merger Agreement—Termination Fees and Expenses”), (ii) Parent’s obligations to pay enforcement expenses, and (iii) damages (solely to the extent payable pursuant to a final and non-appealable order of a court of competent jurisdiction), if any, payable for fraud by Parent or Merger Sub up to $421 million.

The Apollo Funds’ obligations under the limited guarantee with respect to the reverse termination fee and enforcement expenses are subject to an aggregate cap equal to the amount of (i) $421 million plus, if applicable (ii) enforcement expenses. The Apollo Funds’ obligations under the limited guarantee with respect to damages, if any, for fraud are subject to an aggregate cap equal to the amount of $421 million.

The limited guarantee will terminate and be of no further force and effect and the Apollo Funds will have no further obligation or liability under the limited guarantee, the merger agreement, the equity commitment letter, any transaction document or any other document or instrument delivered in connection therewith or in respect of the transactions contemplated thereby (or the termination or abandonment thereof), upon the earliest to occur of: (i) the closing of the merger, (ii) the payment of the guaranteed obligations by the Apollo Funds to ADT under and pursuant to the limited guarantee, (iii) the date that is 90 days after the termination of the merger agreement, provided that if (A) by such date ADT shall have made a claim in writing with respect to any guaranteed obligation during such 90-day period and (B) ADT has commenced a legal proceeding during such 90-day period against the Apollo Funds alleging that Parent is liable for such guaranteed obligation, then the limited guarantee will survive solely with respect to the amounts claimed or alleged to be so owing and the Apollo Funds shall not have any further liability or obligation under the limited guarantee from and after the earlier of (x) the entry of a final, non-appealable order of a court of competent jurisdiction and (y) the execution and delivery of a written agreement between the Apollo Funds and ADT, and, in either case, the payment by the Apollo Funds to ADT of all amounts payable by the Apollo Funds pursuant to such order or agreement and (iv) the mutual written agreement of the Apollo Funds and ADT.

ADT’s recourse against the Apollo Funds under the limited guarantee (subject to the terms and conditions set forth therein) is the sole and exclusive remedy against the Apollo Funds and any related persons of the Apollo Funds (and any related person of such related persons), and none of the Apollo Funds nor any related person of an Apollo Fund (nor any related person of such person) will have any obligation or liability to any person, in each case, in respect of any breaches, losses, damages, liabilities or obligations arising under, or in connection with, the limited guarantee, the merger agreement, the equity commitment letter, any other transaction document or any other document or instrument delivered in connection therewith or the transactions contemplated thereby (or the termination or abandonment thereof) or otherwise, including in respect of any oral representations made or alleged to be made in connection therewith, except for (A) specified claims and (B) claims by ADT seeking specific performance of the Apollo Funds’ obligation to cause the equity financing to be funded, solely pursuant to the terms and subject to the conditions of the equity commitment letter and the merger agreement.

Antitrust Reviews Required for the Merger

U.S. Antitrust

Under the HSR Act and the rules that have been promulgated thereunder by the FTC, we cannot complete the merger until we have given notification and furnished information to the FTC and the DOJ, and until the applicable waiting period has expired or has been terminated. The merger is subject to the waiting period requirements and may not be completed until the expiration of a 30-day waiting period (which may be extended as described below) following the filing of the premerger notification and report forms with the DOJ and the FTC. On February 22, 2016, ADT and Parent each filed a premerger notification and report form under the HSR Act with the DOJ and the FTC, as a result of which the applicable waiting period under the HSR Act is scheduled to expire on March 23, 2016 at 11:59 p.m., Eastern Time, unless otherwise terminated or extended if the DOJ or FTC requests additional information and documentary material. On March 9, 2016, the FTC granted early termination of the waiting period under the HSR Act.

Non-U.S. Antitrust Reviews

The merger is subject to notification under the Competition Act (Canada). On February 22, 2016, Parent submitted to the Commissioner of Competition a request for an advance ruling certificate to be issued pursuant to Section 102 of the Competition Act (Canada), or in the alternative a no action letter and a waiver of the obligation to notify pursuant to section 113(c) of the Competition Act (Canada). On March 11, 2016, the Commissioner of Competition issued a no action letter and a waiver of the obligation to notify pursuant to Section 113(c) of the Competition Act (Canada).

General

Under the merger agreement, ADT and Parent have both agreed to use their reasonable best efforts to complete the merger, including expiration or termination of the HSR waiting period and obtaining the Competition Act (Canada) approval. Each party is required to use reasonable best efforts to satisfy the closing conditions relating to required antitrust reviews, including (i) cooperating in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) subject to applicable law furnishing the other party as promptly as reasonably practicable all information required for any application or other filing to be made by the other party, (iii) promptly notifying the other party of any substantive communication received by such party from, or given by such party to, any U.S. or foreign governmental agency and of any substantive communication received or given in connection with any proceeding by a private party, and, subject to applicable law, furnish the other party promptly with copies of all correspondence, filings and communications between them and the governmental entity regarding the merger, (iv) responding as promptly as reasonably practicable to any inquiries received from, and supply as promptly as reasonably practicable any additional information or documentation that may be requested by any governmental entity in respect of such registrations, declarations and filings or such transactions and (v) permitting the other party to review any substantive communication given by it to, and consult with each other in advance, and consider in good faith the other party’s reasonable comments in connection with, any communication, meeting or conference with, the governmental entity or, in connection with any proceeding by a private party, with any other person.

While the antitrust reviews have been obtained in a timely manner, there is no certainty that a regulatory challenge to the merger will not subsequently be made. If a challenge is made, we cannot predict the result. For example, at any time before or after completion of the merger, the FTC or DOJ could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the merger or seeking divestiture of substantial assets of ADT or Parent. Private parties may also bring actions under the antitrust and other laws under certain circumstances. In no event will Parent, Parent’s subsidiaries or Parent’s HSR Affiliates be required to take any steps or actions that, individually or in the aggregate, would represent or result in a loss of more than $80.5 million of the recurring monthly revenues of Parent, ADT and their respective subsidiaries taken as a whole or that would result in a sale of the P1 Business (as defined in the section entitled “The Merger Agreement—Efforts to Complete the Merger” beginning on page 93).

The expiration or termination of the HSR waiting period and obtaining the Competition Act (Canada) approval merely implies the satisfaction of certain regulatory criteria, which do not include review of the merger from the standpoint of the adequacy of the consideration to be received by ADT’s stockholders. Further, antitrust reviews do not constitute an endorsement or recommendation of the merger.

Material U.S. Federal Income Tax Consequences of the Merger

The exchange of ADT common stock for cash in the merger generally will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under state and local and other tax laws. In general, a U.S. holder (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 111) whose shares of ADT common stock are converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder’s adjusted tax basis in such shares. Gain or loss will be determined separately for each block of shares of ADT common stock (i.e., shares of ADT common stock acquired at the same cost in a single transaction). The determination of the actual tax consequences of the merger to a holder of ADT common stock will depend on the holder’s specific situation.

Tax matters can be complicated and the tax consequences of the merger to you will depend on your particular circumstances. You should read the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 111 and consult your tax advisors regarding the U.S. federal income tax consequences of the merger to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Delisting and Deregistration of ADT Common Stock

As promptly as practicable following the completion of the merger, the ADT common stock currently listed on the NYSE will cease to be listed on the NYSE and will be deregistered under the Exchange Act.

Transaction Litigation

Following the February 16, 2016 announcement of the execution of the merger agreement, four purported stockholders of ADT initiated legal actions challenging the merger. On February 24, 2016, two purported stockholders filed putative class action complaints, styled Shannon Seidl v. The ADT Corporation, et al., C.A. No. 50-2016-CA-1984-XXXX-MBN and Yun Li v. The ADT Corporation, et al., C.A. No. 50-2016-CA-1995-XXXX-MB, in the Circuit Court of the Fifteenth Judicial Circuit in and for Palm Beach County, Florida against ADT, the members of the ADT Board, Apollo, Parent, Merger Sub, Parent Inc. and Parent LP. On March 9, 2016 and March 10, 2016, respectively, two purported stockholders filed putative class action complaints, styled Rosenfeld Family Foundation v. The ADT Corporation, et al., C.A. No. 50-2016-CA-002566-XXXX-MB and Federico Castro v. The ADT Corporation, et al., C.A. No. 50-2016-CA-002661-XXXX-MB, also in the Circuit Court of the Fifteenth Judicial Circuit in and for Palm Beach County, Florida against the same defendants. The complaints in all four actions include claims for breach of fiduciary duty against the individual directors, alleging that the directors violated the duties of loyalty, good faith, due care, and/or disclosure owed to ADT stockholders. The complaints also include claims for aiding and abetting breaches of fiduciary duty against Apollo, Parent, Merger Sub, Parent Inc. and Parent LP. Plaintiffs Seidl, Rosenfeld, and Castro seek an order, inter alia, permanently enjoining the defendants from consummating the merger and enjoining the director defendants from initiating any defensive measures that would inhibit their ability to maximize value for ADT stockholders. Plaintiff Li seeks an order, inter alia, requiring the director defendants to fulfill their fiduciary duties. All plaintiffs also seek certification of the actions as class actions, an accounting of all damages suffered or to be suffered as a result of the transaction, and attorneys’ fees and costs.

On March 24, 2016, a purported stockholder filed a putative class action complaint, styled MSS 12-09 Trust v. Thomas Colligan, et al., Case No. 12133, in the Court of Chancery of the State of Delaware asserting a claim for breach of fiduciary duty against the individual ADT directors. Plaintiff seeks an order finding the directors liable for breaching their fiduciary duties. Plaintiff also seeks certification of the action as a class action and attorney’s fees and costs.

Although it is not possible to predict the outcome of the litigations with certainty, ADT and the ADT Board believe that the claims raised in the complaints are without merit and intend to defend their position in these matters vigorously. The lawsuits are in the early stages.

Appraisal Rights

If the merger is completed, ADT’s stockholders will be entitled to appraisal rights under Section 262 of the DGCL, provided that they comply with the requirements of Section 262 of the DGCL.

Under the DGCL, if you do not wish to accept the per share merger consideration provided for in the merger agreement, you have the right to seek appraisal of your shares of ADT common stock and to receive payment in cash for the “fair value” of your shares of ADT common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be fair value, provided that you comply with the requirements of Section 262 of the DGCL. The “fair value” of your shares of ADT common stock as determined by the Delaware Court of Chancery may be more or less than, or the same as, the $42.00 per share that you are otherwise entitled to receive under the terms of the merger agreement. These rights are known as appraisal rights.

ADT’s stockholders who do not vote in favor of the merger proposal and who properly demand appraisal for their shares in compliance with the provisions of Section 262 of the DGCL will be entitled to appraisal rights. Strict compliance with the statutory procedures in Section 262 of the DGCL is required. Failure to timely and properly comply with the statutory requirements will result in the loss of your appraisal rights.

This section is intended only as a brief summary of certain provisions of the Delaware statutory procedures that a stockholder must follow in order to seek and perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements and the law pertaining to appraisal rights under the DGCL, and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which appears in Annex C to this proxy statement and is incorporated into this proxy statement by reference. The following summary does not constitute any legal or other advice, nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262 of the DGCL. All references in Section 262 of the DGCL and in this summary to a “stockholder” or a “holder” are to the record holder of the shares of ADT common stock as to which appraisal rights are asserted.

Under Section 262 of the DGCL where a merger agreement is to be submitted for adoption at a meeting of stockholders, ADT must notify the stockholders who were stockholders of record on the record date for notice of such meeting with respect to shares for which appraisal rights are available, not less than 20 days before the meeting to vote on the merger, that appraisal rights will be available. A copy of Section 262 of the DGCL must be included with such notice. This proxy statement constitutes ADT’s notice to our stockholders that appraisal rights are available in connection with the merger and the full text of Section 262 of the DGCL is attached to this proxy statement as Annex C, in compliance with the requirements of Section 262 of the DGCL. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 of the DGCL contained in Annex C. Failure to comply timely and properly with the requirements of Section 262 of the DGCL will result in the loss of your appraisal rights under the DGCL. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of ADT common stock, ADT believes that if a stockholder is considering exercising such rights, such stockholder should seek the advice of legal counsel.

Any stockholder wishing to demand appraisal of his, her or its shares of ADT common stock must deliver to ADT a written demand for appraisal of his, her or its shares of ADT common stock before the vote is taken to approve the merger proposal, which written demand must reasonably inform us of the identity of the stockholder and whether the stockholder intends to demand appraisal of his, her or its shares of ADT common stock. In addition, such stockholder must not vote or submit a proxy in favor of the merger proposal. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted “FOR” of the merger proposal, and it will result in the loss of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must either submit a proxy containing instructions to vote “AGAINST” the merger proposal or abstain from voting on the merger proposal. Voting against or abstaining from voting or failing to vote on the merger proposal by itself does not constitute a demand for appraisal within the meaning of Section 262 of the DGCL. The written demand for appraisal must be in addition to and separate from any proxy or vote on the merger proposal. In addition, a holder of shares of ADT common stock wishing to exercise appraisal rights must hold of record the shares of ADT common stock on the date the written demand for appraisal is made and must continue to hold the shares of ADT common stock of record through the effective time. A stockholder will lose his, her or its appraisal rights if the stockholder transfers the shares before the effective time. If you fail to comply strictly with the requirements of Section 262 of the DGCL and the merger is completed, you will be entitled to receive payment for your shares of ADT common stock as provided for in the merger agreement, but you will have no appraisal rights with respect to your shares of ADT common stock.

All demands for appraisal should be addressed to The ADT Corporation, Attention: General Counsel, 1501 Yamato Road, Boca Raton, Florida 33431, and must be delivered to ADT before the vote is taken to approve merger proposal at the special meeting, and must be executed by, or on behalf of, the record holder of the shares of ADT common stock. The demand must reasonably inform ADT of the identity of the stockholder and the intention of the stockholder to demand appraisal of the “fair value” of his, her or its shares of ADT common stock. A stockholder’s failure to deliver to ADT the written demand for appraisal prior to the taking of the vote on the merger proposal at the special meeting of stockholders will result in the loss of appraisal rights.

Only a holder of record of shares of ADT common stock is entitled to demand an appraisal of the shares registered in that holder’s name. Accordingly, to be effective, a demand for appraisal by a stockholder of ADT common stock must be executed by or on behalf of the record stockholder. The demand should set forth, fully and correctly, the record stockholder’s name as it appears in the transfer agent’s records and should specify the stockholder’s mailing address and the number of shares registered in the stockholder’s name. The demand must state that the person intends thereby to demand appraisal of the stockholder’s shares in connection with the merger. The demand cannot be made by the beneficial owner if he or she does not also hold the shares of ADT common stock of record. The beneficial holder must, in such cases, have the registered owner, such as a bank, brokerage firm or other nominee, submit the required demand in respect of those shares of ADT common stock. If you hold your shares of ADT common stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee and obtaining notice of the effective date of the merger.

If shares of ADT common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal must be made in that capacity. If the shares of ADT common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner or owners. A record owner, such as a bank, brokerage firm or other nominee, who holds shares of ADT common stock as a nominee for others, may exercise his or her right of appraisal with respect to the shares of ADT common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of ADT common stock as to which appraisal is sought. Where no number of shares of ADT common stock is expressly mentioned, the demand will be presumed to cover all shares of ADT common stock held in the name of the record owner. If a stockholder holds shares of ADT common stock through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record owner. Stockholders who hold their shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers or other nominees to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

Within 10 days after the effective time, the surviving corporation in the merger must give notice of the date that the merger became effective to each of ADT’s record stockholders who has complied with Section 262 of the DGCL and who did not vote in favor of the merger proposal. At any time within 60 days after the effective time of the merger, any stockholder who has not commenced an appraisal proceeding or joined a proceeding as a named party may withdraw the stockholder’s demand and accept the consideration specified by the merger agreement for that stockholder’s shares of ADT common stock by delivering to the surviving corporation a written withdrawal of the demand for appraisal. Any such attempt to withdraw the demand made more than 60 days after the effective time will require written approval of ADT, as the surviving corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that any stockholder who has not commenced an appraisal proceeding or joined such a proceeding as a named party may withdraw such stockholder’s demand for appraisal and accept the merger consideration offered in the merger within 60 days after the effective date of the merger. If a petition for appraisal is filed and the surviving corporation does not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to any stockholder who withdraws such stockholder’s right to appraisal in accordance with the proviso in the immediately preceding sentence, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder will be entitled to receive only payment of the “fair value” of such stockholder’s shares of ADT common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be fair value. The fair value of the shares of ADT common stock determined in any such appraisal proceeding could be less than, equal to or more than the consideration offered pursuant to the merger agreement.

Within 120 days after the effective time, but not thereafter, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 of the DGCL and is entitled to appraisal rights under Section 262 of the DGCL may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of ADT common stock held by all such stockholders. Upon the filing of the petition by a stockholder, service of a copy of such petition shall be made upon the surviving corporation. None of Apollo, the Apollo Funds, Parent, Merger Sub, Parent Inc., Parent LP or ADT, as the surviving corporation, has any obligation to file such a petition or has any present intention to file such a petition, and holders should not assume that any of the foregoing will file a petition. Accordingly, it is the obligation of the holders of ADT common stock to initiate all necessary petitions to perfect their appraisal rights in respect of shares of ADT common stock within the time prescribed in Section 262 of the DGCL and the failure of a stockholder to file such a petition within the period specified in Section 262 of the DGCL could nullify the stockholder’s previous written demand for appraisal. In addition, within 120 days after the effective time, any stockholder who has properly complied with the requirements of Section 262 of the DGCL and who did not vote in favor of the merger proposal, will be entitled to receive from the surviving corporation, upon written request, a statement setting forth the aggregate number of shares of ADT common stock not voted in favor of the merger proposal and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be mailed within 10 days after such written request has been received by the surviving corporation or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later. A person who is the beneficial owner of shares of ADT common stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition for appraisal or request from the surviving corporation such statement. If a petition for appraisal is not timely filed, then the right to appraisal will cease.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, then the surviving corporation will be obligated, within 20 days after receiving service of a copy of the petition, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares of ADT common stock and with whom agreements as to the value of their shares of ADT common stock have not been reached. After notice to stockholders who have demanded appraisal from the Register in Chancery, if such notice is ordered by the Delaware Court of Chancery, the Delaware Court of Chancery will conduct a hearing upon the petition and determine those stockholders who have complied with Section 262 of the DGCL and who have become entitled to the appraisal rights provided by Section 262 of the DGCL. The Delaware Court of Chancery may require stockholders who have demanded payment for their shares of ADT common stock to submit their stock certificates to the Register in Chancery for notation of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

After determination of the stockholders entitled to appraisal of their shares of ADT common stock, the Delaware Court of Chancery will appraise the shares of ADT common stock, determining their fair value as of the effective time after taking into account all relevant factors exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. When the fair value has been determined, the Delaware Court of Chancery will direct the payment of such value, together with interest, if any, by the surviving corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time and the date of payment of the judgment.

You should be aware that an investment banking opinion as to the fairness from a financial point of view of the consideration to be received in a sale transaction, such as the merger, is not an opinion as to fair value under Section 262 of the DGCL. Although we believe that the per share merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the per share merger consideration. Moreover, neither Apollo, the Apollo Funds, Parent, Merger Sub, Parent Inc., Parent LP or ADT, as the surviving corporation, anticipates offering more than the per share merger consideration to any stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262 of the DGCL, the “fair value” of a share of ADT common stock is less than or equal to the per share merger consideration. In determining “fair value,” the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

In addition, Delaware courts have decided that a stockholder’s statutory appraisal remedy may or may not be a stockholder’s exclusive remedy, depending on the factual circumstances.

Costs of the appraisal proceeding (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts used in the appraisal proceeding, to be charged pro rata against the value of all shares of ADT common stock entitled to appraisal. Any stockholder who demanded appraisal rights will not, after the effective time, be entitled to vote shares of ADT common stock subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares of ADT common stock, other than with respect to payment as of a record date prior to the effective time. If no petition for appraisal is filed within 120 days after the effective time, or if the stockholder otherwise fails to perfect, validly withdraws or otherwise loses such holder’s right to appraisal, then the right of that stockholder to appraisal will cease and that stockholder’s shares of ADT common stock will be deemed to have been converted at the effective time into the right to receive the $42.00 per share cash payment (without interest and subject to any applicable withholding taxes) for his, her or its shares of ADT common stock pursuant to the merger agreement. Inasmuch as Apollo, the Apollo Funds, Parent, Merger Sub, Parent Inc., Parent LP and ADT, as the surviving corporation, have no obligation to file such a petition, and none of the foregoing have any present intention to do so, any holder of shares of ADT common stock who desires such a petition to be filed is advised to file it on a timely basis. A stockholder will fail to perfect, or effectively lose, the holder’s right to appraisal if no petition for appraisal is filed within 120 days after the effective date of the merger. In addition, as indicated above, a stockholder may withdraw his, her or its demand for appraisal in accordance with Section 262 of the DGCL and accept the merger consideration offered pursuant to the merger agreement.

Failure to comply strictly with all of the procedures set forth in Section 262 of the DGCL will result in the loss of a stockholder’s statutory appraisal rights.

In view of the complexity of Section 262 of the DGCL, ADT’s stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors.

THE MERGER AGREEMENT

The following discussion sets forth the material provisions of the merger agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated by reference herein. The rights and obligations of the parties are governed by the express terms and conditions of the merger agreement and not by this discussion, which is summary by nature. This discussion is not complete and is qualified in its entirety by reference to the complete text of the merger agreement. You are encouraged to read the merger agreement carefully in its entirety, as well as this proxy statement and any documents incorporated by reference herein, before making any decisions regarding the merger. This section is not intended to provide you with any factual information about us. Such information can be found elsewhere in this proxy statement and in the public filings we make with the SEC, as described in the section entitled “Where You Can Find More Information,” beginning on page  115.

The Merger

Subject to the terms and conditions of the merger agreement and in accordance with the DGCL, at the effective time, Merger Sub will merge with and into ADT, the separate corporate existence of Merger Sub will cease, and ADT will continue as the surviving corporation and a wholly owned subsidiary of Parent. The merger will have the effects set forth in the merger agreement and the relevant provisions of the DGCL.

Closing and Effectiveness of the Merger

The closing of the merger will take place at 9:00 a.m. (New York City time) on the third business day following the day on which the conditions to closing (described below under “The Merger Agreement—Conditions to Closing of the Merger”) have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the closing (but subject to the satisfaction or waiver of those conditions at the closing)), or such other time as ADT and Parent may agree, provided that if Parent’s marketing period (described below under “The Merger Agreement—Marketing Period and Efforts”) has not ended at such time, then subject to the satisfaction or waiver of the conditions to closing at that time, the closing will occur on the earlier of (i) a date during the marketing period specified by Parent with no less than three business days’ notice to ADT and (ii) the third business day following the final day of the marketing period or, if earlier, the end date, as such date may be extended under the merger agreement.

On the closing date, the parties will file a certificate of merger with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL. The merger will become effective at the time the certificate of merger is filed with the Secretary of State of the State of Delaware or a later time as the parties agree upon in writing and specify in the certificate of merger.

Merger Consideration

At the effective time, each outstanding share of ADT common stock (other than excluded shares) will be converted automatically into the right to receive $42.00 in cash, without interest and subject to any applicable withholding taxes (the “merger consideration”). After the merger is completed, holders of ADT common stock will have only the right to receive the merger consideration, and will no longer have any rights as holders of ADT common stock. Shares of ADT common stock held by us or by Parent or Merger Sub or any other direct or indirect wholly owned subsidiary of Parent will be cancelled without payment at the effective time. Shares held by stockholders who have properly made and not withdrawn a demand for appraisal rights under the DGCL (which we refer to as “dissenting shares”) will not be converted into the right to receive the merger consideration unless and until such person has effectively withdrawn or otherwise lost or failed to perfect such holder’s rights to appraisal or payment under the DGCL, at which time such shares will automatically be treated as if they had been converted into and become exchangeable for the right to receive, as of the effective time into, the right to receive the merger consideration, without interest, subject to any applicable withholding tax. ADT will give Parent prompt notice of (and in any event within one business day) of receiving any demands for appraisal, withdrawals or attempted withdrawals of such demands, and any other instruments served pursuant to applicable law with respect to appraisal rights. Parent will have the right to direct and control all negotiations and proceedings with respect to any such demands, withdrawals or attempted withdrawals of such demands and any other actions in respect of appraisal rights, provided that prior to the effective time, Parent will consult with ADT and consider in good faith ADT’s advice with respect to such negotiations and proceedings and ADT will have the right to participate in any such negotiations and proceedings. ADT will not, without the consent of Parent, and prior to the effective time, Parent will not without the consent of ADT, make any payment with respect to any demands for appraisal or offer to settle or compromise, or settle or compromise or otherwise negotiate, any demands for appraisal, or approve any withdrawal of any such demands, or waive any failure to timely deliver a written demand for appraisal or otherwise to comply with the provisions of the DGCL, or agree to do any of the foregoing. Pursuant to the merger agreement, Parent, the surviving corporation and the paying agent shall be entitled to deduct and withhold from the consideration otherwise payable in respect of the ADT common stock, options to purchase shares of ADT common stock, Stock Units, or PSUs such amounts as it is required to deduct and withhold with respect to the payment of certain taxes as required by applicable law. To the extent that amounts are withheld or deducted and paid over to the applicable governmental entity, the withheld or deducted amounts will be treated for all purposes of the merger agreement as having been paid to the holder of ADT common stock, options to purchase shares of ADT common stock, Stock Units, or PSUs in respect of which that deduction and withholding were made. See “Material U.S. Federal Income Tax Consequences of the Merger.”

Exchange Procedures

Before the effective time, Parent will enter into an agreement with a paying agent (the “paying agent”) selected by Parent and approved by ADT, which approval shall not be unreasonably conditioned, withheld or delayed, to receive payment of the aggregate per share merger consideration as provided by the merger agreement in respect of shares of ADT common stock (other than excluded shares). Concurrently with the effective time, Parent shall deposit (or cause to be deposited) with the paying agent in trust for the benefit of holders of ADT common stock (other than excluded shares) a cash amount of immediately available funds that, when taken together with available cash of ADT and its subsidiaries deposited with the paying agent, is sufficient funds for payment of the aggregate merger consideration as provided by the merger agreement in respect of shares of ADT common stock (other than excluded shares). If ADT or any of its subsidiaries divests, disposes of, or licenses any assets, properties, products, rights, services or businesses of ADT or any of its subsidiaries or any interest therein pursuant to the terms and conditions of the merger agreement (as further described below under “The Merger Agreement—Efforts to Complete the Merger”), then ADT shall deposit with the paying agent prior to the effective time all or such portion of the proceeds received by ADT or its subsidiaries as may be requested in writing by Parent. Promptly after the effective time (and in any event within three business days thereafter), the paying agent shall mail to each former record holder of shares of ADT common stock that have converted into the right to receive the merger consideration with respect thereto (which excludes excluded shares) transmittal materials specifying that delivery shall be effected and risk of loss and title shall pass upon delivery of an agent’s message regarding the book-entry transfer of shares and instructions for use in effecting the surrender of such holder’s book-entry shares. Each holder of such book-entry shares will be entitled to receive the merger consideration for each share represented by such holder’s book-entry share, upon the receipt by the paying agent of a customary “agent’s message” constituting the deemed surrender of such holder’s book-entry shares (in the case of book-entry shares).

Upon the surrender of book-entry shares on or before the first anniversary of the effective time, Parent will cause the paying agent to pay the holder of the surrendered book-entry shares cash in an amount equal to the merger consideration multiplied by the number of shares represented by such book-entry shares. Until surrendered, the book-entry shares will represent the right to receive the aggregate merger consideration relating to the shares represented by such book-entry shares.

If payment of the merger consideration in respect of any cancelled share of ADT common stock is to be made to a person other than the person in whose name the surrendered book-entry share is registered, it will be a condition to payment that the book-entry share formerly representing such share of ADT common stock is properly presented to the paying agent accompanied by all documents required to evidence and effect any transfer to such other person and to establish to the reasonable satisfaction of the surviving corporation that any applicable transfer or other similar taxes have been paid or are not applicable.

The merger consideration paid upon the surrender of book-entry shares in accordance with the terms of the merger agreement will be deemed to have been paid in full satisfaction of all rights pertaining to the shares of ADT common stock previously represented by such book-entry shares.

Treatment of ADT Equity Awards

Immediately prior to the effective time, each outstanding option to purchase shares of ADT common stock will become immediately vested and be cancelled and the holder thereof will be entitled to receive an amount in cash, without interest and less any applicable withholding taxes, equal to the product of (i) the number of shares subject to such option, multiplied by (ii) the excess, if any, of $42.00 over the exercise price of the option, payable in a lump sum through ADT’s payroll system or by check or other method as determined by Parent as soon as reasonably practicable after the effective time.

Immediately prior to the effective time, any vesting conditions applicable to each outstanding Stock Unit (which does not include PSUs) will automatically accelerate in full, and each Stock Unit will be cancelled and the holder thereof will be entitled to receive, at or promptly following the effective time, an amount in cash, without interest and less any applicable withholding taxes, equal to the product of (x) the total number of shares subject to such Stock Units immediately prior to the effective time multiplied by (y) $42.00, payable in a lump sum through ADT’s payroll system or by check or other method as determined by Parent as soon as reasonably practicable after the effective time.

Immediately prior to the effective time, each outstanding PSU will automatically be cancelled and the holder thereof will be entitled to receive an amount in cash, without interest and less any applicable withholding taxes, equal to the product of (x) the total number of shares subject to such PSU immediately prior to the effective time (assuming for this purpose that performance resulted in a payout of 115% of the target award) multiplied by (y) $42.00, payable in a lump sum through ADT’s payroll system or by check or other method as determined by Parent as soon as reasonably practicable after the date that such PSU would have otherwise vested in accordance with its terms (and in any event not later than December 31 of the year during which such vesting date occurs) but only if such conditions to vesting are satisfied prior to such vesting date; provided, that if the employment or service of such holder of such PSU is terminated by ADT or its affiliates or by the holder prior to such vesting date within two years following the completion of the merger under conditions that would have accelerated the vesting of such PSU had it remained outstanding, then such vesting will be accelerated as of the date of such termination of employment or service.

Representations and Warranties

The merger agreement contains representations and warranties that we, on the one hand, and Parent and Merger Sub, on the other hand, have made to one another (in some cases, as of specific dates) relating to our and their respective businesses. The assertions embodied in those representations and warranties were made solely for purposes of the merger agreement, and may be subject to important qualifications and limitations (including through the use of exceptions for certain matters disclosed by the party that made the representations and warranties to the other party) agreed to by the parties in connection with negotiating the terms of the merger agreement. Accordingly, ADT stockholders should not rely on representations and warranties as characterizations of the actual state of facts or circumstances, and should bear in mind that the representations and warranties were made solely for the benefit of the parties to the merger agreement, were negotiated for purposes of governing contractual rights and relationships and allocating contractual risk among the parties to the merger agreement as of specific dates, rather than to establish matters as facts, and may be subject to contractual standards of materiality different from those generally applicable to stockholders. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the merger agreement, which subsequent information may or may not be reflected in our public disclosures. None of the representations and warranties will survive the closing of the merger, and, therefore, they will have no legal effect under the merger agreement after the effective time. This description of the representations and warranties is included to provide ADT stockholders with information regarding the terms of the merger agreement. The representations and warranties in the merger agreement and their description in this proxy statement should be read in conjunction with the other information contained in the reports, statements and filings we publicly file with the SEC.

Our representations and warranties relate to, among other things:

•	our and our subsidiaries’ due organization, valid existence, good standing, corporate power, qualification to do business and similar corporate matters;

•	our and our subsidiaries’ certificate of incorporation, bylaws or equivalent organizational or governing documents;

•	our and our subsidiaries’ capitalization, capital structure and equity securities;

•	our corporate power and authority to enter into and perform our obligations under the merger agreement and consummate the merger and the other transactions contemplated thereby, and the enforceability and due execution and delivery of the merger agreement;

•	ADT stockholder approval required to complete the merger;

•	the absence of conflicts with our (and our subsidiaries’) organizational documents or any applicable law, rule, regulation, order, judgment or decree (assuming that certain regulatory filings are made and certain regulatory consents are obtained) in each case as a result of the execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated thereby;

•	the absence of defaults, breaches, violations, accelerations of obligations, loss of benefit under, or certain rights (including termination, cancellation or amendment rights) of third parties under our and our subsidiaries’ contracts, or creation of certain liens on our properties or assets, in each case as a result of the execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated thereby;

•	consents, approvals, authorizations, permits, notifications and filings required by governmental entities to enter into the merger agreement, perform thereunder and complete the merger;

•	our and our subsidiaries’ compliance with applicable law (including applicable anti-corruption laws and antitrust laws), court orders and certain regulatory matters;

•	accuracy and sufficiency of financial statements and SEC filings, disclosure controls and procedures and internal controls over financial reporting, the Sarbanes-Oxley Act of 2002, and absence of undisclosed liabilities (including certain “off-balance sheet” arrangements);

•	(a) the absence from September 25, 2015 through the date of the merger agreement of (i) any event, development, change, effect or occurrence that has had or would reasonably be expected to have a material adverse effect with respect to ADT and its subsidiaries, taken as a whole, and (ii) certain actions that would have required Parent’s consent under the merger agreement, including amendments to ADT’s certificate of incorporation or bylaws, loans in excess of $10 million, dispositions of any corporation, partnership or other business organization or division, the incurrence of additional indebtedness in excess of $10 million, changes to a collective bargaining agreement, changes to accounting policies or tax procedures, actions related to litigation, adoption of reorganization plans or “poison pills” and (b) from September 25, 2015 through the date of the merger agreement, our business being conducted in all material respects in the ordinary course of business consistent with past practice;

•	our and our subsidiaries’ material contracts;

•	the absence of suits, claims, actions, proceedings, investigations, reviews or arbitrations pending or threatened against us and our subsidiaries or our assets and properties and the absence of certain orders or injunctions against us and our subsidiaries;

•	labor and employment matters affecting us or our subsidiaries, including our benefits plans;

•	insurance policies and related matters;

•	our real and personal property;

•	certain tax matters;

•	accuracy of information in this proxy statement;

•	intellectual property;

•	environmental matters;

•	the ADT Board’s receipt of an opinion from Goldman Sachs regarding the fairness, from a financial point of view, of the consideration to be received by holders of ADT common stock (other than Parent and its affiliates);

•	brokers’, investment bankers’, financial advisors’ and similar fees;

•	inapplicability of Delaware state takeover statutes to the merger;

•	affiliate transactions;

•	our minority equity interests and related matters;

•	our top suppliers and distributors; and

•	acknowledgement as to the absence of any representations or warranties by Parent and Merger Sub other than as set forth in the merger agreement.

Some of our representations and warranties are qualified as to materiality or by exceptions related to the absence of a transaction material adverse effect or a material adverse effect with respect to ADT and its subsidiaries, taken as a whole. Under the merger agreement, a “transaction material adverse effect” with respect to ADT means any event, development, change, effect or occurrence that, individually or in the aggregate with all other events, developments, changes, effects or occurrences would reasonably be expected to prevent, materially delay or have a material adverse effect on the ability of ADT to consummate the transactions contemplated by the merger. Under the merger agreement, “material adverse effect” with respect to ADT means any event, development, change, effect or occurrence that, individually or in the aggregate, has, or would reasonably be expected to have, a material adverse effect on or with respect to the business, results of operation or condition (financial or otherwise), assets or liabilities of ADT and our subsidiaries, taken as a whole; provided, that no events, developments, changes, effects or occurrences relating to, arising out of or in connection with or resulting from any of the following events, either alone or in combination, shall constitute or contribute to a material adverse effect (provided, that with respect to the first, second, fourth and fifth bullet points below, such facts, circumstances, developments, events, changes, effects or occurrences will be taken into account to the extent they disproportionately and adversely affect us and our subsidiaries, taken as a whole, compared to other companies operating in the industries in which we and our subsidiaries operate):

•	general changes or developments in the economy or the financial, debt, capital, credit or securities markets in the United States or elsewhere in the world, including as a result of changes in geopolitical conditions;

•	general changes or developments in the industries in which ADT or its subsidiaries operate;

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the execution and delivery of the merger agreement or the public announcement of the merger or other transactions contemplated thereby, including any impact on relationships, contractual or otherwise, with customers, suppliers, distributors, partners or employees of ADT and its subsidiaries, or the performance of the merger agreement and the transactions contemplated thereby, including compliance with the covenants set forth in the merger agreement and any action taken or omitted to be taken by ADT at the express written direction of or with the prior written consent of Parent or Merger Sub after the disclosure to Parent and Merger Sub by ADT of all material and relevant facts and information (except that the above event will not apply to certain representations and warranties of ADT regarding due organization, absence of conflicts, compliance with law and absence of litigation);

•	changes in any applicable laws or regulations or applicable accounting regulations or principles or interpretation or enforcement thereof;

•	any hurricane, tornado, earthquake, flood, tsunami, natural disaster, act of God or other comparable event or outbreak or escalation of hostilities or war (whether or not declared), military actions or any act of sabotage, terrorism, or national or international political or social conditions;

•	any decline in the market price or trading volume of the shares of ADT (except the facts, circumstances, developments, events, changes, effects or occurrences giving rise to or contributing to such decline may be deemed to constitute or be taken into account in determining whether there has been or will be, a material adverse effect); or

•	any failure by ADT to meet any published analyst estimates or expectations of ADT’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by ADT to meet its internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations (except the facts, circumstances, developments, events, changes, effects or occurrences giving rise to or contributing to such decline may be deemed to constitute or be taken into account in determining whether there has been or will be, a material adverse effect).

Parent and Merger Sub also make a number of representations and warranties to us regarding various matters pertinent to the merger. The topics covered by these representations and warranties include the following:

•	due organization, valid existence, good standing, corporate power, qualification to do business and similar corporate matters;

•	corporate power and authority to enter into and perform their obligations under the merger agreement and consummate the merger and the other transactions contemplated thereby, and the enforceability and due execution and delivery of the merger agreement;

•	the absence of conflicts with their respective organizational documents, or any applicable law, rule, regulation, order, judgement or decree (assuming that certain regulatory filings are made and certain regulatory consents are obtained), in each case as a result of the execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated thereby;

•	the absence of defaults, breaches, violations, accelerations of obligations, loss of benefit under, or certain rights (including termination, cancellation or amendment rights) of third parties under Parent’s or its subsidiaries’ contracts, or creation of liens on Parent’ or, Merger Sub’s material properties or assets in either case as a result of the execution, delivery and performance of the merger agreement and the consummation of the transactions contemplated thereby;

•	the absence of suits, claims, actions, proceedings or arbitrations pending or threatened against them or their assets and properties and the absence of certain material orders or injunctions against them;

•	no ownership by Parent, Merger Sub and their respective subsidiaries of ADT common stock;

•	Parent’s ownership of 100% (directly or indirectly) of Merger Sub and the absence of any liabilities or obligations of Merger Sub other than in connection with the merger agreement, the other transaction documents and liabilities and obligations incidental to its formation and the maintenance of its existence;

•	accuracy of information supplied by or on behalf of Parent or Merger Sub specifically for inclusion in or incorporation by reference in this proxy statement;

•	brokers’, investment bankers’, financial advisors’ and similar fees;

•	the delivery of executed equity, preferred equity and debt commitment letters;

•	the committed financing and the availability and sufficiency of funds in accordance with the debt commitment letter, the equity commitment letter and the preferred equity commitment letter to complete the merger;

•	the delivery by Parent to ADT of the limited guarantee;

•	the solvency of the surviving corporation immediately following the effective time (subject to certain identified assumptions);

•	no vote required of the stockholders of Parent, except for the adoption of the plan of merger contained in the merger agreement by Parent as the sole stockholder of Merger Sub;

•	compliance with laws (including antitrust laws);

•	ownership by Parent of Protection Holdings II, Inc., ASG Intermediate Holding Corp. and each of their respective direct and indirect subsidiaries;

•	no ownership of equity interests of greater than 10% or control in competing businesses to that of ADT by Parent, Merger Sub and/or Parent’s subsidiaries and affiliates (other than Parent’s HSR Affiliates);

•	that Parent and Merger Sub have had access to information regarding ADT’s business and has conducted their own independent investigation and analysis of ADT;

•	the absence of certain arrangements between Parent, Merger Sub or any of their respective affiliates and any member of ADT’s management or directors; and

•	acknowledgement as to the absence of any other representations or warranties by ADT other than as set forth in the merger agreement.

Some of Parent’s and Merger Sub’s representations and warranties are qualified as to materiality or by exceptions related to the absence of any circumstances which would or would reasonably be expected to prevent, materially delay or have a material adverse effect on the ability of Parent or Merger Sub to consummate of the transactions contemplated by the merger agreement.

The representations and warranties of each of the parties to the merger agreement will expire upon the completion of the merger or the termination of the merger agreement.

Conduct of Business Pending the Merger

We have agreed to restrictions on the operation of our business until the earlier of the effective time or the valid termination of the merger agreement. Except (i) as otherwise expressly required or permitted by the merger agreement, (ii) as set forth in the company disclosure schedule, (iii) as required by applicable laws or (iv) as Parent consents to in writing (not to be unreasonably withheld, conditioned or delayed, except that with respect to declarations and payments of dividends, the adoption of an agreement of merger, reorganization or similar reorganizational document or the adoption of a poison pill, Parent’s consent can be given or withheld at its sole discretion), we have agreed to conduct our business in the ordinary course of business consistent with past practice and use commercially reasonable efforts, and cause our subsidiaries to use their commercially reasonable efforts, to preserve intact our and our subsidiaries’ business organization and (including with governmental entities, customers, suppliers, distributors, creditors and lessors) and continue our program of capital expenditures in accordance with our capital expenditure budget in the ordinary course of business consistent with past practice and we will not, and will cause each of our subsidiaries not to:

•	amend, adopt any amendment, or otherwise change (whether by merger, consolidation or otherwise) our or our subsidiaries’ certificate of incorporation or bylaws or other applicable governing instruments;

•	other than in the ordinary course of business consistent with past practice, acquire (whether by merger, consolidation or acquisition of stock or assets or otherwise) or make any investment in any business or any corporation, partnership or other business organization or division thereof or any property or assets (except for purchases or acquisitions of inventory, customer accounts or other assets in the ordinary course of business consistent with past practice or pursuant to contracts existing as of the date of the merger agreement, or acquisitions or investments not in excess of $10 million individually or $20 million in the aggregate);

•	issue, sell, grant, authorize, pledge, encumber or otherwise dispose of (or authorize any of the foregoing), shares of our or our subsidiaries’ equity securities or other ownership interests (including any options, warrants, convertible securities or other rights to acquire such shares or other ownership interests) or take any action to cause to be exercisable any otherwise unexercisable options, other than in connection with outstanding equity awards in accordance with their terms or in connection with (a) the grant of Stock Units under the ADT 2012 Stock and Incentive Plan to new hires or promotions not in excess of $40,000 individually or (b) ADT’s fiscal 2017 annual equity grant process as permitted by the merger agreement, provided that any Stock Unit grants shall be made on terms and conditions used by ADT with respect to Stock Units in the ordinary course of business consistent with past practice and subject to the same treatment as provided for in the merger agreement.;

•	reclassify, combine, split, reverse split, consolidate, recapitalize, subdivide, redeem, purchase, otherwise acquire any of our or our subsidiaries’ capital stock or other ownership interests or consummate or authorize any other similar transaction with respect to shares of capital stock or ownership interests or issue, sell, grant or authorize or propose the issuance, sale, grant or authorization of shares of capital stock or ownership interests or any other securities (or any warrants, options or other rights to acquire the foregoing) in respect of, in lieu of or in substitution for shares of capital stock, ownership interests or securities, other than the acquisition of shares tendered by our directors or employees in connection with outstanding options or in order to pay taxes in connection with the exercise of options in the ordinary course of business consistent with past practice or for the settlement of PSUs or Stock Units pursuant to the ADT 2012 Stock and Incentive Plan in the ordinary course of business consistent with past practice;

•	except under ADT’s revolving credit facility, create or incur any lien, other than permitted liens in excess of $10 million in the aggregate;

•	make any loans, advances or capital contributions to, or investment in, any person, other than us or our wholly-owned subsidiaries in excess of $10 million in the aggregate;

•	sell, transfer or otherwise dispose of (whether by merger, consolidation or disposition of stock or assets or otherwise) any assets or businesses or incur any liens (other than permitted liens) on any assets, other than sales of equipment, inventory or customer accounts in the ordinary course of business consistent with past practice or pursuant to certain contracts existing as of the date of the merger agreement or sales of assets with a value of less than $10 million in the aggregate;

•	omit to take any commercially reasonable action necessary to maintain or renew, as applicable, any material owned intellectual property;

•	declare, set aside, establish a record date for, authorize, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to our or our subsidiaries’ capital stock (except for the quarterly dividend announced on January 7, 2016 or dividends by one of our wholly-owned subsidiaries to us or another wholly-owned subsidiary);

•	make or authorize capital expenditures in excess of our capital expenditure budget, other than capital expenditures that do not exceed the budget by more than $15 million in the aggregate or customer acquisition costs and expenses in the ordinary course of business consistent with past practice;

•	enter into, extended or renew, or otherwise modify, amend, terminate or waive any material rights or obligations under certain material contracts and material leases (except in the ordinary course of business consistent with past practice, provided that such exception does not apply to (i) such material contracts providing for a payments to or by ADT or its subsidiaries of more than $10 million in the aggregate for the prior fiscal year or any leases involving rent in excess of $32,000 per month for real property used as a call center, corporate or division headquarters or distribution center, (ii) such material contracts that contain non-compete or no hire provisions binding us or our subsidiaries or (iii) such material contracts that contain non-solicit provisions binding us or our subsidiaries other than certain non-disclosure agreements entered into by us or our subsidiaries in the ordinary course of business consistent with past practice);

•	other than under our existing credit facilities and intercompany loans between us and our wholly-owned subsidiaries or between our wholly-owned subsidiaries, incur, prepay, issue, syndicate, refinance, guarantee or otherwise become liable for, indebtedness for borrowed money in excess of $10 million in the aggregate, or modify in any material respects the terms of any such indebtedness for borrowed money, other than (i) indebtedness incurred in the ordinary course of business consistent with past practice pursuant to certain contracts in effect on the date of the merger agreement, (ii) pursuant to any contract for less than $100,000 and which can be terminated by us or our subsidiaries on 60 days’ notice or less or (iii) any commodity, currency, sale or hedging agreements which can be terminated without penalty by us or our subsidiaries on 60 days’ notice or less;

•	except as required by applicable law, any company plan or other contract, (i) increase the compensation or benefits of any current or former directors, officers, employees or independent contractors, (ii) grant any severance or termination pay not provided for under any company plan, (iii) enter into employment, change of control, retention, consulting or severance agreements with any current or former director, officer, employee or independent contractor of us or our subsidiaries (except for (1) an offer letter with an employee who has been hired to replace a former employee who previously had a written employment agreement or offer letter, provided that the new offer letter does not provide materially greater compensation and benefits than those provided under the former employee’s employment agreement or offer letter, (2) a severance and release agreement entered into with an employee in the ordinary course of business consistent with the terms of the our severance plans or (3) any employment or consulting agreement or arrangement (including any offer letter) with any current or former employee with the title of “Vice President” or lower entered into in the ordinary course of business consistent with past practices), (iv) hire any employee or service provider whose annual compensation opportunity exceeds $300,000, (v) amend or terminate any, or enter into or adopt any new, material company plan or any other plan, trust, fund, policy, agreement or arrangement for the benefit of any current or former directors, officers, employees or independent contractors of us or any of our subsidiaries, (vi) take any action to fund the payment of compensation or benefits under any company plan, (vii) adopt, enter into, amend or terminate any collective bargaining agreement or other similar arrangement relating to union or organized employees, (viii) except as permitted under the merger agreement, take any action to accelerate the vesting or payment of any compensation or benefit under any company plan or awards made thereunder or (ix) change any assumptions used to calculate funding or contribution obligations under any company plan, other than as required by GAAP;

•	make any change in any accounting policies, procedures, principles or practices or any methods of reporting income, deductions or other material items for accounting purposes, except as may be required by GAAP or applicable law;

•	except as required by GAAP or applicable law, materially change our tax accounting methods, make or change any material tax election, surrender any claim for a refund of material taxes, file any material amended tax return, enter into any closing agreement with respect to material taxes, or settle or compromise any material tax liability or any audit or proceeding relating to a material amount of taxes;

•

waive, assign, settle or compromise any action (including any transaction litigation, appraisal claims and certain specified actions existing as of the date of the merger agreement) other than (A) in the ordinary course of business consistent with past practice, (B) (x) where the amount to be paid in connection with the waiver, assignment, settlement or compromise of such action does not exceed

$5 million individually (including any single or aggregated claims arising out of the same or similar facts, events or circumstances) or $20 million in the aggregate (determined net of insurance proceeds) or which, if greater, does not exceed the total incurred case reserve amount for such matter maintained by us and/or our subsidiaries on our financial statements or (y) where the amount to be paid in connection with the waiver, assignment, settlement or compromise of such action is paid or reimbursed to us or our subsidiaries by an insurance policy and (C) where the waiver, assignment, settlement or compromise of such action would not impose equitable relief on, or require the admission of wrongdoing by, us or any of our subsidiaries or any of our respective officers or directors;

•	enter into any understanding, arrangement or contract with respect to the voting or registration of the shares of ADT or its non-wholly owned subsidiaries’ capital stock or other securities, equity interests or ownership interest;

•	enter any new line of business outside of our existing business as of the date of the merger agreement;

•	adopt a plan of agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganizational document;

•	enter into or adopt any “poison pill” or similar stockholder rights plan; and

•	agree, resolve, authorize or commit, in writing or otherwise, to take any of the foregoing actions.

Parent and Merger Sub have agreed to restrictions on the operation of their businesses until the earlier of the effective time or the valid termination of the merger agreement. Parent and Merger Sub will not, and will cause their respective subsidiaries not to, (i) amend, modify or supplement Parent’s existing first and second lien credit agreements or incur any indebtedness for borrowed money outside of the ordinary course of business consistent with past practice or (ii) take or fail to take any action that would (A) result in an event of default or failure of a condition under Parent’s existing first and second lien credit agreements on any date on which the debt financing commitments are effectively reallocated, (B) reduce or restrict the availability of the debt financing below the required amount after taking into account the equity financing and the preferred securities financing or (C) prevent, impede or materially delay the consummation of the debt financing and the preferred securities financing or the other transactions contemplated by the merger agreement on the closing date.

Go-Shop Period; Restrictions on Solicitation of Acquisition Proposals

Acquisition Proposals

During the go-shop period, ADT and its subsidiaries and their respective directors, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives shall have the right to:

•	initiate, solicit and encourage any inquiry or the making of any proposal or offer that could constitute an acquisition proposal, including by providing information regarding, and affording access to the business, properties, assets, books, records and personnel of, ADT and its subsidiaries to any person pursuant to an acceptable confidentiality agreement, provided that ADT must provide to Parent and Merger Sub any material non-public information or data that is provided to any person given such access that was not previously made available to Parent or Merger Sub prior to or substantially concurrently with the time it is provided to such person; and

•

engage in, enter into, continue or otherwise participate in any discussions or negotiations with any persons with respect to any acquisition proposals and cooperate with or assist or participate in or facilitate any such inquiries, proposals, offers, discussions or negotiations or any effort or attempt to make any acquisition proposals pursuant to an acceptable confidentiality agreement, including through the limited waiver by ADT of any pre-existing standstill or similar provision with any person solely to the extent necessary to permit such person to make or amend a confidential acquisition proposal (such limited waiver to include an express acknowledgement by the parties thereto that under no circumstances will such restricted person(s) be permitted to acquire, directly or indirectly, any securities of ADT or any of its subsidiaries prior to the valid termination of the merger agreement, other than in connection with any investment made on such restricted person’s behalf by third-party investment managers with discretionary authority, or made by investment funds or other pooled investment vehicles in which such restricted person has invested and that are managed by third parties or other similar investments managed by third parties or other distinct business units of such restricted person).

No later than two business days after the end of the go-shop period, ADT must (A) notify Parent in writing of the identity of each person from whom ADT received a written acquisition proposal during the go-shop period, which acquisition proposal has not been withdrawn and as to which the ADT Board has determined in good faith, after consultation with its outside legal advisors and financial advisors, that such acquisition proposal constitutes or would reasonably be expected to lead to a superior proposal and (B) provide to Parent (x) a copy of any acquisition proposal made in writing and any other written terms or proposals provided (including financing commitments) to ADT or any of its subsidiaries in connection with any acquisition proposal and any material modifications thereto and (y) a written summary of the material terms of any acquisition proposal not made in writing (including any material terms proposed orally or supplementally and any material modifications thereto).

Non-Solicitation Provisions and Exceptions

From and after no-shop period start date until the earlier of the effective time and the valid termination of the merger agreement, ADT is subject to restrictions on its ability to solicit third party proposals relating to alternative transactions or to provide information to and engage in discussions or negotiations with a third party in relation to an alternative transaction (subject to certain exceptions prior to the approval of the merger proposal by ADT stockholders at the special meeting). Specifically, ADT shall not, and shall cause its subsidiaries not to (and shall use its reasonable best efforts to cause its directors, officers, employees, investment bankers, attorneys, accountants and other advisors and representatives not to):

•	initiate, solicit or knowingly encourage or facilitate any inquiries, proposals or offers with respect to an acquisition proposal or the consummation thereof, or any offer or proposal that could reasonably be expected to lead to an acquisition proposal;

•	enter into, continue or otherwise participate or engage in, facilitate or encourage, any negotiations or discussions concerning, or that could reasonably be expected to lead to, an acquisition proposal, or provide access to its properties, books, records or information or data to any person relating to an acquisition proposal;

•	approve, endorse or recommend (or propose publicly to approve, endorse or recommend) any acquisition proposal;

•	take any action to make the provisions of the takeover law under the DGCL, or any restrictive provision of any applicable anti-takeover provision in the certificate of incorporation or bylaws of ADT, inapplicable to any transactions contemplated by any acquisition proposal; or

•	execute or enter into, any merger agreement, acquisition agreement or other similar definitive agreement for any acquisition proposal.

Additionally, ADT shall not resolve or agree to do any of the foregoing prohibited activities. ADT shall immediately cease and cause each of its subsidiaries and use its reasonable best efforts to cause its and their respective representatives to immediately cease (x) any solicitations, discussions, communications or negotiations in connection with an acquisition proposal with any person and (y) all access of any person to any electronic data room maintained by ADT with respect to the transaction contemplated by the merger agreement, except as it may relate to any person from whom ADT or any of its representatives has received a written acquisition proposal during the go-shop period, which has not been withdrawn and which the ADT board has determined in good faith is or would reasonably be expected to lead to a superior proposal (any such person, an “excluded party”). Except as it may relate to an excluded party, ADT also agrees that following the no-shop period start date it will promptly (and in any event within two business days thereof) deliver a written notice to each such person to the effect that ADT is ending all such communications with such person pursuant to the merger agreement, which notice shall also request that each such person who has executed a confidentiality agreement prior to the date of the merger agreement in connection with a potential acquisition of ADT to promptly return or destroy all non-public information furnished by or on behalf of ADT.

Notwithstanding the foregoing, nothing in the provisions of the merger agreement relating to acquisition proposals prevents us from taking and disclosing a position contemplated by Rule 14d-9 or Rule 14e-2(a) under the Exchange Act, making a customary “stop-look-and-listen” communication pursuant to Rule 14d-9(f) under the Exchange Act or making any legally required disclosure to stockholders with regard to the transactions contemplated by the merger agreement or an acquisition proposal (provided, that the ADT Board expressly publicly reaffirms its recommendation concerning the merger proposal in such disclosure (other than a customary “stop-look-and-listen” communication to stockholders pursuant to Rule 14d-9(f) under the Exchange Act)).

Further, notwithstanding the foregoing non-solicitation restrictions, prior to obtaining the approval of the merger proposal by the ADT stockholders at the special meeting, we may contact and engage in any negotiations, communications or discussions with any person who has made a bona fide acquisition proposal that was not solicited in material breach of the non-solicitation restrictions described above and provide access to such person and its representatives to our, and our subsidiaries’ properties, books and records and other information in response to a request therefor, if the ADT Board (x) determines in good faith, after consultation with its outside legal counsel and financial advisor, that such acquisition proposal constitutes or would reasonably be expected to constitute a superior proposal, (y) determines in good faith, after consultation with its outside legal counsel, that the failure to provide such access or engage in such negotiations or discussions would be inconsistent with its fiduciary duties, and (z) has received an acceptable confidentiality agreement from such person; provided that ADT must provide to Parent and Merger Sub any material non-public information or data that is provided to any person given such access that was not previously made available to Parent or Merger Sub prior to or substantially concurrently with the time it is provided to such person.

In response to the receipt of any inquiries, proposals or offers, any requests for information, or any requests for discussions or negotiations with ADT or its representatives with respect to an acquisition proposal (or any offer or proposal that could reasonably be expected to lead to an acquisition proposal), we must provide prompt (and in any event within 24 hours) notice to Parent of receipt of any acquisition proposal, or any bona fide inquiry, proposal or offer in respect of an acquisition proposal, in each case, received after the no-shop start period date, including a summary of the material terms of such acquisition proposal (including copies of any such written requests, proposals or offers) and the identity of the person making such acquisition proposal and any material modifications thereto made in writing.

In addition, prior to obtaining the approval of the merger proposal by the ADT stockholders at the special meeting, in response to a bona fide acquisition proposal that did not result from a breach of the non-solicitation restrictions in the merger agreement, if the ADT Board determines in good faith after consultation with its outside legal counsel and financial advisor, that such acquisition proposal, if consummated, would constitute a superior proposal, then ADT may (i) terminate the merger agreement to enter into a definitive agreement with respect to such superior proposal (provided that ADT pays Parent the associated termination fee prior to or concurrently with such termination) or (ii) effect a change of recommendation based on such superior proposal in accordance with the procedures for a change of recommendation further outlined below, in each case subject to the notice procedures discussed below.

Notice Procedures

However, prior to terminating the merger agreement to enter into a definitive agreement concerning a superior proposal:

•	we must not be in breach of the no-shop covenant;

•	we must provide written notice to Parent advising Parent that we propose to take such action, which notice must include a copy of the agreement in respect of the superior proposal that is the basis of the proposed action (or, if there is no such agreement, a written summary of the material terms and conditions thereof), including the identity of the third party making the superior proposal;

•	if requested by Parent, during the notice period, we must negotiate, cause our subsidiaries to negotiate and use reasonable best efforts to cause our and our subsidiaries’ representatives to negotiate, with Parent and its representatives in good faith to make such adjustments in the terms and conditions of the merger agreement such that the superior proposal would cease to be a superior proposal; and

•	at the end of the three business day period following delivery of such notice (we refer to such three business day period ending at 5:00 pm (New York City time) on such third business day as the “notice period”) the ADT Board must reaffirm in good faith, after consultation with its outside legal counsel and financial advisor, that such acquisition proposal continues to constitute a superior proposal and that the failure to take such action would be inconsistent with its fiduciary duties under applicable law.

Notwithstanding the foregoing, any material amendment to the terms of the proposed agreement relating to a superior proposal shall be considered a new proposal, including with respect to the notice period, and we must follow the requirements set forth in the above bullet points with respect to such new proposal, except that the three business day period shall be reduced to a two business day period.

ADT Board Recommendation and Change of Recommendation

Under the terms of the merger agreement, subject to the exceptions described below, the ADT Board has agreed to recommend that the ADT stockholders vote in favor of the merger proposal. If the ADT Board fails to include its recommendation in this proxy statement, or withdraws, modifies, qualifies or changes its recommendation (or formally resolves to effect or publicly announces an intention to do any of the foregoing), it constitutes a “change of recommendation” of the ADT Board. The ADT Board may, prior to obtaining the approval of the merger proposal by the ADT stockholders at the special meeting, effect a change of recommendation if it has determined in good faith, after consultation with its outside legal counsel and financial advisor, that the failure to make a change of recommendation would be inconsistent with its fiduciary duties under applicable law (x) as a result of an event, fact, circumstances, development or occurrence first arising or occurring after the date of the merger agreement (other than in response to an acquisition proposal or superior proposal), which affects us or any of our subsidiaries, including the business, operations or assets of us or any of our subsidiaries and which is unknown or, if known, the consequences of which are not reasonably foreseeable to the ADT Board as of February 14, 2016 and that becomes known prior to obtaining the ADT stockholders vote in favor of the merger proposal at the special meeting (each, an “intervening event”) or (y) in response to a bona fide acquisition proposal which did not result from a breach of the non-solicitation restrictions described above and which the ADT Board has determined in good faith, after consultation with its outside legal counsel and financial advisor would if consummated, result in a superior proposal in each case after complying with the following notice procedures:

•	we must provide written notice to Parent informing Parent of the ADT Board’s intention to take such action and, in the case of an intervening event, a description of the reasons for the change in recommendation, or, in the case of a bona fide acquisition proposal, we must include a copy of any agreement in respect of such acquisition proposal or if there is no such agreement, a written summary of the terms and conditions of such an acquisition proposal;

•	during the notice period, we must negotiate, cause our subsidiaries to negotiate and use reasonable best efforts to cause our and our subsidiaries’ representatives to negotiate, with Parent in good faith, to the extent Parent wishes to negotiate, to make such adjustments to the terms and conditions of the merger agreement so that the need for making such change of recommendation would be obviated; and

•	at the end of the notice period (as defined above in the section entitled “Go-Shop Period; Restrictions on Solicitation of Acquisition Proposals—Notice Procedures”), the ADT Board shall have considered in good faith such adjustments as described in the immediately preceding bullet point and must determine in good faith, after consultation with its outside legal counsel and financial advisor, that it is required to make such change of recommendation in order to comply with its fiduciary duties to the ADT stockholders as a result of such intervening event or bona fide acquisition proposal (it being understood that, with respect to a bona fide acquisition proposal, at the end of the notice period, after consultation with outside legal counsel and its financial advisor, the ADT Board shall in good faith reaffirm its determination that such bona fide acquisition proposal would, if consummated, constitute a superior proposal).

Notwithstanding the foregoing, any material change in respect of such intervening event and any material amendment to the terms of such bona fide acquisition proposal shall require a new notice with respect to such intervening event or amendment, including with respect to the notice period, and we must follow the requirements set forth in the above bullet points in this “—ADT Board Recommendation and Change of Recommendation” with respect to such intervening event and material change thereto, except that the three business day period shall be reduced to a two business day period.

Stockholders Meeting

ADT has agreed to, as promptly as practicable following confirmation by the SEC that the SEC has no further comments to this proxy statement, (i) take all action required under the DGCL and the certificate of incorporation and by-laws of ADT and the applicable requirements of the NYSE necessary to promptly and duly call, give notice of, convene and hold as promptly as practicable a special meeting of the ADT stockholders for the purpose of approving and adopting the merger agreement and (ii) mail this proxy statement to the ADT stockholders (but in any event no more than five business days of the SEC’s clearance of this proxy statement). ADT may postpone, recess or adjourn the special meeting solely (w) to the extent required by law, (x) with Parent’s written consent, (y) to allow reasonable additional time to solicit additional proxies to the extent ADT reasonably believes necessary in order to obtain approval of the merger proposal by the ADT stockholders at the special meeting or (z) in the absence of a quorum.

In addition, ADT has agreed to, by acting through the ADT Board, (a) make the recommendation that the ADT stockholders vote in favor of the merger proposal and (subject to the consent of its financial advisor) include in this proxy statement the recommendation and the written opinion of its financial advisor, dated as of the date of the merger agreement, that the aggregate per share merger consideration is fair, from a financial point of view, to the ADT stockholders, (b) reaffirm the recommendation (including with respect to any modifications to the terms and conditions of the merger agreement in accordance with the notice procedures described above) within five business days of a request by Parent following the date on which any acquisition proposal or material modification to such acquisition proposal is received by ADT or is published, sent or communicated to the ADT stockholders (or if the special meeting is scheduled to be held within five business days of such request, within one business day after such request and in any event, prior to the date of the special meeting) and Parent may only make such a request on one occasion and (c) use its reasonable best efforts to solicit proxies from its stockholders to obtain the approval of the merger proposal by the ADT stockholders, provided that the ADT Board may change its recommendation in the manner described above in the first paragraph of the section entitled “—ADT Board Recommendation and Change of Recommendation” and following such change of recommendation, may fail to use such reasonable best efforts.

Unless the merger agreement is validly terminated, we are required to submit the merger agreement and the transactions contemplated thereby to the ADT stockholders for adoption at the special meeting and are prohibited from submitting any alternate acquisition proposal for adoption by the ADT stockholders and are required to take all action required under the DGCL and our certificate of incorporation and by-laws to duly call, give notice of, convene and hold as promptly as practicable, the special meeting to adopt the merger agreement, in each case, even if the ADT Board has changed its recommendation with respect to the merger proposal.

Certain Definitions

In this proxy statement, we refer to any proposal or offer from any person (other than Parent, Merger Sub or their respective affiliates) relating to any direct or indirect acquisition or purchase of a business that constitutes 20% or more of the net revenues, net income or assets of ADT and its subsidiaries, taken as a whole, or 20% or more of the total voting power of the equity securities of ADT, any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of the total voting power of the equity securities of ADT, or any merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving ADT (or any subsidiary or subsidiaries of ADT whose business constitutes 20% of more of the net revenues, net income or assets of ADT and its subsidiaries, taken as a whole), as an “acquisition proposal.”

In this proxy statement, we refer to a bona fide written acquisition proposal involving (A) assets that generate more than 50% of the consolidated total revenues of ADT and its subsidiaries, taken as a whole, (B) assets that constitute more than 50% of the consolidated total assets of ADT and its subsidiaries, taken as a whole, or (C) more than 50% of the total voting power of the equity securities of ADT, in each case, that the ADT Board in good faith determines is reasonably likely to be consummated in accordance with its terms would, if consummated, result in a transaction that is more favorable from a financial point of view to the stockholders of ADT than the transactions contemplated by the merger agreement after taking into account all such factors and matters deemed relevant in good faith by the ADT Board, including legal, financial (including the financing terms of any such proposal), regulatory, timing or other aspects of such proposal and the transactions contemplated by the merger agreement and after taking into account any changes to the terms of the merger agreement irrevocably offered in writing by Parent in response to such superior proposal pursuant to and in accordance with the notice procedures described above in “—Notice Procedures,” as a “superior proposal”.

Efforts to Complete the Merger

Each of the parties will use its reasonable best efforts to take or cause to be taken all actions and to do or cause to be done, all things necessary, proper or advisable under applicable antitrust law and regulations to cause the conditions to closing to be satisfied, including effecting, as promptly as reasonably practicable (and within the time limits set forth in the merger agreement) the regulatory filings and obtaining expiration or termination of the HSR waiting period and obtaining the Competition Act (Canada) approval described in more detail under “The Merger Proposal (Proposal 1)—Antitrust Reviews Required for the Merger” beginning on page 71, including (i) cooperating in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) subject to applicable law, furnishing the other party as promptly as reasonably practicable all information required for any application or other filing to be made by the other party, (iii) promptly notifying the other party of any substantive communication received by such party from, or given by such party to, any U.S. or foreign governmental agency and of any substantive communication received or given in connection with any proceeding by a private party, and, subject to applicable law, furnish the other party promptly with copies of all correspondence, filings and communications between them and the governmental entity regarding the merger, (iv) responding as promptly as reasonably practicable to any inquiries received from, and supply as promptly as reasonably practicable any additional information or documentation that may be requested by any governmental entity in respect of such registrations, declarations and filings or such transactions and (v) permitting the other party to review any substantive communication given by it to, and consult with each other in advance, and consider in good faith the other party’s reasonable comments in connection with, any communication, meeting or conference with, the governmental entity or, in connection with any proceeding by a private party, with any other person.

No party will independently participate in any substantive meeting or communication with any governmental entity in respect of any such filings, investigation or other inquiry relating to the above without giving the other parties sufficient prior notice. Parent will cause and cause its HSR affiliates and subsidiaries to, take any and all steps necessary to (i) resolve, avoid, or eliminate impediments or objections, if any, that may be asserted with respect to the transactions contemplated by the merger agreement under any antitrust law or (ii) avoid the entry of, effect the dissolution of, and have vacated, lifted, reversed or overturned, any decree, order or judgment issued pursuant to any antitrust law that would prevent, prohibit, restrict or materially delay the consummation of the closing, so as to enable the parties to consummate the closing expeditiously (but in no event later than the end date), including (a) the sale, divestiture disposition or license of any assets, properties, products, rights, services or businesses of Parent, Parent’s subsidiaries, Parent’s HSR Affiliates or ADT or its subsidiaries or any interest therein and (b) taking actions that would limit Parent’s, Parent’s subsidiaries, Parent’s HSR Affiliates or ADT or its subsidiaries’ freedom of action with respect to, or its or their ability to retain any assets, products, rights, services or businesses of Parent, Parent’s subsidiaries, Parent’s HSR Affiliates or ADT or its subsidiaries or any interest therein. In no event shall Parent, Parent’s subsidiaries or Parent’s HSR Affiliates (as defined in the HSR Act and accompanying regulations) be required to take any steps or actions that, individually or in the aggregate, would represent or result in a loss of more than $80.5 million of the recurring monthly revenues of Parent, ADT and their respective subsidiaries taken as a whole (provided, that, notwithstanding the foregoing, Parent, Parent’s subsidiaries and Parent’s HSR Affiliates shall not be required under any circumstances to, directly or indirectly, sell (or agree to sell), whether by merger, consolidation, operation of law, asset sale or license, sale of equity interests or otherwise, (i) the entirety of the assets and business of Protection One Inc. and of Alarm Security Group LLC or (ii) any of (A) Parent, (B) any HSR Affiliate of Parent that owns equity interests of Parent, (C) Parent and its subsidiaries as a whole, (D) one or more HSR Affiliates of Parent that own equity interests of Parent, Parent and Parent’s subsidiaries as a whole, (E) all of the subsidiaries of Parent as a whole or (F) any combination of the foregoing for so long as such person holds, directly or indirectly, the entirety of the assets and business of Protection One Inc. and of Alarm Security Group LLC (such actions described in (i) and (ii) are referred to as a “sale of the P1 Business” herein).

ADT will agree to make or effect any divestitures, dispositions, or licenses of any assets, properties, products, rights, services or businesses or implement any other remedy, requirement, obligation, condition or restriction related to the conduct of it and its subsidiaries’ businesses to the extent such actions are contingent upon the closing to resolve any governmental entity’s objections to the merger and only if, and to the extent, instructed in writing by Parent.

If any administrative or judicial action or proceeding is instituted by a governmental entity or private party challenging the merger, Parent, Merger Sub and ADT will cooperate in all material respects with each other and use its respective reasonable best efforts to contest and resist such action and Parent and Merger Sub are required under the merger agreement to defend such action.

Delisting and Deregistration of ADT Common Stock

As promptly as practicable following the completion of the merger, ADT will cooperate with Parent and will use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its party under applicable laws and rules and policies of the NYSE to enable the delisting of its shares on the NYSE and the deregistration of its shares under the Exchange Act.

Employee Benefits

Under the merger agreement, for a period of at least one year following the effective time, each continuing employee of ADT or its subsidiaries will receive (i) a salary, wage, target bonus opportunity and commissions opportunity that is substantially similar in the aggregate to the salary, wage, target bonus opportunity and commissions opportunity that was provided to such continuing employee immediately prior to the effective time and (ii) employee pension, welfare and other benefits (other than any equity-based compensation or benefits) that are substantially similar in the aggregate to the employee pension, welfare and other benefits (other than any equity-based compensation or benefits) provided to such continuing employee immediately prior to the effective time. For a period of at least one year following the effective time, Parent or one of its affiliates will maintain for the benefit of each continuing employee a severance or termination arrangement no less favorable than the severance or termination arrangement provided to such continuing employee immediately prior to the effective time.

Under the merger agreement, ADT, in consultation with Parent, may establish a cash-based bonus program in the aggregate amount of $1,000,000 to promote retention and to incentivize efforts to consummate the closing of the merger. Amounts under the retention program shall be allocated among the employees of ADT and its subsidiaries identified (other than reporting executive officers of ADT), and in the amounts and on the terms determined by our Chief Executive Officer (or his designees). If a retention award or portion thereof under the retention program is forfeited by a participant, our Chief Executive Officer (or his designees) may reallocate the award (or unpaid portion thereof) to existing employees or new hires of ADT and its subsidiaries.

ADT will continue to maintain any company that is an annual bonus plan as in effect as of the date of February 14, 2016, and will pay such bonuses, if any, at such time as ADT has historically paid such bonuses.

The amount of each bonus will be equal to the employee’s bonus entitlement as determined in accordance with the terms of the applicable bonus plan for ADT’s 2016 fiscal year, based on (A) ADT’s actual performance through the end of ADT’s 2016 fiscal year (excluding costs attributable to the merger).

In addition, the merger agreement provides that Parent shall (i) cause any pre-existing conditions or limitations and eligibility waiting periods under any group health plans of Parent or its affiliates to be waived with respect to continuing employees and their eligible dependents, (ii) give each continuing employee credit for the plan year in which the effective time occurs towards applicable deductibles and annual out-of-pocket limits for medical expenses incurred prior to the effective time for which payment has been made and (iii) to the extent that it would not result in a duplication of benefits and to the extent that such service was recognized under a similar company plan, give each continuing employee service credit for such continuing employee’s employment with ADT for purposes of eligibility to participate and vesting credit (but excluding benefit accrual) under each applicable Parent benefit plan as if such service had been performed with Parent; provided that such recognition of service shall not apply (x) for purposes of any Parent benefit plan under which similarly situated employees of Parent and its subsidiaries do not receive credit for prior service, (y) to the extent it would result in a duplication of benefits or (z) for purposes of any plan or arrangement that is grandfathered or frozen, either with respect to the level of benefits or participation.

Directors’ and Officers’ Indemnification and Insurance

The merger agreement provides that from and after the effective time, Parent shall cause the surviving corporation and the applicable subsidiaries of the surviving corporation to assume all obligations of ADT and its subsidiaries in respect of exculpation, indemnification and advancement of expenses (subject to such person providing an undertaking to repay such advancement if it is ultimately determined that such person is not entitled to indemnification) for each individual who at the effective time is, or at any time prior to the effective time was, a director or officer of ADT or any subsidiary of ADT, for acts or omissions occurring at or prior to the effective time as provided in ADT’s certificate of incorporation or bylaws as in effect on the date of the merger agreement, subject to certain limitations. For a period of six years from the effective time, the surviving corporation will maintain in effect provisions in the surviving corporation’s organizational documents related to indemnification and advancement of expenses that are no less favorable than those set forth in ADT’s organizational documents as of the date of the merger agreement, and Parent will cause the surviving corporation to honor and perform under certain indemnification agreements between ADT and its directors and executive officers. The merger agreement also provides that Parent will maintain, or will cause the surviving corporation to maintain, at no expense to the beneficiaries, for a period of six years from the effective time either (i) the current policies of directors’ and officers’ liability and fiduciary liability insurance maintained by us or (ii) any other policies of directors’ and officer’s liability and fiduciary liability insurance on terms and conditions providing benefits that are no less favorable (other than in any de minimis respect) than ADT’s existing policies; provided that after the effective time, Parent and the surviving corporation shall not be required to pay in the aggregate for such coverage under each such policy more than 250% of the last annual premium paid by ADT prior to the date of the merger agreement in respect of the coverage required to be obtained pursuant hereto under each such policy, but in such case shall purchase as much coverage as reasonably practicable for such amount. Additionally, and in lieu of providing the coverage described in the preceding sentence, Parent may direct ADT to purchase a six year prepaid “tail policy” at a cost not exceeding 250% of the last annual premium paid by ADT prior to the date of the merger agreement in respect of the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by ADT, and Parent will maintain such “tail policy” in full force and effect for such six year period.

The indemnification and insurance provisions of the merger agreement are intended to benefit, and are enforceable by, the indemnified persons and their respective heirs or representatives.

Financing

ADT Indebtedness

ADT will, or will cause its applicable subsidiaries to, use commercially reasonable efforts to arrange for the payoff on the closing date of all outstanding indebtedness under its revolving credit facility. Parent will be permitted, at its sole expense, to commence and conduct, offers to purchase or exchange offers and to conduct consent solicitations with respect to any or all of the outstanding aggregate principal amount of each series of ADT’s senior unsecured notes. ADT will, and will cause its subsidiaries to, provide all reasonable cooperation reasonably requested by Parent in connection with such offers and consent solicitations, provided that nothing shall require such cooperation to the extent it would unreasonably interfere with ADT’s and its subsidiaries’ businesses or operations. If requested by Parent in lieu of Parent’s redeeming or exchanging ADT’s senior unsecured notes, ADT will use its commercially reasonable efforts, at Parent’s sole expense, to issue a notice of optional redemption for each series of its senior unsecured notes and to take any other actions reasonably requested by Parent to facilitate their satisfaction and discharge. This proxy statement does not constitute an offer to purchase, offer to exchange, consent solicitation or notice of redemption with respect to, any of ADT’s senior unsecured notes.

Marketing Period and Efforts

Under the merger agreement, we have agreed to allow Parent a period of 25 consecutive calendar days (subject to customary blackout dates) to market the debt financing, which period will be reduced to 20 consecutive calendar days (subject to customary blackout dates), commencing on the date of the approval of the merger proposal, in the event that we provide Parent with certain required financial information at least five calendar days prior to the date of the stockholder meeting to approve the merger agreement and the marketing period would be able to commence at such time and be completed on or prior to May 9, 2016 or August 8, 2016, as applicable. This marketing period is a period commencing on or after the stockholder approval has been obtained, or if a second request with respect to the HSR Act has been received, following HSR approval (i) throughout and at the end of which Parent has received certain required financial information and the required information is compliant and (ii) throughout and at the end of which no condition exists that would cause specified conditions to the obligations of Parent and Merger Sub to consummate the merger to fail to be satisfied, assuming the closing were to be scheduled for any time during such 25 consecutive calendar day period (provided, that such period shall not be deemed to have commenced if prior to its expiration (I) Deloitte & Touche LLP shall have withdrawn its audit opinion with respect to any of ADT’s financial statements that are part of the required financial information, in which case the marketing period shall not be deemed to commence until, at the earliest, a new unqualified audit opinion is issued, (II) ADT or any of its subsidiaries publicly announces an intention to restate any historical financial statements that are part of the required financial information or that any such restatement is under active consideration, in which case the marketing period shall not commence unless and until, at the earliest, such restatement has been completed or ADT announces no such restatement is required in accordance with GAAP, (III) any required financial information would not be compliant at any time during such 25 consecutive calendar day period or otherwise does not include the required information, (IV) ADT or any of its subsidiaries shall have failed to file any report or other document required to be filed with the SEC by the date required under the Exchange Act or the Securities Act, as applicable, containing any financial statements that would be required to be contained therein, in which case the marketing period will not be deemed to commence unless and until all such reports have been filed). If the marketing period is not completed on or before the date on which the unaudited consolidated financial statements of Parent and its subsidiaries for the quarterly period ended September 30, 2015 would be deemed stale or otherwise unusable under customary practices for offerings and private placements of debt securities, then it will not commence until March 31, 2016. If the marketing period is not completed on or before (i) May 9, 2016, it will not commence until May 16, 2016 or (ii) August 8, 2016, it will not commence until September 6, 2016, provided that notwithstanding anything in the section “The Merger Agreement—Marketing Period and Efforts” to the contrary, the marketing period in any event shall end on any earlier date on which the debt financing is consummated.

Parent and Merger Sub have agreed in the merger agreement to use their respective reasonable best efforts to do or cause to be done all things necessary, proper or advisable to arrange and consummate their debt financing, equity financing and preferred securities financing on the terms and conditions set forth in the definitive agreements relating thereto, including using reasonable best efforts to (i) maintain in effect the financing commitments, (ii) satisfy all conditions to funding in the debt financing and preferred securities financing set forth therein, (iii) negotiate and enter into definitive agreements with respect thereto on terms and conditions described in the debt financing and preferred securities financing commitments at or prior to closing or not less favorable to Parent or Merger Sub with respect to conditionality than the terms and conditions contained in the debt financing and preferred securities financing commitments, (iv) enforce their rights under the debt financing and preferred securities financing commitments and (v) in the event that all conditions in the debt financing and preferred securities financing commitments have been satisfied or waived, cause the persons providing such financing to fund on the closing date necessary to fund the required amount (after taking into account the other financing).

ADT’s Cooperation

We have agreed to use our reasonable best efforts prior to the closing to provide, and to cause our subsidiaries to use reasonable best efforts to provide, at the sole cost and expense of Parent, all reasonable cooperation as reasonably requested by Parent that is customary, in connection with the debt financing, equity financing and preferred securities financing (provided that such cooperation does not unreasonably interfere with our ongoing operations or the ongoing operations of our subsidiaries), including, among other things, using reasonable best efforts to:

•	furnish Parent with the required financial information and inform Parent if we or our subsidiaries have actual knowledge of any facts that would likely require the restatement of such financial statements for such financial statements to comply with GAAP;

•	assist in preparation for and participate in marketing efforts and a reasonable number of presentations, road shows, due diligence sessions, sessions with rating agencies and sessions with prospective lenders and investors and commitment parties and purchasers at reasonable times and locations mutually agreed, and assist Parent in obtaining ratings as contemplated by the debt financing and preferred securities financing;

•	obtain customary auditors consents and reports and customary comfort letters of independent accountants, as reasonably requested by Parent as necessary or customary for financings similar to the debt financing;

•	assist, subject to certain limitations, Parent in the preparation by Parent and the debt financing arrangers of (i) offering documents, private placement memoranda, bank information memoranda, prospectuses and similar documents for any of the debt financing and (ii) materials for rating agency presentations;

•	execute and deliver (or assist in the execution and delivery of), as of the closing, any pledge and security documents, other definitive financing documents or other certificates or documents as may be reasonably requested by Parent and otherwise facilitate the pledging of collateral;

•	provide information required under applicable “know your customer” and anti-money laundering rules and regulations;

•	use reasonable best efforts to assist Parent and Merger Sub in the preparation of pro forma financial information and pro forma financial statements by Parent and Merger Sub to the extent required by Parent’s financing sources to be included in any offering documents;

•	provide appropriate representations in connection with the preparation of financial statements and other financial data of ADT and its subsidiaries;

•	to the extent currently prepared by ADT, use reasonable best efforts to provide monthly financial statements consistent with the our past practice within 15 days of the end of each month prior to the closing date; and

•	take all corporate actions, subject to the occurrence of the closing, reasonably requested by Parent that are necessary or customary to permit the consummation of the debt financing and preferred securities financing.

The obligations of Parent and Merger Sub to consummate the merger are not conditioned upon the obtaining of the debt financing or any replacement financing. None of ADT or its subsidiaries or their respective officers, directors, or employees shall be required to execute or enter into or perform any agreement with respect to or contemplated by the debt financing or the preferred securities financing that is not contingent upon the closing or that would be effective prior to the closing and no directors of ADT, acting in such capacity, will be required to execute or enter into or perform any agreement with respect to the debt financing or the preferred securities financing. Parent will promptly reimburse us, upon our request, following either the closing or the termination of the merger agreement for all reasonable and documented out-of-pocket expenses in connection with the equity financing, the debt financing and the preferred securities financing and will indemnify and hold harmless ADT, its subsidiaries and their respective representatives against any and all losses incurred by them in connection with the debt financing and preferred securities financing. Neither ADT, its subsidiaries nor their respective affiliates shall have any responsibility for any person under any arrangement with respect to the equity financing, the debt financing and the preferred securities financing that Parent or Merger Sub may request in connection with the merger agreement (except for obligations of the subsidiaries from and after closing).

Conditions to the Closing of the Merger

Each party’s obligation to effect the merger is subject to the satisfaction or, to the extent permitted, waiver of various conditions, which include the following:

•	the merger agreement has been adopted by the affirmative vote of the holders of a majority of the outstanding ADT common stock entitled to vote thereon at the special meeting;

•	the waiting periods (and any extension thereof) applicable to the consummation of the merger under the HSR Act shall have expired or been earlier terminated and any required approvals thereunder shall have been obtained;

•	either (i) Parent shall have received an advance ruling certificate issued by the Commissioner of Competition or his designate under subsection 102(1) of the Competition Act (Canada) to the effect that the Commissioner of Competition is satisfied that he would not have sufficient grounds upon which to apply to the Competition Tribunal for an order under section 92 of the Competition Act (Canada) with respect to the transactions contemplated by the merger agreement or (ii) both of (a) the waiting period under section 123 of the Competition Act (Canada) in respect of the transactions contemplated by the merger agreement shall have expired or been terminated or the obligation to provide a merger notification in accordance with Part IX of the Competition Act (Canada) in respect of the transactions contemplated by the merger agreement shall have been waived in accordance with paragraph 113(c) of the Competition Act (Canada) and (b) Parent shall have received a letter from the Commission of Competition indicating that he does not, as of the date of the letter, intend to make an application under section 92 of the Competition Act (Canada) in respect of the transactions contemplated by the merger agreement (we refer to the foregoing as the “Competition Act (Canada) approval”); and

•	no federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, ordinance, code, decree, order, judgment, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any governmental entity and any order or decision of an applicable arbitrator or arbitration panel or other order (whether temporary, preliminary or permanent) shall have been enacted, entered, promulgated or enforced by any governmental entity of competent jurisdiction which prohibits, restrains, enjoins or otherwise makes illegal the consummation of the merger and shall remain in effect.

Parent and Merger Sub are not obligated to effect the merger under the merger agreement unless the following conditions are satisfied (or waived by Parent) at or prior to the effective time:

•	our representations and warranties regarding certain elements of our capitalization and the absence of a material adverse effect are true and correct in all respects (except with respect to clauses (i) for any failure to be so true and correct that is de minimis in nature), as of the date of the merger agreement and as of the closing of the merger (except to the extent that such representations or warranties speak to an earlier date in which case they shall be true and correct as of such date);

•	our representations and warranties regarding organization and qualification of ADT and its subsidiaries, certain elements of our capitalization, our authority to enter into the merger agreement, the opinion of our financial advisor, our brokers and certain takeover statutes are true and correct in all material respects (without giving effect to any “materiality,” “material adverse effect” or similar qualifiers contained in any such representations and warranties), as of the date of the merger agreement and as of the closing of the merger (except to the extent that such representations or warranties speak to an earlier date in which case they shall be true and correct as of such date);

•	our representations and warranties regarding (i) the absence of conflicts or violations with our organizational documents or any law, (ii) our compliance with laws and (iii) the absence of litigation are true and correct in all respects (without giving effect to any “materiality,” “material adverse effect” or similar qualifiers contained in any such representations and warranties), as of the date of the merger agreement and as of the closing of the merger (except to the extent that such representations or warranties speak to an earlier date in which case they shall be true and correct as of such date), except where the failures of any such representations and warranties to be so true and correct, individually or in the aggregate, would not reasonably be expected to have a material adverse effect or a transaction material adverse effect;

•	our other representations and warranties set forth in the merger agreement (other than those noted in the preceding three bullet points) are true and correct in all respects (without giving effect to any “materiality,” “material adverse effect” or similar qualifiers contained in any such representations and warranties), as of the date of the merger agreement and as of the closing of the merger (except to the extent that any such representations or warranties speak to an earlier date, in which case, they shall be true and correct as of such date), except where the failures of any such representations and warranties to be so true and correct, individually or in the aggregate, would not reasonably be expected to have a material adverse effect;

•	we have performed or complied in all material respects with each of our obligations, agreements and covenants under the merger agreement at or prior to the effective time, provided, that we shall have performed, and shall have caused our subsidiaries to have performed and complied, in all respects with the obligations, covenants and agreements with respect to the prohibition on the declaration or payment of dividends or distributions prior to the effective time (except for the quarterly dividend announced on January 7, 2016) (see—“Conduct of Business Pending the Merger”);

•	since the date of the merger agreement, there has not been a material adverse effect with respect to ADT and its subsidiaries, taken as a whole;

•	Parent has received a certificate executed by an executive officer of ADT confirming that the conditions described in the preceding six bullet points have been satisfied; and

•	Parent shall have received payoff letters with respect to ADT’s revolving credit facility.

We are not obligated to effect the merger under the merger agreement unless the following conditions are satisfied (or waived by us) at or prior to the effective time:

•

the representations and warranties of Parent and Merger Sub regarding organization and authority to enter into the merger agreement are true and correct in all material respects (without giving effect to any “materiality,” “material adverse effect” or similar qualifiers contained in any such representations and warranties), as of the date of the merger agreement and as of the closing of the merger (except to the extent that such representations or warranties speak to an earlier date in which case they shall be true and correct as of such date);

•	the other representations and warranties of Parent and Merger Sub set forth in the merger agreement (other than those noted in the preceding bullet point) are true and correct, as of the date of the merger agreement and as of the closing of the merger (except to the extent that any such representations or warranties speak to an earlier date, in which case, they shall be true and correct as of such date), except where the failures of any such representations and warranties to be so true and correct, individually or in the aggregate, would not reasonably be expected to prevent, materially delay or have a material adverse effect on the ability of Parent or Merger Sub to consummate the transactions contemplated by the merger agreement;

•	Parent and Merger Sub have performed or complied in all material respects with each of their obligations, agreements and covenants under the merger agreement at or prior to the closing of the merger; and

•	we have received a certificate executed by an executive officer of Parent confirming that the conditions described in the preceding three bullet points have been satisfied.

Neither ADT nor Parent may rely on the failure to satisfy any conditions to closing in order to excuse it from its obligations to effect the merger or terminating the merger agreement and abandoning the merger if such failure was caused primarily by such party’s material breach of the merger agreement.

Termination of the Merger Agreement

ADT or Parent may terminate the merger agreement under the following circumstances:

•	by mutual written consent of ADT, Parent and Merger Sub;

•	if any court or other governmental entity of competent jurisdiction has issued an order, decree, ruling, judgment or injunction, or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the merger and such order, decree, ruling, judgment, injunction or other action is or shall have become final and non-appealable, provided that the party seeking to terminate the merger agreement under this circumstance has used the efforts required to be taken pursuant to the terms and conditions of the merger agreement to prevent, oppose and remove such restraint, injunction or other prohibition;

•	if the merger has not occurred on or prior to 5:00 p.m. (New York City time) on July 14, 2016 (as may be extended pursuant to the merger agreement) (the “end date”), provided that such end date may be extended (i) automatically to 5:00 p.m. (New York City time) on November 14, 2016 if a second request under the HSR Act has been received or (ii) by Parent in its sole discretion until three business days after the end of the marketing period if the marketing period has commenced but has not yet been completed (not to be extended by more than 16 business days after the original end date), provided further that the right to terminate the merger agreement under this circumstance will not be available to any party whose material breach of any provision of the merger agreement was the primary cause of the merger not having occurred on or prior to the end date; or

•	if the adoption of the merger agreement by ADT’s stockholders has not been obtained at the special meeting or at any adjournment or postponement thereof at which a vote on the approval of the merger proposal was taken.

ADT may terminate the merger agreement by written notice to Parent:

•

if there shall have been a material breach of or material failure to perform any representation, warranty, covenant or agreement on the part of Parent or Merger Sub contained in the merger agreement, or any such representation or warranty shall be untrue in any material respect, which breach, failure to perform or failure to be true, individually or in the aggregate, would result in a condition to ADT’s obligation to consummate the closing not being satisfied (and such breach or failure is not cured prior to the earlier of (i) 30 business days after written notice stating in reasonable detail the nature of such breach and the basis for such condition not being satisfied is given by ADT to Parent and (ii) the end date), provided that the right to terminate the merger agreement under this circumstance will not be available to ADT if ADT is then in material breach of any of its representations, warranties, covenants or agreements contained in the merger agreement;

•	prior to the adoption of the merger agreement by the ADT stockholders at the special meeting or any adjournment or postponement thereof, in order to accept a superior proposal and enter into a definitive acquisition agreement providing for a superior proposal, subject to ADT’s compliance with the non-solicitation provisions and related notice procedures in the merger agreement and payment of the applicable termination fee; or

•	if (i) Parent is required to consummate the closing pursuant to the terms and conditions of the merger agreement, (ii) Parent and Merger Sub fail to consummate the merger within three business days of the first date on which Parent and Merger Sub are required to consummate the closing pursuant to the terms and conditions of the merger agreement, (iii) ADT has provided irrevocable written notice to Parent at least one business day prior to such first date confirming that it stands ready, willing and able to consummate the merger and the other transactions contemplated by the merger agreement and (iv) at all times during such three business day period, ADT stood ready willing and able to consummate the merger and the other transactions contemplated by the merger agreement.

Parent may terminate the merger agreement by written notice to ADT:

•	if there shall have been a material breach of or material failure to perform any representation, warranty, covenant or agreement on the part of ADT contained in the merger agreement, or any such representation or warranty shall be untrue in any material respect, which breach, failure to perform or failure to be true, individually or in the aggregate, would result in a condition to Parent’s and Merger Sub’s obligation to consummate the closing not being satisfied (and such breach or failure is not cured prior to the earlier of (i) 30 business days after written notice stating in reasonable detail the nature of such breach and the basis for such condition not being satisfied is given by Parent to ADT and (ii) the end date), provided that the right to terminate the merger agreement under this circumstance will not be available to Parent if Parent or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements contained in the merger agreement;

•

if the ADT Board (or a committee thereof) (i) prior to the adoption of the merger agreement by the ADT stockholders at the special meeting or any adjournment or postponement thereof, shall have made a change of recommendation with respect to the merger proposal in a manner adverse to Parent or Merger Sub, (ii) shall have (A) failed to recommend against any acquisition proposal that is a tender offer or exchange offer or (B) failed to expressly publicly reaffirm its recommendation within ten business days of the commencement of such acquisition proposal (in each case, other than a customary “stop, look and listen” or other similar communication), (iii) shall have failed to include the ADT Board’s recommendation of the merger proposal in this proxy statement or shall have otherwise publicly (or through a communication to one or more ADT stockholders (other than directors or officers of ADT or its subsidiaries, solely in their capacity as such)) modified, changed, qualified or withheld the recommendation in a manner adverse to Parent, (iv) prior to the adoption of the merger agreement by the ADT stockholders at the special meeting or any adjournment or postponement thereof, shall have publicly (or through a communication to one or more ADT stockholders (other than directors or officers of ADT or its subsidiaries, solely in their capacity as such)) approved, recommended, endorsed or declared advisable, or proposed publicly (or through a communication to one or more ADT stockholders (other than directors or officers of ADT or its subsidiaries, solely in their capacity as such)) to approve, recommend, endorse or declare advisable an acquisition proposal with any person other than Parent or Merger Sub, (v) shall have failed to reaffirm its recommendation if requested by Parent and the ADT Board does not cure such failure within five business days after Parent’s request for such reaffirmation (or if the special meeting is scheduled to occur within five business days of such request, within one business day of such request, and in any case, prior to the stockholder vote on the adoption of the merger proposal at the special meeting), (vi) shall have authorized ADT to enter into any agreement, arrangement or understanding with respect to an acquisition proposal or required ADT to abandon or terminate or fail to consummate this merger or (vii) prior to the adoption of the merger agreement by the ADT stockholders at the special meeting or any adjournment or postponement thereof, shall have formally resolved to effect or publicly announced an intention to effect any of the foregoing; or

•	if ADT or any of its subsidiaries shall have willfully breached the no-shop covenant.

Termination Fees and Expenses

We will be required to pay Parent a termination fee in the following circumstances:

•	if the merger agreement is validly terminated by ADT (prior to obtaining the ADT stockholder vote approving the merger proposal) to accept a superior proposal, made in compliance with the non-solicitation restrictions described above, and concurrently with such valid termination enter into a definitive agreement with respect thereto, we are required to pay Parent $228 million, or a lesser fee of $87 million with respect to superior proposals made by excluded parties, at or prior to the time of termination;

•	if the merger agreement is validly terminated by Parent based on (i) a change of recommendation of the ADT Board (or a committee thereof) (prior to the adoption of the merger agreement by the ADT stockholders at the special meeting or any adjournment or postponement thereof proposal), (ii) (A) the failure of the ADT Board to recommend against any acquisition proposal that is a tender offer or exchange offer or (B) the failure to expressly publicly reaffirm its recommendation within ten business days of the commencement of such acquisition proposal (in each case, other than a customary “stop, look and listen” communication), (iii) the failure to include the ADT Board’s recommendation of the merger proposal in this proxy statement or the otherwise public (or through a communication to one or more ADT stockholders (other than directors or officers of ADT or its subsidiaries, solely in their capacity as such)) modification, change, qualification or withholding of the recommendation in a manner adverse to Parent, (iv) prior to the adoption of the merger agreement by the ADT stockholders at the special meeting or any adjournment or postponement thereof, the public (or through a communication to one or more ADT stockholders (other than directors or officers of ADT or its subsidiaries, solely in their capacity as such)) approval, recommendation, endorsement or declaration advising (or through a communication to one or more ADT stockholders (other than directors or officers of ADT or its subsidiaries, solely in their capacity as such) an acquisition proposal with a person other than Parent or Merger Sub, (v) the failure of the ADT Board to reaffirm its recommendation if requested by Parent or the failure by the ADT Board to cure such failure within five business days after Parent’s request for reaffirmation (or if the special meeting is scheduled to occur within five business days of such request, within one business day of such request, and in any case, prior to the stockholder vote on the adoption of the merger proposal at the special meeting), (vi) the ADT Board’s authorization of ADT or any of its subsidiaries to enter into any agreement, arrangement or understanding with respect to an acquisition proposal or requirement that ADT abandon or terminate or fail to consummate this merger, (vii) the ADT Board formally resolving to effect or publicly announcing an intention to effect any of the foregoing (prior to obtaining the ADT stockholder vote approving the merger proposal) or (viii) the willful breach by ADT or any of its subsidiaries of the no-shop covenant, we are required to pay Parent $228 million as promptly as reasonably practicable but in any event within two business days following such termination; or

•

if the merger is validly terminated by (A)(i) either party if the merger agreement is not adopted by ADT’s stockholders at the special meeting or at any adjournment or postponement thereof at which a vote on the approval of the merger proposal was taken, (ii) either party for failure of the merger to occur on or prior to the end date or (iii) by Parent upon our uncured material breach of the merger agreement that would cause certain conditions to closing to fail, and (B)(x) at any time after the execution of the merger agreement and prior to the merger agreement being adopted by ADT’s stockholders at the special meeting or at any adjournment or postponement thereof at which a vote on the approval of the merger proposal is taken, an acquisition proposal is made to ADT or its representatives, to the ADT stockholders, or otherwise became publicly known and (y) within 12 months after such termination, we or any of our subsidiaries enter into a definitive agreement providing for an acquisition proposal or shall have consummated an acquisition proposal, then we are required to pay to Parent $228 million on the earlier of the entry of such agreement and within two business days from the consummation of such acquisition proposal, provided, that for purposes of this termination fee trigger, each reference in the definition of “acquisition proposal” to “20% or more” is deemed to be a reference to “more than 50%”.

If the agreement is validly terminated by either party because the merger agreement is not adopted by ADT’s stockholders at the special meeting or at any adjournment or postponement thereof at which a vote on the approval of the merger proposal was taken, then we are required to pay to Parent an amount equal to that required to reimburse Parent, Merger Sub and their respective affiliates for all fees and expenses incurred in connection with the merger agreement and the transactions contemplated thereby (including all fees and expenses of financing sources, counsel, accountants, investment banks, advisors and consultants to Parent and Merger Sub), up to $30 million at or prior to the time of such termination.

Parent will be required to pay us a reverse termination fee in the form of a cash amount equal to $421 million in the event that the merger agreement:

•	is validly terminated by us, if (i) Parent is required to consummate the closing pursuant to the terms and conditions of the merger agreement, (ii) Parent and Merger Sub fail to consummate the merger within three business days of the first date on which Parent and Merger Sub are required to consummate the closing pursuant to the terms and conditions of the merger agreement, (iii) we have provided irrevocable written notice to Parent at least one business day prior to such first date confirming that we stand ready, willing and able to consummate the merger and the other transactions contemplated by the merger agreement and (iv) at all times during such three business day period, we stood ready willing and able to consummate the merger and the other transactions contemplated by the merger agreement; or

•	is validly terminated by us by written notice from us, (i) if there shall have been a material breach of or material failure to perform any representation, warranty, covenant or agreement on the part of Parent or Merger Sub contained in the merger agreement, or any such representation or warranty shall be untrue in any material respect, which breach, failure to perform or failure to be true, individually or in the aggregate, would result in a condition to our obligation to consummate the closing not being satisfied (and such breach or failure is not cured prior to the earlier of (a) 30 business days after written notice stating in reasonable detail the nature of such breach and the basis for such condition not being satisfied is given by us to Parent and (b) the end date), provided that the right to terminate the merger agreement under this circumstance will not be available to us if we are then in material breach of any of our representations, warranties, covenants or agreements under the merger agreement and (ii) such uncured material breach or material failure by Parent or Merger Sub is the primary reason for the failure of the closing to be consummated.

Such reverse termination fee is payable by Parent to us within two business days of the applicable valid termination.

Neither party is required to pay the applicable termination fee or reverse termination fee on more than one occasion.

In the event Parent or Merger Sub fails to effect the merger when required pursuant to the terms and conditions of the merger agreement, then the Company’s right to (i) a decree or order of specific performance or any injunction or injunctions or other equitable relief if and to the extent permitted by the terms of the merger agreement, (ii) validly terminate the merger agreement and seek monetary damages for Parent’s fraud and (iii) validly terminate the merger agreement pursuant to terms and conditions of the merger agreement and if, as and when required pursuant to the terms of the merger agreement, receive payment of the reverse termination fee, shall, together with, if applicable, the rights of ADT to be reimbursed for certain expenses pursuant to the terms and conditions of the merger agreement, be the sole and exclusive remedies of ADT. Notwithstanding anything to the contrary, under no circumstances can ADT receive both (a) an award of monetary damages, on the one hand, and (b) any of the reverse termination fee and/or certain expense reimbursement, if any, as and when due, pursuant to the terms and conditions of the merger agreement.

Except for the termination fee payable by either party under the circumstances in a termination of the merger agreement described above, the expense reimbursement payable by us in the circumstances described above, and/or any enforcement expenses, we and Parent are each responsible for all respective costs and expenses incurred in connection with the merger and the other transactions contemplated by the merger agreement. Expenses incurred in connection with obtaining any consents or making any filings will be shared equally by Parent and us. Expenses incurred in connection with the filing, printing and mailing of this proxy statement will be shared equally by Parent and us. All transfer, documentary, sales, use, stamp, registration, value added and other such taxes and fees incurred by us or any of our subsidiaries in connection with the merger will be borne and paid by us and we will, at our own expense, file all necessary tax returns and other documentation with respect to all such taxes and fees and if required applicable law, Parent (or the applicable subsidiary) will join in the execution of any such tax returns and other documentation.

Amendment and Waiver of the Merger Agreement

Subject to the provisions of applicable law, the merger agreement may be amended by the parties at any time prior to the effective time. The merger agreement may only be amended by written agreement, executed and delivered by duly authorized officers of the respective parties with noted exceptions related to the financing.

At any time prior to the effective time, any party may extend the time for performance of any obligation or other act of the other parties, waive any inaccuracies in the representations or warranties in the merger agreement or any document delivered in connection therewith, or waive the other party’s compliance with any of the agreements or conditions contained in provisions of the merger agreement (subject to compliance with applicable law). Any such extension or waiver will only be valid if set forth in a written instrument signed by the party or parties to be bound thereby and specifically referencing the merger agreement.

Specific Performance

The parties have agreed in the merger agreement that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties do not perform the provisions of the merger agreement in accordance with its specified terms or otherwise breach such provisions. The parties have agreed that they will be entitled to an injunction, specific performance and other equitable relief to prevent breaches of the merger agreement and to enforce specifically the terms and provision of the merger agreement. Notwithstanding the foregoing or anything to the contrary in the merger agreement, any other transaction document or otherwise to the contrary, ADT will not be entitled to enforce specifically Parent’s or Merger Sub’s obligation to cause all or a portion of the equity financing to be funded or otherwise cause Parent or Merger Sub to take action to consummate the merger, the equity financing or the other transactions contemplated by the merger agreement or any other transaction documents or otherwise unless and only if:

•	Parent is required to consummate the closing pursuant to the terms and conditions of the merger agreement;

•	Parent has received the debt financing and the preferred securities financing (or alternative financing with respect thereto) in full, or such full amount would be funded to Parent at the closing if the equity financing is funded;

•	ADT has irrevocably confirmed in writing to Parent that, if specific performance is granted and the equity financing, the debt financing and the preferred securities financing (or alternative financing with respect thereto) are funded, then the closing would occur (and ADT has not revoked, withdrawn, modified or conditioned such confirmation); and

•	Parent and Merger Sub fail to complete the closing within two business days after delivery of ADT’s delivery of such written confirmation.

ADT may concurrently pursue (i) specific performance and (ii) the payment of damages or the reverse termination fee, if, as and when payable under the merger agreement, but will not be entitled to receive an award of damages or the reverse termination fee if specific performance is awarded and will not be entitled to receive an award of specific performance if damages are awarded or the reverse termination fee is paid to ADT.

No Third Party Beneficiaries

The merger agreement is binding upon and inuring solely to the benefit of each party thereto, and nothing in the merger agreement, expressly or impliedly, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of the merger agreement, other than (A) at and after the effective time (i) benefits to the directors and officers who are intended to be third-party beneficiaries of certain terms of the merger agreement, (ii) the rights of the holders of shares of ADT common stock under the merger agreement and (iii) the rights of the holders of options, PSUs and stock units under the merger agreement or (B) with respect to certain terms of the merger agreement, the financing sources and their related parties and related parties of Parent and Merger Sub, as applicable.

Governing Law

The merger agreement is governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule, with noted exceptions relating to financing.

Jurisdiction

The parties will not bring or support, or permit any of their related parties to bring or support, any litigation against any financing source or its related parties relating to the merger agreement or any of the transactions contemplated thereby in any forum other than a court of competent jurisdiction sitting in the borough of Manhattan of the City of New York.

Subject to the foregoing, the parties have irrevocably agreed to submit themselves to the personal jurisdiction of the Delaware Court of Chancery in connection with any matter based upon or arising out of the merger agreement or any of the transactions contemplated by the merger agreement or the actions of Parent, Merger Sub or ADT in the negotiation, administration, performance and enforcement thereof (or, in the event (but only in the event) the Delaware Court of Chancery does not have subject matter jurisdiction over such matter, the United States District Court for the District of Delaware, or in the event (but only in the event) that such United States District Court for the District of Delaware does not have subject matter jurisdiction over such matter, any Delaware state court sitting in New Castle County).

Waiver of Jury Trial

Each of the parties irrevocably waived any and all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to the merger agreement or the transactions contemplated thereby (including any such action involving any financing source or its related parties).

Non-Recourse

The merger agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or relating to the merger agreement or the transactions contemplated by the merger agreement may only be brought against, the parties to the merger agreement, and in accordance with, and subject to the terms and conditions of the merger agreement with respect to any such party.

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER MERGER-RELATED COMPENSATION PROPOSAL (PROPOSAL 2)

In accordance with Section 14A of the Exchange Act, ADT is providing its stockholders with the opportunity to cast a non-binding, advisory vote on the compensation that will be paid or may become payable to the named executive officers of ADT in connection with the merger, the value of which is set forth in the table entitled “Golden Parachute Compensation” on page 65. This proposal, commonly known as “say-on-golden parachutes” is referred to in this proxy statement as the named executive officer merger-related compensation proposal. As required by Section 14A of the Exchange Act, ADT is asking its stockholders to vote on the adoption of the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to ADT’s named executive officers in connection with the merger, as disclosed under “The Merger Proposal (Proposal 1)—Interests of ADT’s Executive Officers and Directors in the Merger—Potential Merger-Related Payments to Named Executive Officers,” including the table, associated footnotes and narrative discussion, is hereby APPROVED.”

The vote on the named executive officer merger-related compensation proposal is a vote separate and apart from the vote on the merger proposal. Accordingly, you may vote to approve the merger proposal and vote not to approve the named executive officer merger-related compensation proposal, and vice versa. Because the vote to approve the named executive officer merger-related compensation proposal is only advisory in nature, it will not be binding on ADT, Parent or the surviving corporation. Accordingly, because ADT is contractually obligated to pay such merger-related compensation, the compensation will be payable, subject only to the conditions applicable thereto, if the merger proposal is approved, regardless of the outcome of the advisory vote.

Approval of the named executive officer merger-related compensation proposal requires the affirmative vote of the holders of a majority of the shares of ADT common stock present or represented by proxy at the special meeting and entitled to vote thereon. Abstentions will have the same effect as a vote “AGAINST” the named executive officer merger-related compensation proposal, but the failure to vote your shares will have no effect on the outcome of the proposal. Broker non-votes, if any, will have no effect on the outcome of the named executive officer merger-related compensation proposal. If you sign and return a proxy and do not indicate how you wish to vote on the executive officer merger-related compensation proposal, your shares will be voted in favor of the proposal.

The ADT Board unanimously recommends that the ADT stockholders vote “FOR” the named executive officer merger-related compensation proposal.

ADJOURNMENT PROPOSAL (PROPOSAL 3)

ADT stockholders are being asked to approve a proposal that will give us authority from the stockholders to adjourn the special meeting for the purpose of soliciting additional proxies in favor of the merger proposal if there are not sufficient votes at the time of the special meeting to approve the merger proposal. If a quorum is not present, the person presiding at the special meeting or the stockholders acting by the affirmative vote of the holders of a majority of the shares of ADT common stock present or represented by proxy at the special meeting and entitled to vote thereon may adjourn the special meeting to another place, date or time.

In addition, the ADT Board could postpone the special meeting before it commences, subject to the terms of the merger agreement. If the special meeting is adjourned or postponed, stockholders who have already submitted their proxies will be able to revoke them at any time prior to the final vote on the proposals. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the shares of ADT common stock present or represented by proxy at the special meeting and entitled to vote thereon. Abstentions will have the same effect as a vote “AGAINST” the adjournment proposal, but the failure to vote your shares will have no effect on the outcome of the proposal. Broker non-votes, if any, will have no effect on the outcome of the adjournment proposal. If you sign and return a proxy and do not indicate how you wish to vote on the adjournment proposal, your shares will be voted in favor of the adjournment proposal. ADT does not intend to call a vote on this proposal if the merger proposal has been approved at the special meeting.

The ADT Board unanimously recommends that the ADT stockholders vote “FOR” the adjournment proposal.

MARKET PRICES OF ADT COMMON STOCK

Market Information

ADT common stock trades on the NYSE under the symbol “ADT.” As of March 24, 2016, there were 165,546,026 shares of ADT common stock outstanding. The following table shows the high and low sales price of ADT common stock for our second quarter of fiscal 2016 (through March 24, 2016) and each of our preceding fiscal quarters in 2016, 2015, 2014 and 2013.

Fiscal Year	High	Low
2016
First Quarter	$36.24	$29.34
Second Quarter (through March 24, 2016)	$42.88	$24.22
2015
First Quarter	$36.84	$30.51
Second Quarter	$41.63	$33.51
Third Quarter	$42.61	$33.97
Fourth Quarter	$34.53	$30.25
2014
First Quarter	$44.01	$38.80
Second Quarter	$40.58	$28.08
Third Quarter	$34.81	$29.08
Fourth Quarter	$37.36	$33.00
2013
First Quarter	$47.00	$35.38
Second Quarter	$50.37	$44.60
Third Quarter	$48.86	$38.09
Fourth Quarter	$44.56	$38.91

The closing sales price of ADT common stock on the NYSE on March 24, 2016, the latest practicable date before the printing of this proxy statement, was $41.10 per share. The closing sales price of ADT common stock on the NYSE on February 12, 2016, the last trading day prior to the public announcement of the proposed merger, was $26.87 per share. You are urged to obtain current market quotations for ADT common stock when considering whether to approve the merger proposal.

Holders

At the close of business on March 24, 2016, 165,546,026 shares of ADT common stock were issued and outstanding, held by approximately 17,084 holders of record.

Dividends

Since September 2013, we have paid regular quarterly cash dividends and distributions (including dividend equivalents) on ADT common stock or our other securities or securities of our subsidiaries that have been declared or authorized prior to February 14, 2016. We have only paid cash dividends from assets legally available for that purpose, and payment of cash dividends depends on our financial condition, results of operations, current and anticipated capital requirements, restrictions under then-existing debt instruments and other factors then deemed relevant by the ADT Board. Under the merger agreement, described in “The Merger Agreement—Conduct of Business of the Company Pending the Merger,” we are prohibited from paying any dividend or other distribution on ADT common stock prior to the completion of the merger (except for the dividend announced on January 7, 2016 in the amount of $0.22, which was paid on February 17, 2016).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below shows how much of ADT common stock was beneficially owned as of March 22, 2016 (unless another date is indicated) by (i) each person known by ADT to beneficially own more than 5% of ADT common stock, (ii) each director (who was serving as a director as of that date) and nominee for director, (iii) each named executive officer, and (iv) all current directors and executive officers as a group. In general, a person “beneficially owns” shares if he or she has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire such voting or disposition rights within 60 days of March 24, 2016 (such as by exercising options or stock appreciation rights).

Name of Beneficial Owner	Number	Percent
Beneficial Owners of More than 5%:
Dodge & Cox(1) 555 California Street, 40th Floor San Francisco, CA 94104	25,761,553	15.56%

The Vanguard Group(2) 100 Vanguard Boulevard Malvern, PA 19355	14,015,176	8.47%

Clearbridge Investments, LLC(3) 620 8th Avenue New York, NY 10018	14,090,432	8.51%

BlackRock, Inc.(4) 55 East 52nd Street New York, NY 10055	10,856,873	6.56%

Longview Partners (Guernsey) Limited(5) PO Box 559 Mill Court La Charroterie St Peter Port, Guernsey GY1 6JG	10,351,123	6.25%

Directors and Executive Officers:
N. David Bleisch	157,469	0.10%
Donald Boerema	111,052	0.07%
Thomas Colligan	19,766	0.01%
Richard Daly	10,987	0.01%
Jerri DeVard	53,710	0.03%
Timothy Donahue	17,728	0.01%
Robert Dutkowsky	11,266	0.01%
Mark Edoff	90,820	0.05%
Alan Ferber	64,746	0.04%
Michael Geltzeiler	77,148	0.05%
Bruce Gordon	25,370	0.02%
Naren Gursahaney	1,344,580	0.81%
Bridgette Heller	7,192	0.00%
Kathleen Hyle	11,266	0.01%
Christopher Hylen	3,690	0.00%
Andrea Martin	5,519	0.00%
Kathleen McLean	15,862	0.01%
Laura Miller	14,624	0.01%
Luis Orbegoso	16,148	0.01%
Arthur Orduña	25,577	0.02%
Directors and Executive Officers as a Group (20 persons)	2,084,520	1.26%

(1)	Information shown is based on information reported on Schedule 13G/A filed with the SEC on February 12, 2016, in which Dodge and Cox reported that it has sole voting power over 24,693,816 shares of ADT common stock and sole dispositive power of 25,761,553 shares of ADT common stock.
(2)	Information shown is based on information reported on Schedule 13G/A filed with the SEC on February 10, 2016, in which The Vanguard Group reported that it has sole voting power over 299,316 shares of ADT common stock, shared voting power over 16,000 shares of ADT common stock, sole dispositive power of 13,690,299 shares of ADT common stock and shared dispositive power over 324,877 shares of ADT common stock.
(3)	Information shown is based on information reported on Schedule 13G/A filed with the SEC on February 16, 2016, in which Clearbridge Investments, LLC reported that it has sole voting power over 13,822,474 shares of ADT common stock and sole dispositive power of 14,090,432 shares of ADT common stock.
(4)	Information shown is based on information reported on Schedule 13G/A filed with the SEC on January 25, 2016 in which BlackRock, Inc. reported that it has sole voting power over 9,330,893 shares of ADT common stock and sole dispositive power of 10,856,873 shares of ADT common stock.
(5)	Information shown is based on information reported on Schedule 13G filed with the SEC on February 16, 2016 in which Longview Partners (Guernsey) Limited reported that it has shared voting power over 6,614,684 shares of ADT common stock and shared dispositive power of 10,351,123 shares of ADT common stock.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The following is a summary of the material U.S. federal income tax consequences of the merger to “U.S. holders” and “non-U.S. holders” (in each case, as defined below) of ADT common stock whose shares of common stock are converted into the right to receive cash in the merger. This summary is based on the current provisions of the U.S. Internal Revenue Code of 1986, as amended from time to time (the “Code”), applicable Treasury Regulations, judicial authority, and administrative rulings, all of which are subject to change, possibly with retroactive effect. Any such change could alter the tax consequences to the holders as described herein. This summary is general in nature and does not purport to be a complete analysis of all potential tax effects of the merger. For example, it does not consider the effect of the Medicare tax on net investment income or any applicable state, local or foreign income tax laws, or of any non-income tax laws. In addition, this summary does not address the U.S. federal income tax consequences to holders of shares who demand appraisal rights under Delaware law. Furthermore, this summary applies only to holders that hold their ADT common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). In addition, this discussion does not address all aspects of U.S. federal income tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•	a bank, insurance company, or other financial institution;

•	a tax-exempt organization;

•	a retirement plan or other tax-deferred account;

•	an entity or arrangement treated for U.S. federal income tax purposes as a partnership, S corporation or other pass-through entity (or an investor in such an entity or arrangement);

•	a mutual fund;

•	a real estate investment trust or regulated investment company;

•	a dealer or broker in stocks and securities or currencies;

•	a trader in securities that elects mark-to-market treatment;

•	a holder of shares subject to the alternative minimum tax provisions of the Code;

•	a holder of shares that received the shares through the exercise of an employee stock option, through a tax qualified retirement plan or otherwise as compensation;

•	a U.S. holder (as defined below) that has a functional currency other than the U.S. dollar;

•	a “controlled foreign corporation,” “passive foreign investment company,” or corporation that accumulates earnings to avoid U.S. federal income tax;

•	a holder that holds shares as part of a hedge, straddle, constructive sale, conversion or other integrated transaction; or

•	a United States expatriate.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds ADT common stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding ADT common stock and partners in such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences of the merger to them.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of ADT common stock that is:

•	an individual citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

A “non-U.S. holder” means a beneficial owner of ADT common stock that is not a U.S. holder or a partnership (or any other entity classified as a partnership for U.S. federal income tax purposes).

U.S. Holders

General. The exchange of ADT common stock for cash in the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder whose shares of ADT common stock are converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder’s adjusted tax basis in such shares. A U.S. holder’s adjusted tax basis generally will equal the price the U.S. holder paid for such shares. Gain or loss will be determined separately for each block of shares of ADT common stock (i.e., shares of ADT common stock acquired at the same cost in a single transaction). Such gain or loss will be capital gain or loss and generally will be treated as long-term capital gain or loss if the U.S. holder has held the shares of ADT common stock for more than one year at the time of the effective time. Long-term capital gains of non-corporate U.S. holders (including individuals) are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding. Information reporting and backup withholding may apply to payments made in connection with the merger. Backup withholding will not apply, however, to a holder of ADT common stock who (1) furnishes a correct taxpayer identification number (“TIN”), certifies that such holder is not subject to backup withholding on the Internal Revenue Service Form W-9 (or appropriate successor form) included in the transmittal materials that such holder will receive, and otherwise complies with all applicable requirements of the backup withholding rules; or (2) provides proof that such holder is otherwise exempt from backup withholding. Backup withholding is not an additional tax, and any amounts withheld under the backup withholding rules may be refunded or credited against a holder’s U.S. federal income tax liability, if any, provided that such holder furnishes the required information to the Internal Revenue Service in a timely manner. The Internal Revenue Service may impose a penalty upon any taxpayer that fails to provide the correct TIN.

Non-U.S. Holders

General. A non-U.S. holder’s receipt of cash in exchange for shares of ADT common stock pursuant to the merger generally will not be subject to U.S. federal income tax unless:

•	the gain, if any, on such shares is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to the non-U.S. holder’s permanent establishment in the United States);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the exchange of shares of ADT common stock for cash pursuant to the merger and certain other conditions are met; or

•	the non-U.S. holder owned, directly or under certain constructive ownership rules of the Code, more than 5% of the ADT common stock at any time during the five-year period preceding the merger, and ADT is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period preceding the merger or the period that the non-U.S. holder held ADT common stock.

A non-U.S. holder described in the first bullet point immediately above will generally be subject to regular U.S. federal income tax on any gain realized as if the non-U.S. holder were a U.S. holder. If such non-U.S. holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits (or a lower treaty rate). A non-U.S. holder described in the second bullet point immediately above will be subject to tax at a rate of 30% (or a lower treaty rate) on any gain realized, which may be offset by U.S.-source capital losses recognized in the same taxable year, even though the individual is not considered a resident of the United States.

ADT believes it has not been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the five-year period preceding the merger.

Information Reporting and Backup Withholding. Information reporting and backup withholding will generally apply to payments made pursuant to the merger to a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Copies of applicable information returns reporting such payments and any withholding may also be made available to the tax authorities in the non-U.S. holder’s country in which such holder resides under the provisions of an applicable treaty or agreement. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a U.S. broker or a non-U.S. broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. A non-U.S. holder must generally submit an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable IRS Form W-8) attesting to its exempt foreign status in order to qualify as an exempt recipient. Notwithstanding the foregoing, backup withholding and information reporting may apply if we, the paying agent or Parent has actual knowledge, or reason to know, that a non-U.S. holder is a U.S. person. Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the Internal Revenue Service.

THIS DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. WE URGE YOU TO CONSULT WITH YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE MERGER ARISING UNDER THE FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

FUTURE ADT STOCKHOLDER PROPOSALS

If the merger is not completed, ADT stockholders will continue to be entitled to attend and participate in ADT’s annual meeting of stockholders. If ADT holds its 2017 annual meeting of stockholders, any stockholder proposal intended for inclusion in the proxy materials for the 2017 annual meeting pursuant to Rule 14a-8 under the Exchange Act must be received at our principal executive offices no later than September 24, 2016. Where a stockholder does not seek inclusion of the proposal in the proxy material and submits a proposal outside of the process described in Rule 14a-8 of the Exchange Act, the proposal must still comply with the procedural requirements in ADT’s bylaws. Accordingly, written notice must be sent to the Corporate Secretary of ADT, at its principal executive offices, not less than 90 or more than 120 calendar days before the first anniversary of the prior year’s annual meeting. This means that for the 2017 annual meeting, written notice must be delivered between the close of business on November 15, 2016 and the close of business on December 15, 2016. If the date of the annual meeting, however, is not within 30 days before or 70 days after the anniversary of the prior year’s meeting date, a stockholder proposal must be submitted within 120 calendar days before the actual meeting and no later than the later of (i) the 90th calendar day before the actual meeting and (ii) the 10th calendar day following the calendar day on which ADT first announces the meeting date to the public. A copy of the full text of the bylaw provisions discussed above may be obtained by writing to our Corporate Secretary at 1501 Yamato Road, Boca Raton, Florida 33431.

Any stockholder suggestions for director nominations must be submitted by the dates by which other stockholder proposals are required to be submitted as set forth above.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

The SEC has adopted rules that permit companies and intermediaries, such as brokers and banks, to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing an address by delivering a single proxy statement, as applicable, addressed to those stockholders, unless contrary instructions have been received. This procedure, which is commonly referred to as “householding,” reduces the amount of duplicate information that stockholders receive and lowers printing and mailing costs for companies.

Certain brokerage firms may have instituted householding for beneficial owners of our common stock held through brokerage firms. If your family has multiple accounts holding our common stock, you may have already received a householding notification from your broker. You may decide at any time to revoke your decision to household, and thereby receive multiple copies of proxy materials. If you wish to opt out of this procedure and receive a separate set of proxy materials in the future, or if you are receiving multiple copies and would like to receive only one, you should contact your broker, trustee or other nominee or ADT at the address and telephone number below. A separate copy of these proxy materials will be promptly delivered upon request by writing to: Broadridge, Attention Householding Dept., 51 Mercedes Way, Edgewood, NY 11711 or by calling 1-866-540-7095.

WHERE YOU CAN FIND MORE INFORMATION

Investors will be able to obtain free of charge this proxy statement and other documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, this proxy statement and our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 are available free of charge through our website at www.adt.com. as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information located on, or hyperlinked or otherwise connected to, ADT’s website is not, and shall not be deemed to be, a part of this proxy statement or incorporated into any other filings that we make with the SEC.

The SEC allows us to “incorporate by reference” documents we file with the SEC into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except that information that we file later with the SEC will automatically update and supersede this information. This proxy statement incorporates by reference the documents listed below that have been previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	ADT’s Annual Report on Form 10-K for the fiscal year ended September 25, 2015 and filed November 12, 2015;

•	ADT’s Quarterly Reports on Form 10-Q for the fiscal quarter ended December 31, 2015 and filed on February 2, 2016; and

•	ADT’s Current Reports on Form 8-K filed with the SEC on October 16, 2015, November 10, 2015, January 19, 2016, February 2, 2016, February 16, 2016 (other than the portions of such documents not deemed to be filed), March 9, 2016 and March 16, 2016.

We also incorporate by reference into this proxy statement additional documents that ADT may file with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, from the date of this proxy statement until the date of the special meeting; provided, however, that we are not incorporating by reference any additional documents or information furnished and not filed with the SEC.

The directors, executive officers and certain other members of management and employees of ADT may be deemed “participants” in the solicitation of proxies from ADT stockholders in favor of the proposed merger.

You can find information about ADT’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended September 25, 2015 and in its definitive proxy statement filed with the SEC on Schedule 14A on January 22, 2016.

You may request a copy of documents incorporated by reference at no cost, by writing Lorna R. Simms, Corporate Secretary, The ADT Corporation, 1501 Yamato Road, Boca Raton, Florida 33431.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED MARCH 25, 2016. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

Among

THE ADT CORPORATION,

PRIME SECURITY SERVICES BORROWER, LLC,

PRIME SECURITY ONE MS, INC.,

and, solely for the purposes of Article IX,

PRIME SECURITY SERVICES PARENT, INC.

and

PRIME SECURITY SERVICES TOPCO PARENT, L.P.

Dated as of February 14, 2016

A-ii

A-iii

EXHIBITS:
Exhibit A-1	Amended and Restated Certificate of Incorporation of the Surviving Corporation
Exhibit A-2	Amended and Restated Bylaws of the Surviving Corporation

A-iv

INDEX OF DEFINED TERMS

Acceptable Confidentiality Agreement	9.5(a)
Acquisition Proposal	6.1(e)(i)
Action	3.10
Affiliate	9.5(b)
Agreement	Preamble
Alternative Financing	6.12(a)(ii)
Antitrust Law	6.4(b)
Applicable Date	3.7(a)
Bankruptcy and Equity Exception	3.4
Benefit Plan	9.5(c)
Bonus Plan	6.9(c)
Book-Entry Share	2.1(a)
Business Day	9.5(d)
Bylaws	3.2
Canadian Competition Act	9.5(e), 6.4(a)
Cancelled Shares	2.1(a)
Capitalization Date	3.3(a)
Certificate of Incorporation	3.2
Certificate of Merger	1.3
Change of Recommendation	6.3
Closing	1.2
Closing Date	1.2
Code	3.11(c)
Common Stock	3.3
Company	Preamble
Company Disclosure Schedule	3
Company Employees	3.11(a)
Company Intellectual Property	3.17(a)
Company Notice	6.1(d)
Company Plan	3.11(a)
Company Requisite Vote	3.4
Company Securities	3.3(c)
Company Stock Plan	3.3(a)(iii)
Company Termination Payment	9.5(f)
Competition Act Approval	9.5(g)
Compliant	9.5(h)
Confidentiality Agreement	6.6(c)
Continuing Employees	6.9(a)
Contract	9.5(i)
control	9.5(j)
Credit Facility	9.5(k)
Debt Commitment Letter	4.8
Debt Financing	4.8
Debt Financing Commitments	4.8
Debt Offer	6.11(b)(i)
Debt Offer Documents	6.11(b)(i)
Debt Offers	6.11(b)(i)
Debt Payoff Letters	6.11(a)
DGCL	Recitals

Discharge	6.11(b)(iii)
Dissenting Shares	2.4
DOJ	6.4(b)
Effective Time	1.3
End Date	8.1(c)
Environmental Laws	3.18(d)
Equity Financing	4.8
Equity Financing Commitment	4.8
Equity Investors	4.8
ERISA	3.11(c)
ERISA Affiliate	9.5(l)
Exchange Act	3.5(b)
Exchange Fund	2.3(a)
Excluded Party	6.1(e)(ii)
Existing Parent Credit Agreements	9.5(m)
Financial Advisor	3.19
Financing	4.8
Financing Commitments	4.8
Financing Source Related Party	8.2(f)
First Date	8.1(g)
FTC	6.4(b)
FTC Consent Order	9.5(n)
GAAP	9.5(o)
Governmental Entity	9.5(p)
Guarantor	Recitals
Guarantors	Recitals
Hazardous Materials	3.18(d)
HIPAA	9.5(q)
HSR Act	3.5(b)
HSR Affiliate Owner	9.5(tt)
HSR Filing	6.4(a)
Indemnified Party	6.10(a)
Indenture	6.11(b)(ii)
Information Privacy and Security Laws	9.5(r)
Intellectual Property	9.5(s)
Intervening Event	6.1(c)(iii)
Investment Entity	3.1(b)
Investment Interest	3.1(b)
IRS	3.11(b)
IT Assets	9.5(t)
knowledge	9.5(u)
Law	9.5(v)
Leased Real Property	9.5(w)
Leases	9.5(x)
Licenses	3.6(a)
Lien	9.5(y)
Marketing Period	9.5(z)
Material Adverse Effect	9.5(aa)
Material Contract	3.8(a)

A-v

Material Lease	9.5(bb)
Material Leased Real Property	9.5(cc)
Maximum Liability Amount	8.2(g)
Merger	Recitals
Merger Sub	Preamble
Multiemployer Plan	3.11(a)
No-Shop Period Start Date	6.1(a)
Notes	6.11(b)
Notice Period	6.1(d)
Option	2.2(a)
Owned Intellectual Property	3.17(a)
Owned Real Property	9.5(dd)
Parent	Preamble
Parent Disclosure Schedule	4
Parent Group	6.4(a)
Parent Guarantee	Recitals
Parent Holdings	9.5(ee)
Parent Inc.	Preamble
Parent LP	Preamble
Parent Material Adverse Effect	7.3(a)
Parent Related Party	9.5(ff)
Parent Termination Fee	8.2(b)(iv)
Parties	Preamble
Party	Preamble
Paying Agent	2.3(a)
PCI DSS	9.5(gg)
Per Share Merger Consideration	2.1(a)
Permitted Liens	9.5(hh)
Person	9.5(ii)
Personal Information	9.5(jj)
Preferred Securities Commitment Letter	4.8
Preferred Securities Financing	4.8
Preferred Securities Financing Commitments	4.8
Preferred Stock	3.3
Proceeding	6.10(a)

Program	6.9(c)
Proxy Statement	3.16
PSU	2.2(c)
Real Property	9.5(kk)
Recommendation	3.4
Related Party	9.5(ll)
Representatives	6.1(a)
Required Amount	4.8
Required Information	9.5(mm)
SEC	3.7(a)
SEC Reports	3.7(a)
Second Request Event	9.5(y)
Securities Act	3.7(a)
Share	2.1(a)
Sharing Agreement	9.5(nn)
Software	9.5(oo)
Specified Commercial Matter	9.5(pp)
Stock Unit	2.2(b)
Stockholders Meeting	6.3
subsidiaries	9.5(rr)
subsidiary	9.5(qq)
Superior Proposal	6.1(e)(iii)
Suppliers	3.24
Surviving Corporation	1.1
Takeover Law	3.21
Tax Return	3.15(i)(ii)
Taxes	3.15(i)(i)
Third-Party Financing	4.8
Third-Party Financing Commitments	4.8
Transaction Documents	9.5(rr)
Transaction Litigation	6.14
Transaction Material Adverse Effect	9.5(ss)
Union	3.12(a)
Warn Act	3.12(b)
Whole of the P1 Business	9.5(tt)
Willful Breach	9.5(uu)

A-vi

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of February 14, 2016 (this “Agreement”), is entered into by and among The ADT Corporation, a Delaware corporation (the “Company”), Prime Security Services Borrower, LLC, a Delaware limited liability company (“Parent”), Prime Security One MS, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub” and, together with the Company and Parent, the “Parties” and each, a “Party”) and, solely for the purposes of Article IX, Prime Security Services Parent, Inc., a Delaware corporation (“Parent Inc.”) and Prime Security Services TopCo Parent, L.P., a Delaware limited partnership (“Parent LP”).

RECITALS

WHEREAS, the Board of Directors of Parent and Merger Sub have unanimously approved and declared advisable this Agreement and the merger of Merger Sub with and into the Company (the “Merger”) with the Company surviving the Merger on the terms and subject to the conditions set forth in this Agreement and have authorized the execution and delivery hereof;

WHEREAS, the Board of Directors of the Company has unanimously (i) determined that it is in the best interests of the Company and the stockholders of the Company, and declared it advisable, to enter into this Agreement with Parent and Merger Sub providing for the Merger in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), (ii) approved this Agreement and the transactions contemplated hereby in accordance with the DGCL and (iii) adopted a resolution recommending this Agreement be adopted by the stockholders of the Company;

WHEREAS, as a material inducement to, and as consideration for the Company entering into this Agreement, concurrently with the execution of this Agreement, Apollo Investment Fund VIII, L.P., Apollo Overseas Partners (Delaware 892) VIII, L.P., Apollo Overseas Partners (Delaware) VIII, L.P. and Apollo Overseas Partners VIII, L.P. (each, a “Guarantor” and collectively, the “Guarantors”) has entered into a limited guarantee, dated as of the date hereof, on the terms and subject to the conditions set forth therein, guaranteeing certain of Parent’s obligations under this Agreement (the “Parent Guarantee”); and

WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the Parties agree as follows:

ARTICLE I

THE MERGER

Section 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the “Surviving Corporation”) and a wholly owned subsidiary of Parent, and the separate corporate existence of the Company, with all of its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger, except as set forth in Article II. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Company as the Surviving Corporation and all claims, obligations, debts, liabilities and duties of the Company and Merger Sub shall become the claims, obligations, debts, liabilities and duties of the Company as the Surviving Corporation. The Merger shall have the effects set forth in this Agreement and specified in the DGCL.

Section 1.2 Closing. The closing for the Merger (the “Closing”) shall take place at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York, at 9:00 a.m., New York City time, on the third (3rd) Business Day following the day on which the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing) have been satisfied or waived in accordance with this Agreement or at such other time and place as the Company and Parent may agree in writing; provided that, notwithstanding the satisfaction or waiver of the conditions set forth in Article VII, the Parties shall not be required to effect the Closing until the earlier of (i) a date during the Marketing Period specified by Parent on no less than three (3) Business Days’ prior written notice to the Company and (ii) the third (3rd) Business Day following the final day of the Marketing Period (subject, in each case, to the satisfaction or waiver in writing of all of the conditions set forth in Article VII as of the date determined pursuant to this Section 1.2) or, if earlier, the End Date (as such End Date may be extended pursuant to Section 8.1(c)). The date on which the Closing occurs is referred to herein as the “Closing Date”.

Section 1.3 Effective Time. Subject to the provisions of this Agreement, at the Closing, the Company and Parent will cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware a certificate of merger (the “Certificate of Merger”), to be executed, acknowledged and filed with the Secretary of State of the State of Delaware in accordance with, and containing such information as required by, Section 251 of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at the time when the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later time as may be agreed by the Parties in writing and specified in the Certificate of Merger in accordance with the DGCL (the “Effective Time”).

Section 1.4 Certificate of Incorporation; Bylaws.

(a) At the Effective Time, the certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated in its entirety to read as set forth in Exhibit A-1, and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended or restated as provided therein and by applicable Law, in each case consistent with the obligations set forth in Section 6.10.

(b) At the Effective Time, and without any further action on the part of the Company and Merger Sub, the bylaws of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated in their entirety to read as set forth on Exhibit A-2, and, as so amended and restated, shall be the bylaws of the Surviving Corporation, until thereafter amended or restated as provided therein, by the certificate of incorporation of the Surviving Corporation and by applicable Law, in each case consistent with the obligations set forth in Section 6.10.

Section 1.5 Directors and Officers.

(a) The Parties shall take all actions reasonably necessary to cause the directors of Merger Sub immediately prior to the Effective Time to be the directors of the Surviving Corporation immediately following the Effective Time, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the bylaws of the Surviving Corporation and applicable Law.

(b) The officers of the Company as of immediately prior to the Effective Time shall be the officers of the Surviving Corporation immediately following the Effective Time until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation and applicable Law.

ARTICLE II

EFFECT OF THE MERGER ON THE CAPITAL STOCK

OF THE CONSTITUENT CORPORATIONS

Section 2.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holders of any of the following securities:

(a) Merger Consideration. Each share of Common Stock (as defined below) issued and outstanding immediately prior to the Effective Time (each such share, a “Share”) (other than (i) Shares owned by Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent immediately prior to the Effective Time and Shares owned by the Company, including Shares held in treasury by the Company or owned by any direct or indirect wholly-owned subsidiary of the Company, and in each case not held on behalf of third parties (collectively, the “Cancelled Shares”) and (ii) the Dissenting Shares (as defined below)) shall be converted automatically into and shall thereafter represent the right to receive $42.00 per Share in cash, without interest and subject to any applicable withholding Taxes as provided in Section 2.3(e) (the “Per Share Merger Consideration”), upon the surrender of any non-certificated shares represented by a book-entry (each, a “Book-Entry Share”) in the manner provided in this Article II. At the Effective Time, all of the Shares that have been converted into a right to receive the Per Share Merger Consideration (other than Cancelled Shares and Dissenting Shares) as provided in this Section 2.1(a) shall no longer be outstanding and shall be cancelled and extinguished automatically and shall cease to exist. Each former holder of a Book-Entry Share that was outstanding immediately prior to the Effective Time will cease to have any rights with respect to such Share, except for the right to receive the Per Share Merger Consideration, without interest and subject to applicable withholding Taxes, to be paid in consideration therefor upon surrender of such Book-Entry Shares in accordance with this Article II. Any Per Share Merger Consideration paid upon the surrender of any Book-Entry Share shall be deemed to have been paid in full satisfaction of all rights pertaining to such Book-Entry Share and the respective non-certificated Share formerly represented thereby. As provided in Section 2.3(e), the right of any holder of a Share to receive the Per Share Merger Consideration shall be subject to and reduced by the amount of any required withholding under applicable tax Law.

(b) Cancellation of Cancelled Shares. Each Cancelled Share shall cease to be outstanding, be cancelled without payment of any consideration therefor and shall cease to exist.

(c) Merger Sub. Each share of common stock, par value $0.01 per share, of Merger Sub, issued and outstanding immediately prior to the Effective Time, shall be converted into one share of common stock, par value $0.01 per share, of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

Section 2.2 Treatment of Options, Stock Units and PSUs. Unless otherwise mutually agreed in writing by Parent and the Company prior to the Effective Time:

(a) Treatment of Options. Immediately prior to the Effective Time, each outstanding option to purchase Shares (an “Option”) under the Company Stock Plan, shall, automatically and without any required action on the part of the holder thereof, become immediately vested and be cancelled and shall only entitle the holder of such Option to receive (without interest), an amount in cash equal to the product of (x) the total number of Shares subject to the Option, multiplied by (y) the excess, if any, of the Per Share Merger Consideration over the exercise price per Share under such Option, less applicable Taxes required to be withheld with respect to such payment, payable (without any crediting of interest for the period from the Effective Time through the date of payment) in a lump sum through the Company’s payroll system or by check or other method as determined by Parent as soon as reasonably practicable (but no later than the second payroll date) after the Effective Time.

(b) Treatment of Stock Units. Immediately prior to the Effective Time, any vesting conditions applicable to each outstanding restricted stock unit, deferred stock unit, phantom stock unit or similar stock right

(any such arrangement, other than a PSU, a “Stock Unit”) under the Company Stock Plan shall, automatically and without any required action on the part of the holder thereof, accelerate in full, and each Stock Unit shall be cancelled and shall only entitle the holder of such Stock Unit to receive (without interest) at or promptly following the Effective Time an amount in cash equal to the product of (x) the total number of Shares subject to such Stock Unit immediately prior to the Effective Time multiplied by (y) the Per Share Merger Consideration, less applicable Taxes required to be withheld with respect to such payment, payable (without any crediting of interest for the period from the Effective Time through the date of payment) in a lump sum through the Company’s payroll system or by check or other method as determined by Parent as soon as reasonably practicable (but not later than the second payroll date) after the Effective Time.

(c) Treatment of Performance Share Units. Immediately prior to the Effective Time, each outstanding performance share unit (“PSU”) under the Company Stock Plan shall automatically and without any required action on the part of the holder thereof, be cancelled and shall only entitle the holder of such PSU to receive (without interest), subject to the terms and conditions of this Section 2.2(c), an amount in cash equal to the product of (x) the total number of Shares subject to such PSU immediately prior to the Effective Time (assuming for this purpose that performance resulted in a payout of 115% of the target award) multiplied by (y) the Per Share Merger Consideration, less applicable Taxes required to be withheld with respect to such payment, payable (without any crediting of interest for the period from the Effective Time through the date of payment) in a lump sum through the Company’s payroll system or by check or other method as determined by Parent as soon as reasonably practicable (but not later than the second payroll date) after the date that such PSU would have otherwise vested in accordance with its terms (and in any event not later than December 31st of the year during which such vesting date occurs) but only if such conditions to vesting are satisfied prior to such vesting date; provided, that if the employment or service of such grantee of such PSU is terminated by the Surviving Corporation or its Affiliates or by the grantee prior to such vesting date under conditions that would have accelerated the vesting of such PSU had it remained outstanding, then such vesting shall be accelerated as of the date of such termination of employment or service.

(d) Corporate Actions. At or prior to the Effective Time, the Company, the Board of Directors of the Company and the compensation committee of the Board of Directors of the Company, as applicable, shall adopt any resolutions and take all such lawful actions as may be necessary to provide for and give effect to the transactions contemplated by this Section 2.2. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement shall not provide any holder of an award or right under any Company Stock Plan with the right to acquire any capital stock or other equity interest (including any “phantom” stock or stock appreciation rights) in the Surviving Corporation, Parent, or their respective Affiliates.

Section 2.3 Surrender of Shares.

Paying Agent.

(a) Prior to the Effective Time, Parent or Merger Sub shall enter into an agreement in form and substance reasonably acceptable to the Company with a paying agent selected by Parent with the Company’s prior approval, which approval shall not be unreasonably conditioned, withheld or delayed, to act as agent for the stockholders of the Company in connection with the Merger (the “Paying Agent”) to receive payment of the aggregate Per Share Merger Consideration to which the stockholders of the Company shall become entitled pursuant to Section 2.1(a). At the Effective Time, Parent shall deposit, or cause to be deposited with the Paying Agent, a cash amount in immediately available funds that, when taken together with available cash of the Company and its subsidiaries that is deposited with the Paying Agent at the Effective Time, is sufficient in the aggregate for the Paying Agent to make the payments of the aggregate Per Share Merger Consideration as provided pursuant to Section 2.1(a) (such cash being hereinafter referred to as the “Exchange Fund”) in trust for the benefit of the holders of the Shares that will be converted into the right to receive the Per Share Merger Consideration pursuant to Section 2.1(a). The Paying Agent shall invest the Exchange Fund as directed by

Parent; provided, that such investments shall be invested by the Paying Agent in (i) short-term direct obligations of the United States of America, (ii) short-term obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, (iii) short-term commercial paper obligations rated the highest quality by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or (iv) in money market funds investing solely in a combination of the foregoing and, in any such case, no such instrument shall have a maturity exceeding three months. Any such investment shall be for the benefit, and at the risk, of Parent, and any interest or other income resulting from such investment shall be for the benefit of Parent and may be paid to Parent from time to time in Parent’s sole discretion. To the extent that there are losses with respect to such investments, or the Exchange Fund diminishes for other reasons below the level required to make prompt payments of the aggregate Per Share Merger Consideration as contemplated hereby, Parent will reasonably promptly replace or restore, or shall cause to be replaced or restored, the portion of the Exchange Fund lost through such investments or other events so as to ensure that the Exchange Fund is, at all times, maintained at a level sufficient to make such payments. Notwithstanding anything to the contrary herein, in the event that the Company or any of its subsidiaries divests, disposes of, or licenses any assets, properties, products, rights, services or businesses of the Company or any of its subsidiaries or any interest therein pursuant to Section 6.4(c), then the Company shall deposit in the Exchange Fund prior to the Effective Time all or such portion of the proceeds received by the Company or its subsidiaries as may be requested in writing by Parent.

(b) Exchange Procedures.

(i) Transmittal Materials. Promptly after the Effective Time (and in any event within three (3) Business Days thereafter), the Paying Agent shall mail or otherwise provide to each former holder of record of Shares (other than holders of Cancelled Shares and Dissenting Shares) (A) transmittal materials specifying that delivery shall be effected, and risk of loss and title shall pass, with respect to Book-Entry Shares, only upon delivery of an “agent’s message” regarding the book-entry transfer of Book-Entry Shares (or such other evidence, if any, of the transfer as the Paying Agent may reasonably request), such transmittal materials to be in such form and have such other provisions as Parent and the Company may reasonably agree, and (B) instructions for use in effecting the surrender of the Book-Entry Shares in exchange for the Per Share Merger Consideration to which such holder of Book-Entry Shares is entitled pursuant to Section 2.1(a).

(ii) Book-Entry Shares. Each holder of record of one or more Book-Entry Shares (other than Cancelled Shares and Dissenting Shares) shall upon receipt by the Paying Agent of an “agent’s message” in customary form (it being understood that the holders of Book-Entry Shares shall be deemed to have surrendered such Shares upon receipt by the Paying Agent of such “agent’s message” or such other evidence, if any, as the Paying Agent may reasonably request) be entitled to receive, and Parent shall cause the Paying Agent to pay and deliver as promptly as reasonably practicable after the Effective Time, a cash amount in immediately available funds (after giving effect to any required Tax withholdings as provided in Section 2.3(e)) equal to the product obtained by multiplying (A) the number of Shares represented by such Book-Entry Shares by (B) the Per Share Merger Consideration, and the Book-Entry Shares so surrendered shall immediately be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Book-Entry Shares. Any Per Share Merger Consideration paid upon surrender of any Book-Entry Share shall be deemed to have been paid in full satisfaction of all rights pertaining to such Book-Entry Share.

(iii) Unrecorded Transfers; Other Payments. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company or if payment of the Per Share Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Book-Entry Share is registered, a check for any cash to be exchanged upon due surrender of the Book-Entry Share may be issued to such transferee or other Person if the Book-Entry Share formerly representing such Shares is properly presented to the Paying Agent accompanied by all documents required to evidence and effect such transfer and to establish to the reasonable satisfaction of the Surviving Corporation that any applicable transfer or other similar Taxes have been paid or are not applicable.

(iv) Unsurrendered Book-Entry Shares; Paying Agent Expenses. Until surrendered as contemplated by this Section 2.3(b), each Book-Entry Share (other than Cancelled Shares and Dissenting Shares) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender (together with letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required pursuant to such instructions (as applicable)) the applicable Per Share Merger Consideration in respect of the Share represented by such Book-Entry Share as provided pursuant to this Article II. The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of Shares for the Per Share Merger Consideration.

(c) Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any investments thereof) that remains unclaimed by the former holders of Shares for twelve (12) months after the Effective Time shall be delivered to the Surviving Corporation upon demand. Any holder of Book-Entry Shares (other than Cancelled Shares or Dissenting Shares) who has not theretofore complied with this Article II shall thereafter be entitled to look to the Surviving Corporation for payment of the Per Share Merger Consideration in respect of its Book-Entry Shares in accordance with Section 2.1(a) and subject to compliance with this Article II (after giving effect to any required Tax withholdings as provided in Section 2.3(e)) upon delivery of evidence of Book-Entry Shares acceptable to the Surviving Corporation, without any interest thereon in accordance with the provisions set forth in Section 2.3(b), upon due surrender of its Book-Entry Shares. Notwithstanding anything to the contrary herein, none of the Surviving Corporation, Parent, the Company, the Paying Agent or any other Person shall be liable to any former holder of Shares for any amount delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws. Any amounts remaining unclaimed by such holders immediately prior to such time at which such amounts would otherwise escheat to or become property of any Governmental Entity shall become, to the extent permitted by applicable Law, the property of the Surviving Corporation, free and clear of all claims of interest of any Person previously entitled thereto.

(d) Transfers. From and after the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any evidence of a Book-Entry Share is presented, and acceptable, to the Surviving Corporation, Parent or the Paying Agent for transfer, subject to compliance with the procedures set forth in this Article II, it shall be cancelled and exchanged for the cash amount in immediately available funds to which the holder thereof is entitled pursuant to Section 2.1(a) (without interest and less any applicable withholding Taxes). The Per Share Merger Consideration paid upon receipt by the Paying Agent of an “agent’s message” in the case of Book-Entry Shares in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares formerly represented by such Book-Entry Shares.

(e) Withholding Rights. Each of the Paying Agent, the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares, Options, PSUs or Stock Units such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any other applicable state, local or foreign Tax Law. To the extent that amounts are so deducted or withheld by the Paying Agent, the Surviving Corporation or Parent, as the case may be, such deducted or withheld amounts (i) shall be remitted by the Paying Agent, Parent or the Surviving Corporation, as applicable, to the applicable Governmental Entity, and (ii) shall be treated for all purposes of this Agreement as having been paid to the holder of Shares, Options, PSUs or Stock Units (as the case may be) in respect of which such deduction and withholding was made by the Paying Agent, the Surviving Corporation or Parent, as the case may be.

Section 2.4 Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, if required by the DGCL (but only to the extent required thereby), any Shares (other than Cancelled Shares) that are issued and outstanding immediately prior to the Effective Time and that are held by holders of such Shares who have not voted in favor of the adoption of this Agreement and who are entitled to and have properly demanded appraisal rights with respect thereto in accordance with Section 262 of the DGCL, have complied in all respects with Section 262 of the DGCL, and have not effectively withdrawn such demand (collectively, “Dissenting Shares”) shall not be converted into the right to receive the Per Share Merger Consideration as provided in Section 2.1(a), unless and until such Person shall have effectively withdrawn or otherwise lost or failed to perfect such Person’s right to appraisal or payment under the DGCL, at which time such Shares shall be treated as if they had been converted into and become exchangeable for the right to receive, as of the Effective Time, the Per Share Merger Consideration as provided in Section 2.1(a), without interest and after giving effect to any required Tax withholdings pursuant to Section 2.3(e) payable upon surrender of the Book-Entry Shares (and related documents) in accordance with this Article II, and such Shares shall not be deemed Dissenting Shares, and such holder thereof shall cease to have any other rights with respect to such Shares. Each holder of Dissenting Shares shall be entitled to receive only the payment of the fair value of such Dissenting Shares in accordance with the provisions of, and as provided by, Section 262 of the DGCL with respect to such Dissenting Shares unless and until such Person shall have effectively withdrawn or otherwise lost or failed to perfect such Person’s right to appraisal or payment under the DGCL. The Company shall give Parent prompt notice (and in any event within one (1) Business Day) of receiving any demands for appraisal, withdrawals or attempted withdrawals of such demands, and any other instruments served pursuant to applicable Law with respect to appraisal rights. Parent shall have the right to direct and control all negotiations and proceedings with respect to any such demands, withdrawals or attempted withdrawals of such demands and any other actions in respect of the stockholders’ rights of appraisal; provided that prior to the Effective Time Parent shall consult with the Company and consider in good faith the Company’s advice with respect to such negotiations and proceedings and the Company shall have the right to participate in any such negotiations and proceedings. The Company shall not, except with the prior written consent of Parent, and prior to the Effective Time, Parent shall not, except with the prior written consent of the Company, make any payment with respect to any demands for appraisal or offer to settle or compromise, or settle or compromise or otherwise negotiate, any such demands, or approve any withdrawal of any such demands, or waive any failure to timely deliver a written demand for appraisal or otherwise to comply with the provisions under Section 262 of the DGCL, or agree to do any of the foregoing.

Section 2.5 Adjustments. Notwithstanding anything to the contrary herein, in the event that the number of Shares or securities convertible or exchangeable into or exercisable for Shares issued and outstanding after the date hereof and prior to the Effective Time shall have been changed into a different number of Shares or securities or a different class as a result of a reclassification, stock split (including a reverse stock split), combination, stock dividend or distribution, recapitalization, subdivision, merger, issuer tender or exchange offer, or other similar transaction, then the Per Share Merger Consideration shall be equitably adjusted to provide to Parent and the holders of Shares the same economic effect as contemplated by this Agreement prior to such event; provided, that nothing in this Section 2.5 shall be construed to permit the Company, any subsidiary of the Company or any other Person to take any action that is otherwise prohibited by the terms of this Agreement (including, for the avoidance of doubt, Section 5.1).

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Parent and Merger Sub that, except (i) as disclosed in the SEC Reports filed with, or furnished to, the SEC on or after January 1, 2014 and not less than two (2) Business Days prior to the date of this Agreement and only as and to the extent disclosed therein (and excluding any disclosures set forth in the SEC Reports (x) under the captions “Risk Factors” or “Forward-Looking Statements” and (y) in any other section relating to forward-looking statements to the extent they are cautionary, predictive or forward-looking in nature), it being understood that any matter disclosed in such filings shall not be deemed disclosed for purposes of Section 3.1, Section 3.2, Section 3.3 or Section 3.4 of this Agreement, (ii) as set forth on the corresponding sections or subsections of the disclosure schedules delivered to Parent by the Company concurrently with entering into this Agreement (the “Company Disclosure Schedule”), it being agreed that disclosure of any item in any section or subsection of the Company Disclosure Schedule shall also be deemed disclosure with respect to any other section or subsection of this Agreement to which the relevance of such item is reasonably apparent:

Section 3.1 Organization and Qualification; Subsidiaries.

(a) Each of the Company and its subsidiaries is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and, to the extent such concept is applicable, is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or present conduct of its business requires such qualification, except in each case where the failure to be so organized, formed, existing, qualified or, to the extent such concept is applicable, in good standing, or to have such power or authority, would not, individually or in the aggregate, reasonably be expected to have (i) a Material Adverse Effect or (ii) a Transaction Material Adverse Effect.

(b) Schedule 3.1(b) of the Company Disclosure Schedule sets forth (x) each of the Company’s subsidiaries and the ownership interest of the Company in each such subsidiary, as well as the ownership interest of any other Person or Persons in each such subsidiary and the jurisdiction of organization of each such subsidiary and (y) a list of each other corporation, partnership, limited liability company or other Person that is not a subsidiary but in which the Company, directly or indirectly, holds an equity interest (each such Person in this clause (y), an “Investment Entity”, and each such interest, an “Investment Interest”), the ownership interest of the Company in each Investment Entity, the jurisdiction of organization of each such Investment Entity and, to the knowledge of the Company, as of the date hereof, the ownership interest of any other Person or Persons in each such Investment Entity. Except as set forth on Schedule 3.1(b) of the Company Disclosure Schedule, neither the Company nor any subsidiary of the Company owns, directly or indirectly, any capital stock or voting securities of, or other equity interests in, or has any direct or indirect equity participation or similar interest in, or any interest convertible into or exchangeable or exercisable for, any capital stock or voting securities of, or other equity interests in, any other Person.

Section 3.2 Organizational Documents. The Company has made available to Parent, prior to the date hereof, correct and complete copies of the certificate of incorporation, as amended to date (the “Certificate of Incorporation”), and the amended and restated bylaws, as amended to date (the “Bylaws”), of the Company, and equivalent organizational or governing documents, as amended to date, of all of the Company’s subsidiaries and each Investment Entity. Each of the foregoing documents is in full force and effect, and neither the Company nor any of its subsidiaries is in violation of any provision of the foregoing documents in any material respect.

Section 3.3 Capitalization. The authorized capital stock of the Company consists of (i) 1,000,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”), and (ii) 50,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”).

(a) As of January 31, 2016 (the “Capitalization Date”):

(i) no shares of Preferred Stock were issued or outstanding;

(ii) 165,318,553 shares of Common Stock were issued and outstanding and no shares of Common Stock were held by the Company in its treasury; and

(iii) there were (A) 4,977,584 shares of Common Stock underlying outstanding Options, (B) 897,710 shares of Common Stock underlying outstanding PSUs (calculated based on deemed 115% performance achievement), and (C) 869,048 shares of Common Stock underlying outstanding Stock Units, in each such case as granted or provided for under the 2012 Stock and Incentive Plan (and applicable award agreements issued thereunder) (the “Company Stock Plan”).

(b) From the close of business on the Capitalization Date until the date of this Agreement, no options to purchase Shares have been granted and no Shares have been issued, except for shares of Common Stock issued pursuant to the exercise or vesting of Options or the vesting of PSUs or Stock Units, in each case in accordance with the terms of the Company Stock Plans. Schedule 3.3(b) of the Company Disclosure Schedule sets forth, as of the Capitalization Date, each outstanding award issued under the Company Stock Plan, and, with respect to each, the type of award, the date of grant, the number of Shares subject to such award (including target and maximum numbers for PSUs), the accrued but unpaid dividends or dividend equivalent units corresponding to such awards and, for the PSUs, such number of dividend equivalent units as would be credited to each such holder based on the target and maximum performance goals set forth in the applicable PSU award agreement, the vesting schedule thereof, and, with respect to the Options, the price per share at which such Option may be exercised. In addition, Schedule 3.3(b)(ii) of the Company Disclosure Schedule sets forth, as of the Capitalization Date, (A) a list of the outstanding grants of options (including Options), Stock Units and PSUs that could, when exercised or settled, result in (1) the Company being required to make a payment to Trident (as defined in the Sharing Agreement) or Fountain (as defined in the Sharing Agreement) under Section 6.1(c) of the Sharing Agreement or (2) the Company being entitled to receive a payment from Trident or Fountain under Section 6.1(c) of the Sharing Agreement and (B) identifies which of such outstanding grants described in the immediately preceding clause (A) result in the treatment described in the preceding clause (A)(1) and which of such outstanding grants described in the immediately preceding clause (A) result in the treatment described in the preceding clause (A)(2).

(c) Except as set forth in Section 3.3(a) or on Schedule 3.3(a) of the Company Disclosure Schedule or on Schedule 3.3(b) of the Company Disclosure Schedule, as of the date of this Agreement, (i) there are not outstanding or authorized any (A) shares of capital stock or other voting securities of the Company or its subsidiaries, (B) securities of the Company or its subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of the Company or its subsidiaries or (C) subscriptions, options, warrants, calls, phantom stock or other similar rights, agreements, arrangements, understandings or commitments to acquire from the Company or its subsidiaries, or obligations of the Company or its subsidiaries to issue or sell, any capital stock, voting securities or securities convertible into, exercisable for, or exchangeable for, or giving any Person a right to subscribe for or acquire, any capital stock, voting securities or any other equity interests of the Company or any of the Company’s subsidiaries (collectively, “Company Securities”) and (ii) there are no outstanding Contractual obligations of the Company or any of its subsidiaries to (I) repurchase, redeem or otherwise acquire any Company Securities, (II) grant, extend or enter into any such subscription, option, warrant, call, convertible securities or other similar right, agreement, arrangement, understanding or commitment or (III) make any investment (in the form of a loan, capital contribution, guarantee, credit enhancement or otherwise) in any other Person. All outstanding Shares, and all Shares reserved for issuance as noted in Section 3.3(a), when issued in accordance with the respective terms thereof, are or will be duly authorized, validly issued, fully paid and non-assessable, and are not subject to and were not issued in violation of any pre-emptive or similar rights, purchase options, call or right of first refusal or similar right. Each of the outstanding shares of capital stock or other equity interests of each of the Company’s subsidiaries is duly authorized, validly issued, fully paid and non-assessable and all such shares or other equity interests are owned by the Company or a subsidiary of the Company and are owned free and clear of all Liens, agreements, transfer restrictions, limitations in voting rights, charges or other encumbrances of any nature whatsoever, except for such transfer restrictions of general applicability as may be provided under the Securities Act.

(d) Neither the Company nor any of its subsidiaries has outstanding any bonds, debentures, notes or other obligations, the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company or the holders of voting securities of the Company on any matter. There are no voting trusts, proxies, “poison pills”, “stockholder rights plans” or similar Contracts to which the Company is a party with respect to the voting of any shares of capital stock of the Company.

(e) Except as set forth on Schedule 3.3(e) of the Company Disclosure Schedule, since the Applicable Date, all dividends and distributions (including dividend equivalents) on shares of the capital stock of the Company or other securities of the Company or any of its subsidiaries that have been declared or authorized prior to the date hereof have been paid in full.

Section 3.4 Authority. The Company has all requisite corporate power and authority, and has taken all corporate action necessary, to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated hereby, subject only to the affirmative vote (in person or by proxy) of the holders of a majority of all of the outstanding shares of Common Stock entitled to vote thereon at the Stockholders Meeting, or any adjournment or postponement thereof, to adopt this Agreement (the “Company Requisite Vote”) and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effects of applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and any implied covenant of good faith and fair dealing (the “Bankruptcy and Equity Exception”). The Board of Directors of the Company, at a duly called and held meeting, has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, fair to and in the best interests of the Company and the Company’s stockholders, (ii) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, (iii) resolved to recommend that the stockholders of the Company vote in favor of the adoption of this Agreement and the Merger (the “Recommendation”) and (iv) directed that this Agreement be submitted to the stockholders of the Company at the Stockholders Meeting for their adoption and approval. The only vote or approval of the holders of any class or series of capital stock of the Company or any of its subsidiaries which is required to adopt and approve this Agreement and the transactions contemplated hereby, including the Merger, is the Company Requisite Vote.

Section 3.5 No Conflict; Required Filings and Consents.

(a) Except as set forth on Schedule 3.5(a) of the Company Disclosure Schedule, the execution, delivery and performance of this Agreement by the Company, and the consummation of the Merger and the other transactions contemplated hereby do not and will not (i) breach or violate the Certificate of Incorporation, Bylaws or other organizational or governing documents of the Company or any of its subsidiaries, (ii) assuming that all consents, approvals and authorizations contemplated by subsection (b) below have been obtained, all filings described in such clauses have been made and the Company Requisite Vote has been obtained, contravene, conflict with or violate any provision of any Law, rule, regulation, order, judgment or decree binding upon or applicable to the Company or any of its subsidiaries or by which its or any of their respective properties or assets are bound or any License or (iii) result in any breach or violation of, constitute a default or require a consent (with or without notice or lapse of time, or both) or result in the loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, or result in the creation of a Lien (except a Permitted Lien) on any of the assets of the Company pursuant to, any Contract or Lease to which the Company or any of its subsidiaries is a party or to which their respective properties or assets are bound, except, in the case of clauses (ii) and (iii), for any such conflict, violation, breach, default, loss, right or other occurrence which would not reasonably be expected to have, individually or in the aggregate, (A) a Material Adverse Effect or (B) a Transaction Material Adverse Effect (provided, that solely for purposes of this clause (B), the reference to “the Merger and the other transactions contemplated herein” in the definition of Transaction Material Adverse Effect shall not include the Financing).

(b) The execution, delivery and performance of this Agreement by the Company and the consummation of the Merger and the other transactions contemplated hereby by the Company do not and will not require any consent, approval, authorization, or permit of, action by, filing with or notification to, any Governmental Entity except for (i) compliance with the applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder (including the filing of the Proxy Statement), and state securities, Takeover Laws and “blue sky” laws, (ii) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (iii) the receipt of the Competition Act Approval, (iv) compliance with the applicable requirements of the New York Stock Exchange, (v) the filing with the Secretary of State of the State of Delaware of the Certificate of Merger as required by the DGCL and (vi) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not reasonably be expected to, individually or in the aggregate, have (A) a Material Adverse Effect or (B) a Transaction Material Adverse Effect.

Section 3.6 Compliance with Law; Licenses; Certain Business Practices.

(a) (i) The Company and its subsidiaries are not, and since the Applicable Date (as defined below) have not been, in violation of, and are, and since the Applicable Date have been, in compliance with, any Law applicable to the Company or any of its subsidiaries or any of its or their respective assets, businesses or properties, except for violations or non-compliance that, individually or in the aggregate, would not reasonably be expected to have (A) a Material Adverse Effect or (B) a Transaction Material Adverse Effect, (ii) the Company and its subsidiaries have all permits, licenses, authorizations, exemptions, orders, consents, approvals and franchises from Governmental Entities necessary to conduct their respective businesses and own, lease and operate their respective assets and properties as being conducted as of the date hereof and as of the Effective Time (the “Licenses”), except for any such Licenses the absence of which would not reasonably be expected to have, individually or in the aggregate, (A) a Material Adverse Effect or (B) a Transaction Material Adverse Effect and (iii) the Company and its subsidiaries are not, and since January 1, 2009 have not been, in violation of, and are, and since January 1, 2009 have been, in compliance with, the Antitrust Laws in all respects, except for any such violation or non-compliance that, individually or in the aggregate, would not reasonably be expected to have a Transaction Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have (x) a Material Adverse Effect or (y) a Transaction Material Adverse Effect, (A) all Licenses are in full force and effect, (B) no default (with or without notice, lapse of time or both) has occurred under any such License and (C) none of the Company or any of its subsidiaries has received any written notice from any Governmental Entity threatening to suspend, revoke, withdraw or modify any such License.

(b) Neither the Company nor any of its subsidiaries (nor, to the knowledge of the Company, any of their respective officers, directors, employees, agents or any Person acting on behalf of the Company or any subsidiary of the Company) has since the Applicable Date (i) been in violation of any provision of (A) the U.S. Foreign Corrupt Practices Act of 1977 or (B) any other applicable Law that prohibits corruption or bribery, and, in each case, the Company has instituted and maintains policies and procedures designed to ensure compliance therewith or (ii) engaged in, assisted or facilitated any transaction that is prohibited by, or would otherwise give rise to a sanction under, any applicable embargo or related trade restriction imposed by the United States Office of Foreign Assets Control or the U.S. State Department, and, in each case, the Company and its subsidiaries have instituted and maintain policies and procedures designed to ensure compliance therewith. Neither the Company nor any of its subsidiaries holds or has in process a facility security clearance issued by the U.S. Government.

Section 3.7 SEC Filings; Financial Statements; Undisclosed Liabilities.

(a) The Company has filed or furnished on a timely basis all forms, reports, statements, certifications and other documents (including all exhibits and other information incorporated therein, amendments and supplements thereto) in each case required to be filed or furnished on or prior to the date hereof by it with the U.S. Securities and Exchange Commission (the “SEC”) since September 27, 2013 (the “Applicable Date”) through the date hereof (all such forms, reports, statements, certificates and other documents filed since the Applicable Date, including all exhibits and other information incorporated therein, amendments and supplements thereto, collectively, the “SEC Reports”). As of their respective SEC filing dates, or, if amended or superseded by a subsequent filing made prior to the date of this Agreement, as of the date of the last such amendment or superseding filing prior to the date of this Agreement, (i) the SEC Reports complied as to form in all material respects with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act and the rules and regulations promulgated thereunder, as the case may be, applicable to such SEC Reports and (ii) were prepared in all material respects in accordance with the applicable requirements of the Securities Act, the Exchange Act, the Sarbanes-Oxley Act of 2002 and other applicable Law, each as in effect on the date of any such filing. As of the time of filing with the SEC (or, if amended prior to the date of this Agreement, as of the date of such amendment), none of the SEC Reports contained, when filed, any untrue statement of a material fact or omitted to state any material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent that the information in such SEC Reports has been amended or superseded by a later SEC Report filed prior to the date of this Agreement. As of the date hereof, there are no material outstanding or unresolved comments in comment letters received from the SEC or its staff. As of the date hereof, there has been no material correspondence between the SEC and the Company since the Applicable Date that is not set forth in the SEC Reports or that has not otherwise been disclosed to Parent prior to the date hereof. As of the date hereof, the Company has not received written notice that any of the SEC Reports is the subject of ongoing SEC review. No subsidiary of the Company is subject to the periodic reporting requirements of the Exchange Act or is otherwise required to file any periodic forms, reports, schedules, statements or other documents with the SEC. Since the Applicable Date, the Company has been in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the New York Stock Exchange.

(b) The audited consolidated financial statements of the Company (including all notes thereto) and its subsidiaries included in the Company’s Annual Report on Form 10-K filed with the SEC since the Applicable Date and included in the SEC Reports complied in all material respects with the applicable accounting requirements and the rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its subsidiaries at the respective dates thereof (taking into account the notes thereto) and the consolidated statements of operations, cash flows and stockholders’ equity for the periods indicated. The unaudited consolidated financial statements of the Company (including any related notes thereto) for all interim periods included in the Company’s quarterly reports on Form 10-Q filed with the SEC since the Applicable Date and included in the SEC Reports complied in all material respects with the applicable accounting requirements and the rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and except for the absence of footnote disclosures and normal year-end adjustments as permitted by GAAP) and fairly present in all material respects the consolidated financial position of the Company and its subsidiaries at of the respective dates thereof (taking into account the notes thereto) and the consolidated statements of operations and cash flows for the periods indicated (subject to normal year-end adjustments as permitted by GAAP). Since the Applicable Date, there has been no material change in the Company’s accounting methods or principles that would be required to be disclosed in the Company’s financial statements in accordance with GAAP, except as described in the notes thereto. From the Applicable Date through the date hereof, neither the Company, its subsidiaries nor, to the knowledge of the Company, any Representative of the Company or any of its subsidiaries has received any material unresolved complaint, allegation, assertion or claim in writing regarding deficiencies in the accounting or auditing practices, procedures, methodologies or methods of the Company or its subsidiaries or their respective internal accounting controls.

(c) The Company has established and maintains disclosure controls and procedures and internal controls over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rules 13a-15 and 15d-15 of the Exchange Act. Such disclosure controls and procedures are designed and effective to ensure that material information required to be disclosed in the Company’s periodic reports filed or submitted under the Exchange Act is recorded and reported on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC and other public disclosure documents. The Company is, and has been since the Applicable Date, in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002. Neither the Company nor any of its subsidiaries has outstanding, or has arranged any outstanding “extensions of credit” to directors or executive officers of the Company prohibited by Section 402 of the Sarbanes-Oxley Act of 2002. Since the Applicable Date through the date hereof, the Company has not identified (i) any material weakness or significant deficiency in the design or operation of internal control over financial reporting which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information or (ii) any fraud or allegation of fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(d) Except (i) as disclosed, reflected, accrued or reserved against in the balance sheets (including all notes thereto) of the Company and its subsidiaries contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 25, 2015, (ii) for liabilities or obligations incurred in the ordinary course of business consistent with past practice since September 25, 2015 that are not material, (iii) for liabilities or obligations which have been discharged or paid in full prior to the date of this Agreement, (iv) for liabilities or obligations incurred pursuant to the transactions contemplated by this Agreement and (v) liabilities or obligations that would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of its subsidiaries has any liabilities or obligations of a nature required by GAAP to be reflected in a consolidated balance sheet or disclosed in the notes thereto. There are no unconsolidated subsidiaries of the Company within the meaning of GAAP. Neither the Company nor any of its subsidiaries is a party to, or has any commitment to become a party to, any “off balance sheet arrangement” within the meaning of Item 303 of Regulation S-K promulgated under the Securities Act.

Section 3.8 Contracts.

(a) Except (i) for this Agreement, (ii) for the Contracts filed no less than two (2) Business Days prior to the date hereof as exhibits to the SEC Reports, (iii) for the Company Plans and Company Stock Plan and (iv) as set forth in Schedule 3.8(a) of the Company Disclosure Schedule, as of the date hereof, neither the Company nor any of its subsidiaries is party to or bound by any Contract that:

(i) contains covenants that materially restrict the ability of the Company or any of its subsidiaries to (x) engage in any business or compete in any business with any Person, (y) operate in any geographic area or (z) solicit or hire any employee or consultant;

(ii) other than with respect to a partnership that is wholly owned by the Company or any of its wholly-owned subsidiaries, is a joint venture, partnership, limited liability or other similar agreement or arrangement or relating to the formation, creation, operation, management or control of any partnership, joint venture, limited liability company or other similar agreements or arrangements or Contracts, in each case that is material to the business of the Company and its subsidiaries taken as a whole;

(iii) is an indenture, credit agreement, loan agreement, security agreement, guarantee, bond, mortgage or similar Contract pursuant to which any indebtedness of the Company or any of its subsidiaries, in each case in excess of $10,000,000, is outstanding or secured, other than any such Contract between or among any of the Company and any of its wholly-owned subsidiaries;

(iv) prohibits the payment of dividends or distributions in respect of the capital stock of the Company or any of its subsidiaries or prohibits the pledging of the capital stock of the Company or any subsidiary of the Company;

(v) has resulted in payments by the Company or any of its subsidiaries of more than $15,000,000 in the aggregate for the prior fiscal year or includes a binding commitment by the Company or any of its subsidiaries to make payments of more than $15,000,000 in the aggregate for each of fiscal years 2016 and 2017 (other than this Agreement, Contracts subject to clause (iv) above, purchase orders for the purchase of inventory and/or equipment in the ordinary course of business consistent with past practice that do not materially modify the terms of any underlying Contract pursuant to which such purchase orders are issued or Leases);

(vi) has resulted in payments to the Company or any of its subsidiaries of more than $5,000,000 in the aggregate for the prior fiscal year or includes a binding commitment from a third party to make payments to the Company or any of its subsidiaries of more than $5,000,000 in the aggregate for each of fiscal years 2016 and 2017 (other than this Agreement or purchase orders for the purchase of inventory and/or equipment in the ordinary course of business consistent with past practice that do not materially modify the terms of any underlying Contract pursuant to which such purchase orders are issued);

(vii) with respect to any acquisition and divestiture pursuant to which the Company or any of its subsidiaries has continuing indemnification, guarantee, “earn-out” or other contingent payment obligations, in each case, that would reasonably be expected to result in payments in excess of $5,000,000;

(viii) is between the Company or any of its subsidiaries, on the one hand, and any director or officer of the Company or any Person beneficially owning five percent or more of the outstanding Shares, on the other hand, except for any Company Plan and any Contracts entered into on arm’s length terms in the ordinary course of business consistent with past practice;

(ix) involves the payment of royalties to, or receipt of royalties from, any Person (other than the Company or any of its subsidiaries) of more than $5,000,000 in the aggregate pursuant to a license that is material to the Company and its subsidiaries taken as a whole;

(x) would be required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K of the Securities Act or disclosed by the Company on a Current Report on Form 8-K that has not been filed or incorporated by reference in the SEC Reports;

(xi) involving the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets or capital stock or other equity interests for aggregate consideration under such Contract of at least $5,000,000 individually, or $10,000,000 in the aggregate and under which the Company or any of its subsidiaries has outstanding rights or obligations thereunder;

(xii) is a settlement, conciliation or similar Contract with any Governmental Entity pursuant to which the Company or any of its subsidiaries has continuing obligations or involving the payment of more than $5,000,000;

(xiii) requires the Company or any of its subsidiaries, directly or indirectly, to make any advance, loan, extension of credit or capital contribution to, or other investment in, any Person (other than the Company or any of its wholly-owned subsidiaries) in any such case which is in excess of $5,000,000;

(xiv) (x) contains “most favored nation” pricing provisions from the Company or any of its subsidiaries with any third party, or (y) grants exclusive rights, rights of first refusal, rights of first negotiation or offer or similar rights to any third party; or

(xv) is a license (other than an intercompany license between the Company and any of its subsidiaries or a license of Software that is generally commercially available on standard terms) with respect to any Intellectual Property, which license is material to the Company and its subsidiaries taken as a whole.

Each Contract of the type described in this Section 3.8(a) and any Contract that contains “most favored nation” pricing provisions in favor of the Company or any of its subsidiaries with any third party or pursuant to which the Company or any of its subsidiaries is granted exclusive rights, rights of first refusal, rights of first negotiation or offer or similar rights is referred to herein as a “Material Contract”. For the purposes of this Section 3.8(a), “Contract” shall mean a Contract or group or series of related Contracts.

(b) Each of the Material Contracts is valid and binding on the Company and each of its subsidiaries party thereto and, to the knowledge of the Company, each other party thereto, and is in full force and effect, enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception, except (i) to the extent that any Material Contract expires or terminates in accordance with its terms and (ii) for such failures to be valid and binding or to be in full force and effect that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (x) neither the Company nor any of its subsidiaries has received written notice from any other party to a Material Contract that such other party intends to terminate, not renew, or renegotiate in any material respects the terms of any such Material Contract (except in accordance with the terms thereof), (y) there is no breach of or default under any Material Contract by the Company or any of its subsidiaries and no event or condition has occurred that constitutes, or, with or without the lapse of time or the giving of notice or both, would constitute, a default thereunder by the Company or any of its subsidiaries or, to the knowledge of the Company, any other party thereto and (z) to the knowledge of the Company, no other party to a Material Contract is in breach of or default under such Material Contract. The Company has made available to Parent correct and complete copies of all Material Contracts, other than any Contract that contains “most favored nation” pricing provisions in favor of the Company or any of its subsidiaries with any third party or pursuant to which the Company or any of its subsidiaries is granted exclusive rights, rights of first refusal, rights of first negotiation or offer or similar rights.

Section 3.9 Absence of Certain Changes or Events. (a) Since September 25, 2015 through the date of this Agreement, the Company and its subsidiaries have not taken or agreed to take any action that, if taken after the date hereof, would require the consent of Parent pursuant to Section 5.1(b)(i), (vi), (vii), (xii), (xiii)(G), (xiv), (xv), (xvi), (xix), (xx), and solely with respect to the foregoing clauses, (xxi), (b) since September 25, 2015 through the date of this Agreement, there has not occurred any event, development, change, effect or occurrence that, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect and (c) since September 25, 2015 through the date of this Agreement, the business of the Company and its subsidiaries has been carried on and conducted in all material respects in the ordinary course of business consistent with past practice.

Section 3.10 Absence of Litigation. There are no suits, claims, actions, proceedings or arbitrations (each, an “Action”) pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or any of their respective assets or properties, other than any such Action that would not reasonably be expected to have, individually or in the aggregate, (i) a Material Adverse Effect or (ii) a Transaction Material Adverse Effect. Neither the Company nor any of its subsidiaries nor any of their respective assets or properties is or are subject to any order, writ, judgment, injunction, decree or award, except for those that would not reasonably be expected to have, individually or in the aggregate, (A) a Material Adverse Effect or (B) a Transaction Material Adverse Effect. There is no inquiry, investigation or review, in respect of which the Company has received written notice, pending, or to the knowledge of the Company threatened by any Governmental Entity with respect to the Company or any of its subsidiaries or any of their respective assets or properties, other than any such inquiry, investigation or review that would not reasonably be expected to have, individually or in the aggregate, (x) a Material Adverse Effect or (y) a Transaction Material Adverse Effect.

Section 3.11 Employee Benefit Plans.

(a) Schedule 3.11(a) of the Company Disclosure Schedule contains a correct and complete list, as of the date of this Agreement, of each material Company Plan. For purposes of this Agreement, a “Company Plan” is any Benefit Plan: (i) under which any current, former or retired employee or director of the Company or any of its subsidiaries (collectively, the “Company Employees” or individual or sole proprietorship serving as a consultant or independent contractor to the Company or any of its subsidiaries has any present or future right to benefits and that is contributed to, sponsored or maintained by the Company or any of its subsidiaries; or (ii) with respect to which the Company or any of its subsidiaries has any actual or contingent liability. For purposes of the representations and warranties set forth in this Section 3.11(a), references to “Company Plan” shall not include any “multiemployer plan” (within the meaning of Section 3(37) of ERISA) (a “Multiemployer Plan”) to which the Company or any of its subsidiaries or any of their respective ERISA Affiliates contributes.

(b) With respect to each Company Plan set forth on Schedule 3.11(a) of the Company Disclosure Schedule, the Company has made available to Parent a correct and complete copy thereof (or, to the extent no such copy exists, an accurate written description) and, to the extent applicable, including all amendments thereto, (i) any related trust agreement or other funding instrument, (ii) the most recent determination letter, if any, received from the Internal Revenue Service (the “IRS”), (iii) the most recent summary plan description for each Company Plan for which such summary plan description is required, (iv) all material non-ordinary course written communications to employees relating to such Company Plan made during the one (1)-year period preceding the date of this Agreement, and (v) for the most recent year (A) the Form 5500 and attached schedules, (B) audited financial statements and (C) actuarial valuation reports, if any.

(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) each Company Plan has been established, registered, amended, funded, invested, maintained and administered in all material respects in accordance with its terms and in compliance with the applicable provisions of Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Internal Revenue Code of 1986, as amended (the “Code”), and other applicable Laws (including non-U.S. Laws), (ii) with respect to each Company Plan, there are no Actions (other than routine claims for benefits in the ordinary course of business consistent with past practice), audits or inquiries by, on behalf of or against any Company Plan or any trusts related thereto, pending or, to the knowledge of the Company, threatened, and (iii) all material contributions or other amounts payable by the Company or any of its subsidiaries with respect to each Company Plan in respect of current or prior plan years that are due have been timely paid in accordance with applicable Law and, if not due, have been paid or accrued in accordance with GAAP or, if applicable, non-U.S. Laws. Each Company Plan which is intended to be qualified under Section 401(a) of the Code has received a determination letter to that effect from the IRS or is entitled to rely upon a favorable opinion issued by the IRS and, to the knowledge of the Company, no circumstances exist which would reasonably be expected to materially adversely affect such qualification. Each Company Plan that is maintained for employees located in Canada and which is intended to qualify for tax-preferred or tax-exempt treatment has been duly registered in accordance with applicable Laws (including the Income Tax Act (Canada)) and, to the knowledge of the Company, there are no existing circumstances or any events that have occurred that could reasonably be expected to adversely affect the tax status of any such plan.

(d) Neither the Company nor any of its subsidiaries is party to, or is otherwise obligated under, any plan, policy, agreement or arrangement that provides for the gross-up or reimbursement of Taxes imposed under Section 409A or 4999 of the Code (or any corresponding provisions of foreign, state or local Law relating to Tax).

(e) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) no Company Plan is or has within the last six (6) years been subject to the minimum funding requirements of Section 412 of the Code or Title IV of ERISA, and none of the assets of the Company or any ERISA Affiliate is, or may reasonably be expected to become, the subject of any lien arising under Section 302 of ERISA or Section 412(n) of the Code and (ii) neither the Company nor any of its subsidiaries has or is reasonably expected to incur any liability under subtitles C or D of Title IV of ERISA with respect to any ongoing, frozen or terminated “single-employer plan”, within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them or any ERISA Affiliate.

(f) Neither the Company nor any ERISA Affiliate maintains, sponsors, participates in or contributes to, or is obligated to contribute to, or otherwise has incurred any obligation or liability (including any contingent liability) under, any Multiemployer Plan. No Company Plan is a “multiple employer plan” (within the meaning of Section 4063 or 4064 of ERISA). No event has occurred and, to the knowledge of the Company, no condition exists that would, by reason of the Company’s or any of its subsidiaries’ affiliation with any of their ERISA

Affiliates (other than the Company and its subsidiaries), reasonably be expected to subject the Company or any of its subsidiaries, in respect of any Company Plan, to any Tax, fine, Lien, penalty or other liability imposed by ERISA, the Code or other applicable Laws.

(g) Except as set forth in Schedule 3.11(g) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement, stockholder approval of the Merger nor the consummation of the transactions contemplated by this Agreement could (either alone or in combination with another event) (i) except as expressly contemplated by Section 2.2 of this Agreement, result in any of the following with respect to any Company Employee or individual independent contractor or consultant of the Company or any of its subsidiaries: (A) the entitlement to severance pay, unemployment compensation or any other payment, except as required by applicable Law, (B) the increase in the amount of any payment, compensation or benefit due, (C) the acceleration of the time of payment or vesting of any payment, compensation or benefit, and (D) any funding (through a grantor trust or otherwise) of any compensation or benefits, or (ii) result in payments which would not be deductible under Section 280G of the Code.

Section 3.12 Labor and Employment Matters.

(a) Except as set forth in Schedule 3.12(a) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement, Contract or similar agreement or understanding with any labor organization, labor union, works council, employee association or other representative of any Company Employees (collectively, “Union”), nor is any such agreement being negotiated by the Company, and neither the Company nor any of its subsidiaries has a duty to bargain with any Union. Except for such matters that have not had, individually or in the aggregate, a Material Adverse Effect, since the Applicable Date, there has not been, nor is there pending or, to the knowledge of the Company, threatened, any labor dispute between the Company or any of its subsidiaries and any Union, or any strikes, work stoppages, slowdowns, lockouts, picketing, concerted refusal to work overtime, handbilling, demonstrations, leafletting, slowdown, jurisdictional dispute, work stoppage, or similar material labor disputes or organized labor activity involving any employee of the Company or any of its subsidiaries (other than routine individual grievances). Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there are no (a) unfair labor practice complaints or charges pending against the Company or any of its subsidiaries before the National Labor Relations Board or any other labor relations tribunal or authority or (b) to the knowledge of the Company, Union organizing efforts or election activity.

(b) Neither the Company nor any of its subsidiaries are subject to any liabilities or obligations under the Worker Adjustment and Retraining Notification Act and the regulations promulgated thereunder or any similar state or local Law (collectively, the (“WARN Act”) that remain unsatisfied.

(c) Except as set forth on Schedule 3.12(c) of the Company Disclosure Schedule or except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each of the Company and the subsidiaries is, and has been since the Applicable Date, in compliance in all respects with all federal, state, local and foreign Laws regarding labor, employment and employment practices.

(d) Except as set forth on Schedule 3.12(d) of the Company Disclosure Schedule or except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, there are no pending or, to the knowledge of the Company, threatened lawsuits, grievances, arbitrations, charges, investigations, hearings, actions, claims, or proceedings (including any administrative investigations, charges, claims, actions, or proceedings), against the Company or any of its subsidiaries brought by or on behalf of any applicant for employment, any current or former officer, employee, consultant, independent contractor, leased employee, volunteer, or “temp” of the Company or any of its subsidiaries.

Section 3.13 Insurance. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, all insurance policies of the Company and its subsidiaries (a) are in full force and effect and provide insurance in such amounts and against such risks as is sufficient to comply with applicable Law and as is customary in the industries in which the Company and its subsidiaries operate and (b) all premiums due with respect to such insurance policies have been paid in accordance with the terms thereof. Schedule 3.13 of the Company Disclosure Schedule sets forth as of the date hereof a list of all insurance policies of the Company and its subsidiaries that are material to the Company and its subsidiaries, taken as a whole.

Section 3.14 Properties.

(a) Personal Property. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company or a subsidiary of the Company owns and has good and marketable title to, or holds valid rights to lease or otherwise use, all items of personal property of the Company and its subsidiaries, in each case free and clear of all Liens (other than Permitted Liens).

(b) Real Property. The Real Property constitutes all of the real property used or occupied by the Company and its subsidiaries. There is no pending or, to the knowledge of the Company, threatened appropriation, condemnation, eminent domain or like Proceeding, or sale or other disposition in lieu of condemnation, affecting the Real Property. Schedule 3.14(b)(i) of the Company Disclosure Schedule sets forth a complete and correct list of the Owned Real Property as of the date hereof. Except as set forth on Schedule 3.14(b)(i) of the Company Disclosure Schedule or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company or one of its subsidiaries has good and marketable fee simple title to each Owned Real Property free and clear of all Liens (except Permitted Liens) and each Owned Real Property is in good working order and condition, ordinary wear and tear excepted. Except as set forth on Schedule 3.14(b)(i) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has leased or otherwise granted to any Person the right to use or occupy all or any material portion of the Owned Real Property. Schedule 3.14(b)(ii) of the Company Disclosure Schedule sets forth a complete and correct list, as of the date hereof, of (i) each Material Lease and (ii) the Material Leased Real Property subject thereto. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, with respect to each Leased Real Property, (i) the Company or one of its subsidiaries has a valid leasehold interest in such Leased Real Property free and clear of all Liens (except Permitted Liens), (ii) each Lease is in full force and effect and is the valid, binding and enforceable obligation of the Company and each of its subsidiaries party thereto, and to the knowledge of the Company, of each other party thereto, subject to the Bankruptcy and Equity Exception and except to the extent that such Lease expires or terminates in accordance with its terms, and (iii) there is no breach or default under any Lease either by the Company or any of its subsidiaries or, to the knowledge of the Company, by any other party thereto, and no event has occurred or circumstance exists that, with the lapse of time or the giving of notice or both, would constitute such a breach or default thereunder by the Company or any of its subsidiaries or, to the knowledge of the Company, by any other party thereto. Except as set forth in Schedule 3.14(b)(ii) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries has subleased, licensed or otherwise granted any Person the right to use or occupy any Leased Real Property or any portion thereof. The Company has made available to Parent its real estate database which is the repository of its lease documents in the regular course of business, which database contains a correct and complete copy of each Material Lease (and in the case of any oral Material Lease, a written summary of the material terms of such Material Lease), and to the extent reasonably available, correct and complete copies of all other Leases (and in the case of any oral Lease, a written summary of the material terms of such Lease).

Section 3.15 Tax Matters. Except as set forth on Schedule 3.15 of the Company Disclosure Schedule and as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(a) The Company and each of its subsidiaries (A) have timely filed (taking into account any extension of time within which to file) all Tax Returns (as defined below) required to be filed by any of them and all such filed Tax Returns are complete and accurate; (B) have paid all Taxes (as defined below) that are due and payable and have made adequate provision in accordance with GAAP for any Taxes that are not yet due and payable, for all taxable periods, or portions thereof, ending on or before the date hereof; and (C) have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency (in each case, that has not yet expired), and no request for any such waiver or extension is currently pending.

(b) The Company and each of its subsidiaries have, within the time and in the manner prescribed by Law, withheld (or will withhold) and paid over to the proper Governmental Entity all amounts required to be so withheld and paid over, except with respect to matters for which adequate accruals or reserves have been established, in accordance with GAAP, on the Company’s financial statements, and have complied with all related Tax information reporting provisions of all applicable Laws.

(c) (i) No Tax audits, examinations, investigations or other proceedings with respect to the Company or any of its subsidiaries are currently pending and (ii) to the knowledge of the Company, no Tax audit, examination, investigation or other proceeding with respect to any other Person, which Tax audit, examination, investigation or other proceeding could reasonably be expected to result in any liability or obligation (including any indemnification obligation) to the Company or any of its subsidiaries with respect to Taxes, is currently pending.

(d) There are no Liens on any of the assets of the Company or any subsidiary that arose in connection with any failure (or alleged failure) to pay any Tax, other than for Taxes that are not yet due and payable or for Taxes that are being contested in good faith by appropriate proceeding and for which adequate reserves have been provided.

(e) Neither the Company nor any of its subsidiaries has participated in any “listed transactions” within the meaning of Treasury Regulations Section 1.6011-4.

(f) Neither the Company nor any of its subsidiaries (A) has any liability for the Taxes of any Person (other than the Company or its subsidiaries) under Treasury Regulations Section 1.1502-6 or any similar provision of state, local or foreign Law, (B) is a party to or bound by any Tax sharing agreement, Tax allocation agreement or Tax indemnity agreement (other than any other commercial agreements or Contracts not primarily related to Tax or any agreement among or between only the Company and/or any of its subsidiaries) or (C) has been either a “distributing corporation” or a “controlled corporation” in a transaction intended to be governed by Section 355 of the Code in the two-year period ending on the date of this Agreement.

(g) No written claim has been made by a Governmental Entity in a jurisdiction where the Company or any of its subsidiaries does not file Tax Returns such that it is or may be subject to taxation by, or required to file any Tax Return in, that jurisdiction.

(h) This Section 3.15, Section 3.9, Section 3.11 and Section 3.16 contain the sole and exclusive representations and warranties of the Company with respect to Taxes and Tax matters.

(i) For purposes of this Agreement:

(i) “Taxes” means (i) all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, license, production, value added, occupancy and other taxes, duties or other like assessments of any nature whatsoever imposed by any Governmental Entity, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, (ii) any and all liability for the payment of any items described in clause (i) above as a result of being (or ceasing to be) a member of an affiliated, consolidated, combined, unitary or aggregate group (or being included (or being required to be included) in any Tax Return related to such group), and (iii) any and all liability for the payment of any amounts as a result of any express or implied obligation to indemnify any other person, or any successor or transferee liability, in respect of any items described in clause (i) or (ii) above; provided, that clauses (ii) and (iii) of this definition shall apply solely for purposes of this Section 3.15 and Section 6.6(a); and

(ii) “Tax Return” means all returns, declarations and reports (including any attached schedules) required to be filed with a Tax authority, including any information return, claim for refund, amended return, declaration of estimated Tax, election or disclosure.

Section 3.16 Proxy Statement. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the proxy statement to be sent to the stockholders of the Company in connection with the Stockholders Meeting (such proxy statement, including the letter to stockholders, notice of meeting and form of proxy and any amendment or supplement, the “Proxy Statement”) will, at the time it (and any amendment or supplement thereto) is filed with the SEC, or at the time it is first mailed to the stockholders of the Company or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not false or misleading. The Proxy Statement will, at the time of the Stockholders Meeting, comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any statement made in the Proxy Statement based on information supplied by or on behalf of Parent or Merger Sub or any of their respective Representatives which is contained or incorporated by reference in the Proxy Statement.

Section 3.17 Intellectual Property.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) the Company and its subsidiaries either own or have the right to use pursuant to a valid license Contract or otherwise as permitted by applicable Law, all Intellectual Property used or held for use in the operation of their businesses as currently conducted (the “Company Intellectual Property”) free and clear of all Liens except Permitted Liens (such Company Intellectual Property owned by the Company or a subsidiary, the “Owned Intellectual Property”); (ii) Schedule 3.17(a) sets forth a complete and accurate list of (x) all Owned Intellectual Property that is registered, issued or the subject of a pending application, and (y) all material unregistered Owned Intellectual Property, and all of such registrations, issuances and applications set forth on Schedule 3.17(a) are subsisting and unexpired, and, to the knowledge of the Company, valid and enforceable; (iii) the Company and its subsidiaries have taken commercially reasonable efforts to enforce, protect and maintain their material trade secrets and confidential information; provided, that none of the foregoing is a representation regarding the infringement, dilution or misappropriation of the Intellectual Property of any third party.

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) the Company and its subsidiaries’ conduct of their businesses does not infringe, dilute or misappropriate the Intellectual Property of any third party, (ii) no Action is, and within the past three (3) years no Action has been, pending or threatened in writing (including “cease and desist” letters) against any of them, in each case, that challenges the validity, enforceability or ownership of, or the right to use, sell or license the Company Intellectual Property, or that alleges that the Company and its subsidiaries’ conduct of their businesses infringes, dilutes or misappropriates the Intellectual Property of any third party and (iii) no Owned Intellectual Property is being infringed, diluted or misappropriated by any third party.

(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each present or past employee, consultant or any other Person who developed any Owned Intellectual Property, including any owned Software, has executed a valid and enforceable Contract with the Company or any of its subsidiaries that (i) conveys to the Company or its subsidiaries any and all right, title and interest in and to such Owned Intellectual Property, with respect to any such Intellectual Property that does not initially vest in the Company or its subsidiaries by operation of law and (ii) has commercially reasonable provisions to protect the confidential information, including trade secrets, of the Company and its subsidiaries.

(d) All material IT Assets used by the Company or any of its subsidiaries in the conduct of their businesses are (i) sufficient in all material respects as is necessary for the businesses of the Company and its subsidiaries as currently conducted and (ii) to the knowledge of the Company, do not contain any material virus, software routine, malware, hardware component, disabling code or instructions, spyware or other vulnerabilities designed to permit unauthorized access or to disable or otherwise harm any IT Assets. Since the Applicable Date, (x) the material IT Assets have not experienced or been affected by any material failures, breakdowns disruptions or interruptions to the business of the Company and its subsidiaries and (y) none of the Company, any of its subsidiaries or the material IT Assets has experienced or been affected by any material data security incidents, breaches or unauthorized access, use or disclosure of any Personal Information owned, used, maintained, received, or controlled by the Company or any of the subsidiaries, including any unauthorized access, use or disclosure of Personal Information that would constitute a breach for which notification to individuals and/or Governmental Entities is required under any applicable Law.

(e) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) the Company’s and each of its subsidiaries’ are, and have been, in compliance with (A) applicable Information Privacy and Security Laws, (B) PCI DSS, (C) applicable privacy policies or disclosures posted to websites or other media maintained or published by the Company or a subsidiary of the Company and (d) the FTC Consent Order, and (ii) no Action is pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries relating to the collection, use or security of Personal Information.

Section 3.18 Environmental Matters.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i) neither the Company nor any of its subsidiaries is, or since the Applicable Date has been, in violation of any applicable Environmental Law, and the execution, delivery and performance of this Agreement by the Company and the consummation of the Merger and the other transactions contemplated hereby by the Company do not and will not require any consent, approval, authorization, or permit of, action by, filing with or notification to, any Governmental Entity pursuant to any Environmental Law; (ii) each of the Company and its subsidiaries have, and, to the extent applicable, have filed timely applications to renew, all Licenses required under any applicable Environmental Laws for the operation of their respective businesses as currently conducted, and are, and since the Applicable Date have been, in compliance with the requirements of such Licenses; (iii) there are no administrative, regulatory, judicial or arbitration actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, or proceedings relating to any Environmental Law pending, or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries; (iv) there are no investigations relating to any Environmental Law, in respect of which the Company has received written notice, pending, or to the knowledge of the Company threatened against the Company or any of its subsidiaries; (v) neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any of their respective material properties is or are subject to any order, writ, judgment, injunction, decree or award relating to any Environmental Law, and neither the Company nor any of its subsidiaries has agreed to indemnify or hold harmless any other Person for any violation of, or liability under, any Environmental Law that would reasonably be expected to result in liability to the Company or any of its subsidiaries; and (vi) to the knowledge of the Company: (A) there has been no release or threatened release of any Hazardous Materials under circumstances at, on, under or from, and no Hazardous Materials are present under circumstances at, on or under, any property currently or formerly owned, leased or operated by the Company or any of its subsidiaries, or any other location for which the Company or any of its subsidiaries may be liable under any applicable Environmental Law, and (B) there are otherwise no events or circumstances, that in either case (A) or (B) would reasonably be expected to form the basis of an order for clean up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against the Company or any of its subsidiaries relating to Hazardous Materials or any applicable Environmental Laws.

(b) To the knowledge of the Company, the Company has made available to Parent copies of all material environmental audits, assessments, investigations, studies or other analyses relating to the business, assets or property of the Company or any of its subsidiaries since the Applicable Date to the extent such copies are in the custody or control of the Company or any of its subsidiaries.

(c) This Section 3.18 contains the sole and exclusive representations and warranties of the Company in this Agreement with respect to Environmental Laws or Hazardous Materials.

(d) For purposes of this Agreement, the following terms shall have the meanings assigned below:

“Environmental Laws” shall mean Laws concerning pollution or protection of the environment or natural resources, including those relating to the release or threatened release of Hazardous Materials or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of, or exposure to, Hazardous Materials.

“Hazardous Materials” shall mean any chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products.

Section 3.19 Opinion of Financial Advisor. Goldman, Sachs & Co. (the “Financial Advisor”) has delivered to the Board of Directors of the Company its written opinion (or oral opinion to be confirmed in writing), dated as of the date of this Agreement, that, as of such date, the Per Share Merger Consideration to be paid to the holders (other than Parent and its Affiliates) of Common Stock pursuant to this Agreement is fair from a financial point of view to such holders. A signed, correct and complete copy of such opinion will promptly (and in any event within two (2) days of the date hereof) be made available to Parent, for informational purposes only, following receipt thereof by the Company.

Section 3.20 Brokers. No broker, finder or investment banker (other than the Financial Advisor and Merrill Lynch, Pierce, Fenner & Smith Incorporated) is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company or any of its subsidiaries. The payment to be made to the Financial Advisor upon consummation of the Merger shall be approximately in the amount that has been communicated by the Company to Parent. The payment to be made to Merrill Lynch, Pierce, Fenner & Smith Incorporated for services rendered in connection with the transactions contemplated by this Agreement is set forth on Schedule 3.20 of the Company Disclosure Schedule.

Section 3.21 Takeover Statutes. Assuming the accuracy of the representations and warranties contained in Section 4.10, the Board of Directors of the Company has taken all necessary action to exempt the Merger, this Agreement and the transactions contemplated hereby from the restrictions set forth in Section 203 of the DGCL, and no “fair price”, “moratorium”, “control share acquisition”, “business combination” or other similar Law applicable to the Company or its subsidiaries (including the restrictions on “business combinations” with an “interested stockholder” (each as defined in Section 203 of the DGCL) under Section 203 of the DGCL) (each, a “Takeover Law”) or similar provisions under the organizational documents of the Company and its subsidiaries, is applicable to this Agreement or the transactions contemplated hereby, including the Merger.

Section 3.22 Affiliate Transactions. No Related Party is a party to any Contract with or binding upon the Company or its subsidiaries (other than employment agreements and commercial agreements entered into on arm’s length terms by the Company or its subsidiaries in the ordinary course of business) or any of their respective properties or assets or has any material interest in any property used by the Company or its subsidiaries or has engaged in any transaction with any of the foregoing since the Applicable Date, in either case that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act that has not been so disclosed.

Section 3.23 Investment Entities.

(a) All Investment Interests are owned, directly or indirectly, by the Company, free and clear of all Liens (other than Permitted Liens).

(b) The Company has made available to Parent correct and complete copies of all powers of attorney, custodial agreements or other commitments or agreements that grant the Company a voting proxy with respect to the Investment Entities, other than any such agreements that are not in the Company’s possession that do not adversely affect the rights of the Company or any of its subsidiaries.

(c) To the knowledge of the Company, as of the date hereof, there is no pending or threatened Action against any Investment Entity or any of its subsidiaries that would be disclosable under Section 3.10 (substituting “Investment Entity” for the “Company”).

Section 3.24 Suppliers and Distributors. Schedule 3.24 of the Company Disclosure Schedule sets forth a correct and complete list of the ten (10) largest suppliers, vendors, distributors or purchasing agents (“Suppliers”) of the Company and its subsidiaries (based on the dollar value of purchases from the fiscal year 2015), together with amounts paid by or to such Persons during such period. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, since January 1, 2015 through the date hereof, to the knowledge of the Company, neither the Company nor any of its subsidiaries has received any notice from any Supplier that such Supplier intends to reduce or discontinue supplying goods or services to the Company or any of its subsidiaries or distributing goods or services on behalf of the Company or any of its subsidiaries.

Section 3.25 No Other Representations or Warranties. Except for the representations and warranties contained in Article IV, the Company acknowledges that neither Parent nor Merger Sub nor any other Person on their behalf makes any other express or implied representation or warranty with respect to Parent or Merger Sub or with respect to any other information provided to the Company. Except for the representations and warranties in this Article III, neither the Company nor any other Person makes any express or implied representation or warranty on behalf of the Company or its Affiliates.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF

PARENT AND MERGER SUB

Parent and Merger Sub each hereby represents and warrants to the Company that, except as set forth on the corresponding sections or subsections of the disclosure schedules delivered to the Company by Parent and Merger Sub concurrently with entering into this Agreement (the “Parent Disclosure Schedule”), it being agreed that disclosure of any item in any section or subsection of the Parent Disclosure Schedule shall also be deemed disclosure with respect to any other section or subsection of this Agreement to which the relevance of such item is reasonably apparent:

Section 4.1 Organization. Each of Parent and Merger Sub is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and, to the extent such concept is applicable, is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, qualified or, to the extent such concept is applicable, in such good standing, or to have such power or authority, would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Parent has made available to the Company prior to the date of this Agreement a correct and complete copy of the certificates of incorporation and bylaws of Parent and Merger Sub, each as amended to the date of this Agreement, and each as so delivered is in full force and effect.

Section 4.2 Authority. Each of Parent and Merger Sub has all requisite corporate power and authority, and has taken all corporate or other action necessary, in order to execute, deliver and perform its obligations under, this Agreement, and to consummate the Merger and the other transactions contemplated hereby. The execution, delivery and performance of this Agreement by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate or similar action by the Boards of Directors of Parent and Merger Sub and, except for Parent’s adoption of this Agreement in its capacity as the sole stockholder of Merger Sub, no other corporate proceedings or stockholder or similar action on the part of Parent or Merger Sub or any of their Affiliates are necessary to authorize this Agreement, to perform their respective obligations hereunder, or to consummate the transactions contemplated hereby (other than the filing with the Secretary of State of the State of Delaware of the Certificate of Merger as required by the DGCL). This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due and valid authorization, execution and delivery of this Agreement by the Company, is a valid and binding agreement of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms and conditions, subject to the Bankruptcy and Equity Exception.

Section 4.3 No Conflict; Required Filings and Consents.

(a) Except as set forth on Schedule 4.3(a) of the Parent Disclosure Schedule, the execution, delivery and performance of this Agreement by Parent and Merger Sub do not, and the consummation of the Merger and the other transactions contemplated hereby, including the Financing, will not (i) breach, violate or conflict with the certificate of incorporation, bylaws or other governing documents of Parent or the certificate of incorporation or bylaws of Merger Sub, (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i) through (v) of subsection (b) below have been obtained, and all filings described in such clauses have been made, conflict with, breach or violate any Law applicable to Parent or Merger Sub or by which either of them or any of their respective properties or assets are bound or (iii) result in any breach or violation of, constitute a default or require a consent (or an event which with notice or lapse of time, or both, would become a default) or result in the loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, or result in the creation of a Lien (except a Permitted Lien) on any of the material assets of Parent or Merger Sub pursuant to, any Contracts to which Parent or Merger Sub, or any Affiliate thereof, is a party or by which Parent or Merger Sub or any of their Affiliates or its or their respective properties are bound (including any Contract to which an Affiliate of Parent or Merger Sub is a party), except, in the cases of clauses (ii) and (iii), for any such breach, violation, conflict, default, loss, termination, cancellation, amendment or acceleration or other occurrence which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) The execution, delivery and performance of this Agreement by each of Parent and Merger Sub and the consummation of the Merger and the other transactions contemplated hereby by each of Parent and Merger Sub do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Entity, except for (i) the applicable requirements, if any, of the Exchange Act and the rules and regulations promulgated thereunder and state securities, takeover and “blue sky” laws, (ii) the filing of a premerger notification and report form by Parent and Merger Sub under the HSR Act, (iii) the receipt of the Competition Act Approval, (iv) compliance with the applicable requirements of the New York Stock Exchange, (v) the filing with the Secretary of State of the State of Delaware of the Certificate of Merger as required by the DGCL, and (vi) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.4 Absence of Litigation. There are no Actions pending or, to the knowledge of Parent, threatened, against Parent or Merger Sub or any of their respective subsidiaries which would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Neither Parent nor any of its subsidiaries nor any of their respective assets or properties is or are subject to any order, writ, judgment, injunction, decree or award, except for those that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.5 Operations and Ownership of Merger Sub. The authorized capital stock of Merger Sub consists solely of 1,000 shares of common stock, par value $0.01 per share, 100 of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at and immediately prior to the Effective Time will be, owned directly or indirectly by Parent or an Affiliate thereof. Merger Sub has outstanding no option, warrant, right or any other agreement pursuant to which any Person other than Parent may acquire any equity security of Merger Sub. Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated hereby and prior to the Effective Time will have engaged in no other business activities and will have no assets, liabilities or obligations of any nature, other than (i) as expressly contemplated herein or in any other Transaction Document and (ii) liabilities and obligations incidental to its formation and the maintenance of its existence.

Section 4.6 Proxy Statement. None of the information supplied or to be supplied by or on behalf of each of Parent and Merger Sub specifically for inclusion or incorporation by reference in the Proxy Statement will, on the date it (and any amendment or supplement thereto) is filed with the SEC, or at the time it is first mailed to the stockholders of the Company or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading. Notwithstanding the foregoing, Parent and Merger Sub make no representation or warranty with respect to any statement made in the Proxy Statement based on information supplied by the Company or any of its Representatives which is contained or incorporated by reference in the Proxy Statement.

Section 4.7 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Parent or Merger Sub.

Section 4.8 Financing. Parent has delivered to the Company true, complete and correct copies of (a) (i) the executed commitment letter, dated as of the date hereof, among Parent, Parent Inc., Parent LP, Koch SV Investments, LLC and Koch Industries, Inc. (collectively, including all exhibits, schedules, and annexes thereto, the “Preferred Securities Commitment Letter” and, as the same may be amended or replaced pursuant to Section 6.12(a) and, including any executed commitment letter or similar agreement for Alternative Financing, in each case pursuant to Section 6.12(a), and any executed fee letter, collectively, the “Preferred Securities Financing Commitments”), pursuant to which the commitment parties thereto have committed, subject to the terms and conditions set forth therein, to provide the aggregate amount of the financing set forth therein (the “Preferred Securities Financing”) and (ii) the executed commitment letter, dated as of the date hereof, between Parent and Barclays Bank PLC, Citigroup Global Markets Inc., Citibank, N.A., Citicorp USA, Inc., Citicorp North America, Inc. and/or their affiliates, Deutsche Bank AG New York Branch, Deutsch Bank AG Cayman Islands Branch, Deutsche Bank Securities Inc., Royal Bank of Canada, RBC Capital Markets, PSP Investments Credit USA LLC, and PCDH 5, LLC (collectively, including all exhibits, schedules, and annexes thereto, the “Debt Commitment Letter” and, as the same may be amended or replaced pursuant to Section 6.12(a), and including any executed commitment letter or similar agreement for Alternative Financing, in each case, pursuant to Section 6.12(a), and any executed fee letter collectively, the “Debt Financing Commitments” and, together with the Preferred Securities Financing Commitments, the “Third-Party Financing Commitments”), pursuant to which the lenders thereto have committed, subject to the terms and conditions set forth therein, to provide the aggregate amount of the debt financing set forth therein (the “Debt Financing” and, together with the Preferred Securities Financing, the “Third-Party Financing”) and (b) the executed commitment letter, dated as of the date hereof (including all exhibits, schedules and annexes thereto, collectively, the “Equity Financing Commitment” and, together with the Preferred Securities Financing Commitments and the Debt Financing Commitments, the “Financing Commitments”), among Apollo Investment Fund VIII, L.P., Apollo Overseas Partners (Delaware 892) VIII, L.P., Apollo Overseas Partners (Delaware) VIII, L.P. and Apollo Overseas Partners VIII, L.P. (collectively, the “Equity Investors”) pursuant to which the Equity Investors have committed, subject to the terms and conditions set forth therein, to invest the cash amount set forth therein (the “Equity Financing” and together with the Third-Party Financing, the “Financing”). None of the Financing Commitments has been amended or modified prior to the date of this Agreement, as of the date of this Agreement no such amendment or modification is contemplated, and as of the date of this Agreement the respective commitments contained in the Financing Commitments have not been withdrawn or rescinded in any respect. Except for fee letters (complete copies of which have been provided to the Company, with only fee amounts, economic terms, market flex provisions and other customary threshold amounts redacted; provided that Parent represents and warrants that the market flex provisions in such fee letters do not permit the imposition of any new conditions (or the expansion of any existing conditions) with respect to the Debt Financing or any reduction in the amount of the Debt Financing) and customary fee credit letters or engagement letters, in each case, with respect to the Debt Financing (none of which adversely affect the conditionality, enforceability, termination or availability of the Debt Financing or reduce the Debt Financing below the Required Amount (as defined below), after taking into account the Equity Financing and the Preferred Securities Financing, on the Closing Date), as of the date hereof there are no side letters or Contracts to which Parent or Merger Sub is a party related to the funding or investing, as applicable, of the Financing other than as expressly set forth in the Financing Commitments delivered to the Company prior to the date hereof. Parent has fully paid any and all commitment fees or other fees in connection with the Financing Commitments that are required to be paid pursuant to the terms of the Financing Commitments on or prior to the date hereof and Parent will, directly or indirectly, continue to pay in full any such amounts required to be paid pursuant to the terms of the Financing Commitments as and when they become due and payable on or prior to the Closing Date. As of the date hereof and subject to the Bankruptcy and Equity Exception, the Financing Commitments are in full force and effect and are the legal, valid, binding and enforceable obligations of Parent and Merger Sub, as the case may be, and, to the knowledge of Parent and Merger Sub, each of the other parties thereto. There are no conditions precedent or other contingencies related to the funding of the full amount of the Financing, other than as expressly set forth in the Financing Commitments. As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would reasonably be expected to constitute a default or breach on the part of Parent or Merger Sub or, to the knowledge of Parent or Merger Sub, any other party thereto under any of the Financing Commitments. As of each of the date hereof, any date on which any “flex” provisions contained in the Debt Financing Commitments are exercised that have the effect of reallocating any commitments contained therein and on the Closing Date, no event has occurred which, with or without notice, lapse of time or both, would reasonably be expected to constitute an event of default or material breach on the part of Parent or Merger Sub or, to the knowledge of Parent or Merger Sub, any other party thereto under the Existing Parent Credit Agreements. Each of the Existing Parent Credit Agreements is valid and binding on Parent, Parent Holdings and each of their respective subsidiaries party thereto and, to the knowledge of Parent, each other party thereto, and is in full force and effect, enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception. Parent has made available to the Company correct and complete copies of the Existing Parent Credit Agreements. On the Closing Date, both before and after giving effect to the Merger and the other transactions contemplated by this Agreement to be effected on the Closing Date, Parent Inc. shall have no indebtedness. As of the date hereof, assuming satisfaction of the conditions precedent set forth in Section 7.1 and Section 7.2 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at the Closing), Parent has no reason to believe that any of the conditions to the Financing contemplated by the Financing Commitments applicable to it will not be satisfied or that the Financing will not be made available to Parent on the Closing Date. Assuming the Financing is funded in accordance with the Financing Commitments, Parent and Merger Sub will have on the Closing Date, funds sufficient to (i) pay the aggregate Per Share Merger Consideration, (ii) pay any and all fees and expenses required to be paid by Parent, Merger Sub and the Surviving Corporation in connection with the Merger and the Financing, (iii) pay for any refinancing of any outstanding indebtedness of the Company, Parent, Merger Sub or their Affiliates contemplated by this Agreement or the Financing Commitments and (iv) satisfy all of the other payment obligations of Parent, Merger Sub and the Surviving Corporation contemplated hereunder (the “Required Amount”). Each of Parent and Merger Sub affirms that it is not a condition to the Closing or any of its other obligations under this Agreement that Parent or Merger Sub obtain the Financing or any other financing for or related to any of the transactions contemplated hereby.

Section 4.9 Parent Guarantee. Parent has furnished the Company with a true, complete and correct copy of the Parent Guarantee. As of the date of this Agreement, the Parent Guarantee is in full force and effect (assuming the due authorization, execution and delivery thereof by the other parties thereto). As of the date of this Agreement, the Parent Guarantee constitutes the valid and binding obligation of the Guarantors and is enforceable in accordance with its terms subject to the Bankruptcy and Equity Exception. There is no default under the Parent Guarantee by the Guarantors, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Guarantors.

Section 4.10 Ownership of Shares. As of the date of this Agreement, none of Parent, Merger Sub or any of their respective subsidiaries beneficially owns (as defined in Rule 13d-3 under the Exchange Act) any Shares or any securities that are convertible into or exchangeable or exercisable for Shares, or holds any rights to acquire or vote any Shares (other than pursuant to this Agreement).

Section 4.11 Vote/Approval Required. No vote or consent of the holders of any class or series of capital stock of Parent or any of its Affiliates (other than Merger Sub) is necessary to approve this Agreement or the transactions contemplated hereby, including the Merger. The adoption of this Agreement by Parent as the sole stockholder of Merger Sub (which shall have occurred immediately following the execution of this Agreement) is the only vote or consent of the holders of any class or series of capital stock of Merger Sub necessary to approve this Agreement or the transactions contemplated hereby, including the Merger.

Section 4.12 Solvency. Assuming that (a) the conditions to the obligation of Parent and Merger Sub to consummate the Merger set forth in Section 7.1 and Section 7.2 have been satisfied or waived, (b) the representations and warranties of the Company in Article III are accurate and complete, (c) the Required Information fairly presents the consolidated financial condition of the Company and its subsidiaries as at the end of the periods covered thereby and the consolidated results of earnings of the Company and its subsidiaries for the periods covered thereby and (d) any financial forecasts of the Company made available to Parent as of the date hereof have been prepared in good faith upon assumptions that were reasonable at such time (it being understood that the Company is not making any representation and warranty with respect thereto as a result of such assumption in this clause (d)), then immediately following the Effective Time and after giving effect to all of the transactions contemplated by this Agreement, including the Financing, the payment of the aggregate consideration to which the stockholders of the Company are entitled under Article II, funding of any obligations of the Surviving Corporation or its subsidiaries which become due or payable by the Surviving Corporation and its subsidiaries in connection with, or as a result of, the Merger and payment of all related fees and expenses, the Surviving Corporation and each of its subsidiaries, on a consolidated basis, will not: (i) be insolvent (either because its financial condition is such that the sum of its debts, including contingent and other liabilities, is greater than the fair market value of its assets or because the fair saleable value of its assets is less than the amount required to pay its probable liability on its existing debts, including contingent and other liabilities, as they mature); (ii) have unreasonably small capital for the operation of the businesses in which it is engaged or proposed to be engaged; or (iii) have incurred debts beyond its ability to pay them as they become due.

Section 4.13 Certain Arrangements. None of Parent, Merger Sub or any of their respective Affiliates or any other Person on behalf of Parent or Merger Sub or their respective Affiliates has entered into any contract, commitment, agreement, instrument, obligation, arrangement, understanding or undertaking, whether written or oral, with any member of the Company’s management or directors that is related to the Company, its subsidiaries or the transactions contemplated by this Agreement.

Section 4.14 Compliance with Laws. Parent, Merger Sub and their respective subsidiaries are not, and since January 1, 2009 have not been, in violation of, and are, and since January 1, 2009 have been, in compliance with, the Antitrust Laws in all respects, except for any such violation or non-compliance that, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

Section 4.15 Certain Competing Businesses. Except for Parent’s HSR Affiliates, none of Parent, Parent’s subsidiaries, Parent’s Affiliates, or Merger Sub, owns more than ten percent (10%) of the voting securities of or controls or operates any business engaged in, and that competes with, any of the lines of business in which the Company or any of its subsidiaries is engaged, including any business which is engaged in monitored security, interactive home and business automation, or related monitoring services.

Section 4.16 Ownership. Other than as set forth on Schedule 4.16 of the Parent Disclosure Schedule, Parent owns, directly or indirectly, all of the capital stock or voting securities of, or other equity interests in, Protection Holdings II, Inc., ASG Intermediate Holding Corp. and each of their respective direct and indirect subsidiaries.

Section 4.17 No Other Information. Except for the representations and warranties contained in Article III, each of Parent and Merger Sub acknowledges that neither the Company nor any other Person on behalf of the Company makes any other express or implied representation or warranty with respect to the Company or with respect to any other information provided to Parent or Merger Sub. Except for the representations and warranties in this Article IV, neither Parent nor Merger Sub nor any other Person makes any express or implied representation or warranty on behalf of Parent or Merger Sub or their respective Affiliates.

Section 4.18 Access to Information; Disclaimer. Parent and Merger Sub each acknowledges and agrees that it (a) has had an opportunity to discuss the business of the Company and its subsidiaries with the management of the Company, (b) has had reasonable access to (i) the books and records of the Company and its subsidiaries and (ii) the documents provided by the Company for purposes of the transactions contemplated by this Agreement, (c) has been afforded the opportunity to ask questions of and receive answers from officers of the Company and (d) has conducted its own independent investigation of the Company and its subsidiaries, their respective businesses and the transactions contemplated hereby, and has not relied on any representation, warranty or other statement by any Person on behalf of the Company or any of its subsidiaries, other than the representations and warranties of the Company contained in Article III of this Agreement and that all other representations and warranties are specifically disclaimed. Without limiting the foregoing, except for the representations and warranties set forth in Article III of this Agreement, each of Parent and Merger Sub further acknowledges and agrees that none of the Company or any of its stockholders, directors, officers, employees, Affiliates, advisors, agents or other Representatives has made any representation or warranty concerning any estimates, projections, forecasts, business plans or other forward-looking information regarding the Company, its subsidiaries or their respective businesses and operations. Each of Parent and Merger Sub hereby acknowledges that there are uncertainties inherent in attempting to develop such estimates, projections, forecasts, business plans and other forward-looking information with which Parent and Merger Sub are familiar, that Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, business plans and other forward-looking information furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, business plans and other forward-looking information), and that Parent and Merger Sub will have no claim against the Company or any of its stockholders, directors, officers, employees, Affiliates, advisors, agents or other Representatives with respect thereto, except in the case of fraud.

ARTICLE V

CONDUCT OF BUSINESS PENDING THE MERGER

Section 5.1 Conduct of Business of the Company Pending the Merger. From the date of this Agreement until the earlier of the Effective Time and the valid termination of this Agreement in accordance with Article VIII, except as otherwise expressly required or permitted by this Agreement, as set forth in Schedule 5.1(a) of the Company Disclosure Schedule, as required by applicable Laws or as Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed, provided, however, that with respect to Section 5.1(b)(ix), Section 5.1(b)(xix) and Section 5.1(b)(xx), Parent’s consent shall be given or withheld in its sole discretion), (a) the Company shall, and shall cause each of its subsidiaries to, conduct its and their respective businesses in the ordinary course of business consistent with past practice, use its and their respective commercially reasonable efforts to preserve intact its and each of its subsidiaries’ business organization and material business relationships (including with Governmental Entities, customers, suppliers, distributors, creditors, and lessors) and continue its program of capital expenditures in accordance with the Company’s capital expenditure budget attached hereto as Schedule 5.1(a) of the Company Disclosure Schedule in the ordinary course of business consistent with past practice and (b) without limiting the foregoing, the Company shall not, and shall cause each of its subsidiaries not to:

(i) amend, adopt any amendment or otherwise change (whether by merger, consolidation or otherwise) its Certificate of Incorporation or Bylaws or other applicable governing instruments;

(ii) other than in the ordinary course of business consistent with past practice, make any acquisition of (whether by merger, consolidation or acquisition of stock or assets or otherwise), or make any investment in any interest in, any business or any corporation, partnership or other business organization or division thereof or any property or assets, in each case, except for (A) purchases or acquisitions of inventory, customer accounts and other assets in the ordinary course of business consistent with past practice or pursuant to existing Contracts as of the date hereof or (B) acquisitions or investments for consideration in an amount that does not exceed $10,000,000 individually or $20,000,000 in the aggregate;

(iii) issue, sell, grant, authorize, pledge, encumber dispose of (or authorize the issuance, sale, grant, authorization, pledge, encumbrance or disposition of), any shares of capital stock, voting securities or other ownership interest, or any options, warrants, convertible securities or other rights of any kind to acquire or receive, or that are convertible into or exchangeable or exercisable for, any shares of capital stock, voting securities or other ownership interest (including stock appreciation rights, phantom stock or similar instruments), of the Company or any of its subsidiaries or take any action to cause to be exercisable any otherwise unexercisable Option (except as otherwise expressly provided by Article II of this Agreement or the express terms of any unexercisable options outstanding on the date hereof and disclosed on Schedule 5.1 of the Company Disclosure Schedule), except (a) for the issuance of Shares upon the exercise, vesting or settlement of Options, PSUs or Stock Units in accordance with their terms as of the date hereof as disclosed or (b) the grant of Stock Units under the Company Stock Plan in connection with (x) new hires or promotions as long as the grant date fair value (using the closing share price on the New York Stock Exchange as of the date of grant) of each such grant does not exceed $40,000 for any such individual or (y) the Company’s fiscal 2017 annual equity grant process as long as the aggregate value (using the closing share price on the New York Stock Exchange as of the date of grant) of all such Stock Units does not exceed the amount set forth on Schedule 5.1(b)(iii) of the Company Disclosure Schedule and is not made any earlier than November 2016, provided, that, in each of clause (x) and (y) such Stock Unit grants shall be (A) made on terms and conditions used by the Company with respect to Stock Units in the ordinary course of business consistent with past practice and such other terms and conditions as set forth on Schedule 5.1(b)(iii) of the Company Disclosure Schedule and (B) subject to the same treatment as provided for in Section 2.2(b) of this Agreement;

(iv) reclassify, combine, split, reverse split, consolidate, recapitalize, subdivide, redeem, purchase, otherwise acquire any shares of capital stock or other ownership interests of the Company or any of its subsidiaries (or any warrants, options or other rights to acquire the foregoing) or consummate or authorize any other similar transaction with respect to shares of capital stock or ownership interests of the Company or any of its subsidiaries (or any warrants, options or other rights to acquire the foregoing) or issue, sell, grant or authorize or propose the issuance, sale, grant or authorization of any of its or its subsidiaries’ shares of capital stock or ownership interests or any other securities (or any warrants, options or other rights to acquire the foregoing) in respect of, in lieu of or in substitution for shares of its or its subsidiaries’ capital stock, ownership interests or securities (except (a) for the acquisition of Shares tendered by directors or employees in connection with a cashless exercise of Options or in order to pay Taxes in connection with the exercise of Options in the ordinary course of business consistent with past practice or (b) for the settlement of any PSUs or Stock Units pursuant to the terms of the Company Stock Plan) in the ordinary course of business consistent with past practice, in each case, to the extent disclosed on Schedule 5.1(b)(iv) of the Company Disclosure Schedule);

(v) except under the Company’s Credit Facility, create or incur any Lien, other than Permitted Liens in excess of $10,000,000 in the aggregate;

(vi) make any loans, advances or capital contributions to, or investment in, any Person (other than the Company or any of its wholly-owned subsidiaries) in excess of $10,000,000 in the aggregate;

(vii) sell, transfer or otherwise dispose of (whether by merger, consolidation or disposition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or otherwise sell, lease, assign, license, transfer, exchange, swap, abandon, mortgage, pledge, hypothecate, grant an easement with respect to, or otherwise encumber or restrict the use (including securitizations), or subject to any Lien (other than Permitted Liens), allow to expire, or dispose of any assets, rights or properties other than (A) sales, dispositions or licensing of equipment, inventory or customer accounts in the ordinary course of business consistent with past practice and/or pursuant to existing Contracts in effect as of the date hereof as set forth on Schedule 5.1(b)(vii) of the Company Disclosure Schedule or (B) sales, assignments, licenses, expirations or dispositions of assets, rights or properties to the Company or any wholly-owned subsidiary of the Company or of assets, rights or properties with a value of less than $10,000,000 in the aggregate;

(viii) omit to take any commercially reasonable action necessary to maintain or renew, as applicable, any material Owned Intellectual Property;

(ix) except as set forth on Schedule 5.1(b)(ix) of the Company Disclosure Schedule, declare, set aside, establish a record date for, authorize, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its or its subsidiaries’ capital stock (except for any dividend or distribution by a wholly-owned subsidiary of the Company to the Company or any wholly-owned subsidiary of the Company);

(x) make or authorize any capital expenditures in excess of the Company’s capital expenditure budget attached hereto as Schedule 5.1(a) of the Company Disclosure Schedule, other than (A) such capital expenditures that do not exceed such budget by more than $15,000,000 in the aggregate or (b) customer acquisition costs and expenses in the ordinary course of business consistent with past practice;

(xi) (A) enter into any Contract that would have been a Material Contract or Material Lease if it had been in effect as of the date hereof, (B) extend or renew any Material Contract or Material Lease or any Contract that would have been a Material Contract or Material Lease if it had been in effect as of the date hereof, or (C) otherwise modify, amend, terminate or waive any material rights or obligations under any Material Contract or Material Lease or any Contract that would have been a Material Contract or Material Lease if it had been in effect as of the date hereof, except, in the case of each of clauses (A), (B) and (C) in the ordinary course of business consistent with past practice; provided, that such exception shall not apply with respect to (x) any such Material Contract, or Contract that would have been a Material Contract if it had been in effect as of the date hereof, that provides a binding commitment for (1) the Company or any of its subsidiaries to make or (2) by a third party to make to the Company or any of its subsidiaries, payments of more than $10,000,000 in the aggregate or that has resulted in payments by or to the Company or any of its subsidiaries of more than $10,000,000 in the aggregate for the prior fiscal year or any Lease for real property that is used for the purpose of a call center, corporate or division headquarters or distribution center or that provides for a current base rent equal to or more than $32,000.00 per month, (y) any such Material Contract, or Contract that would have been a Material Contract if it had been in effect as of the date hereof, that contains non-compete or no hire provisions binding the Company or any of its subsidiaries or (z) any such Material Contract, or Contract that would have been a Material Contract if it had been in effect as of the date hereof, that contains non-solicit provisions binding the Company or any of its subsidiaries (other than, with respect to this clause (z), any non-disclosure agreements entered into by the Company or any of its subsidiaries in the ordinary course of business consistent with past practice that contain employee non-solicit provisions applicable to employees of competitors with whom the Company or any subsidiary of the Company has direct dealings in connection with discussing potential acquisitions of alarm monitoring accounts and related assets; provided, that any such agreement shall contain customary exclusions permitting solicitations of a general nature for open positions with the Company or its subsidiaries);

(xii) except for borrowings under the Company’s Credit Facility and except for intercompany loans between the Company and any of its wholly-owned subsidiaries or between any wholly-owned subsidiaries of the Company, incur, prepay, issue, syndicate, refinance, guarantee or otherwise become liable for, indebtedness for borrowed money in excess of $10,000,000 in the aggregate, or modify in any material respect the terms of any such indebtedness for borrowed money, other than (A) indebtedness for borrowed money or guarantees thereof incurred in the ordinary course of business consistent with past practice pursuant to any Contracts in effect as of the date hereof that are disclosed on Schedule 5.1(b)(xii) of the Company Disclosure Schedule, (B) pursuant to any Contract for less than $100,000 and which can be terminated by the Company or its subsidiaries on sixty (60) days or less notice or (C) any commodity, currency, sale or hedging agreements which can be terminated by the Company or its subsidiaries on sixty (60) days or less notice without penalty;

(xiii) except as required by applicable Law, any Company Plan or other Contract as in effect on the date hereof and disclosed on Schedule 3.11(a) of the Company Disclosure Schedule, (A) increase the compensation or benefits of any of its current or former directors, officers, employees or independent contractors, (B) grant any severance or termination pay not provided for under any Company Plan, (C) enter into any employment, change of control, retention, consulting or severance agreement or arrangement (for the avoidance of doubt, including any offer letter) with any current or former director, officer, employee or independent contractor of the Company or any of its subsidiaries, except for (1) an offer letter with an employee who has been hired to replace a former employee who previously had a written employment agreement or offer letter, provided that the new offer letter does not provide materially greater compensation and benefits than those provided under the former employee’s employment agreement or offer letter, (2) a severance and release agreement entered into with an employee in the ordinary course of business consistent with the terms of the Company’s severance plans or (3) any employment or consulting agreement or arrangement (for the avoidance of doubt, including any offer letter) with any current or former employee with the title of “Vice President” or lower entered into in the ordinary course of business consistent with past practices, (D) hire any employee or service provider whose annual compensation opportunity exceeds $300,000, (E) amend or terminate any, or enter into or adopt any new, material Company Plan or any other plan, trust, fund, policy, agreement or arrangement for the benefit of any current or former directors, officers, employees or independent contractors of the Company or any of its subsidiaries, (F) take any action to fund the payment of compensation or benefits under any Company Plan (unless required by applicable Law), (G) adopt, enter into, amend or terminate any collective bargaining agreement or other similar arrangement relating to union or organized employees, (H) except as expressly contemplated by Section 2.2 of this Agreement, take any action to accelerate the vesting or payment of any compensation or benefit under any Company Plan or awards made thereunder (including in respect of Options, Stock Units and PSUs) or (I) change any assumptions used to calculate funding or contribution obligations under any Company Plan, other than as required by GAAP;

(xiv) make any change in any accounting policies, procedures, principles or practices or any methods of reporting income, deductions or other material items for accounting purposes, except as may be required by GAAP or applicable Law;

(xv) except as required by GAAP or applicable Law (A) make any material change to any method of Tax accounting, (B) make or change any material Tax election, (C) surrender any claim for a refund of material Taxes, (D) file any material amended Tax Return, (E) enter into any closing agreement with respect to any material Taxes or (F) settle or compromise any material Tax liability or any audit or proceeding relating to a material amount of Taxes;

(xvi) waive, assign, settle or compromise any Action (including any Transaction Litigation, any demands for appraisal or any Action with respect to the matters set forth on Schedule 3.8(b) of the Company Disclosure Schedule); provided, that the Company and its subsidiaries may waive, assign, settle or compromise any Action (other than any Transaction Litigation, any demands for appraisal or any Action with respect to the matters set forth on Schedule 5.1(b)(xvi) of the Company Disclosure Schedule) (A) in the ordinary course of business consistent with past practice, (B) (x) where the amount to be paid in connection with the waiver, assignment, settlement or compromise of such Action is not greater than $5,000,000 individually (including any single or aggregated claims arising out of the same or similar facts, events or circumstances) or $20,000,000 in the aggregate for all such Actions (determined, in each case, net of insurance proceeds) or which, if greater, does not exceed the total incurred case reserve amount for such matter or all such matters, as applicable, maintained by the Company and/or its subsidiaries on their financial statements or (y) where the amount to be paid in connection with the waiver, assignment, settlement or compromise of such Action is paid or reimbursed to the Company or its subsidiaries by an insurance policy and (C) in the case of any such Action, where the waiver, assignment, settlement or compromise of such Action would not impose equitable relief on, or require the admission of wrongdoing by, the Company or any of its subsidiaries or any of their respective officers or directors; provided, further, that nothing in this Section 5.1(b)(xvi) shall be deemed to limit or otherwise modify the rights of Parent set forth in Section 2.4 and Section 6.14;

(xvii) enter into any understanding, arrangement or Contract with respect to the voting or registration of the shares of the Company’s or its non-wholly owned subsidiaries’ capital stock or other securities, equity interests or ownership interests;

(xviii) except as set forth on Schedule 5.1(b)(xviii) of the Company Disclosure Schedule, enter any new line of business outside of its existing business as of the date hereof;

(xix) adopt a plan of agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganizational document;

(xx) enter into or adopt any “poison pill” or similar stockholder rights plan; or

(xxi) agree, resolve, authorize or commit, in writing or otherwise, to do or take any of the foregoing actions described in Sections 5.1(b)(i) through (xx).

Section 5.2 Conduct of Business of Parent and Merger Sub Pending the Merger. Each of Parent and Merger Sub agrees that, from and after the date of this Agreement until the earlier of the Effective Time and the valid termination of this Agreement in accordance with Article VIII, it shall not, and shall cause its subsidiaries not to, amend, modify or supplement the Existing Parent Credit Agreements or incur any indebtedness for borrowed money outside of the ordinary course of business and consistent with past practice, or take (or fail to take) any other action that would (i) result in an event of default or failure of a condition under the Existing Parent Credit Agreements on any date on which any “flex” provisions contained in the Debt Financing Commitments are exercised that have the effect of reallocating any commitments contained therein and on the Closing Date, (ii) reduce or restrict the availability of the Debt Financing below the Required Amount after taking into account the Equity Financing and the Preferred Securities Financing or (iii) prevent, impede or materially delay the consummation of the Third-Party Financing or the other transactions contemplated by this Agreement on the Closing Date.

Section 5.3 No Control of Other Party’s Business. Without limiting in any way any party’s rights or obligations under this Agreement (including Section 5.1 and Section 5.2), nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company’s or its subsidiaries’ operations prior to the Effective Time, and nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct Parent’s or its subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, each of the Company and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its subsidiaries’ respective operations.

ARTICLE VI

ADDITIONAL AGREEMENTS

Section 6.1 Acquisition Proposals.

(a) Notwithstanding anything to the contrary contained in this Agreement, during the period beginning on the date of this Agreement and continuing until 12:01 a.m. (New York time) on the 41st day after the date of this Agreement (the “No-Shop Period Start Date”), the Company and its subsidiaries and their respective directors, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives (collectively, “Representatives”) shall have the right to (i) initiate, solicit and encourage any inquiry or the making of any proposal or offer that could constitute an Acquisition Proposal, including by providing information (including non-public information and data) regarding, and affording access to the business, properties, assets, books, records and personnel of, the Company and its subsidiaries to any Person (and its Representatives, including potential financing sources) pursuant to an Acceptable Confidentiality Agreement; provided that the Company shall provide to Parent and Merger Sub any material non-public information or data that is provided to any Person given such access that was not previously made available to Parent or Merger Sub prior to or substantially concurrent with the time it is provided to such Person, and (ii) engage in, enter into, continue or otherwise participate in any discussions or negotiations with any Persons (and their respective Representatives, including potential financing sources) with respect to any Acquisition Proposals (or inquiries, proposals or offers or other efforts that could lead to an Acquisition Proposal) and cooperate with or assist or participate in or facilitate any such inquiries, proposals, offers, discussions or negotiations or any effort or attempt to make any Acquisition Proposals pursuant to an Acceptable Confidentiality Agreement, including granting a limited waiver, amendment or release under any pre-existing standstill or similar provision solely to the extent necessary to allow for a confidential Acquisition Proposal or amendment to a confidential Acquisition Proposal to be made to the Company or the Board of Directors of the Company (such limited waiver to include an express acknowledgement by the parties thereto that under no circumstances will such restricted Person(s) be permitted to acquire, directly or indirectly, any securities of the Company or any of its subsidiaries prior to the valid termination of this Agreement in accordance with Section 8.1 (other than in connection with any investment made on such restricted Person’s behalf by third-party investment managers with discretionary authority, or made by investment funds or other pooled investment vehicles in which such restricted Person has invested and that are managed by third parties or other similar investments managed by third parties or other distinct business units of such restricted Person). No later than two (2) Business Days after the No-Shop Period Start Date, the Company shall (A) notify Parent in writing of the identity of each Person from whom the Company received a written Acquisition Proposal after the execution of this Agreement and prior to the No-Shop Period Start Date, which Acquisition Proposal has not been withdrawn and as to which the Board of Directors of the Company has determined in good faith (after consultation with its outside legal advisor and financial advisor) that such Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Proposal and (B) provide to Parent (x) a copy of any Acquisition Proposal made in writing and any other written terms or proposals provided (including financing commitments) to the Company or any of its subsidiaries in connection with any Acquisition Proposal and any material modifications thereto and (y) a written summary of the material terms of any Acquisition Proposal not made in writing (including any material terms proposed orally or supplementally and any material modifications thereto).

(b) Except as expressly permitted by Section 6.1(a), from the date of this Agreement until the Effective Time or, if earlier, the valid termination of this Agreement in accordance with Section 8.1, the Company shall not, shall cause its subsidiaries not to and shall use its reasonable best efforts to cause its and their respective Representatives not to, (i) initiate, solicit or knowingly encourage or knowingly facilitate any inquiries, proposals or offers with respect to, or the making of, or that could reasonably be expected to lead to, any Acquisition Proposal, or the consummation thereof, (ii) enter into, continue or otherwise participate or engage in, facilitate or encourage, any negotiations or discussions concerning, or that could reasonably be expected to lead to, an Acquisition Proposal, or provide access to its properties, books and records or any information or data to, any

Person relating to an Acquisition Proposal, (iii) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Acquisition Proposal, (iv) take any action to make the provisions of any Takeover Law, or any restrictive provision of any applicable anti-takeover provision in the Certificate of Incorporation or Bylaws, inapplicable to any transactions contemplated by any Acquisition Proposal, (v) execute or enter into, any merger agreement, acquisition agreement or other similar definitive agreement for any Acquisition Proposal, or (vi) authorize any of, or commit or agree to do any of, the foregoing. Except as it may relate to any Excluded Party, the Company shall immediately cease and shall cause each of its subsidiaries and use its reasonable best efforts to cause its and their respective Representatives to immediately cease, (x) any solicitations, discussions, communications or negotiations with any Person (other than the Parties and their respective Representatives) in connection with an Acquisition Proposal by such Person, in each case that exist as of the date hereof, and (y) all access of any Person (other than the Parties and their respective Representatives) to any electronic data room maintained by the Company with respect to the transactions contemplated by this Agreement. Except as it may relate to an Excluded Party, the Company also agrees that following the No-Shop Period Start Date it will promptly (and in any event within two (2) Business Days thereof) deliver a written notice to each such Person to the effect that the Company is ending all such solicitations, discussions, communications and negotiations with such Person pursuant to this Agreement, effective on the No-Shop Period Start Date, which written notice shall also request each Person (other than the Parties and their respective Representatives) that has prior to the date hereof executed a confidentiality agreement in connection with its consideration of acquiring the Company to promptly return or destroy all non-public information furnished to such Person by or on behalf of it or any of its subsidiaries prior to the date hereof. The Company shall promptly (and in any event within twenty-four (24) hours) notify Parent of the receipt of any Acquisition Proposal, or any bona fide inquiry, proposal or offer in respect of an Acquisition Proposal, in each case, received after the No-Shop Period Start Date), which notice shall include a summary of the material terms of, and the identity of the Person making, such Acquisition Proposal and shall attach a copy of any written Acquisition Proposal, or any bona fide inquiry, proposal or offer in respect of an Acquisition Proposal, and in each case, any material modifications thereto, made in writing. For the avoidance of doubt, notwithstanding the commencement of the No-Shop Period Start Date, the Company may continue to engage in the activities described in Section 6.1(a) with respect to any Excluded Party, including with respect to any amended or modified Acquisition Proposal submitted by any Excluded Party following the No-Shop Period Start Date until the earlier of the time that (A) the Company Requisite Vote is obtained and (B) such Excluded Party ceases to be an Excluded Party in accordance with the proviso in the definition thereof. Without limiting the foregoing, it is agreed that any violation of the restrictions or obligations set forth in this Section 6.1 by any subsidiary of the Company shall be a breach of this Section 6.1 by the Company.

(c) Notwithstanding anything to the contrary in Section 6.3 or Section 6.1(b), and without limiting Section 6.1(a) and Section 6.1(b), nothing contained in this Agreement shall prevent the Company or its Board of Directors from:

(i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication to stockholders in connection with the making or amendment of a tender offer or exchange offer), making a customary “stop-look-and-listen” communication to the stockholders of the Company pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communications to the stockholders of the Company) or from making any legally required disclosure to stockholders with regard to the transactions contemplated by this Agreement or an Acquisition Proposal; provided, that the Board of Directors of the Company expressly publicly reaffirms the Recommendation in such disclosure (other than a customary “stop-look-and-listen” communication to the stockholders of the Company pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communications to the stockholders of the Company));

(ii) prior to obtaining the Company Requisite Vote, contacting, engaging in any negotiations, communications or discussions with any Person who has made a bona fide Acquisition Proposal that was not solicited in material breach of Section 6.1(b) and providing access to such Person and its Representatives to Company’s or any of its subsidiaries’ properties, books and records in response to a request therefor if the Board of Directors (A) shall have determined in good faith, after consultation with its outside legal counsel and financial advisor, that such Acquisition Proposal constitutes or would reasonably be expected to constitute a Superior Proposal, (B) shall have determined in good faith, after consultation with its outside legal counsel, that the failure to do so would be inconsistent with its fiduciary duties under applicable Law, and (C) has received from the Person so requesting such information an executed Acceptable Confidentiality Agreement; provided, that the Company shall provide to Parent and Merger Sub any material non-public information or data that is provided to any Person given such access that was not previously made available to Parent or Merger Sub prior to or substantially concurrent with the time it is provided to such Person;

(iii) prior to obtaining the Company Requisite Vote, making a Change of Recommendation in accordance with, and subject to the provisions of this Section 6.1(c)(iii), if the Board of Directors of the Company has determined in good faith, after consultation with outside counsel and its financial advisor, that the failure to make a Change of Recommendation would be inconsistent with its fiduciary duties under applicable Law (x) as a result of an event, fact, circumstances, development or occurrence first arising or occurring after the date of this Agreement, which event, fact, circumstance, development or occurrence affects the Company or its subsidiaries, including the business, operations or assets of the Company or its subsidiaries and which is unknown or, if known, the consequences of which are not reasonably foreseeable to the Board of Directors of the Company as of the date of this Agreement and that becomes known prior to obtaining the Company Requisite Vote (an “Intervening Event”); provided, that such action pursuant to this clause (x) shall not be in response to an Acquisition Proposal or a Superior Proposal; or (y) in response to a bona fide Acquisition Proposal which did not result from a breach of Section 6.1 and which the Board of Directors of the Company has determined in good faith, after consultation with its financial advisor and outside legal counsel, would, if consummated, result in a Superior Proposal; provided that prior to making such Change of Recommendation, (A) the Board of Directors shall have given Parent (I) in the case of clause (x), at least three (3) Business Days’ prior written notice of its intention to take such action and a description of the reasons for the Change of Recommendation (it being understood that any material change in respect of such Intervening Event shall require a new notice but with an additional two (2) Business Day (instead of three (3) Business Day) notice period) or (II) in the case of clause (y), at least three (3) Business Days’ prior written notice of its intention to take such action, which notice shall include a copy of any agreement in respect of such bona fide Acquisition Proposal that is the basis of the proposed action of the Board of Directors of the Company (or, if there is no such agreement, a written summary of the material terms and conditions thereof), including the identity of the party making such bona fide Acquisition Proposal) (it being understood that any material revision, amendment, update or supplement to the terms and conditions of such bona fide Acquisition Proposal shall be deemed to constitute a new Acquisition Proposal pursuant to this clause (y) and shall require a new notice but with an additional two (2) Business Day (instead of three (3) Business Day) period from the date of such notice, (B) the Company shall have negotiated, and shall have caused its subsidiaries and shall have used its reasonable best efforts to cause its Representatives to negotiate, in good faith with Parent during such notice period after the giving of any such notice, to the extent Parent wishes to negotiate, to make such adjustments to the terms and conditions of this Agreement so that the need for making such Change of Recommendation would be obviated and (C) at the end of such notice period, the Board shall have considered in good faith such adjustments and shall have determined in good faith, after consultation with its outside legal counsel and financial advisor, that it is required to make such Change of Recommendation in order to comply with its fiduciary duties to the stockholders of the Company as a result of such Intervening Event or in response to such bona fide Acquisition Proposal (it being understood that, in the case of clause (y), the Board of Directors of the Company, at the end of the negotiation period, after consultation with outside legal counsel and its financial advisor, shall have in good faith reaffirmed its determination that such bona fide Acquisition Proposal would, if consummated, constitute a Superior Proposal); or

(iv) resolving or agreeing to take any of the foregoing actions, to the extent such actions would be permitted by the foregoing clauses (i) through (iii).

(d) Notwithstanding anything in this Section 6.1 to the contrary, if, at any time prior to obtaining the Company Requisite Vote, the Company’s Board of Directors determines in good faith, after consultation with its financial advisor and outside legal counsel, in response to a bona fide Acquisition Proposal that did not otherwise result from a breach of Section 6.1 that such proposal would, if consummated, result in a Superior Proposal, the Company may terminate this Agreement pursuant to Section 8.1(d)(ii) to enter into a definitive agreement with respect to such Superior Proposal concurrently with such termination; provided that as a condition precedent to terminating this Agreement pursuant to Section 8.1(d)(ii), the Company pays to Parent any Company Termination Payment required to be paid pursuant to Section 8.2(b)(i); provided, further, that the Company will not be entitled to terminate this Agreement in accordance with Section 8.1(d)(ii), and the Company shall not enter into any letter of intent, memorandum of understanding or agreement relating to or providing for the consummation of a transaction contemplated by any Acquisition Proposal (other than an Acceptable Confidentiality Agreement entered into in accordance with this Section 6.1) unless (x) the Company has complied with this Section 6.1, (y) the Company delivers to Parent a written notice (a “Company Notice”) advising Parent that the Company’s Board of Directors proposes to take such action and containing a copy of the agreement in respect of the Superior Proposal that is the basis of the proposed action of the Board of Directors of the Company (or, if there is no such agreement, a written summary of the material terms and conditions thereof), including the identity of the party making such Superior Proposal and (z) at or after 5:00 p.m., New York City time, on the third (3rd) Business Day immediately following the day on which the Company delivered a Company Notice (such period from the time the Company Notice is provided until 5:00 p.m. New York City time on the third (3rd) Business Day immediately following the day on which the Company delivered the Company Notice (it being understood that any material revision, amendment, update or supplement to the terms and conditions of such Superior Proposal shall be deemed to constitute a new Superior Proposal and shall require a new notice but with an additional two (2) Business Day (instead of three (3) Business Day) period from the date of such notice) (any such notice period, the “Notice Period”), the Board of Directors of the Company reaffirms in good faith (after consultation with its outside counsel and financial advisor) that such Acquisition Proposal continues to constitute a Superior Proposal and that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law. If requested by Parent, the Company will, and will cause its subsidiaries and use its reasonable best efforts to cause its and their respective Representatives to, during the Notice Period, engage in good faith negotiations with Parent and its Representatives to make such adjustments in the terms and conditions of this Agreement so that such Acquisition Proposal would cease to constitute a Superior Proposal.

(e) For purposes of this Agreement, the following terms shall have the meanings assigned below:

(i) “Acquisition Proposal” means any proposal or offer from any Person (other than Parent, Merger Sub or their respective Affiliates) relating to any direct or indirect acquisition or purchase of a business that constitutes 20% or more of the net revenues, net income or assets of the Company and its subsidiaries, taken as a whole, or 20% or more of the total voting power of the equity securities of the Company, any tender offer or exchange offer that if consummated would result in any Person beneficially owning 20% or more of the total voting power of the equity securities of the Company, or any merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company (or any subsidiary or subsidiaries of the Company whose business constitutes 20% or more of the net revenues, net income or assets of the Company and its subsidiaries, taken as a whole).

(ii) “Excluded Party” means any Person or group of Persons that includes any Person or group of Persons, from whom the Company or any of its Representatives has received a written Acquisition Proposal after the execution of this Agreement and prior to the No-Shop Period Start Date, which such written Acquisition Proposal the Board of Directors of the Company has determined in good faith (after consultation with its outside legal counsel and its financial advisor) is or would reasonably be expected to lead to a Superior Proposal; provided, that a Person shall cease to be an “Excluded Party” in the event such written Acquisition Proposal is withdrawn in writing (it being understood that any amendment, modification or replacement of such Acquisition Proposal shall not, in and of itself, be deemed a withdrawal of such Acquisition Proposal).

(iii) “Superior Proposal” means a bona fide and written Acquisition Proposal involving (A) assets that generate more than 50% of the consolidated total revenues of the Company and its subsidiaries, taken as a whole, (B) assets that constitute more than 50% of the consolidated total assets of the Company and its subsidiaries, taken as a whole, or (C) more than 50% of the total voting power of the equity securities of the Company, in each case, that the Board of Directors of the Company in good faith determines is reasonably likely to be consummated in accordance with its terms would, if consummated, result in a transaction that is more favorable from a financial point of view to the stockholders of the Company than the transactions contemplated hereby after taking into account all such factors and matters deemed relevant in good faith by the Board of Directors of the Company, including legal, financial (including the financing terms of any such proposal), regulatory, timing or other aspects of such proposal and the transactions contemplated hereby and after taking into account any changes to the terms of this Agreement irrevocably offered in writing by Parent in response to such Superior Proposal pursuant to, and in accordance with, Section 6.1(c)(iii) or Section 6.1(d), as applicable.

Section 6.2 Proxy Statement.

(a) The Company shall, with the assistance of Parent, prepare and file with the SEC, as promptly as practicable after the date of this Agreement (and in any event within fifteen (15) Business Days), the Proxy Statement. Parent, Merger Sub and the Company will cooperate with each other in the preparation of the Proxy Statement. Unless the Board of Directors of the Company has made a Change of Recommendation in accordance with the provisions of this Agreement, the Recommendation shall be included in the Proxy Statement.

(b) Subject to applicable Law, and anything in this Agreement to the contrary notwithstanding, prior to the filing of the Proxy Statement (or any amendment or supplement thereto), or any dissemination thereof to the stockholders of the Company, or responding to any comments from the SEC with respect thereto, the Company shall provide Parent and its counsel with a reasonable opportunity to review and to comment on such document or response, which the Company shall consider in good faith and include in such filing, document or response any reasonable comments reasonably proposed by Parent and its Representatives. Each of Parent and Merger Sub will furnish to the Company the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement. The Company shall promptly notify Parent and Merger Sub upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement and shall provide Parent with copies of all correspondence between it and its Representatives, on the one hand, and the SEC and its staff, on the other hand, relating to the Proxy Statement. The Company shall use its reasonable best efforts to resolve all SEC comments with respect to the Proxy Statement as promptly as practicable after receipt thereof. The Company shall cause the Proxy Statement to be mailed to holders of Common Stock as of the record date established for the Stockholders Meeting promptly (but in any event no more than five (5) Business Days) after the date on which the SEC confirms that it has no further comments on the Proxy Statement.

(c) If at any time prior to the Stockholders Meeting any information relating to the Company or Parent, or any of their respective Affiliates, should be discovered by a Party, which information should be set forth in an amendment or supplement to the Proxy Statement, the Party that discovers such information shall promptly notify the other Party and the Company shall prepare (with the assistance of Parent) and mail to its stockholders such an amendment or supplement, in each case, to the extent required by applicable Law. Each of the Company, Parent and Merger Sub agrees to promptly (i) correct any information provided by it specifically for use in the Proxy Statement if and to the extent that such information shall have become false or misleading in any material respect and (ii) supplement the information provided by it specifically for use in the Proxy Statement to include any information that shall become necessary in order to make the statements in the Proxy Statement, in light of the circumstances under which they were made, not misleading. The Company further agrees to cause the Proxy Statement as so corrected or supplemented promptly to be filed with the SEC and to be disseminated to its stockholders, in each case as and to the extent required by applicable Law.

Section 6.3 Stockholders Meeting. The Company, acting through its Board of Directors (or a committee thereof), shall, as promptly as practicable following confirmation by the SEC that the SEC has no further comments on the Proxy Statement (but subject to the last sentence of this Section 6.3), take all action required under the DGCL and the Certification of Incorporation and the Bylaws and the applicable requirements of the New York Stock Exchange necessary to promptly and duly call, give notice of, convene and hold as promptly as practicable a meeting of its stockholders for the purpose of approving and adopting this Agreement (including any adjournment or postponement thereof, the “Stockholders Meeting”), with the record date and meeting date of the Stockholders Meeting to be selected after reasonable consultation with Parent; provided that the Company may postpone, recess or adjourn such meeting solely (i) to the extent required by Law, (ii) with the written consent of Parent, (iii) to allow reasonable additional time to solicit additional proxies to the extent the Company reasonably believes necessary in order to obtain the Company Requisite Vote or (iv) in the absence of a quorum. The Company, acting through its Board of Directors (or a committee thereof), shall, subject to Section 6.1(c), (a) make the Recommendation and, subject to the consent of the Financial Advisor, include in the Proxy Statement the Recommendation and the written opinion of the Financial Advisor, dated as of the date of this Agreement, that, as of such date, the aggregate Per Share Merger Consideration is fair, from a financial point of view, to the holders of the Common Stock, (b) reaffirm the Recommendation (which Recommendation shall, for the avoidance of doubt, be in respect of this Agreement and the Merger, as may be modified pursuant to any changes to the terms of this Agreement irrevocably offered in writing by Parent pursuant to, and in accordance with, Section 6.1(c)(iii) or Section 6.1(d), as applicable) within five (5) Business Days of a request therefor by Parent following the date on which any Acquisition Proposal or material modification thereto is received by the Company or is published, sent or communicated to the Company’s stockholders (or, if the Stockholders Meeting is scheduled to be held within five (5) Business Days of such request, within one (1) Business Day after such request and in any event, prior to the date of the Stockholders Meeting) (provided, that Parent may not make any such request on more than one (1) occasion) and (c) use its reasonable best efforts to solicit from its stockholders proxies to obtain the Company Requisite Vote and take all other action necessary or advisable to obtain the Company Requisite Vote required by the DGCL, the Certificate of Incorporation, the Bylaws and the applicable requirements of the New York Stock Exchange; provided, that the Board of Directors of the Company may fail to include the Recommendation in the Proxy Statement or withdraw, modify, qualify or change the Recommendation, or formally resolve to effect or publicly announce an intention to effect any of the foregoing (a “Change of Recommendation”) solely in accordance with Section 6.1(c)(iii) and, following such Change of Recommendation, may fail to use such reasonable best efforts. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be required to hold the Stockholders Meeting prior to the No-Shop Period Start Date or if this Agreement is validly terminated in accordance with its terms. Notwithstanding anything to the contrary in this Agreement, unless this Agreement has been validly terminated pursuant to Article VIII, if the Board of Directors of the Company shall have made a Change of Recommendation, the Company shall nonetheless submit this Agreement and the transactions contemplated hereby to the stockholders at the Stockholders Meeting and shall not submit any alternate Acquisition Proposal for adoption by the stockholders of the Company.

Section 6.4 Further Action; Reasonable Best Efforts.

(a) Subject to the terms and conditions of this Agreement, each Party will use its reasonable best efforts to (and, in the case of Parent, cause each of its subsidiaries its Ultimate Parent Entity (as defined in the HSR Act and accompanying regulations) and HSR Affiliates (as defined in the HSR Act and accompanying regulations) (collectively, (the “Parent Group”) to) take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Antitrust Laws and regulations to cause the conditions to Closing to be satisfied. In furtherance and not in limitation of the foregoing, (i) each Party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act (the “HSR Filing”) with respect to the transactions contemplated hereby as promptly as practicable and in any event within five (5) Business Days of the date hereof and to supply as promptly as reasonably practicable any additional information and documentary material that may be requested by a Governmental Entity pursuant to the HSR Act and to take any and all other actions necessary to cause the expiration or termination of the applicable waiting periods under the

HSR Act as soon as practicable and (ii) Parent shall prepare and submit, or shall cause to be prepared and submitted, within five (5) Business Days of the date hereof, to the Commissioner of Competition a request for an advance ruling certificate to be issued pursuant to Section 102 of the Competition Act (Canada) (the “Canadian Competition Act”).

(b) Each of Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall, in connection with the efforts referenced in Section 6.4(a) to obtain all requisite approvals and authorizations or expiration of waiting periods for the transactions contemplated by this Agreement under the HSR Act or any other Antitrust Law, use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; (ii) subject to applicable Law, furnish to the other Party as promptly as reasonably practicable all information required for any application or other filing to be made by the other party pursuant to any applicable Law in connection with the transactions contemplated by this Agreement; (iii) promptly notify the other Party of any substantive communication received by such party from, or given by such party to, the U.S. Federal Trade Commission (the “FTC”), the Antitrust Division of the Department of Justice (the “DOJ”) or any other U.S. or foreign Governmental Entity and of any substantive communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby and, subject to applicable Law, furnish the other party promptly with copies of all correspondence, filings and communications between them and the FTC, the DOJ, or any other Governmental Entity with respect to the transactions contemplated by this Agreement; (iv) respond as promptly as reasonably practicable to any inquiries received from, and supply as promptly as reasonably practicable any additional information or documentation that may be requested by the DOJ, FTC, or by any other Governmental Entity in respect of such registrations, declarations and filings or such transactions; and (v) permit the other Party to review any substantive communication given by it to, and consult with each other in advance, and consider in good faith the other Party’s reasonable comments in connection with, any communication, meeting or conference with, the FTC, the DOJ or any other Governmental Entity or, in connection with any proceeding by a private party, with any other Person. Parent may, with the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), withdraw the HSR Filing one or more times and shall refile on a date agreed upon between outside counsel for Parent and the Company. For purposes of this Agreement, “Antitrust Law” means the Sherman Antitrust Act of 1890, the Clayton Antitrust Act of 1914, the HSR Act, the Federal Trade Commission Act of 1914 and all other federal, state and foreign, if any, statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

(c) No Party shall independently participate in any substantive meeting or communication with any Governmental Entity in respect of any such filings, investigation or other inquiry relating to Section 6.4(a) or Section 6.4(b) without giving the other Parties sufficient prior notice of the meeting (to the extent reasonably practicable) and, to the extent permitted by such Governmental Entity, the opportunity to attend and/or participate in such substantive meeting or communication. Parent shall, and shall cause its HSR Affiliates and subsidiaries to, take any and all steps necessary to (x) resolve, avoid, or eliminate impediments or objections, if any, that may be asserted with respect to the transactions contemplated by this Agreement under any Antitrust Law or (y) avoid the entry of, effect the dissolution of, and have vacated, lifted, reversed or overturned, any decree, order or judgment issued pursuant to any Antitrust Law that would prevent, prohibit, restrict or materially delay the consummation of the Closing, so as to enable the Parties to consummate the Closing expeditiously (but in no event later than the End Date), including, but without limiting the foregoing, (i) proposing, negotiating, committing to and effecting, by consent decree, hold separate orders or otherwise, the sale, divesture, disposition, or license of any assets, properties, products, rights, services or businesses of Parent, Parent’s subsidiaries, Parent’s HSR Affiliates, or the Company or its subsidiaries or any interest therein and (ii) otherwise taking or committing to take actions that would limit Parent’s, Parent’s subsidiaries, Parent’s HSR Affiliates, or the Company’s or its subsidiaries’ freedom of action with respect to, or its or their ability to retain any assets, properties, products, rights, services or businesses of Parent, Parent’s subsidiaries, Parent’s HSR Affiliates, or the

Company or its subsidiaries or any interest or interests therein. Notwithstanding anything to the contrary herein or otherwise, in no event shall Parent, Parent’s subsidiaries or Parent’s HSR Affiliates be required to take any steps or actions (including any sale, divestiture, disposition, or license of any assets, properties, products, rights, services or businesses of Parent, Parent’s subsidiaries, the Company or the Company’s subsidiaries or, in each case, any interest therein) that, individually or in the aggregate, would represent or result in a loss of more than $80,500,000 of the recurring monthly revenues of Parent, Parent’s subsidiaries, the Company and the Company’s subsidiaries taken as a whole; provided, that, notwithstanding the foregoing, Parent, Parent’s subsidiaries and Parent’s HSR Affiliates shall not be required under any circumstances to, directly or indirectly, sell (or agree to sell), whether by merger, consolidation, operation of law, asset sale or license, sale of equity interests or otherwise, the Whole of the P1 Business. Parent and Merger Sub shall not be required to agree to any amendment to, or waiver under this Agreement. The Company shall, and shall cause its subsidiaries to, agree to make or effect any divestitures, dispositions, or licenses of any assets, properties, products, rights, services or businesses, or implement any other remedy, requirement, obligation, condition or restriction related to the conduct of it and its subsidiaries’ businesses (in each case solely to the extent implementation and effectiveness of such actions are contingent upon the Closing) pursuant to this Section 6.4(c) to resolve any Governmental Entity’s objections to or concerns about the transactions contemplated by this Agreement if and to the extent instructed in writing by Parent. For the avoidance of doubt, the Company shall not, and shall cause its subsidiaries not to, make or effect any divestitures, dispositions, or licenses of any assets, properties, products, rights, services or businesses, or agree to implement any other remedy, requirement, obligation, condition or restriction related to the conduct of it and its subsidiaries’ businesses pursuant to this Section 6.4(c), unless so instructed in writing by Parent in order to resolve any Governmental Entity’s objections to or concerns about the transactions contemplated by this Agreement. Notwithstanding anything to the contrary herein or otherwise, nothing in this Section 6.4 shall limit a Party’s right to validly terminate this Agreement pursuant to Section 8.1(b) or Section 8.1(c).

(d) Subject to the obligations under Section 6.4(c), in the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a Governmental Entity or private party challenging the Merger or any other transaction contemplated by this Agreement, or any other agreement contemplated hereby, (i) each of Parent, Merger Sub and the Company shall, and Parent shall cause each member of the Parent Group to, cooperate in all material respects with each other and use its respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement, and (ii) Parent and Merger Sub must defend, at their cost and expense, any action or actions, whether judicial or administrative, in connection with the transactions contemplated by this Agreement.

(e) Neither Parent nor Merger Sub nor any of their HSR Affiliates shall acquire or agree to acquire, by merging with or into or consolidating with, or by purchasing a portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets or equity interests, if the entering into of a definitive agreement relating to, or the consummation of such acquisition, merger or consolidation would reasonably be expected to: (i) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, any consents of any Governmental Entity necessary to consummate the transactions contemplated by this Agreement or the expiration or termination of any applicable waiting period; (ii) materially increase the risk of any Governmental Entity seeking or entering an order prohibiting the consummation of the transactions contemplated by this Agreement; or (iii) materially increase the risk of not being able to remove any such order on appeal or otherwise.

(f) Notwithstanding the foregoing, commercially and/or competitively sensitive information and materials of a Party will be provided to the other Party on an outside counsel-only basis while, to the extent feasible, making a version in which the commercial and/or competitively sensitive information has been redacted available to the other Party.

Section 6.5 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (a) any notice or other communication received by such Party from any Governmental Entity in connection with the Merger or the other transactions contemplated hereby or from any Person alleging that the consent of such Person is or may be required in connection with the Merger or the transactions contemplated herein, if the subject matter of such communication or the failure of such Party to obtain such consent could be material to the Company, the Surviving Corporation or Parent; (b) any actions, suits, claims, investigations or proceedings commenced or, to such Party’s knowledge, threatened against, relating to or involving or otherwise affecting such Party or any of its subsidiaries which relate to the Merger or the other transactions contemplated hereby; or (c) any change, condition or event (i) that to such Party’s knowledge renders or could reasonably be expected to render any representation or warranty of such Party set forth in this Agreement to be untrue or inaccurate in any material respect, or (ii) that results or could reasonably be expected to result in any failure of such Party to comply with or satisfy any covenant or agreement, in each case, that would reasonably be expected to result in any condition set forth in Section 7.2(a) or Section 7.2(b), with respect to the Company, or Section 7.3(a) or Section 7.3(b), with respect to Parent and Merger Sub, not being satisfied hereunder; provided that the delivery of any notice pursuant to this Section 6.5 shall not (i) cure any breach of, or non-compliance with, any other provision of this Agreement or (ii) limit the remedies available to the Party receiving such notice.

Section 6.6 Access to Information; Confidentiality.

(a) From the date hereof to the Effective Time or the earlier termination of this Agreement, upon reasonable prior written notice from Parent, the Company shall, and shall use its reasonable best efforts to cause its subsidiaries, officers, directors and employees to, afford Parent and its Representatives reasonable access, consistent with applicable Laws relating to the exchange of information, at normal business hours to the Company’s and its subsidiaries’ officers, employees, Representatives, properties, offices, and other facilities and to all Contracts, commitments, books, records, Tax Returns and any Tax documents or other written information that the Company or any of its subsidiaries receives or has received pursuant to a Tax sharing agreement, and shall furnish Parent reasonably promptly with all financial, operating and other data and information concerning its business and properties as Parent or its Representatives, may from time to time reasonably request (provided that Parent and its Representatives shall conduct any such activities in such a manner as not to interfere unreasonably with the business or operations of the Company).

(b) Notwithstanding the foregoing, any such investigation or consultation shall not include any environmental sampling or invasive environmental testing. Neither the Company nor any of its subsidiaries shall be required to provide access or to disclose information if the Company determines in good faith after consultation with counsel that such access or disclosure would violate an obligation of confidentiality pursuant to any binding agreement entered into prior to the date of this Agreement to which the Company or any of its subsidiaries is a party so long as the Company shall have used reasonable best efforts to obtain the consent of such third party to such access or disclosure, would violate or prejudice its rights or the rights of any of its officers, directors or employees, jeopardize any attorney-client privilege of the Company or any of its subsidiaries (provided that the Company will enter into a joint defense agreement with Parent if requested with respect to any such information), or contravene any applicable Law, rule, regulation, order, judgment or decree. All requests for information made pursuant to this Section 6.6(b) shall be directed to the executive officer or other Person designated by the Company.

(c) Each of Parent and Merger Sub will comply with the terms and conditions of the letter agreement, dated as of May 14, 2014, between the Company and Apollo Management VIII, L.P. (which agreement shall automatically terminate and be of no further force and effect upon the Closing, as amended, restated, supplemented or otherwise modified from time to time, the “Confidentiality Agreement”), and will hold and treat, and will cause their respective officers, employees, auditors and other representatives to hold and treat, in confidence all documents and information concerning the Company and its subsidiaries furnished to Parent or Merger Sub in connection with the transactions contemplated by this Agreement in accordance with the

Confidentiality Agreement, which Confidentiality Agreement shall remain in full force and effect each in accordance with its terms. The Company agrees that it will treat any documents and information concerning the Parent Related Parties furnished or otherwise made available to the Company, its subsidiaries or their respective Representatives in connection with the transactions contemplated by this Agreement that meet the definition of “Confidential Information” under the Confidentiality Agreement and as if the use and disclosure restrictions thereunder applied to the Company.

Section 6.7 Stock Exchange Delisting. Prior to the Closing Date, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of the New York Stock Exchange to enable the delisting by the Surviving Corporation of the Shares from the New York Stock Exchange as promptly as practicable after the Effective Time and the deregistration of the Shares under the Exchange Act at the Effective Time.

Section 6.8 Publicity. The initial press release regarding the Merger shall be a joint press release and, except in connection with an Acquisition Proposal or a Change of Recommendation if and to the extent permitted by this Agreement, thereafter the Company and Parent shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement and prior to making any filings with any third party and/or any Governmental Entity (including any national securities exchange or interdealer quotation service) with respect thereto, except as may be required by Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange or interdealer quotation service or by the request of any Governmental Entity, in each case, as determined in the good faith judgment of the Party proposing to make such release (in which case, such Party shall not issue or cause the publication of such press release or other public announcement without prior consultation with the other Party). Notwithstanding the foregoing, Parent, Merger Sub and their respective Affiliates may provide ordinary course communications regarding this Agreement and the transactions contemplated hereby to existing or prospective general and limited partners, equity holders, members, managers and investors of any Affiliates of such Person, in each case, who are subject to customary confidentiality restrictions.

Section 6.9 Employee Benefits.

(a) For a period of at least one year following the Effective Time, Parent shall provide, or shall cause the Surviving Corporation to provide, to each employee of the Company or its subsidiaries who continues to be employed by the Company or the Surviving Corporation or any subsidiary or Affiliate thereof (the “Continuing Employees”), (i) a salary, wage, target bonus opportunity and commissions opportunity that is substantially similar in the aggregate to the salary, wage, target bonus opportunity and commissions opportunity that was provided to such Continuing Employee immediately prior to the Effective Time and (ii) employee pension, welfare and other benefits (other than any equity-based compensation or benefits) that are substantially similar in the aggregate to the employee pension, welfare and other benefits (other than any equity-based compensation or benefits) provided to such Continuing Employee immediately prior to the Effective Time. For a period of at least one year following the Effective Time, Parent or one of its Affiliates shall maintain for the benefit of each Continuing Employee a severance or termination arrangement no less favorable than the severance or termination arrangement provided to such Continuing Employee immediately prior to the Effective Time. This Section 6.9(a) shall not apply to Continuing Employees whose terms and conditions of employment are governed by a collective bargaining agreement.

(b) Parent shall honor and assume, or shall cause to be honored and assumed, the terms of all Company Plans, subject to the amendment and termination provisions thereof.

(c) The Company, in consultation with Parent, may establish a cash-based bonus program in the aggregate amount of $1,000,000 to promote retention and to incentivize efforts to consummate the Closing (the

“Program”). Amounts under the Program shall be allocated among the employees of the Company and its subsidiaries identified (other than reporting executive officers of the Company), and in the amounts and on the terms determined by the Chief Executive Officer of the Company (or his designees). If a retention award or portion thereof under the Program is forfeited by a participant, the Chief Executive Officer of the Company (or his designees) may reallocate the award (or unpaid portion thereof) to existing employees or new hires of the Company and its subsidiaries.

(d) The Company will maintain any Company Plan that is an annual bonus plan as in effect on the date hereof and disclosed on Schedule 3.11(a) of the Company Disclosure Schedule (each, a “Bonus Plan”) and will pay such bonuses, if any, at such time as the Company has historically paid such bonuses. The amount of each bonus will be equal to the employee’s bonus entitlement as determined in accordance with the terms of the applicable Bonus Plan for the Company’s 2016 fiscal year, based on (A) the Company’s actual performance through the end of the Company’s 2016 fiscal year, provided that any one-time costs, expenses and charges solely attributable to the Merger shall be excluded in determining whether the applicable performance goals have been attained, and (B) any subjective or individual qualitative performance metrics shall be deemed attained at 100% of target levels.

(e) Parent shall (i) cause any pre-existing conditions or limitations and eligibility waiting periods under any group health plans of Parent or its Affiliates to be waived with respect to Continuing Employees and their eligible dependents, (ii) give each Continuing Employee credit for the plan year in which the Effective Time occurs towards applicable deductibles and annual out-of-pocket limits for medical expenses incurred prior to the Effective Time for which payment has been made and (iii) to the extent that it would not result in a duplication of benefits and to the extent that such service was recognized under a similar Company Plan, give each Continuing Employee service credit for such Continuing Employee’s employment with the Company for purposes of eligibility to participate and vesting credit (but excluding benefit accrual) under each applicable Parent benefit plan as if such service had been performed with Parent; provided that such recognition of service shall not apply (x) for purposes of any Parent benefit plan under which similarly situated employees of Parent and its subsidiaries do not receive credit for prior service, (y) to the extent it would result in a duplication of benefits or (z) for purposes of any plan or arrangement that is grandfathered or frozen, either with respect to the level of benefits or participation.

(f) If Parent determines that an event would trigger WARN Act obligations within sixty (60) days following the Effective Time, the Company or the Company’s subsidiaries shall, at Parent’s reasonable request, distribute WARN notices on Parent’s behalf to such employees as directed by Parent in a form prepared by Parent in compliance with the WARN Act.

(g) Nothing in this Agreement shall confer upon any Continuing Employee any right to continue in the employ or service of Parent, the Surviving Corporation or any Affiliate of Parent, or shall interfere with or restrict in any way the rights of Parent, the Surviving Corporation or any Affiliate of Parent, which rights are hereby expressly reserved, to discharge or terminate the services of any Continuing Employee at any time for any reason whatsoever, with or without cause. Notwithstanding any provision in this Agreement to the contrary, nothing in this Section 6.9 shall (i) be deemed or construed to be an amendment or other modification of any Benefit Plan, (ii) deemed or construed to establish any Benefit Plan, (iii) prevent or limit Parent, the Surviving Corporation or any Affiliate of Parent from amending or terminating any Benefit Plans in accordance with their terms, or (iv) create any third-party rights in any current or former service provider of the Company or its Affiliates (or any beneficiaries or dependents thereof).

Section 6.10 Directors’ and Officers’ Indemnification and Insurance.

(a) From and after the Effective Time, Parent shall cause the Surviving Corporation and the applicable subsidiaries of the Surviving Corporation to assume all obligations of the Company and its subsidiaries in respect of exculpation, indemnification and advancement of expenses for each individual who at the Effective Time is, or at any time prior to the Effective Time was, a director or officer of the Company or any subsidiary of the Company (each, an “Indemnified Party”), for acts or omissions occurring at or prior to the Effective Time as provided in the Company’s Certificate of Incorporation and Bylaws as in effect on the date of this Agreement. For a period of six (6) years from the Effective Time, the Surviving Corporation shall maintain, and Parent shall cause the Surviving Corporation to maintain, provisions of the Surviving Corporation’s certificate of incorporation and bylaws with respect to limitation of liabilities of directors and indemnification and advancement of expenses of officers and directors of the Company that are no less favorable to the Indemnified Parties than are set forth in the Company’s Certificate of Incorporation and Bylaws as in effect on the date of this Agreement, and shall not prior to the expiration of such period amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any Indemnified Party; provided, however, that all rights to indemnification in respect of any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative and whether formal or informal (each, a “Proceeding”) made within such six (6) year period shall continue until the disposition or resolution of such Proceeding in accordance with the Surviving Corporation’s certificate of incorporation and bylaws. Anything to the contrary in this Section 6.10 notwithstanding, any Person to whom an advancement of expenses is provided in connection with a Proceeding shall be required to provide, as a condition to such advancement, an undertaking to repay such advances if it is ultimately determined that such Indemnified Party is not entitled to indemnification in connection with such Proceeding. In the event of any such Proceeding (x) neither Parent nor the Surviving Corporation shall settle, compromise or consent to the entry of any judgment in any Proceeding in which indemnification could be sought by such Indemnified Party hereunder, unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising out of such Proceeding or such Indemnified Party otherwise consents (which consent shall not be unreasonably withheld, conditioned or delayed) in writing to such settlement, compromise or consent, and (y) the Surviving Corporation shall reasonably cooperate in the defense of any such matter. In the event any Proceeding is brought against any Indemnified Party and in which indemnification could be sought by such Indemnified Party under this Section 6.10, (i) the Surviving Corporation or Parent shall have the right, but not the obligation, to control the defense thereof after the Effective Time, (ii) each Indemnified Party shall be entitled to retain his or her own counsel, whether or not the Surviving Corporation shall elect to control the defense of any such Proceeding, (iii) the Surviving Corporation shall pay all reasonable fees and expenses of any counsel retained by an Indemnified Party reasonably promptly after statements therefor are received by the Surviving Corporation, whether or not the Surviving Corporation shall elect to control the defense of any such Proceeding, and (iv) no Indemnified Party shall be liable for any settlement effected without his or her prior express written consent (which consent shall not be unreasonably withheld, conditioned or delayed).

(b) Any Indemnified Party wishing to claim indemnification under Section 6.10, upon learning of any such Proceeding, shall promptly notify the Surviving Corporation thereof in writing, but the failure to so notify shall not relieve the Surviving Corporation of any liability it may have to such Indemnified Party except to the extent such failure materially prejudices the Surviving Corporation.

(c) Parent shall maintain, or shall cause the Surviving Corporation to maintain, at no expense to the beneficiaries, in effect for a period of six (6) years from the Effective Time either (i) the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company as disclosed on Schedule 6.10 of the Company Disclosure Schedule with respect to matters existing or occurring on or prior to the Effective Time or (ii) any other policies of directors’ and officers’ liability insurance and fiduciary liability insurance on terms and conditions providing benefits that are no less favorable (other than in any de minimis respect) as such policies of the Company disclosed on Schedule 6.10 of the Company Disclosure Schedule with respect to matters existing or occurring on or prior to the Effective Time; provided, however, that after the Effective Time, Parent and the Surviving Corporation shall not be required to pay in the aggregate for such coverage under each such policy more than 250% of the last annual premium paid by the Company prior to the date hereof in respect of the coverage required to be obtained pursuant hereto under each such policy, but in such case shall purchase as much coverage as reasonably practicable for such amount. At Parent’s option, Parent may, in lieu of maintaining or causing the Surviving Corporation to maintain the coverage provided in the immediately preceding sentence, direct the Company to purchase a six-year (6) prepaid “tail policy” to incept at the Effective Time at a cost not exceeding 250% of the last annual premium paid by the Company prior to the date hereof in respect of the current policies of the directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company as of the date hereof disclosed on Schedule 6.10 of the Company Disclosure Schedule on terms and conditions providing substantially equivalent benefits as such current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company with respect to claims arising from facts or events that occurred at or before the Effective Time, including the transactions contemplated hereby. In the event Parent elects to purchase such a “tail policy” in accordance with this Section 6.10(c) prior to the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) maintain such “tail policy” in full force and effect for such six (6)-year period. Parent agrees to cause the Surviving Corporation to honor and perform all indemnification agreements entered into by the Company or any of its subsidiaries with any Indemnified Party on the terms and conditions set forth therein and solely to the extent disclosed on Schedule 6.10 of the Company Disclosure Schedule.

(d) If Parent or the Surviving Corporation or any of their respective successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation shall assume all of the obligations set forth in this Section 6.10.

(e) The provisions of this Section 6.10 shall survive the Merger and, following the Effective Time, are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their heirs and representatives.

(f) The rights of the Indemnified Parties under this Section 6.10 shall be in addition to any rights such Indemnified Parties may have under the Certificate of Incorporation or Bylaws of the Company or the comparable governing instruments of any of its subsidiaries, or under any indemnification Contracts or applicable Laws. Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or its officers, directors and employees, it being understood that the indemnification provided for in this Section 6.10 is not prior to, or in substitution for, any such claims under any such policies.

Section 6.11 Treatment of Company Indebtedness.

(a) The Company shall use, or shall cause its applicable subsidiaries to use, commercially reasonable efforts to arrange for customary payoff letters and instruments of discharge providing for the payoff, discharge and termination on the Closing Date of all then-outstanding indebtedness of the Credit Facility (the “Debt Payoff Letters”) to be delivered to Parent no later than three (3) Business Days prior to the Closing Date, and shall deliver, or cause its applicable subsidiaries to deliver the Debt Payoff Letters in accordance with the terms of the Credit Facility to the holders of such indebtedness (provided that such prepayment and termination notices may be conditional on the occurrence of the Closing).

(b)

(i) Parent will be permitted to commence and conduct, in accordance with the terms of the applicable Indenture, offers to purchase, including any “Change of Control Offer” (as such term is defined in the applicable Indenture), or any exchange offer, and to conduct consent solicitations, if any (each, a “Debt Offer” and collectively, the “Debt Offers”), with respect to any or all of the outstanding aggregate principal amount of each series of the Company’s senior unsecured notes (the “Notes”) identified by Parent to the Company in writing prior to, on, or after the date hereof on terms that are acceptable to Parent; provided, that any such Debt Offer is consummated substantially simultaneously with or after the Closing using funds provided by Parent. Parent shall not be permitted to commence any applicable Debt Offer until Parent shall have provided the Company with the necessary offer to purchase, letter of transmittal or other related documents in connection with the Debt Offer (collectively, the “Debt Offer Documents”) a reasonable period of time in advance of commencing the applicable Debt Offer to allow the Company and its counsel to review and comment on such Debt Offer Documents. Parent will reasonably consult with the Company regarding the timing and commencement of any Debt Offer and any tender deadlines. The closing of the Debt Offers shall be expressly conditioned on the occurrence of the Closing, and the Parties shall use reasonable best efforts to cause the Debt Offers to close on the Closing Date; provided, that the consummation of a Debt Offer with respect to any series of Notes shall not be a condition to Closing. The Debt Offers shall be conducted in compliance with the applicable Indenture and applicable Law, including SEC rules and regulations, and the Company shall not be required to cooperate with respect to any Debt Offer that is not in compliance with the applicable Indenture and applicable Laws. Parent hereby covenants and agrees to provide (or to cause to be provided) immediately available funds to the Company for the full payment at the Effective Time of all Notes properly tendered and not withdrawn and any related consent payments to the extent required pursuant to the terms of the applicable Debt Offer. The Company shall, and shall cause its subsidiaries to, and shall use reasonable best efforts to cause their respective Representatives to, provide all reasonable cooperation reasonably requested by Parent in connection with the Debt Offer; provided, that nothing herein shall (x) require such cooperation to the extent it would unreasonably interfere with the business or operations of the Company and its subsidiaries, (y) require the Company or any of its subsidiaries to pay any fees or incur any other liability or obligation in connection with the Debt Offer or be required to bear any cost or expense or to pay any commitment or other similar fee or make any other payment or agree to provide any indemnity in connection with the Debt Offer or (z) require the Company or its counsel to provide any negative assurance letter with respect to any Debt Offer.

(ii) Subject to the receipt of the requisite consents, the Company shall execute a supplemental indenture to the indentures governing each series of Notes in accordance with the applicable indenture and identified by Parent to the Company in writing prior to, on, or after the date hereof (each, an “Indenture”), amending the terms and provisions of each such Indenture as described in the Debt Offer Documents as reasonably requested by Parent, which supplemental indenture shall become operative no earlier than the Effective Time, and shall use reasonable best efforts to cause the trustee under each such Indenture to enter into such supplemental indenture prior to or substantially simultaneously with the Closing; provided, however, that in no event shall the Company or any of its officers, directors or other Representatives have any obligation to authorize, adopt or execute any amendments or other agreement that would become effective prior to the Effective Time. The Company shall, and shall cause its subsidiaries to, and shall use reasonable best efforts to cause their respective Representatives to, provide all cooperation reasonably requested by Parent in connection with the execution of supplemental indentures; provided, that nothing herein shall require the Company or any of its subsidiaries to pay any fees or incur any other liability or obligation in connection with the Debt Offer or be required to bear any cost or expense or to pay any commitment or other similar fee or make any other payment or agree to provide any indemnity in connection with the Debt Offer. If requested by Parent, the Company’s counsel shall provide all customary legal opinions required in connection with the transactions contemplated by this Section 6.11 to the extent such legal opinion is required to be delivered prior to the Closing Date. Notwithstanding the foregoing, in no event shall the Company or its legal counsel be required to give an opinion with respect to a Debt Offer that in the opinion of the Company or its legal counsel does not comply with applicable Laws or the applicable Indenture, or an opinion with respect to financing by the Parent.

(iii) If requested by Parent in writing, in lieu of Parent commencing a Debt Offer for any series of Notes, the Company shall use its commercially reasonable efforts, to the extent permitted by such series of Notes and the applicable Indenture, to (A) substantially simultaneously with the Effective Time, issue a notice of optional redemption for all of the outstanding aggregate principal amount of such series of

Notes, pursuant to the redemption provisions of the applicable Indenture and (B) take any other actions at and after the Effective Time reasonably requested by Parent to facilitate the satisfaction and discharge of such series of Notes pursuant to the satisfaction and discharge provisions of the applicable Indenture and the other provisions of such Indenture applicable thereto; provided, that prior to the Company’s being required to take any of the actions described in clauses (A) and (B) above, Parent shall have, or shall have caused to be, deposited with the trustee under the applicable Indenture sufficient funds to effect such redemption and satisfaction and discharge. The redemption and satisfaction and discharge of any series of Notes pursuant to the preceding sentence are referred to collectively as the “Discharge” of such series of Notes. The Company shall, and shall cause its subsidiaries to, and shall use reasonable best efforts to cause their respective Representatives to, provide all reasonable cooperation reasonably requested by Parent in connection with the Discharge of any series of Notes identified to the Company by Parent in writing at any time; provided, that nothing herein shall require the Company or any of its subsidiaries to pay any fees or incur any other liability or obligation in connection with the Debt Offer or be required to bear any cost or expense or to pay any commitment or other similar fee or make any other payment or agree to provide any indemnity in connection with the Debt Offer.

(iv) Parent shall promptly, upon request by the Company, reimburse the Company following either the Closing or the termination of this Agreement for (A) all reasonable and documented out-of-pocket costs (including reasonable outside attorneys’ fees and expenses) to the extent incurred by the Company, any of the subsidiaries or their Representatives in connection with the Debt Offers or Discharge in respect of any series of Notes and (B) any out-of-pocket costs incurred by the Company, any of its subsidiaries or their Representatives to the trustee or its counsel pursuant to the applicable Indenture in connection with the Debt Offers or Discharge in respect of any series of Notes. Parent shall indemnify and hold harmless the Company and its subsidiaries and their respective Representatives from and against any and all losses suffered or incurred by them in connection with any action taken by them in connection with the performance of their respective obligations under this Section 6.11(b) (including any action taken in accordance with this Section 6.11(b)) except to the extent suffered or incurred as a result of the bad faith, gross negligence, willful misconduct or material breach of this Agreement by the Company or any of its subsidiaries or, in each case, their respective Affiliates and Representatives.

(v) At the written request of Parent, prior to the retirement of any Notes pursuant to this Section 6.11(b), the Company shall negotiate the contemporaneous unwind of interest rate swaps relating to the Notes.

Section 6.12 Parent Financing.

(a)

(i) Parent and Merger Sub shall use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange and consummate the Financing on the terms and conditions described in or contemplated by the Financing Commitments (including complying with any request exercising any “flex” provisions contained therein), including using reasonable best efforts to (i) maintain in effect the Financing Commitments, (ii) satisfy (or, if deemed advisable by Parent, to obtain the waiver of) on a timely basis all conditions to funding in the Third-Party Financing Commitments and such definitive agreements to be entered into pursuant thereto (including by consummating the Equity Financing at or prior to the Closing), (iii) negotiate and enter into definitive agreements with respect thereto on terms and conditions described in the Third-Party Financing Commitments (including any “flex” provisions contained therein) at or prior to the Closing or not less favorable to Parent or Merger Sub with respect to conditionality than the terms and conditions contained in the Third-Party Financing Commitments (including any “flex” provisions contained therein); provided, that, notwithstanding anything to the contrary, the documentation relating to the bridge loan facilities and the backstop facilities shall not be required until reasonably necessary in connection with the funding of the Debt Financing, (iv) enforce its rights under the Third-Party Financing Commitments and (v) in the event that all conditions in the Third-Party Financing Commitments have been satisfied or waived, cause the Persons providing Third-Party Financing to fund on the Closing Date the Third-Party Financing necessary to fund the Required Amount (after taking into account the Equity Financing and the Preferred Securities Financing). Parent shall obtain the Equity Financing contemplated by the Equity Financing Commitment upon satisfaction or waiver of the conditions to Closing in Section 7.1 and Section 7.2 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at the Closing). To the extent requested by the Company from time to time, Parent shall keep the Company informed on a reasonably current basis of the status of its efforts to arrange the Financing (or Alternative Financing) and Parent shall provide to the Company copies of the definitive agreements related to the Financing (or Alternative Financing).

(ii) In the event any portion of the Third-Party Financing becomes unavailable on the terms and conditions (including after giving effect to any “flex” provisions) contemplated in the Third-Party Financing Commitments for any reason, (A) Parent shall promptly notify the Company in writing and (B) Parent and Merger Sub shall use, and shall cause their respective subsidiaries to use, their reasonable best efforts to arrange to obtain alternative third-party financing from alternative sources in an amount, when added with the available portion of the Third-Party Financing and the Equity Financing, sufficient to fund the Required Amount (the “Alternative Financing”) as promptly as practicable following the occurrence of such event, which would not involve terms and conditions that are materially less beneficial to Parent or Merger Sub. As applicable, the term “Financing Commitments”, “Third-Party Financing Commitments”, “Financing” or “Third-Party Financing” shall include any Alternative Financing. As of the date of the entry into any such Alternative Financing, no event shall have occurred which, with or without notice, lapse of time or both, would reasonably be expected to constitute an event of default or material breach on the part of Parent or Merger Sub or, to the knowledge of Parent or Merger Sub, any other party thereto under the Existing Parent Credit Agreements. In furtherance of, and not in limitation of, the foregoing, in the event that any portion of the Debt Financing becomes unavailable, regardless of the reason therefor, but (i) any bridge facilities contemplated by the Debt Financing Commitments (or alternative bridge facilities obtained in accordance with this Section 6.12(a)) are available, (ii) all conditions in the Debt Financing Commitments have been satisfied or waived and (iii) the conditions precedent set forth in Section 7.1 and Section 7.2 have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at Closing), then Parent shall use reasonable best efforts to cause the proceeds of such bridge financing to be used in lieu of such contemplated Debt Financing as promptly as practicable.

(iii) Without limiting the generality of the foregoing, Parent shall promptly notify the Company in writing (A) if there exists any material breach, material default, repudiation, cancellation or termination by any party to the Financing Commitments (or any event or circumstance that, with or without notice, lapse of time or both, could reasonably be expected to give rise to any material breach, material default, repudiation, cancellation or termination) of which Parent becomes aware, (B) of the receipt by Parent or Merger Sub of any written notice or other written communication from any financing source with respect to any (I) actual material breach, default, repudiation, cancellation or termination by any party to the Financing Commitments or (II) material dispute or disagreement between Parent and any financing source related to the Financing or (C) if for any reason Parent, Merger Sub or any Guarantor believes in good faith that there is a reasonable possibility that it will not be able to obtain all or any portion of the Financing on the terms, in the manner contemplated by the Financing Commitments. As soon as reasonably practicable, (x) Parent shall provide any information reasonably requested by the Company relating to any circumstance referred to in clause (A), (B) or (C) of the immediately preceding sentence.

(iv) Parent, Merger Sub and the Guarantors shall not (without the prior written consent of the Company) consent or agree to any amendment, replacement, supplement or modification to, or any waiver of any provision under, the Financing Commitment or the definitive agreements relating to the Financing if such amendment, replacement, supplement, modification or waiver (1) decreases the aggregate amount of the Financing to an amount that would be less than the Required Amount unless the Third-Party Financing or Equity Financing is increased by a corresponding amount, (2) imposes new or additional conditions or otherwise expands, amends or modifies any of the conditions to the receipt of the Financing, in the case of this clause (2), in a manner that would reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement or (3) adversely impacts the ability of Parent or Merger Sub to enforce its rights against the other parties to the Financing Commitments. Parent shall furnish to the Company a copy of any amendment, modification, waiver or consent of or relating to the Financing Commitments or the definitive agreements relating to the Financing promptly upon execution thereof. Notwithstanding anything to the contrary, for the avoidance of doubt, Parent and/or Merger Sub may amend, replace, supplement and/or modify the Third-Party Financing Commitments to add lenders, lead arrangers, bookrunners, syndication agents, commitment parties, purchasers or similar entities as parties thereto who had not executed the Third-Party Financing Commitments as of the date hereof. Upon any amendment, supplement or modification of the Financing Commitments made in compliance with this Section 6.12(a) or the definitive agreements relating to the Financing, Parent shall provide a copy thereof to the Company and the term “Financing Commitments”, “Third-Party Financing Commitments”, “Financing” or “Third-Party Financing” shall mean the Financing Commitments as so amended, replaced, supplemented or modified, including any Alternative Financing.

(v) Notwithstanding the foregoing, compliance by Parent with this Section 6.12 shall not relieve Parent or Merger Sub of its obligation to consummate the transactions contemplated by this Agreement whether or not the Financing is available and each of Parent and Merger Sub acknowledges that this Agreement and the transactions contemplated hereby are not contingent on Parent or Merger Sub’s ability to obtain the Financing (or any Alternative Financing) or any specific term with respect to such financing.

(vi) Parent shall furnish to the Company a copy of a certificate of a responsible officer of Parent, dated as of the date hereof, that is delivered to each of the administrative agents under the Existing Parent Credit Agreements pursuant to the second paragraph of the definition of “Pro Forma Basis” therefor.

(vii) Notwithstanding anything to the contrary in this Agreement, nothing contained in this Section 6.12 shall require, and in no event shall the reasonable best efforts of Parent and Merger Sub be deemed or construed to require, Parent or Merger Sub to (i) seek the Equity Financing from any source other than the Equity Investors counterparty to, or in any amount in excess of that contemplated by, the Equity Financing Commitment or (ii) pay any material fees in excess of those contemplated by the Equity Financing Commitment or the Third-Party Financing Commitments (including any “flex” provisions contained therein).

(viii) Notwithstanding anything to the contrary in this Agreement, Parent may enter discussions regarding, and may enter into arrangements and agreements relating to the Equity Financing to add other equity providers, so long as in respect of any such arrangements and agreements, the following conditions are met: (i) the aggregate amount of the Equity Financing is not reduced; (ii) the arrangements and agreements, in the aggregate, would not be reasonably likely to delay, impede or prevent the Closing; and (iii) the arrangements and agreements would not diminish or release the pre-closing obligations of the parties to the Equity Financing Commitment, adversely affect the rights of Parent to enforce its rights against the other parties to the Equity Financing Commitment, or otherwise constitute a waiver or reduction of Parent’s rights under the Equity Financing Commitment.

(b) Prior to the Closing, the Company shall use its reasonable best efforts to provide to Parent and Merger Sub, and shall cause its subsidiaries to use reasonable best efforts to provide to Parent and Merger Sub, at Parent’s sole cost and expense all reasonable cooperation reasonably requested by Parent that is customary in connection with the Financing; provided that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company and its subsidiaries, including using reasonable best efforts to take the following actions:

(i) as promptly as reasonably practicable, (A) furnishing Parent with the Required Information; provided that the Company shall not be obligated to provide (i) information regarding any post-Closing or pro forma cost savings, synergies, capitalization, ownership or other post-Closing pro forma adjustments desired to be incorporated into any information used in connection with the Third-Party Financing or (ii) (1) a description of the Financing, including any “description of notes,” or other information customarily provided by the financing sources or their counsel, (2) risk factors solely relating to all or any component of the Financing or (3) financial statements or other information (including segment reporting and consolidating and other financial statements and data) required by Rules 3-10 or 3-16 of Regulation S-X, Compensation Discussion and Analysis otherwise required by Regulation S-K Item 402(b) or other information customarily excluded from a Rule 144A offering memorandum; and (B) informing Parent if the Company or its subsidiaries shall have actual knowledge of any facts that would likely require the restatement of such financial statements for such financial statements to comply with GAAP;

(ii) assisting in preparation for and participating in marketing efforts (including a reasonable and limited number of meetings and calls) and a reasonable number of presentations, road shows, due diligence sessions (including accounting due diligence sessions), sessions with rating agencies and sessions with prospective lenders and investors and commitment parties and purchasers, in each case in connection with the Third-Party Financing at reasonable times and locations mutually agreed, and assisting Parent in obtaining ratings as contemplated by the Third-Party Financing;

(iii) obtaining customary auditors consents and reports and customary comfort letters of independent accountants (including customary change period “negative assurance” comfort), as reasonably requested by Parent as necessary or customary for financings similar to the Debt Financing (including any offering or private placement of debt securities pursuant to Rule 144A under the Securities Act);

(iv) assisting Parent in the preparation by Parent and the debt financing arrangers of (A) any offering documents, private placement memoranda, bank information memoranda, prospectuses and similar documents for any of the Debt Financing, including reviewing and commenting on Parent’s draft of a business description of the Company and “Management’s Discussion and Analysis” of the Company’s financial statements to be included in the offering documents and marketing materials contemplated by the Debt Financing; provided that no private placement memoranda or prospectuses in relation to high-yield debt or equity securities will be issued by the Company or any of its subsidiaries; provided, further, that any such memoranda or prospectuses that includes disclosure and financial statements with respect to the Company shall only reflect the Surviving Corporation and/or its subsidiaries as the obligor(s); and (B) materials for rating agency presentations;

(v) executing and delivering (or assisting in the execution and delivery of), as of the Closing, any pledge and security documents, other definitive financing documents or other certificates or documents as may be reasonably requested by Parent (provided that (A) none of the documents or certificates shall be executed and/or delivered except in connection with the Closing, (B) the effectiveness thereof shall be conditioned upon, or become operative after, the occurrence of the Closing and (C) no liability shall be imposed on the Company, any of its subsidiaries, or any of their respective officers or employees involved) and otherwise facilitating the pledging of collateral (including cooperation in connection with the pay-off of existing indebtedness to the extent contemplated by this Agreement and the release of related Liens and termination of security interests);

(vi) at least three (3) Business Days prior to the Closing Date, providing information regarding the Company and its subsidiaries reasonably required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act of 2001 to the extent requested in writing at least eight (8) Business Days prior to the Closing Date;

(vii) using reasonable best efforts to assist Parent and Merger Sub in the preparation of pro forma financial information and pro forma financial statements by Parent and Merger Sub to the extent required by Parent’s financing sources to be included in any offering documents pursuant to Section 3 of Exhibit F of the Debt Commitment Letter; provided, for the avoidance of doubt, that the Company shall not be required to provide any information or assistance relating to (A) the proposed aggregate amount of debt and equity financing, together with assumed interest rates, dividends (if any) and fees and expenses relating to the incurrence of such debt or equity financing, (B) any post-Closing or pro forma cost savings, synergies, capitalization, ownership or other pro forma adjustments desired to be incorporated into any information used in connection with the Debt Financing, or (C) any financial information related to Parent or any of its subsidiaries (including, for the avoidance of doubt, any pending or completed acquisition or disposition of a subsidiary or business by such issuer or borrower) or any adjustments that are not directly related to the acquisition of the Company by Parent;

(viii) providing appropriate representations in connection with the preparation of financial statements and other financial data of the Company and its subsidiaries;

(ix) to the extent currently prepared by the Company, using reasonable best efforts to provide monthly financial statements consistent with the Company’s past practice within fifteen (15) days of the end of each month prior to the Closing Date; and

(x) taking all corporate actions, subject to the occurrence of the Closing, reasonably requested by Parent that are necessary or customary to permit the consummation of the Third-Party Financing.

Notwithstanding the foregoing, (x) nothing in this Section 6.12 shall require such cooperation to the extent it would unreasonably interfere with the business or operations of the Company and its subsidiaries, (y) none of the Company or any of its subsidiaries shall be required to pay any commitment or other fee or incur any other liability or obligation in connection with the Third-Party Financing contemplated by the Third-Party Financing Commitments or be required to bear any cost or expense or to pay any commitment or other similar fee or make any other payment or agree to provide any indemnity in connection with the Third-Party Financing or any of the foregoing prior to the Effective Time, and (z) nothing in this Section 6.12 shall require any action that would conflict with or violate the Company’s or any subsidiaries’ organizational documents or any Laws or result in, prior to the Effective Time, the contravention of, or that would reasonably be expected to result in, prior to the Effective Time, a violation or breach of, or default under, any Contract to which the Company or its subsidiaries is a party if such action would reasonably be expected to have a material adverse effect on the Company and its subsidiaries. For the avoidance of doubt, none of the Company or its subsidiaries or their respective officers, directors (with respect to any subsidiary of the Company) or employees shall be required to execute or enter into or perform any agreement with respect to the Third-Party Financing contemplated by the Third-Party Financing Commitments that is not contingent upon the Closing or that would be effective prior to the Closing and no directors of the Company, acting in such capacity, shall be required to execute or enter into or perform any agreement with respect to the Third-Party Financing.

(c) Parent (i) shall promptly, upon request by the Company, reimburse the Company following either the Closing or the termination of this Agreement for all reasonable and documented out-of-pocket costs (including (A) reasonable outside attorneys’ fees and (B) fees and expenses of the Company’s accounting firms engaged to assist in connection with the Financing, including performing additional requested procedures, reviewing any offering documents, participating in any meetings and providing any comfort letters) to the extent incurred by the Company, any of the subsidiaries or their Representatives in connection with the cooperation of the Company and its subsidiaries contemplated by this Section 6.12, (ii) acknowledges and agrees that, except for obligations of the subsidiaries from and after the Closing, Company, its subsidiaries and their respective

Representatives shall not have any responsibility for, or incur any liability to any Person under any arrangement with respect to the Financing that Parent or Merger Sub may request in connection with the transactions contemplated by this Agreement and (iii) shall indemnify and hold harmless the Company and its subsidiaries and their respective Representatives from and against any and all losses suffered or incurred by them in connection with the arrangement of the Third-Party Financing and the performance of their respective obligations under this Section 6.12 (including any action taken in accordance with this Section 6.12) and any information utilized in connection therewith, in each case, except to the extent suffered or incurred as a result of the bad faith, gross negligence, willful misconduct or material breach of this Agreement by the Company or any of its subsidiaries or, in each case, their respective Affiliates and Representatives.

(d) The Company hereby consents to the use of the logos of the Company and its subsidiaries by (i) Parent, Merger Sub and their respective licensees and (ii) the Guarantors, the Equity Investors and any lenders, lead arrangers, bookrunners, syndication agents, commitment parties, purchasers, other equity or debt providers or similar entities involved in the Financing, in each case, in connection with the Financing; provided, that Parent and Merger Sub shall ensure that such logos are used by the above permitted parties solely in a manner that is not intended, or that is not reasonably likely, to harm or disparage the Company or the Company’s reputation or goodwill.

(e) The Company shall, and shall cause its subsidiaries to, use reasonable best efforts to update any Required Information provided to Parent as may be necessary so that such Required Information (i) is Compliant, (ii) meets the applicable requirements set forth in the definition of “Required Information” and (iii) would not, after giving effect to such update(s), cause the Marketing Period to cease pursuant to clause (A) or (B) of the proviso included in the definition of “Marketing Period.” For the avoidance of doubt, Parent may, to most effectively access the financing markets, require the cooperation of the Company and its subsidiaries under this Section 6.12 at any time, and from time to time and on multiple occasions, between the date hereof and the Closing, including by keeping current the Required Information and providing any supplements to Parent so that Parent may most effectively access the financing markets. The Company agrees to (A) file all reports on Form 10-K and Form 10-Q and Form 8-K (to the extent required to include financial information pursuant to Item 9.01 thereof) and (B) use its reasonable best efforts to file all other Forms 8-K, in each case required to be filed with the SEC pursuant to the Exchange Act prior to the Closing Date in accordance with the periods required by the Exchange Act.

Section 6.13 Takeover Statutes. The Company shall not, and shall cause its subsidiaries not to, take any action that would, or would reasonably be expected to, cause any Takeover Law to become applicable to this Agreement, the Merger or any of the transactions contemplated hereby. If any Takeover Law is or may become applicable to the Merger or the other transactions contemplated by this Agreement, each of the Company and Parent and the members of their respective Boards of Directors shall grant such approvals and shall use reasonable best efforts to take such actions so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions. Nothing in this Section 6.13 shall be construed to permit Parent or Merger Sub to do any act that would constitute a violation or breach of, or as a waiver of any of the Company’s rights under, any other provision of this Agreement.

Section 6.14 Transaction Litigation. In the event that any stockholder litigation related to this Agreement, the Merger or the other transactions contemplated by this Agreement is brought, or threatened in writing to be brought, against the Company, its officers or any members of its Board of Directors after the date of this Agreement and prior to the Effective Time (the “Transaction Litigation”), the Company shall promptly (and in any event within two (2) Business Days) notify Parent of any such Transaction Litigation and shall keep Parent reasonably informed with respect to the status thereof, including, by promptly (and in any event within two (2) Business Days) providing Parent copies of all proceedings and correspondence relating to such Transaction Litigation. The Company shall give Parent the opportunity to participate in the defense or settlement of any Transaction Litigation and shall consider in good faith Parent’s advice with respect to such Transaction

Litigation. The Company shall not settle or agree to settle any Transaction Litigation, or take any action to settle in response to such Transaction Litigation, without Parent’s prior written consent.

Section 6.15 Obligations of Merger Sub. Parent shall take all action necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations under this Agreement, the Financing Commitments and any Alternative Financing.

Section 6.16 Rule 16b-3. Prior to the Effective Time, the Company shall be permitted to take such steps as may be reasonably necessary or advisable hereto to cause any dispositions of Company equity securities (including derivative securities) pursuant to the transactions contemplated by this Agreement by each individual (including any Person who is deemed to be a “director by deputization” under applicable securities Laws) who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 6.17 Specified Efforts. The Parties agree to cooperate with each other and use (and cause their respective subsidiaries and Affiliates to use) their respective commercially reasonable efforts, prior to the Effective Time, to take, or to cause to be taken, the actions described on Schedule 6.17 of the Company Disclosure Schedule; provided, that no Party will be required to make any payments, incur any liability, or offer or grant any accommodation (financial or otherwise) to any third party in connection with obtaining any Contractual consent or providing notice to or the approval of any Governmental Entity pursuant to this Section 6.17; provided, further, for the avoidance of doubt, the obtainment of any Contractual consent or providing notice to or obtaining the approval of any Governmental Entity pursuant to this Section 6.17 shall not be a condition to the Closing. Notwithstanding the immediately preceding sentence, this Section 6.17 shall neither apply to nor have any effect upon the obligations of the Parties pursuant to Section 6.4.

ARTICLE VII

CONDITIONS OF MERGER

Section 7.1 Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each Party to effect the Merger shall be subject to the satisfaction (or waiver by Parent and the Company) at or prior to the Effective Time of the following conditions:

(a) Stockholder Approval. The Company Requisite Vote shall have been obtained;

(b) Orders. No Law, injunction or other order (whether temporary, preliminary or permanent) shall have been enacted, entered, promulgated or enforced by any Governmental Entity of competent jurisdiction which prohibits, restrains, enjoins or otherwise makes illegal the consummation of the Merger and shall remain in effect; and

(c) Antitrust Consents. (i) The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been earlier terminated and any required approvals thereunder shall have been obtained and (ii) Competition Act Approval shall have been obtained.

Section 7.2 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger shall be further subject to the satisfaction (or waiver by Parent) at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties. Each of the representations and warranties of the Company set forth in (i) Section 3.3(a), Section 3.9(b), the first two sentences of Section 3.3(b) and Section 3.3(c)(i) shall be true and correct in all respects (except with respect to the representations and warranties in Section 3.3(a), the first two sentences of Section 3.3(b) and Section 3.3(c)(i) for any failure to be so true and correct that is de minimis in nature), both when made and at and as of the Effective Time as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such specified date), (ii) Section 3.1, Section 3.3(d), Section 3.4, Section 3.19, Section 3.20 and Section 3.21 shall be true and correct in all material respects (without giving effect to any “materiality,” “Material Adverse Effect” or similar qualifiers contained in any such representations and warranties), both when made and at and as of the Effective Time as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such specified date), (iii) Section 3.5, Section 3.6(a) and Section 3.10 shall be true and correct in all respects (without giving effect to any “materiality,” “Material Adverse Effect” or similar qualifiers contained in any such representations and warranties), both when made and at and as of the Effective Time as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such specified date), except where the failures of any such representations and warranties to be so true and correct, individually or in the aggregate, would not reasonably be expected to have (A) a Material Adverse Effect or (B) a Transaction Material Adverse Effect and (iv) the other provisions of Article III shall be true and correct in all respects (without giving effect to any “materiality,” “Material Adverse Effect” or similar qualifiers contained in any such representations and warranties), both when made and at and as of the Effective Time as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such specified date), except where the failures of any such representations and warranties to be so true and correct, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect (provided, that, for the avoidance of doubt, a Tax liability (or reduction in Tax attributes) of the Company or its subsidiaries with respect to any item listed on Schedule 3.15(c) of the Company Disclosure Schedule shall not cause the representations and warranties in Section 3.15(a)(B) to not be true and correct, unless such Tax liability (or reduction in Tax attributes) exceeds the amount listed on Schedule 3.15(a)(B) of the Company Disclosure Schedule with respect to the relevant item, in which case only the Tax liability (or reduction in Tax attributes) in excess of such amount shall be taken into account in determining whether the failure of such representations and warranties to be true and correct, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect;

(b) Performance of Obligations of the Company. The Company shall have performed or complied in all material respects with the obligations, and performed or complied in all material respects with the agreements and covenants, required to be performed by, or complied with by, it under this Agreement at or prior to the Effective Time; provided, that the Company shall have performed and complied, and shall have caused its subsidiaries to have performed and complied (as applicable), in all respects with the obligations, covenants and agreements set forth in Section 5.1(b)(ix);

(c) Material Adverse Effect. Since the date of this Agreement, there shall not have been, nor shall there be, any Material Adverse Effect;

(d) Certificate. Parent shall have received a certificate of an executive officer of the Company, certifying that the conditions set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(c) have been satisfied; and

(e) Debt Repayment. No later than three (3) Business Days prior to the Closing Date, Parent shall have received the Debt Payoff Letters.

Section 7.3 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger shall be further subject to the satisfaction (or waiver by the Company) at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties. Each of the representations and warranties of Parent and Merger Sub set forth in (i) Section 4.1 and Section 4.2 shall be true and correct in all material respects (without giving effect to any “materiality,” “Material Adverse Effect” or similar qualifiers contained in any such representations and warranties), both when made and at and as of the Effective Time as though made on and as of such date (except to the extent that such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such specified date) and (ii) the other provisions of Article IV shall be true and correct, both when made and at and as of the Effective Time as though made on and as of such date (except to the extent that any such representation or warranty expressly is made as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of any such representations and warranties to be true and correct, individually or in the aggregate, would not reasonably be expected to prevent, materially delay or have a material adverse effect on the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement (“Parent Material Adverse Effect”);

(b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed or complied in all material respects the obligations, and performed or complied in all material respects with the agreements and covenants, required to be performed by or complied with by it under this Agreement at or prior to the Closing Date; and

(c) Certificate. The Company shall have received a certificate of an executive officer of Parent, certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.

Section 7.4 Frustration of Closing Conditions. Neither the Company nor Parent may rely, either as a basis for not consummating the Merger or terminating this Agreement and abandoning the Merger, on the failure of any condition set forth in Section 7.1, Section 7.2 or Section 7.3, as the case may be, to be satisfied if such failure was primarily caused by such Party’s breach in any material respect of any provision of this Agreement.

ARTICLE VIII

TERMINATION

Section 8.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding the Company Requisite Vote having been obtained:

(a) by mutual written consent of Parent, Merger Sub and the Company;

(b) by Parent or the Company if any court or other Governmental Entity of competent jurisdiction shall have issued an order, decree, ruling, judgment or injunction, or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger and such order, decree, ruling, judgment, injunction or other action is or shall have become final and non-appealable; provided that the Party seeking to terminate this Agreement pursuant to this Section 8.1(b) shall have used such standard of efforts to the extent required by and subject to Section 6.4 to prevent, oppose and remove such restraint, injunction or other prohibition;

(c) by either Parent or the Company if the Effective Time shall not have occurred on or before 5:00 p.m. (New York City time) on July 14, 2016 (as such date may be extended pursuant to this Agreement, the “End Date”); provided, that (x) upon a Second Request Event, the End Date shall automatically and without the need for any further action by any Person become 5:00 p.m. (New York City time) on November 14, 2016 and (y) in each case, in the event the Marketing Period has commenced but has not yet been completed at the time of the End Date, the End Date may be extended by Parent in its sole discretion by providing written notice thereof to the Company at least one (1) Business Day prior to the original End Date until three (3) Business Days after the final date of the Marketing Period but no more than sixteen (16) Business Days after the original End Date; provided, further, that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to the Party seeking to terminate if such Party (or, in the case of Parent, Merger Sub) is in breach of, or has breached, in any material respect, any of its obligations under this Agreement required to be performed at or prior to the Effective Time, where such breach has been the primary cause of the failure of the Effective Time to occur on or before the End Date;

(d) by written notice from the Company:

(i) if there shall have been a material breach of or material failure to perform any representation, warranty, covenant or agreement on the part of Parent or Merger Sub contained in this Agreement, or any such representation or warranty shall be untrue in any material respect, which breach, failure to perform or failure to be true, individually or in the aggregate, would result in a condition set forth in Section 7.3(a) or Section 7.3(b) not being satisfied and, in either such case, such breach or failure is not cured prior to the earlier of (A) thirty (30) Business Days after written notice thereof is given by the Company to Parent, which written notice shall state in reasonable detail the nature of such breach and the basis for such condition not being satisfied and (B) the End Date; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(d)(i) if the Company is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement;

(ii) prior to obtaining the Company Requisite Vote, in order to enter into a definitive agreement with respect to a Superior Proposal subject to the terms and conditions of, Section 6.1(d);

(e) by written notice from Parent if:

(i) there shall have been a material breach of or material failure to perform any representation, warranty, covenant or agreement on the part of the Company contained in this Agreement, or any such representation or warranty shall be untrue in any material respect, which breach, failure to perform or failure to be true, individually or in the aggregate, would result in a condition set forth in Section 7.2(a) or Section 7.2(b) not being satisfied and, in either such case, such breach or failure is not cured prior to the earlier of (A) thirty (30) Business Days after written notice thereof is given by Parent to the Company, which written notice shall state in reasonable detail the nature of such breach and the basis for such condition not being satisfied and (B) the End Date; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(e)(i) if Parent or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement;

(ii) (x) the Board of Directors of the Company (or a committee thereof) (A) shall have made, prior to obtaining the Company Requisite Vote, a Change of Recommendation in a manner adverse to Parent or Merger Sub, (B) shall have failed to recommend against any Acquisition Proposal that is a tender offer or exchange offer that is subject to Regulation 14D under the Exchange Act in a Solicitation/Recommendation Statement on Schedule 14D-9 or shall have failed to expressly publicly reaffirm the Recommendation in such disclosure within ten (10) Business Days after the commencement of such Acquisition Proposal (it being understood and agreed that a customary “stop, look and listen” communication by the Board of Directors of the Company to the stockholders of the Company in accordance with Rule 14d-9(f) of the Exchange Act, or any similar communication to the stockholders of the Company in connection with the commencement of a tender offer or exchange offer, shall not in and of itself be deemed to constitute a Change of Recommendation and shall not be required to include a public reaffirmation), (C) shall have failed to include the Recommendation in the Proxy Statement or shall have otherwise publicly (or through a communication to one or more stockholders (other than directors or officers of the Company and its subsidiaries, solely in their capacity as such)) modified, changed, qualified or withheld the Recommendation in a manner adverse to Parent, (D) shall have publicly (or through a communication to one or more stockholders (other than directors or officers of the Company and its subsidiaries, solely in their capacity as such)) approved, recommended, endorsed or declared advisable, or proposed publicly (or through a communication to one or more stockholders (other than directors or officers of the Company and its subsidiaries, solely in their capacity as such)) to approve, recommend, endorse or declare advisable, prior to obtaining the Company Requisite Vote, any Acquisition Proposal with a Person other than Parent or Merger Sub, (E) shall have failed to reaffirm the Recommendation in accordance with Section 6.3 and the Board of Directors of the Company (or committee thereof) does not cure such failure within five (5) Business Days after Parent’s request for such reaffirmation pursuant to Section 6.3 (or, if the Stockholders Meeting is scheduled to occur within five (5) Business Days of such request, within one (1) Business Day of such request, and in any case, before the stockholder vote on the adoption of this Agreement is taken at the Stockholders Meeting), (F) shall have authorized the Company or any of its subsidiaries to enter into any agreement, arrangement or understanding with respect to an Acquisition Proposal (other than an Acceptable Confidentiality Agreement), or required the Company to abandon or terminate or fail to consummate the Merger or (G) shall have formally resolved to effect or publicly announced an intention to effect any of the foregoing, prior to obtaining the Company Requisite Vote or (y) the Company or any of its subsidiaries shall have committed a Willful Breach of Section 6.1;

(f) by either Parent or the Company if the Company Requisite Vote shall not have been obtained at the Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof, in each case, at which a vote on the adoption of this Agreement was taken; or

(g) by the Company, if (i) Parent is required to consummate the Closing pursuant to Section 1.2, (ii) Parent and Merger Sub fail to consummate the Merger within three (3) Business Days of the first date (the “First Date”) on which Parent and Merger Sub are required to consummate the Closing pursuant to Section 1.2, (iii) the Company has provided irrevocable written notice to Parent at least one (1) Business Day prior to the First Date confirming that it stands ready, willing and able to consummate the Merger and the other transactions contemplated hereby and (iv) at all times during such three (3) Business Day period described in clause (ii), the Company stood ready, willing and able to consummate the Merger and the other transactions contemplated hereby.

Section 8.2 Effect of Termination.

(a) Notwithstanding anything to the contrary in this Agreement, in the event of the valid termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void and of no effect and there shall be no liability or obligation on the part of any Party hereto (or any direct or indirect equity holder, stockholder, partner, controlling person, member, manager, director, officer, employee, Affiliate or Representative of such Party or such Party’s Affiliates or any of the foregoing’s successors and assigns), except, subject in all respects to this Section 8.2, Section 9.12 and Section 9.16 (including, in each case, the limitations set forth therein), as provided in Section 6.6(c), Section 6.8, Section 6.11(b)(iv), Section 6.12(c), this Section 8.2, Section 8.3 and Article IX, which shall survive such valid termination, in each case, in accordance with its terms and conditions; provided that, subject in all respects to this Section 8.2, Section 9.12 and Section 9.16 (including, in each case, the limitations set forth therein), (i) nothing herein shall relieve any Party hereto of any liability for damages resulting from such Party’s fraud prior to such valid termination and (ii) nothing herein shall relieve the Company of any liability for damages resulting from the Company’s or any of its subsidiaries’ Willful Breach prior to such valid termination (which, in the case of each of clauses (i) and (ii), the Parties acknowledge and agree shall not be limited to reimbursement of expenses or out-of-pocket costs, and in the case of any damages sought by the non-breaching Party, including for any Willful Breach, such damages shall include the benefit of the bargain lost by such non-beaching party, taking into consideration relevant matters including opportunity costs and the time value of money); provided, however, that in no event will the Parent Related Parties have any liability for monetary damages (including damages for fraud, monetary damages in lieu of specific performance or otherwise) in the aggregate in excess of the amount of the Parent Termination Fee and subject in all respects to the limitations set forth in Section 8.2(g); provided, that the Parties acknowledge and agree that the immediately preceding proviso shall not apply to claims, if any, against any Person that is party to and solely pursuant to the terms and conditions of, the Confidentiality Agreement or any Specified Commercial Matter, as applicable. The Parties acknowledge and agree that nothing in this Section 8.2 shall be deemed to affect their right to specific performance in accordance with the terms and conditions set forth in Section 9.12.

(b) In the event that:

(i) this Agreement is validly terminated by the Company pursuant to Section 8.1(d)(ii) or by Parent pursuant to Section 8.1(e)(ii), then the Company shall pay the Company Termination Payment to Parent (or one or more of its designees), at or prior to the time of termination in the case of a termination pursuant to Section 8.1(d)(ii) or as promptly as reasonably practicable in the case of a termination pursuant to Section 8.1(e)(ii) (and, in any event, within two (2) Business Days following such termination), payable by wire transfer of immediately available funds.

(ii) this Agreement is validly terminated by either Parent or the Company pursuant to Section 8.1(f) or Section 8.1(c) or by Parent pursuant to Section 8.1(e)(i) and (A) at any time after the date of this Agreement and prior to the taking of the Company Requisite Vote at the Stockholders Meeting an Acquisition Proposal shall have been made to the Company or its Representatives, to the Company’s stockholders, or shall have otherwise become publicly known and (B) within twelve (12) months after such termination, the Company or any of its subsidiaries shall have entered into a definitive agreement providing for an Acquisition Proposal, or shall have consummated an Acquisition Proposal, then, in any such event, the Company shall pay to Parent (or one or more of its designees) the Company Termination Payment, such payment to be made concurrently with the earlier of the entry into such definitive agreement with respect to such Acquisition Proposal and two (2) Business Days from the consummation of such Acquisition Proposal, by wire transfer of immediately available funds. For the purpose of this Section 8.2(b)(ii), all references in the definition of the term Acquisition Proposal to “20% or more” will be deemed to be references to “more than 50%”.

(iii) this Agreement is validly terminated by Parent or the Company pursuant to Section 8.1(f), then the Company shall pay to Parent (or one or more of its designees) by wire transfer of immediately available funds an amount equal to that required to reimburse Parent, Merger Sub and their respective Affiliates of all fees and expenses incurred in connection with this Agreement and the transactions contemplated herein (including all fees and expenses of financing sources, counsel, accountants, investment banks, advisors and consultants to Parent and Merger Sub), up to $30,000,000 at or prior to the time of such termination.

(iv) (A) this Agreement is validly terminated by the Company pursuant to Section 8.1(g) or (B) (x) this Agreement is validly terminated by the Company pursuant to Section 8.1(d)(i) and (y) the material breach or material failure by Parent or Merger Sub is the primary reason for the failure of the Closing to be consummated, then, Parent shall pay to the Company a fee of $421,000,000 (the “Parent Termination Fee”) by wire transfer of immediately available funds, such payment to be made within two (2) Business Days of the applicable valid termination.

(c) The Parties acknowledge and hereby agree that each of the Parent Termination Fee and the Company Termination Payment, as applicable, if, as and when required pursuant to this Section 8.2, shall not constitute a penalty but will be liquidated damages, in a reasonable amount that will compensate the party receiving such amount in the circumstances in which it is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger, which amount would otherwise be impossible to calculate with precision. The Parties acknowledge and hereby agree that in no event shall either the Company be required to pay the Company Termination Payment or Parent be required to pay the Parent Termination Fee, as the case may be, on more than one occasion.

(d) Each of the Company, Parent and Merger Sub acknowledges that the agreements contained in this Section 8.2 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the Parties would not enter into this Agreement. If the Company fails to timely pay an amount due pursuant to Section 8.2(b)(i), Section 8.2(b)(ii) or Section 8.2(b)(iii), or Parent fails to timely pay an amount due pursuant to Section 8.2(b)(iv), and, in order to obtain such payment, Parent or Merger Sub, on the one hand, or the Company, on the other hand, commences a suit that results in a final and non-appealable judgment against the

Company for the amount set forth in Section 8.2(b)(i), Section 8.2(b)(ii) or Section 8.2(b)(iii), or any portion thereof, or a final and non-appealable judgement against Parent for the amount set forth in Section 8.2(b)(iv), the Company shall pay to Parent, or Parent shall pay to the Company, its reasonable and documented out-of-pocket costs and expenses (including reasonable and documented out-of-pocket attorneys’ fees and the reasonable and documented out-of-pocket fees and expenses of any expert or consultant engaged by the Company) up to a maximum aggregate amount of $2,500,000 in connection with such suit, together with interest on the amount of such payment from the date such payment was required to be made until the date of payment at the prime rate as published in The Wall Street Journal, Eastern Edition in effect on the date of such payment. Any amount payable pursuant to this Section 8.2(d) shall be paid by the applicable Party by wire transfer of same day funds prior to or on the date such payment is required to be made under this Section 8.2(d).

(e) Notwithstanding anything to the contrary in this Agreement or any Transaction Document or any other agreement referenced herein or therein or otherwise, but subject in all respects to this Section 8.2, Section 9.12 and Section 9.16 (including, in each case, the limitations set forth therein), if Parent or Merger Sub fails to effect the Closing when required by Section 1.2 for any or no reason or otherwise breaches this Agreement or any Transaction Document (whether such breach is intentional, unintentional, willful or otherwise) or fails to perform hereunder or thereunder or fails to perform any obligation under Law (in each case, whether such failure is intentional, unintentional, willful or otherwise), then the Company’s right to (A) a decree or order of specific performance or any injunction or injunctions or other equitable relief if and to the extent permitted by Section 9.12, (B) validly terminate the Agreement pursuant to Section 8.1 and seek monetary damages for Parent’s fraud and (C) validly terminate the Agreement pursuant to Section 8.1(d)(i) or Section 8.1(g) and if, as and when required pursuant to Section 8.2(b)(iv), receive payment of the Parent Termination Fee, shall, together with, if applicable, the rights of the Company pursuant to Section 6.11(b)(iv), Section 6.12(c), Section 8.2(d) and the second and third sentences of Section 8.3, be the sole and exclusive remedies (whether at Law, in equity, in Contract, in tort or otherwise) of the Company, its Affiliates, and its and their respective stockholders and Representatives and any other Person against the Parent Related Parties for any breach, liability, cost, expense, obligation, loss or damage suffered as a result thereof or in connection therewith or related thereto. Notwithstanding anything to the contrary, under no circumstances can the Company receive both (i) an award of monetary damages, on the one hand, and (ii) any of the Parent Termination Fee and/or any of the amounts, if any, as and when due, pursuant to Section 6.11(b)(iv), Section 6.12(c), Section 8.2(d) and the second and third sentences of Section 8.3, on the other hand.

(f) Except (A) as provided in Section 8.2(e) or (B) claims, if any, against any Person that is party to and solely pursuant to the terms and conditions of, the Confidentiality Agreement, no Parent Related Party will have any liability or obligation to the Company, its Affiliates or any of their respective stockholders or Representatives (or any other Person), including any multiple, consequential, indirect, special, statutory, exemplary or punitive damages, relating to or arising out of this Agreement or any other Transaction Document or any documents referenced herein or therein or the transactions contemplated hereby or thereby or any breach of any representation, warranty or covenant contained herein or therein, or the failure of such transactions to be consummated, or in respect of any other Contract, document or theory of Law or equity or in respect of any representations made or alleged to be made in connection herewith or therewith, whether in equity or at Law, in Contract, in tort or otherwise. The Company acknowledges and agrees that none of Parent’s or Merger Sub’s financing sources under the Third-Party Financing, any of their Affiliates, and any of their respective former, current, or future general or limited partners, equity holders, directors, officers, managers, members, employees, representatives, agents, controlling persons or entities or any of their respective successors or assigns (a “Financing Source Related Party”) shall have any liability or obligation to the Company, its Affiliates or any of their respective equity holders or Representatives (or any other Person) arising out of their breach or failure to perform (whether willfully, intentionally, unintentionally or otherwise) any of their obligations under the Financing Commitments. Without limiting the foregoing, upon payment of the Parent Termination Fee, if, as and when required pursuant to Section 8.2(b)(iv) and the amounts, if any, as and when due, pursuant to Section 6.11(b)(iv), Section 6.12(c), Section 8.2(d) and the second and third sentences of Section 8.3, no Parent Related Party shall have any further liability or obligation to the Company, its Affiliates or any of their respective stockholders or Representatives (or any other Person), including any multiple, consequential, indirect, special, statutory, exemplary or punitive damages, relating to or arising out of this Agreement or any other Transaction Document or any documents referenced herein or therein or the transactions contemplated hereby or thereby or in respect of any representation, warranty or covenant contained herein or therein, or the failure of such transactions to be consummated, or in respect of any other Contract, document or theory of Law or equity or in respect of any representations made or alleged to be made in connection herewith or therewith, whether in equity or at Law, in Contract, in tort or otherwise.

(g) Notwithstanding anything to the contrary in this Agreement or any other Transaction Document or any other agreement referenced herein or therein or otherwise, subject to Section 9.12, the maximum aggregate liability of the Parent Related Parties under the Transaction Documents or otherwise collectively (including monetary damages for fraud or breach, whether willful, intentional, unintentional or otherwise, or monetary damages in lieu of specific performance), or in connection with the failure of the transactions contemplated hereby or thereby (including the Financing) to be consummated, or in respect of any representation made or alleged to have been made in connection herewith or therewith, whether in equity or at Law, in Contract, in tort or otherwise, together with any payment of the Parent Termination Fee and any other payment in connection with any Transaction Document or otherwise, shall not exceed under any circumstances an amount equal to the sum of (i) the Parent Termination Fee, if any, due and owing to the Company pursuant to Section 8.2(b)(iv), plus (ii) the amounts, if any, due and owing to the Company pursuant to Section 6.11(b)(iv) or Section 6.12(c), plus (iii) the costs and expenses of the Company, if any, due and owing to the Company pursuant to Section 8.2(d), plus (iv) the amounts, if any, due and owing to the Company pursuant to the second and third sentences of Section 8.3 (the “Maximum Liability Amount”); provided, that (A) in no event shall the aggregate amount of Parent’s obligations described in clause (i) of this Section 8.2(g) together with the aggregate amount of Parent’s obligations described in clause (i) of the first proviso in Section 8.2(a) exceed the amount of the Parent Termination Fee and (B) in no event shall the aggregate amount of Parent’s obligations described in clause (iii) of this Section 8.2(g) exceed $2,500,000, and in no event shall the Company, its Affiliates or any of the foregoing’s respective Representatives seek, directly or indirectly, to recover against the Parent Related Parties, or compel payment by the Parent Related Parties of, any damages or other payments whatsoever (including multiple, consequential, indirect, special, statutory, exemplary or punitive damages) in excess of the Parent Termination Fee or any of the foregoing limitations (as applicable); provided, further, that the Parties acknowledge and agree that the foregoing shall not apply to claims, if any, against any Person that is party to and solely pursuant to the terms and conditions of, the Confidentiality Agreement or any Specified Commercial Matter, as applicable.

Section 8.3 Expenses. Except as otherwise specifically provided herein, each Party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby. Expenses incurred in connection with obtaining any consents or making any filings shall be shared equally by Parent and the Company. Expenses incurred in connection with the filing, printing and mailing of the Proxy Statement shall be shared equally by Parent and the Company. All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred by the Company or any of its subsidiaries in connection with the Merger (including any real property transfer Tax and any similar Tax) shall be borne and paid by the Company (or the applicable subsidiary) when due, and the Company (or the applicable subsidiary) shall, at its own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes and fees, and, if required by applicable Law, Parent (or the applicable subsidiary) shall, and shall cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

ARTICLE IX

GENERAL PROVISIONS

Section 9.1 Non-Survival of Representations, Warranties, Covenants and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and agreements, shall survive the Effective Time, except for (a) those covenants and agreements that by their terms contemplate performance after the Effective Time or otherwise expressly by their terms survive the Effective Time and (b) those contained in this Article IX, which, in each case, shall survive in accordance with its terms and conditions.

Section 9.2 Modification or Amendment. Subject to the provisions of applicable Law, at any time prior to the Effective Time, the Parties may modify or amend this Agreement by written agreement executed and delivered by duly authorized officers of the respective Parties. No amendments or modifications to the provisions of which the Financing Source Related Parties under the Third-Party Financing are expressly made third-party beneficiaries pursuant to Section 9.8 shall be permitted in a manner materially adverse to any such Financing Source Related Party without the prior written consent of such Financing Source Related Party (which shall not be unreasonably withheld, conditioned or delayed).

Section 9.3 Waiver. At any time prior to the Effective Time, any Party may (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) subject to the requirements of applicable Law, waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the Party or Parties to be bound thereby and specifically referencing this Agreement. The failure of any Party to assert any rights or remedies shall not constitute a waiver of such rights or remedies, nor shall any single or partial exercise thereof preclude any other or further exercise of any other right or remedy hereunder.

Section 9.4 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or e-mail, by nationally recognized overnight courier service (with proof of service) or by registered or certified mail (postage prepaid, return receipt requested) and shall be deemed given and effective when (i) so delivered in person, (ii) when transmitted via facsimile to the number set forth below or via e-mail (in each case, if no “system” error or other notice of non-delivery is generated) to the applicable party and its legal counsel set forth below, (iii) the Business Day following the day on which the same has been delivered to a nationally recognized overnight courier service or in the case of express mail (charges prepaid) or (iv) three (3) Business Days after being so mailed. Such notices and communications shall be delivered to the respective Parties at the following addresses, facsimile numbers or email addresses as follows:

(a)	if to Parent, Merger Sub, Parent Inc. or Parent LP:

c/o Apollo Global Management
9 West 57th Street, 43rd Floor
New York, NY 10019
Attention:	Marc Becker and General Counsel
Facsimile:	(646) 417-6429
Email:	mbecker@apollolp.com
jsuydam@apollolp.com

with an additional copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Attention:	Taurie M. Zeitzer
Facsimile:	(212) 757-3990
Email:	tzeitzer@paulweiss.com

(b)	if to the Company:

The ADT Corporation
1501 Yamato Road
Boca Raton, FL 33431
Attention:	General Counsel
Facsimile:	(561) 988-3719
Email:	dbleisch@adt.com

with an additional copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017
Attention:	Alan Klein
Anthony F. Vernace
Facsimile:	(212) 455-2502
Email:	aklein@stblaw.com
avernace@stblaw.com

or at such other address, facsimile number or email address for a Party as shall be specified by like notice and such notice shall be deemed to have been delivered in accordance with this sentence. Any Party may notify any other Party of any changes to the address or any of the other details specified in this paragraph; provided, however, that such notification shall only be effective on the date specified in such notice or two (2) Business Days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver. Each Party consents to service of any process, summons, notice or document that may be served in any proceeding in connection with this Agreement or the transactions contemplated hereby in the Delaware Court of Chancery, the United States District Court for the District of Delaware or Delaware state court, which service shall be in accordance with this Section 9.4.

Section 9.5 Certain Definitions. For purposes of this Agreement, the term:

(a) “Acceptable Confidentiality Agreement” means a confidentiality agreement between the Company and the Person making the Acquisition Proposal on terms no less favorable to the Company than those contained in the Confidentiality Agreement (except for such changes specifically necessary in order for the Company to be able to comply with its obligations under this Agreement);

(b) “Affiliate” means, with respect to any Person, any other Person directly or indirectly, controlling, controlled by, or under common control with, such Person, through one or more intermediaries or otherwise; provided, that (other than in the case of the definition of “Parent Related Party”, Section 2.2(d), Article IV, Article VI (other than Section 6.9 (except Section 6.9(g)(i)) and Section 6.17), Article VIII and Section 9.16) in no event shall Parent, Merger Sub, Parent Inc., Parent LP or any of their respective subsidiaries be considered an Affiliate of any portfolio company or investment fund (excluding investment funds focused on private equity) affiliated with Apollo Global Management, LLC, nor shall any portfolio company or investment fund (excluding investment funds focused on private equity) affiliated with Apollo Global Management, LLC, be considered to be an Affiliate of Parent, Merger Sub or any of its subsidiaries;

(c) “Benefit Plan” means, any pension, profit-sharing, savings, retirement, employment, collective bargaining, consulting, severance, termination, executive compensation, incentive compensation, deferred compensation, bonus, stock purchase, stock option, phantom stock or other equity-based compensation, change-in-control, retention, salary continuation, vacation or sick pay policy, disability, death benefit, group insurance, hospitalization, medical, dental, life (including all individual life insurance policies as to which the Company or any of its subsidiaries is the owner, the beneficiary or both), Code Section 125 “cafeteria” or “flexible” benefit, employee loan, educational assistance or fringe benefit plan, program, policy, practice, agreement or arrangement, whether written or oral, formal or informal, including each “employee benefit plan” (within the meaning of Section 3(3) of ERISA) and other employee benefit plan, program, policy, practice, agreement or arrangement, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the Merger);

(d) “Business Day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings or, in the case of determining a date when any payment is due, any day other than a Saturday or Sunday or a day on which banks are required or authorized to close in the City of New York, New York;

(e) “Canadian Competition Act” means the Competition Act (Canada).

(f) “Company Termination Payment” means (i) if payable in connection with a valid termination of this Agreement by the Company pursuant to Section 8.1(d)(ii) in order for the Company to concurrently with such valid termination enter into a definitive agreement with respect to a Superior Proposal made by an Excluded Party under circumstances where no violation of Section 6.1 has occurred, an amount equal to $87,000,000 and (ii) if payable in any other circumstance, an amount equal to $228,000,000;

(g) “Competition Act Approval” means that either (i) Parent shall have received an advance ruling certificate issued by the Commissioner of Competition or his designate under subsection 102(1) of the Canadian Competition Act to the effect that the Commissioner of Competition is satisfied that he would not have sufficient grounds upon which to apply to the Competition Tribunal for an order under section 92 of the Canadian Competition Act with respect to the transactions contemplated by this Agreement; or (ii) both of (A) the waiting period, including any extension thereof, under section 123 of the Canadian Competition Act in respect of the transactions contemplated by this Agreement shall have expired or been terminated or the obligation to provide a merger notification in accordance with Part IX of the Canadian Competition Act in respect of the transactions contemplated by this Agreement shall have been waived in accordance with paragraph 113(c) of the Competition Act, and (B) Parent shall have received a letter from the Commissioner of Competition indicating that he does not, as of the date of the letter, intend to make an application under section 92 of the Canadian Competition Act in respect of the transactions contemplated by this Agreement;

(h) “Compliant” means, with respect to the Required Information, that (i) such Required Information does not contain any untrue statement of a material fact regarding the Company and its subsidiaries, or omit to state any material fact regarding the Company and its subsidiaries necessary in order to make such Required Information not materially misleading under the circumstances; provided, that the availability of financial information of the Company and its subsidiaries, including any “flash” numbers, prior to the time that the Required Information would become not Compliant pursuant to clause (iii) below, for periods subsequent to the latest quarterly or annual period for which financial information is included in the Required Information, shall not, by virtue of such availability, render such previously delivered Required Information not Compliant, (ii) such Required Information complies with all applicable requirements of Regulation S-X and Regulation S-K under the Securities Act for a registered public offering of debt securities on Form S-1, but limited to the type and form customarily included in private placements of debt securities under Rule 144A of the Securities Act, and subject to exceptions customary for a Rule 144A offering involving high-yield debt securities, including that such information shall not be required to include financial statements or information required by Rules 3-10 or 3-16 of Regulation S-X, Compensation and Discussion Analysis otherwise required by Regulation S-K Item 402(b) or other information customarily excluded from a Rule 144A offering memorandum, to consummate the offering(s) of non-convertible debt securities by a non-accelerated filer contemplated by the Debt Financing Commitments, assuming that such offering(s) were consummated at the same time during the Company’s fiscal year as such offering(s) of debt securities will be made and (iii) the financial statements and other financial information included in such Required Information would not be deemed stale or otherwise be unusable under customary practices for offerings and private placements of debt securities under Rule 144A of the Securities Act and are sufficient to permit the Company and its subsidiaries’ applicable independent accountants to issue customary comfort letters to the financing sources providing the portion of the Debt Financing consisting of debt securities, including as to customary change period “negative assurance” comfort, in order to consummate any offering of debt securities on any day during the Marketing Period, which such accountants have confirmed they are prepared to issue;

(i) “Contract” means any loan, guarantee of indebtedness or credit agreement, debenture, note, bond, mortgage, indenture, guarantee, license, deed of trust, lease, purchase or sale order or other contract, commitment, agreement, instrument, binding obligation, arrangement, understanding, undertaking, permit, concession or franchise, whether written or oral (each, including all amendments, modifications, supplements or restatements thereto), including, for the avoidance of doubt, the Existing Parent Credit Agreements;

(j) “control” (including the terms “controlling”, “controlled”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by Contract or otherwise;

(k) “Credit Facility” means the Five Year Senior Unsecured Revolving Credit Agreement, dated as of June 22, 2012, by and among the Company, Tyco International Ltd., the lender parties thereto, Citibank, N.A., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC and JPMorganChase Bank, N.A., as amended or modified from time to time;

(l) “ERISA Affiliate” means any entity that, together with the Company or any of its subsidiaries, would be treated as a single employer under Section 4001 of ERISA or Section 414 of the Code;

(m) “Existing Parent Credit Agreements” means, collectively, the First Lien Credit Agreement, dated as of July 1, 2015, by and among Parent Holdings, Parent, the lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent, and the Second Lien Credit Agreement, dated as of July 1, 2015, by and among Parent Holdings, Parent, the lenders party thereto and Credit Suisse AG, Cayman Islands Branch, as administrative agent;

(n) “FTC Consent Order” means the Agreement Containing Consent Order, issued on November 20, 2007, by and between the FTC and ADT Security Services, Inc.;

(o) “GAAP” means the generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession in the United States, in each case, as applicable, as of the time of the relevant financial statements referred to herein;

(p) “Governmental Entity” means (i) any national, federal, state, county, municipal, local, or foreign government or any entity exercising executive, legislative, judicial, regulatory (including stock exchange), taxing, or administrative functions of or pertaining to government, (ii) any agency, division, bureau, department, or other political subdivision of any government, entity or organization described in the foregoing clause (i) of this definition, or (iii) any company, business, enterprise, or other entity owned, in whole or in part, or controlled by any government, entity, organization, or other Person described in the foregoing clauses (i) or (ii) of this definition;

(q) “HIPAA” means the Health Insurance Portability and Accountability Act of 1996 and its implementing regulations, as each are amended from time to time, including as amended by the Health Information Technology for Clinical Health Act provisions of the American Recovery and Reinvestment Act of 2009, Pub. Law No. 111-5 and its implementing regulations.

(r) “Information Privacy and Security Laws” shall mean all applicable Laws and orders concerning the privacy, protection, transfer or security of Personal Information, including the following Laws and their implementing regulations: HIPAA, the Gramm-Leach-Bliley Act, the Fair Credit Reporting Act, the Federal Trade Commission Act, the CAN-SPAM Act, Canada’s Anti-Spam Legislation, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, Children’s Online Privacy Protection Act, state data security laws, state data breach notification laws, state consumer protection laws, the Data Protection Directive 95/46/EC (and implementing Laws adopted applicable European Union member states), applicable Laws relating to the transfer of Personal Information, and any applicable Laws concerning requirements for website and mobile application privacy policies and practices, call or electronic monitoring or recording or any outbound communications (including outbound calling and text messaging, telemarketing, and e-mail marketing);

(s) “Intellectual Property” means any of the following, as they exist anywhere in the world, whether registered or unregistered: (i) patents, inventions and other patent rights (including divisionals, continuations, continuations-in-part, reissues or reexaminations of any of the foregoing); (ii) copyrights, designs and works of authorship; (iii) Software; (iv) trademarks, service marks, domain names, corporate names, logos, social media names and trade dress, and all goodwill associated with or symbolized by any of the foregoing; (v) trade secrets, know-how, processes, databases, confidential business information and other proprietary information and rights; and (vi) all other intellectual property rights of any kind or nature;

(t) “IT Assets” means all computer systems, including Software, hardware, firmware, middleware and platforms, interfaces, systems, networks, information technology equipment, facilities, websites, infrastructure, workstations, switches, data communications lines and associated documentation used or held for use by the Company or any of its subsidiaries in connection with the conduct of their businesses;

(u) “knowledge” (i) with respect to the Company and its subsidiaries means the actual knowledge of any of the individuals listed in Schedule 9.5(u) of the Company Disclosure Schedule and (ii) with respect to Parent or Merger Sub means the actual knowledge of any of the individuals listed in Schedule 9.5(u) of the Parent Disclosure Schedule;

(v) “Law” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, ordinance, code, decree, order, judgment, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity and any order or decision of an applicable arbitrator or arbitration panel;

(w) “Leased Real Property” means all real property leased or subleased or otherwise used or occupied by the Company or any subsidiary of the Company;

(x) “Leases” means all leases, subleases, licenses, concessions and other Contracts, including (i) all amendments and modifications thereto and (ii) all guaranties thereof pursuant to which the Company or any of its subsidiaries leases, subleases, licenses, uses or occupies any Leased Real Property (including the right to all security deposits and other amounts and instruments deposited by or on behalf of the Company or any of its subsidiaries thereunder);

(y) “Lien” means any lien, claim, mortgage, pledge, security interest, equity, covenant, restriction, lease, option, right of first refusal or offer, easement, right-of-way, encroachment or other survey defect, claim, imperfection of title, charge or other encumbrance or any right of termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under any loan, guarantee of indebtedness or credit agreement, note, bond, mortgage, indenture, lease, agreement, contract, instrument, permit, concession, franchise, or right binding upon the Company or any of the Company’s subsidiaries, in each case, whether voluntarily occurred or arising by operation of Law;

(z) “Marketing Period” means the first period of twenty-five (25) consecutive calendar days commencing on or after the date hereof (i) throughout and at the end of which Parent shall have received the Required Information and the Required Information is Compliant and (ii) throughout and at the end of which the conditions set forth in Sections 7.1(a), Section 7.1(b), Section 7.2 and solely in the event that the Parties receive a Request for Additional Information and Documentary Material under the Antitrust Laws from the FTC or the DOJ following the date hereof (such event, a “Second Request Event”), Section 7.1(c) (other than those conditions that by their nature are to be satisfied by actions to be taken at the Closing, but subject to the satisfaction or waiver of such conditions) shall be satisfied and nothing has occurred and no condition exists that would cause any of the conditions set forth in Section 7.1 or Section 7.2 to fail to be satisfied, assuming the Closing were to be scheduled for any time during such twenty-five (25) consecutive calendar day period; provided that (x) (i) if such twenty-five (25) consecutive calendar day period has not ended on or prior to the date on which the unaudited consolidated financial statements of the Parent and its subsidiaries for the quarterly period ended September 30, 2015 would be deemed stale or otherwise be unusable under customary practices for offerings and private placements of debt securities under Rule 144A of the Securities Act then it will not commence until March 31, 2016, (ii) if the Company shall have provided the Required Information at least five (5) calendar days prior to the date the Company Requisite Vote is obtained and on such date all conditions of the Merger contained in Sections 7.1(a), Section 7.1(b), Section 7.2 and solely in the event of a Second Request Event, Section 7.1(c) (other than the receipt of the Company Requisite Vote and those conditions that by their nature are to be satisfied by actions to be taken at the Closing, but subject to the satisfaction or waiver of such conditions) shall have been satisfied, then notwithstanding anything to the contrary in this Agreement, the Marketing Period shall commence on the date the Company Requisite Vote is obtained and shall be reduced to twenty (20) consecutive calendar days so long as such Marketing Period would then end on or prior to May 9, 2016, (iii) if such twenty (20) or twenty-five (25) consecutive calendar day period (determined in accordance with the preceding clause (ii)) has not ended on or prior to May 9, 2016, then it will not commence until May 16, 2016, (iv) if the Company shall have provided the Required Information at least five (5) calendar days prior to the date the Company Requisite Vote is obtained and on such date all conditions of the Merger contained in Sections 7.1(a), Section 7.1(b), Section 7.2 and solely in the event of a Second Request Event, Section 7.1(c) (other than the receipt of the Company Requisite Vote and those conditions that by their nature are to be satisfied by actions to be taken at the Closing, but subject to the satisfaction or waiver of such conditions) shall have been satisfied, then notwithstanding anything to the contrary in this Agreement, the Marketing Period shall commence on the date the Company Requisite Vote is obtained and shall be reduced to twenty (20) consecutive calendar days so long as such Marketing Period would then end on or prior to August 8, 2016, (v) if such twenty (20) or twenty-five (25) consecutive calendar day period (determined in accordance with the preceding clause (iv)) has not ended on or prior to August 8, 2016, then it will not commence until September 6, 2016, and (y) (i) July 1–5, 2016, October 10, 2016 and November 23–27, 2016 shall not be calendar days for purposes of calculating the twenty-five (25) consecutive calendar day period and such twenty-five (25) consecutive calendar day period shall toll during such times, (ii) if such twenty-five (25) consecutive calendar day period shall not have fully elapsed on or prior to August 19, 2016, then such twenty-five (25) consecutive calendar day period shall commence no earlier than September 6, 2016 and (iii) if such twenty-five (25) consecutive calendar day period shall not have fully elapsed on or prior to December 22, 2016, then such twenty-five (25) consecutive calendar day period shall commence no earlier than January 3, 2017; provided, further, that, notwithstanding anything in this definition to the contrary, (x) the Marketing Period in any event shall end on any earlier date prior to the expiration of such twenty-five (25) consecutive calendar day period on which the Debt Financing is consummated and (y) the Marketing Period shall not commence or be deemed to have commenced if, after the date hereof and prior to the completion of such twenty-five (25) consecutive calendar day period, (A) Deloitte & Touche LLP shall have withdrawn its audit opinion with respect to any financial statements included in the Required Information, in which case the Marketing Period shall not be deemed to commence unless and until, at the earliest, a new unqualified audit opinion is issued with respect to the audited financial statements of the Company for the applicable periods by Deloitte & Touche LLP or another independent public accounting firm of recognized national standing reasonably acceptable to Parent, (B) the Company or any of its subsidiaries shall have publicly announced any intention to restate any historical financial statements included in the Required Information or that any such restatement is under active consideration, in which case the Marketing Period shall not be deemed to commence unless and until, at the earliest, such restatement has been completed and the applicable Required Information has been amended and made available to its security holders or the Company has announced that it has concluded that no restatement shall be required in accordance with GAAP, (C) any Required Information would not be Compliant at any time during such twenty-five (25) consecutive calendar day period (it being understood that if any Required Information provided at the commencement of the Marketing Period ceases to be Compliant during such twenty-five (25) consecutive calendar day period, then the Marketing Period shall be deemed not to have occurred) or otherwise does not include the “Required Information” as defined; provided, that for purposes of this clause (C), such information shall be deemed to include all “Required Information” after the Company reasonably believes that it has provided the “Required Information” unless Parent specifies within three (3) Business Days pursuant to the written notice described in the following sentence which portion of the Required Information the Company has not delivered, or (D) the Company or any of its subsidiaries shall have failed to file any report or other document required to be filed with the SEC by the date required under the Exchange Act or the Securities Act, as applicable, containing any financial statements that would be required to be contained therein, in which case the Marketing Period will not be deemed to commence unless and until all such reports have been filed. If at any time the Company shall in good faith reasonably believe that it has provided the Required Information and the Required Information is Compliant, the Company may deliver to Parent a written notice to that effect (stating when it believes it completed such delivery), in which case the requirement to deliver the Required Information and the requirement that such Required Information is Compliant will be deemed to have been satisfied as of the date of such delivery of such Required Information identified in such notice, unless Parent in good faith reasonably believes the Company either has not completed the delivery of the Required Information or that the Required Information is not Compliant and, within three (3) Business Days after the receipt of such notice from the Company, delivers a written notice to the Company to that effect (stating with reasonable specificity which portion of the Required Information the Company has not delivered and/or which portion of the Required Information is not Compliant). If at any time Parent shall in good faith reasonably believe that the Required Information is not Compliant, it shall deliver written notice to the Company of that fact within two (2) Business Days, which such notice shall include a description of what Required Information is no longer Compliant;

(aa) “Material Adverse Effect” means any event, development, change, effect or occurrence that, individually or in the aggregate with all other events, developments, changes, effects or occurrences, has, or would reasonably be expected to have, a material adverse effect on or with respect to the business, results of operation or condition (financial or otherwise), assets or liabilities of the Company and its subsidiaries taken as a whole, provided that no events, developments, changes, effects or occurrences relating to, arising out of or in connection with or resulting from any of the following shall be deemed, either alone or in combination, to constitute or contribute to a Material Adverse Effect: (i) general changes or developments in the economy or the financial, debt, capital, credit or securities markets in the United States or elsewhere in the world, including as a result of changes in geopolitical conditions, (ii) general changes or developments in the industries in which the Company or its subsidiaries operate, (iii) the execution and delivery of this Agreement or the public announcement of the Merger or other transactions contemplated hereby, including any impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, partners or employees of the Company and its subsidiaries, or the performance of this Agreement and the transactions contemplated hereby, including compliance with the covenants set forth herein and any action taken or omitted to be taken by the Company at the express written direction of or with the prior written consent of Parent or Merger Sub after the disclosure to Parent and Merger Sub by the Company of all material and relevant facts and information; provided, that this clause (iii) shall not apply to any representation or warranty set forth in Section 3.1(a), Section 3.5, Section 3.6(a), or Section 3.10, (iv) changes in any applicable Laws or regulations or applicable accounting regulations or principles or interpretation or enforcement thereof, (v) any hurricane, tornado, earthquake, flood, tsunami, natural disaster, act of God or other comparable events or outbreak or escalation of hostilities or war (whether or not declared), military actions or any act of sabotage, terrorism, or national or international political or social conditions, (vi) any decline in the market price or trading volume of the Shares (provided, that the facts, circumstances, developments, events, changes, effects or occurrences giving rise to or contributing to such decline may be deemed to constitute, or be taken into account in determining whether there has been or will be, a

Material Adverse Effect), or (vii) any failure by the Company to meet any published analyst estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the Company to meet its internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations (provided, that the facts, circumstances, developments, events, changes, effects or occurrences giving rise to or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been or will be, a Material Adverse Effect); provided, however, that with respect to clauses (i), (ii), (iv) or (v), such facts, circumstances, developments, events, changes, effects or occurrences shall be taken into account to the extent they disproportionately and adversely affect the Company and its subsidiaries, taken as a whole, compared to other companies operating in the industries in which the Company and its subsidiaries operate;

(bb) “Material Lease” means any Lease for real property that is (i) used for the purpose of a call center, corporate or division headquarters or distribution center, or (ii) used for any other purpose, including as a sales office, and provides for a current base rent equal to or more than $25,000.00 per month;

(cc) “Material Leased Real Property” means all real property demised under a Material Lease;

(dd) “Owned Real Property” means all real property owned by the Company or any subsidiary of the Company;

(ee) “Parent Holdings” means Prime Security Services Holdings LLC, a Delaware limited liability company;

(ff) “Parent Related Party” means Parent, Merger Sub, the Financing Source Related Parties and any other financing sources of Parent or Merger Sub, the Guarantors, the Equity Investors and any of the foregoing’s respective former, current or future Affiliates and any of the foregoing’s respective former, current or future, direct or indirect, officers, directors, employees, affiliates, stockholders, equityholders, managers, members, partners, agents, attorneys, advisors or other representatives or any of the foregoing’s respective successors or assigns;

(gg) “PCI DSS” means the Payment Card Industry Data Security Standard, issued by the Payment Card Industry Security Standards Council, as may be revised from time to time;

(hh) “Permitted Liens” means (A) statutory liens securing payments not yet due, (B) easements, rights-of-way or other similar matters or restrictions, and any condition or other matter, if any, that may be shown or disclosed by a current and accurate survey or physical inspection, provided that in each case the same does not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, (C) encumbrances for current Taxes or other governmental charges not yet due and payable or for Taxes that are being contested in good faith by appropriate proceeding and for which adequate reserves have been provided, (D) pledges or deposits made in the ordinary course of business consistent with past practice to secure obligations under workers’ compensation, unemployment insurance, social security, retirement and similar Laws or similar legislation or to secure public or statutory obligations, (E) mechanics’, carriers’, workmen’s, repairmen’s or other like encumbrances arising or incurred in the ordinary course of business or for amounts which are not due and payable or which are being contested in good faith by appropriate proceeding and for which adequate reserves have been provided and (F) Liens set forth on Schedule 9.5(ii) of the Company Disclosure Schedule;

(ii) “Person” means an individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act), including, for the avoidance of doubt, any group of Persons;

(jj) “Personal Information” means: (i) any information, in any form, that identifies an individual or could reasonably be used to identify an individual; (ii) any information that is governed, regulated or protected by one or more Information Privacy and Security Laws; or (iii) any information that is covered by PCI DSS;

(kk) “Real Property” means collectively, the Owned Real Property and the Leased Real Property;

(ll) “Related Party” means any present or former director, officer, stockholder, partner, member, employee or Affiliate (other than subsidiaries of the Company) of the Company or any of its subsidiaries, and such Person’s Affiliates or immediate family members;

(mm) “Required Information” means all financial statements, financial data, audit reports and other information of or regarding the Company and its subsidiaries (i) of the type required by Regulation S-X and Regulation S-K under the Securities Act for a registered public offering of debt securities on Form S-1, but limited to the type and form customarily included in private placements of debt securities under Rule 144A of the Securities Act, and subject to exceptions customary for a Rule 144A offering involving high-yield debt securities, including that such information shall not be required to include financial statements or information required by Rules 3-10 or 3-16 of Regulation S-X, Compensation and Discussion Analysis otherwise required by Regulation S-K Item 402(b) or other information customarily excluded from a Rule 144A offering memorandum, to consummate the offering(s) of non-convertible debt securities by a non-accelerated filer contemplated by the Debt Financing Commitments, assuming that such offering(s) were consummated at the same time during the Company’s fiscal year as such offering(s) of debt securities will be made, (ii) as otherwise reasonably required in connection with the Debt Financing and customarily included in private placements of debt securities under Rule 144A of the Securities Act or (iii) as otherwise necessary in order to assist in receiving customary “comfort” (including as to customary change period “negative assurance” comfort) from the independent accounts of the Company and its subsidiaries in connection with the offering(s) of debt securities contemplated by the Debt Financing Commitments, including the historical consolidated financial statements of the Company required to be delivered pursuant to Section 4 of Exhibit F of the Debt Commitment Letter, it being understood and agreed that such information shall not include pro forma financial information, which shall be the responsibility of Parent (without waiver of the obligations of the Company under Section 6.12); provided, that, notwithstanding the Company’s obligation to provide assistance pursuant to Section 6.12, any pro forma financial statements or pro forma financial information to be included in such offering documents shall not be considered “Required Information”;

(nn) “Sharing Agreement” means that certain Tax Sharing Agreement dated as of September 28, 2012, by and among the Company and the other signatories thereto;

(oo) “Software” shall mean computer software programs, including all source code, object code, systems, specifications, network tools, data, databases, firmware, designs and documentation related thereto;

(pp) “Specified Commercial Matter” means (i) any commercial Contract by and between Parent or any subsidiary of Parent, on the one hand, and the Company or any subsidiary of the Company, on the other hand, which commercial Contract was not entered into in connection with, does not arise out of, is not contemplated by or does not otherwise relate to, in each case, this Agreement, the other Transaction Documents, the Merger or any of the other transactions contemplated hereby or thereby and/or (ii) any commercial dispute or claim between Parent or any subsidiary of Parent, on the one hand, and the Company or any subsidiary of the Company, on the other hand, which dispute or claim is not in connection with, does not arise out of, is not contemplated by or does not otherwise relate to, in each case, this Agreement, the other Transaction Documents, the Merger or any of the other transactions contemplated hereby or thereby.

(qq) “subsidiary” or “subsidiaries” means, with respect to any Person (a) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of stock or other equity interests of such Person entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person or a combination thereof and (b) any partnership, joint venture or limited liability company of which (i) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise and (ii) such Person or any subsidiary of such Person is a controlling general partner or otherwise controls such entity;

(rr) “Transaction Documents” means, collectively, this Agreement, the Confidentiality Agreement, the Parent Guarantee, the Financing Commitments and any other agreement or document contemplated thereby or any document or instrument delivered in connection hereunder or thereunder;

(ss) “Transaction Material Adverse Effect” means any event, development, change, effect or occurrence that, individually or in the aggregate with all other events, developments, changes, effects or occurrences would reasonably be expected to prevent, materially delay or have a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement;

(tt) “Whole of the P1 Business” means (i) the entirety of the assets and business of Protection One Inc. and of Alarm Security Group LLC (including, for the avoidance doubt, Protection One, Inc. and Alarm Security Group LLC and their respective subsidiaries as a whole) or (ii) any of (A) Parent, (B) any HSR Affiliate of Parent that, directly or indirectly, owns equity interests of Parent (each, an “HSR Affiliate Owner”), (C) Parent and its subsidiaries as a whole, (D) one or more HSR Affiliate Owners, Parent and Parent’s subsidiaries as a whole, (E) all of the subsidiaries of Parent as a whole, or (F) any combination of one or more of the foregoing Persons described in clauses (A) through (E), in each case, as long as such Person or Persons holds, directly or indirectly, the entirety of the assets and business of Protection One Inc. and of Alarm Security Group LLC; and

(uu) “Willful Breach” means with respect to any breaches or failures to perform any of the covenants or other agreements contained in this Agreement, a material breach that is a consequence of an act or failure to act undertaken by the breaching Person with actual or constructive knowledge (which shall be deemed to include knowledge of facts that a Person acting reasonably should have, based on reasonable due inquiry) that such Person’s act or failure to act would, or would reasonably be expected to, result in or constitute a breach of this Agreement. For the avoidance of doubt, a Person’s failure to consummate the Closing when required pursuant to Section 1.2 shall be a Willful Breach of this Agreement.

Section 9.6 Severability. Any term or other provision of this Agreement which is invalid, illegal, void or incapable of being enforced in any jurisdiction shall, as to that jurisdiction, be ineffective to the sole extent of such invalidity, illegality, voidness or unenforceability, without rendering invalid, illegal, void or unenforceable the remainder of such term or provision or the remaining terms and provisions of this Agreement in any jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

Section 9.7 Entire Agreement; Assignment. This Agreement (including the Exhibits hereto and the Company Disclosure Schedule and the Parent Disclosure Schedule), the Confidentiality Agreement, the Equity Financing Commitment and Parent Guarantee constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede and cancel all contemporaneous and prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof and thereof. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of each of the other Parties, and any assignment without such consent shall be null and void; provided, that Parent (or one or more of its Affiliates) shall have the right, without the prior written consent of the Company, to assign all or any portion of its rights, interests and obligations under this Agreement, from and after Closing, to any Financing Source Related Parties (so long as Parent remains fully liable for all of its obligations hereunder)

pursuant to terms of the Third-Party Financing for purposes of creating a security interest herein or otherwise assigning collateral in respect of the Third-Party Financing and any such Financing Source Related Party may exercise all of the rights and remedies of Parent (or its Affiliate, as applicable) hereunder in connection with the enforcement of any security or exercise of any remedies to the extent permitted under the Third-Party Financing Commitments; provided, further, that Parent shall have the right, without the prior written consent of the Company, to assign all or any portion of its rights, interests and obligations hereunder to one or more affiliates of Apollo Management VIII, L.P. (provided that notwithstanding such assignment, Parent shall remain fully liable for all of its obligations hereunder).

Section 9.8 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, other than (a) at and after the Effective Time, with respect to the provisions of Section 6.10 which shall inure to the benefit of the Persons or entities benefiting therefrom who are intended to be third-party beneficiaries thereof, (b) at and after the Effective Time, the rights of the holders of Shares to receive the Per Share Merger Consideration to which they became entitled to receive in accordance with the terms and conditions of this Agreement, (c) at and after the Effective Time, the rights of the holders of Options, PSUs and Stock Units to receive the payments contemplated by the applicable provisions of Section 2.2, in each case, at the Effective Time in accordance with the terms and conditions of this Agreement, (d) each Parent Related Party shall be a third-party beneficiary of Section 8.2, Section 9.2, this Section 9.8, Section 9.9, Section 9.13, Section 9.14, Section 9.16 and the definition of “Parent Related Party” and (e) each Financing Source Related Party shall be a third-party beneficiary of Section 8.2, Section 9.2, this Section 9.8, Section 9.9, Section 9.13, Section 9.14, Section 9.16 and the definition of “Financing Source Related Party” (it being understood that the foregoing provisions may not be amended in a manner materially adverse to the Financing Source Related Parties without their prior written consent). The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 9.3 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 9.9 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware; provided, however, that any claim or dispute involving any Financing Source Related Party in any way relating to this Agreement or any of the transactions contemplated hereby, including any claim or dispute arising out of or relating in any way to the Third-Party Financing or the performance thereof, shall be governed by the Laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

Section 9.10 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 9.11 Counterparts. This Agreement may be executed (including by facsimile transmission, “.pdf,” or other electronic transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered (including by facsimile transmission, “.pdf” or other electronic transmission) to the other Parties.

Section 9.12 Specific Performance. The Parties agree that irreparable damage for which monetary damages, even if available, may not be an adequate remedy, would occur in the event that the Parties do not perform the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that, subject in all respects to this Section 9.12, the Parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without any requirement for the posting of security, this being in addition to any other remedy to which they are entitled at law or in equity, subject to the terms and provisions of this Agreement. Notwithstanding the foregoing or anything in any Transaction Document or otherwise to the contrary, and subject in all respects to this Section 9.12, the Company shall not nor shall any Affiliate or stockholder thereof (or any of the forgoing’s respective Representatives) be entitled to enforce or seek to enforce specifically Parent’s or Merger Sub’s obligation to cause all or any portion of the Equity Financing to be funded (whether under this Agreement or the Equity Financing Commitment) or otherwise cause Parent or Merger Sub to take action to consummate the Merger, the Equity Financing or the other transactions contemplated hereunder or any other Transaction Documents or otherwise (including the obligation to pay all or any portion of the aggregate Per Share Merger Consideration) unless and only if: (i) Parent is required to consummate the Closing pursuant to Section 1.2, (ii) the Third-Party Financing (or Alternative Financing in accordance with Section 6.12(a)) has been received by Parent in full, or such full amount will be funded to Parent at the Closing if the Equity Financing is funded at the Closing (provided that Parent and Merger Sub shall not be required to draw down the Equity Financing Commitment or consummate the Closing if the Third-Party Financing Commitments are not in fact funded at the Closing), (iii) the Company has irrevocably confirmed in writing to Parent that, if specific performance is granted and the Equity Financing and Third-Party Financing (or Alternative Financing in accordance with Section 6.12(a)) are funded, then the Closing will occur (and the Company has not revoked, withdrawn, modified or conditioned such confirmation) and (iv) Parent and Merger Sub fail to complete the Closing within two (2) Business Days after delivery of the Company’s irrevocable written confirmation. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief to extent in compliance with this Section 9.12 on the basis that (x) either Party has an adequate remedy at law or (y) an award of specific performance is not an appropriate remedy for any reason at law or equity. Any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction. Notwithstanding anything else to the contrary in any Transaction Document or otherwise, for the avoidance of doubt, while the Company may, subject in all respects to Section 8.2, this Section 9.12 and Section 9.16 (including, in each case, the limitations set forth therein), concurrently seek (i) specific performance or other equitable relief, subject in all respects to this Section 9.12 and (ii) payment of monetary damages pursuant to clause (i) of the first proviso in Section 8.2(a) or the Parent Termination Fee, if, as and when required pursuant to Section 8.2(b)(iv), under no circumstances shall the Company, directly or indirectly, be permitted or entitled to receive (1) both a grant of specific performance to cause the Equity Financing to be funded (whether under this Agreement or the Equity Financing Commitment) or other equitable relief, on the one hand, and payment of any monetary damages whatsoever and/or the payment of any of the Parent Termination Fee and/or any of the amounts, if any, as and when due, pursuant to Section 6.11(b)(iv), Section 6.12(c), Section 8.2(d) and the second and third sentences of Section 8.3, on the other hand, or (2) both payment of any monetary damages whatsoever, on the one hand, and payment of any of the Parent Termination Fee and/or any of the amounts, if any, as and when due, pursuant to Section 6.11(b)(iv), Section 6.12(c), Section 8.2(d) and the second and third sentences of Section 8.3, on the other hand.

Section 9.13 Jurisdiction. Each of the Parties irrevocably (a) consents to submit itself to the personal jurisdiction of the Delaware Court of Chancery, or in the event (but only in the event) that the Delaware Court of Chancery does not have subject matter jurisdiction over such legal action or proceeding, the United States District Court for the District of Delaware, or in the event (but only in the event) that such United States District Court for the District of Delaware also does not have subject matter jurisdiction over such legal action or proceeding, any Delaware state court sitting in New Castle County, in connection with any matter based upon or arising out of this Agreement or any of the transactions contemplated by this Agreement or the actions of Parent, Merger Sub or the Company in the negotiation, administration, performance and enforcement hereof and thereof,

(b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the courts of the State of Delaware, as described above, and (d) consents to service being made through the notice procedures set forth in Section 9.4. Each of the Company, Parent and Merger Sub hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 9.4 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby. Each Party hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Section 9.13, that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable Law, that the suit, action or proceeding in any such court is brought in an inconvenient forum, that the venue of such suit, action or proceeding is improper, or that this Agreement, or the subject matter hereof or thereof, may not be enforced in or by such courts and further irrevocably waives, to the fullest extent permitted by applicable Law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which the Party is entitled pursuant to the final judgment of any court having jurisdiction. Each Party expressly acknowledges that the foregoing waiver is intended to be irrevocable under the Laws of the State of Delaware and of the United States of America; provided, that each such Party’s consent to jurisdiction and service contained in this Section 9.13 is solely for the purpose referred to in this Section 9.13 and shall not be deemed to be a general submission to said courts or in the State of Delaware other than for such purpose. Notwithstanding anything in this Agreement to the contrary, each Party hereby irrevocably and unconditionally agrees, on behalf of itself and its Related Parties, that it will not bring or support any litigation against any Financing Source Related Party in any way relating to this Agreement or any of the transactions contemplated hereby, including any dispute arising out of or relating in any way to the Third-Party Financing or the performance thereof, in any forum other than a court of competent jurisdiction sitting in the borough of Manhattan of the City of New York, whether a state or federal court, and that the provisions of Section 9.14 relating to the waiver of jury trial shall apply to any such action, suit or proceeding. Parent irrevocably designates the Corporation Trust Company as its agent and attorney-in-fact for the acceptance of service of process and making an appearance on its behalf in any such claim or proceeding and for the taking of all such acts as may be necessary, proper or advisable in order to confer jurisdiction over it, and Parent stipulates that such consent and appointment are irrevocable and coupled with an interest.

Section 9.14 WAIVER OF JURY TRIAL. EACH OF PARENT, MERGER SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (INCLUDING ANY SUCH ACTION INVOLVING ANY FINANCING SOURCE RELATED PARTY) OR THE ACTIONS OF PARENT OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF OR THEREOF.

Section 9.15 Interpretation. When reference is made in this Agreement to an Article, Exhibit, Schedule or Section, such reference shall be to an Article, Exhibit, Schedule or Section of this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” “hereby” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. Words of any gender include each other gender and neuter genders and words using the singular or plural number also include the plural or singular number, respectively. Any Contract or Law defined or referred to herein means such Contract or Law as from time to time amended, modified or supplemented, including (in the case of Contracts) by waiver or consent and (in the case of Laws) by succession or comparable successor statutes and references to all attachments thereto and instruments incorporated therein. The word “or” shall not be exclusive. The word “will” shall be construed to have the same meaning as the word “shall”. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. The word “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. References to “dollars” or “$” are to United States of America dollars. With respect to the determination of any period of time, “from” means “from and including”. Any deadline or time period set forth in this Agreement that by its terms ends on a day that is not a Business Day shall be automatically extended to the next succeeding Business Day. For purposes of this Agreement, the term “made available”, with respect to any document or item, shall mean that such document or item has been made available to Parent and its Representatives in the electronic data room maintained by the Company at https://www.intralinks.com on or before one (1) Business Day immediately prior to the date of this Agreement. Each of the Parties has participated in the drafting and negotiating of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it is drafted by all the Parties and without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted. The Company, Parent and Merger Sub each agree and acknowledge that the individuals specified in the definition of “knowledge”, as applicable, (x) have read this Agreement, including the representations, warranties, agreements and covenants contained herein, (y) have reviewed with counsel the representations, warranties and covenants contained herein and (z) for purposes of Section 8.2(a), shall be deemed to understand the meanings of the representations, warranties and covenants contained herein. Notwithstanding anything to the contrary herein, Parent Inc. and Parent LP shall each be deemed a “Party” solely for purposes of the provisions of this Article IX.

Section 9.16 Non-Recourse. Each Party agrees, on behalf of itself and its Affiliates and Related Parties, that all Actions, claims, obligations, liabilities or causes of action (whether in Contract or in tort, in Law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate to: (A) this Agreement, any other Transaction Document or any other agreement referenced herein or therein or the transactions contemplated hereunder or thereunder (including the Financing), (B) the negotiation, execution or performance this Agreement, any other Transaction Document or any other agreement referenced herein or therein (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement, any other Transaction Document or such other agreement), (C) any breach or violation of this Agreement, any other Transaction Document or any other agreement referenced herein or therein and (D) any failure of the transactions contemplated hereunder or under any Transaction Document or any other agreement referenced herein or therein (including the Financing) to be consummated, in each case, may be made only against (and are those solely of) the Persons that are expressly identified as parties to this Agreement and, in accordance with, and subject to the terms and conditions of this Agreement. In furtherance and not in limitation of the foregoing, and notwithstanding anything contained in this Agreement, any other Transaction Document or any other agreement referenced herein or therein or otherwise to the contrary, each Party hereto covenants, agrees and acknowledges, on behalf of itself and its respective Affiliates and Related Parties, that no recourse under this Agreement, any other Transaction Document or any other agreement referenced herein or therein or in connection with any transactions contemplated hereby or thereby (including the Financing) shall be sought or had against any other Person, including any Parent Related Party, and no other Person, including any Parent Related Party, shall have any liabilities or obligations (whether in Contract or in tort, in Law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) for any claims, causes of action, obligations or liabilities arising under, out of, in connection with or related to the items in the immediately preceding clauses (A) through (D), it being expressly agreed and acknowledged that no personal liability or losses whatsoever shall attach to, be imposed on or otherwise be incurred by any of the aforementioned, as such, arising under, out of, in connection with or related to the items in the immediately preceding clauses (A) through (D), in each case, except for claims that (1) the Company, Parent or Merger Sub, as applicable, may assert (subject, with respect to the following clauses (ii) and (iii), in all respects to the limitations set forth in Section 8.2, Section 9.12 and this Section 9.16): (i) against any Person that is party to and solely pursuant to the terms and conditions of, the Confidentiality Agreement or any Specified Commercial Matter, as applicable, (ii) against each Guarantor under, if, as and when required pursuant to the terms and conditions of the Parent Guarantee, (iii) against the Equity Investors for specific performance of the Equity Investors’ obligation to fund their committed portions of the Equity Financing thereunder solely in accordance with, and pursuant to the terms and conditions of, Section 6 of the Equity Financing Commitment or (iv) against Parent and Merger Sub solely in accordance with, and pursuant to the terms and conditions of, this Agreement and (2) Parent and its Affiliates may assert against the financing sources pursuant to the terms and conditions of the Third-Party Financing Commitments. Notwithstanding anything to the contrary herein or otherwise, no Parent Related Party shall be responsible or liable for any multiple, consequential, indirect, special, statutory, exemplary or punitive damages which may be alleged as a result of this Agreement, the other Transaction Documents or any other agreement referenced herein or therein or the transactions contemplated hereunder or thereunder (including the Financing), or the termination or abandonment of any of the foregoing.

Section 9.17 Contribution of Preferred Securities Financing. Concurrently with the Closing in accordance with Section 1.2, Parent Inc. and Parent LP shall contribute the proceeds of the Preferred Securities Financing to Parent.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company, Parent and Merger Sub, and solely for the purposes of Article IX of this Agreement, Parent Inc. and Parent LP, have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

COMPANY:

THE ADT CORPORATION

By:	/s/ Naren Gursahaney
	Name:	Naren Gursahaney
	Title:	Chief Executive Officer

Signature Page to Agreement and Plan of Merger

PARENT:

PRIME SECURITY SERVICES BORROWER, LLC

By:	/s/ Timothy J. Whall
	Name:	Timothy J. Whall
	Title:	President and Chief Executive Officer

MERGER SUB:

PRIME SECURITY ONE MS, INC.

By:	/s/ Timothy J. Whall
	Name:	Timothy J. Whall
	Title:	President and Chief Executive Officer

Signature Page to Agreement and Plan of Merger

Solely for the purposes of Article IX:

PRIME SECURITY SERVICES PARENT, INC.

By:	/s/ Laurie D. Medley
	Name:	Laurie D. Medley
	Title:	Vice President

Solely for the purposes of Article IX:

PRIME SECURITY SERVICES TOPCO PARENT, L.P.

By:	PRIME SECURITY SERVICES GP, LLC, its general partner

By:	/s/ Laurie D. Medley
	Name:	Laurie D. Medley
	Title:	Vice President

Signature Page to Agreement and Plan of Merger

EXHIBIT A-1

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE SURVIVING CORPORATION

(SEE ATTACHED.)

Exhibit A-1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

THE ADT CORPORATION

(a Delaware corporation)

ARTICLE I

The name of the Corporation is The ADT Corporation.

ARTICLE II

The address of the Corporation’s registered office in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808. The name of the Corporation’s registered agent at such address is Corporation Service Company.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as it now exists or may hereafter be amended and/or supplemented from time to time (the “DGCL”).

ARTICLE IV

The total number of shares of all classes of stock that the Corporation is authorized to issue is one thousand (1,000) shares of capital stock, all of which shall be common stock with a par value of one cent ($0.01) per share (the “Common Stock”). Each holder of record of Common Stock shall be entitled to vote at all meetings of the stockholders and shall have one vote for each share held by such holder of record.

ARTICLE V

From time to time, any of the provisions of this Amended and Restated Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the DGCL or other statutes or laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Amended and Restated Certificate of Incorporation are granted subject to this reservation.

ARTICLE VI

In furtherance and not in limitation of the rights, powers, privileges and discretionary authority granted or conferred by the DGCL or other statutes or laws of the State of Delaware, the Board of Directors of the Corporation (the “Board”) is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation (the “Bylaws”), without any action on the part of the stockholders, but the stockholders may make, alter, amend or repeal the Bylaws whether adopted by them or otherwise.

ARTICLE VII

Election of directors need not be by written ballot unless the Bylaws shall so require.

ARTICLE VIII

To the fullest extent permitted by law, as it now exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty owed to the Corporation or its stockholders. Neither the amendment nor repeal of this Article VIII, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation, nor, to the fullest extent permitted by the DGCL, any modification of law shall eliminate, reduce or otherwise adversely affect any right or protection of a current or former director of the Corporation existing at the time of such amendment, repeal, adoption or modification. If the DGCL is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

ARTICLE IX

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. Any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding Common Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Common Stock entitled to vote thereon were present and voted, and shall be delivered to the Corporation.

The books of the Corporation may be kept (subject to any provision contained in the DGCL) within or outside of the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws.

ARTICLE X

Neither any contract or other transaction between the Corporation and any other corporation, partnership, limited liability company, joint venture, firm, association, or other entity (an “Entity”), nor any other acts of the Corporation with relation to any other Entity will, in the absence of fraud, to the fullest extent permitted by applicable law, in any way be invalidated or otherwise affected by the fact that any one or more of the directors or officers of the Corporation are pecuniary or otherwise interested in, or are directors, officers, partners, or members of, such other Entity (such directors, officers, and Entities, each a “Related Person”). Any Related Person may be a party to, or may be pecuniary or otherwise interested in, any contract or transaction of the Corporation; provided, however, that the fact that person is a Related Person or is pecuniary or otherwise interested in such contract or transaction is disclosed or is known to the Board or a majority of directors present at any meeting of the Board at which action upon any such contract or transaction is taken. Any director of the Corporation who is also a Related Person or who is pecuniary or otherwise interested in such contract or transaction may be counted in determining the existence of a quorum at any meeting of the Board during which any such contract or transaction is authorized and may vote thereat to authorize any such contract or transaction, with like force and effect as if such person were not a Related Person or were not pecuniary or otherwise interested in such contract or transaction. Any director of the Corporation may vote upon any contract or any other transaction between the Corporation and any subsidiary or affiliated Entity without regard to the fact that such person is also a director, officer, manager, general partner or other fiduciary of such subsidiary or affiliated Entity.

Any contract, transaction or act of the Corporation or of the directors of the Corporation that is ratified at any annual meeting of the stockholders of the Corporation, or at any special meeting of the stockholders of the Corporation called for such purpose, will, insofar as permitted by applicable law, be as valid and as binding as though ratified by every stockholder of the Corporation; provided, however, that any failure of the stockholders to approve or ratify any such contract, transaction or act, when and if submitted, will not be deemed in any way to invalidate the same or deprive the Corporation, its directors, officers or employees, of its or their right to proceed with such contract, transaction or act.

Subject to any express agreement that may from time to time be in effect, (x) any director or officer of the Corporation who is also an officer, director, partner, employee, managing director or other affiliate of either Apollo Management VIII, L.P., on behalf of its investment funds (“Apollo”), or any of its respective affiliates (collectively, the “Managers”) and (y) the Managers and their affiliates, may, and shall have no duty not to, in each case on behalf of the Managers or their affiliates (the persons and entities in clauses (x) and (y), each a “Covered Manager Person”), to the fullest extent permitted by applicable law, (i) carry on and conduct, whether directly, or as a partner in any partnership, or as a member or manager in any limited liability company or as a joint venturer in any joint venture, or as an officer, director or stockholder of any corporation, or as a participant in any syndicate, pool, trust or association, any business of any kind, nature or description, whether or not such business is competitive with or in the same or similar lines of business as the Corporation, (ii) do business with any client, customer, vendor or lessor of any of the Corporation or its affiliates, and (iii) make investments in any kind of property in which the Corporation may make investments. To the fullest extent permitted by Section 122(17) of the DGCL, the Corporation hereby renounces any interest or expectancy of the Corporation to participate in any business of the Managers or their affiliates, and waives any claim against a Covered Manager Person and shall indemnify a Covered Manager Person against any claim that such Covered Manager Person is liable to the Corporation or its stockholders for breach of any fiduciary duty solely by reason of such person’s or entity’s participation in any such business.

In the event that a Covered Manager Person acquires knowledge of a potential transaction or matter which may constitute a corporate opportunity for both (x) the Covered Manager Person, in his or her Apollo-related capacity, as the case may be, or Apollo or its affiliates, as the case may be, and (y) the Corporation, to the fullest extent permitted by law, the Covered Manager Person shall not have any duty to offer or communicate information regarding such corporate opportunity to the Corporation. To the fullest extent permitted by Section 122(17) of the DGCL, the Corporation hereby renounces any interest or expectancy of the Corporation in such corporate opportunity and waives any claim against each Covered Manager Person and shall indemnify a Covered Manager Person against any claim that such Covered Manager Person is liable to the Corporation or its stockholders for breach of any fiduciary duty solely by reason of the fact that such Covered Manager Person (i) pursues or acquires any corporate opportunity for its own account or the account of any affiliate, (ii) directs, recommends, sells, assigns or otherwise transfers such corporate opportunity to another person or (iii) does not communicate information regarding such corporate opportunity to the Corporation.

Any person or entity purchasing or otherwise acquiring or holding any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article X.

This Article X may not be amended, modified or repealed without the prior written consent of each of the Managers.

In the event of a conflict between this Article X and any other Article or provision of this Amended and Restated Certificate of Incorporation, this Article X shall prevail under all circumstances. Notwithstanding anything to the contrary herein, under no circumstances shall any employee of the Corporation or any of its subsidiaries be deemed to be a “Covered Manager Person”, and under no circumstances shall the Corporation waive or renounce any interest or expectancy of the Corporation in, or in being offered any opportunity to participate in, any business opportunities that are presented to any Manager who is also an employee of the Corporation or any of its subsidiaries, irrespective of whether such employee is a director or officer of the Corporation of any of its affiliates.

ARTICLE XI

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, stockholder, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL or (d) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XI.

ARTICLE XII

The Corporation elects not to be governed by Section 203 of the DGCL.

EXHIBIT A-2

AMENDED AND RESTATED BYLAWS OF THE SURVIVING CORPORATION

(SEE ATTACHED.)

Exhibit A-2

AMENDED & RESTATED BYLAWS

OF

THE ADT CORPORATION

(Adopted [●], 201[●])

ARTICLE I

Offices

Section 1. Registered Office; Registered Agent. The registered office of The ADT Corporation (the “Corporation”) in the State of Delaware, and the name of its registered agent at such address, shall be as set forth in the Certificate of Incorporation of the Corporation (as the same may be amended and/or restated from time to time, the “Certificate of Incorporation”). The Corporation’s registered agent in the State of Delaware, and the address of such registered agent, may be changed from time to time by or under the authority of the board of directors of the Corporation (the “Board of Directors”) in the manner provided in the General Corporation Law of the State of Delaware (the “DGCL”).

Section 2. Other Offices. The Corporation may have a principal or other office or offices at such other place or places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or as shall be necessary or appropriate for the conduct of the business of the Corporation.

ARTICLE II

Stockholders

Section 1. Place of Meetings. All meetings of stockholders shall be held at the principal office of the Corporation or at such other place, if any, within or without the State of Delaware, or by means of remote communication, as may be designated by the Board of Directors and stated in the notice of the meeting.

Section 2. Annual Meetings. An annual meeting of stockholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on such day and at such hour, as shall be fixed by the Board of Directors and designated in the notice of the meeting. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and may transact such other corporate business as may properly be brought before the meeting.

Section 3. Special Meetings. A special meeting of the stockholders (or of any class thereof) for any purpose or purposes may be called at any time by the Chairman of the Board, if any, the President or by order of the Board of Directors and shall be called by the President or the Secretary upon the written request therefor delivered to the President or Secretary signed by stockholders holding of record more than 50% of the outstanding shares of stock of the Corporation entitled to vote at such meeting. Such written request shall state the purpose or purposes for which such meeting is to be called and the call therefor shall be issued within 60 days after the receipt of said request. Business transacted at all special meetings shall be confined to the objects specifically stated in the call therefor.

Section 4. Notice of Meetings. Except as otherwise expressly required by law, written notice of each meeting of stockholders, whether annual or special, shall be given at least 10 and not more than 60 days before the date on which the meeting is to be held to each stockholder of record entitled to vote thereat by delivering a notice thereof to such stockholder personally or by mailing such notice in a postage prepaid envelope directed to such stockholder at such stockholder’s address as it appears on the stock ledger of the Corporation, unless such stockholder shall have filed with the Secretary of the Corporation a written request that notices intended for such stockholder be directed to another address, in which case such notice shall be directed to such stockholder at the address designated in such request. Notices of each meeting of stockholders, whether annual or special, shall set forth the date, time, place, if any, the means of remote communications, if any, by which stockholders or proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at such meeting (if such date is different from the record date for stockholders entitled to notice of the meeting). Notices of each special meeting of stockholders shall also set forth the purpose or purposes for which the meeting is called. In lieu of written notice, notice may be given by electronic transmission if permitted by applicable law and if given in compliance therewith. If electronically transmitted by means of facsimile telecommunication or electronic mail, then notice is deemed given when transmitted and directed to a facsimile number or electronic mail address, as the case may be, at which the stockholder has consented to receive notice. If mailed, notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder in the manner set forth herein. An affidavit of the Secretary or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 5. List of Stockholders. The Secretary or any Assistant Secretary of the Corporation shall produce, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote thereat (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of such stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting, either on a reasonably accessible electronic network as permitted by law (provided that the information required to gain access to the list is provided with the notice of the meeting) or during ordinary business hours at the principal place of business of the Corporation. If the meeting is to be held at a place, such list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network (provided that the information required to access such list shall be provided with the notice of the meeting). Except as otherwise provided by law, the original or duplicate stock ledger shall be the only evidence as to the stockholders entitled to examine such list or to vote in person or by proxy at such meeting.

Section 6. Quorum; Adjournment of Meetings. Except as otherwise provided by law, the Certificate of Incorporation or these Amended & Restated Bylaws of the Corporation (“Bylaws”), the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting shall constitute a quorum for the transaction of business at all meetings of the stockholders. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum. If less than a quorum shall be present or represented at the time for which the meeting shall have been called, the stockholders so present in person or by proxy at such meeting may, by a majority in voting power thereof, adjourn the meeting from time to time without any notice or call other than by an announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall attend. Any meeting or adjournment thereof at which a quorum is present may also be adjourned in like manner without notice or call or upon such notice or call as may be determined by vote of the holders of a majority in voting power voting thereon. If, however, the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted if the meeting had been held as originally called.

Section 7. Voting. Except as otherwise provided in the Certificate of Incorporation, at every meeting of stockholders, each holder of record of the issued and outstanding stock of the Corporation entitled to vote at such meeting shall be entitled to one vote in person or by proxy for each such share of stock having voting power upon the matter in question held by such stockholder. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no proxy shall be voted after three years from its date unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may remain irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. Shares of its own capital stock belonging to the Corporation directly or indirectly shall not be voted directly or indirectly; provided, however, that the foregoing shall not limit the right of the Corporation to vote any shares of the Corporation’s stock held by it in a fiduciary capacity (and to count such shares for purposes of determining a quorum). Except as otherwise required by the laws of the State of Delaware or the Certificate of Incorporation, and except for the election of directors, at all meetings of the stockholders, a quorum being present, all matters shall be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock entitled to vote thereon which are present in person or by proxy. Directors shall be elected by plurality of the votes cast at a meeting for the election of directors at which a quorum is present. Unless demanded by a stockholder of the Corporation present in person or by proxy at any meeting of the stockholders and entitled to vote thereat before the meeting begins, or so directed by the person presiding at the meeting or required by the laws of the State of Delaware, the election of directors of the Corporation or the vote on any other question presented at the meeting need not be by ballot. On any vote by ballot, each ballot shall be signed by the stockholder voting, or in such stockholder’s name by such stockholder’s proxy, if there be such a proxy, and shall state the number of shares voted by such stockholder and the number of votes to which each share is entitled.

Section 8. Organization of Meeting. The Chairman of the Board, if any, shall preside at all meetings of stockholders, or in his or her absence, the Vice Chairman of the Board, if any, shall preside, or in his or her absence, the President of the Corporation shall preside. If neither the Chairman of the Board, the Vice Chairman of the Board or the President is present at the meeting, the holders of a majority of the shares present at the meeting and entitled to vote, in person or by proxy, shall select a person to preside at the meeting. Subject to the requirements of any applicable law or the rules and regulations of any national securities exchange, national securities association or interdealer quotation system upon which the Corporation’s securities may be listed, the person presiding at a meeting of stockholders shall determine the order of business and the procedure at the meeting, including, without limitation, the regulation of the manner of voting and the conduct of any discussion, as he or she believes to be in order. The Secretary of the Corporation shall act as secretary of all meetings of stockholders, or in his or her absence, any Assistant Secretary of the Corporation who is present shall act as secretary of the meeting, or if no Assistant Secretary shall be present, the person presiding at such meeting shall appoint a secretary for that particular meeting.

Section 9. Action Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such corporate action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with applicable law. Prompt notice of the taking of the corporate action without a meeting by less than unanimous consent shall be given to those stockholders who have not consented in writing. In the event that the action which is consented to is such as would have required the filing of a certificate with any governmental body, if such action had been voted on by stockholders at a meeting thereof, the certificate filed shall state, in lieu of any statement required by law concerning any vote of stockholders, that consent had been given in accordance with the provisions of Section 228 of the DGCL. Without limiting the manner by which consent may be given, written consent may be given by means of electronic transmission in the manner prescribed by Section 228 of the DGCL.

Section 10. Ratification of Acts of Directors and Officers. Except as otherwise provided by law or by the Certificate of Incorporation, any transaction or contract or act of the Corporation or of the directors or the officers of the Corporation may be ratified by the affirmative vote of the holders of the number of shares which would have been necessary to approve such transaction, contract or act at a meeting of stockholders, or by the written consent of stockholders in lieu of a meeting.

ARTICLE III

Board of Directors

Section 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by the DGCL or the Certificate of Incorporation.

Section 2. Number of Directors; Term of Office. The Board of Directors shall consist of three members but may be increased or decreased as hereinafter provided. Each director shall hold office until the annual meeting of the stockholders next following his or her election and until his or her successor shall have been elected and shall qualify, or until his or her death, resignation or removal from office. At any time or from time to time at a special meeting called for that purpose, the Board of Directors, by the vote of a majority of the entire Board, may increase the number of directors of the Corporation, or may decrease the number of directors of the Corporation; provided, however, that in no event shall the number of directors of the Corporation be less than one. Directors shall be elected at the annual meeting of stockholders. Directors need not be stockholders or residents of the State of Delaware. Except as otherwise provided in these Bylaws, elections of directors need not be by written ballot.

Section 3. Quorum; Manner of Acting; Telephonic Participation. Unless otherwise provided by law, the presence of a majority of the entire Board of Directors shall be necessary to constitute a quorum for the transaction of business. In the absence of a quorum, the directors present shall adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. At all meetings of the directors, a quorum being present, all matters shall be decided by the affirmative vote of a majority of the directors present, except as otherwise required by the laws of the State of Delaware or the Certificate of Incorporation. All or any one or more directors may participate in a meeting of the Board of Directors or of any committee thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to such communications equipment shall constitute presence in person at such meeting. The minutes of any meeting of the Board of Directors or of any committee thereof held by telephone shall be prepared in the same manner as a meeting of the Board of Directors or of such committee held in person.

Section 4. Place of Meetings. The Board of Directors may hold its meetings at such place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine.

Section 5. Annual Meeting. As promptly as practicable after each annual meeting of the stockholders for the election of directors, the Board of Directors shall meet for the purpose of the appointment of officers and the transaction of such other business as may properly come before the meeting. Notice of such meeting need not be given if held immediately after the annual meeting of stockholders. Such meeting may be held at any other time or place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or in a waiver of notice thereof signed by all the directors.

Section 6. Regular Meetings. Regular meetings of the Board of Directors may be held at such time and place, within or without the State of Delaware, as shall from time to time be determined by the Board of Directors. After there has been such determination, and notice thereof has been given to each member of the Board of Directors, regular meetings may be held without further notice being given.

Section 7. Special Meetings and Notice Thereof. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the President or by a majority of the directors. Notice of the time, date and place of each such meeting shall be mailed to each director, addressed to him or her at his or her residence or usual place of business, at least four days before the date on which the meeting is to be held, or shall be given to him or her by telegram, telex, mailgram, facsimile transmission, electronic mail or other means of electronic transmission, or be delivered personally or by telephone, not later than the day before the day on which such meeting is to be held. Such notice shall state the time and place of the meeting, but need not state the purposes thereof. In lieu of the notice to be given as set forth above, a waiver thereof in writing, signed by the director or directors entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto for purposes of this Section 7. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with first-class postage thereon prepaid. If sent by any other means (including facsimile, courier, electronic mail or express mail, etc.), such notice shall be deemed to be delivered when actually delivered to the home or business address, electronic address or facsimile number of the director. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, and objects at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Directors called by them.

Section 8. Removal. Except as otherwise provided by the Certificate of Incorporation or applicable law, the entire Board of Directors or any individual director may be removed from office with or without cause by the holders of a majority in voting power of the outstanding stock entitled to vote at an election of directors. In case the Board of Directors or any one or more directors be so removed, one or more individuals may be appointed at the same meeting at which such director or directors have been so removed to fill the vacancy or vacancies created thereby, to serve for the remainder of the terms, respectively, of the director or directors so removed.

Section 9. Resignation. Any director of the Corporation may resign at any time by giving written notice thereof to the Chairman of the Board, if any, the Vice Chairman of the Board, if any, the President or the Secretary of the Corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 10. Vacancies on Board of Directors. If any vacancy occurs in the Board of Directors caused by the death, resignation, retirement, disqualification or removal from office of any director or otherwise, or any new directorship is created by any increase in the authorized number of directors, a majority of the directors then in office, though less than a quorum, may fill the vacancy or newly created directorship, as the case may be, or such vacancy or newly created directorship may be filled at an annual meeting or at a special meeting of the stockholders called for that purpose. Each director so elected shall hold office until the next annual meeting of stockholders and until his or her successor shall be elected and shall be qualified or until his or her death, resignation or removal from office.

Section 11 Waiver of Notice and Consent. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though such meeting had been duly held after a regular call and notice, if a quorum be present and if, before or after the meeting, each of the directors not present signs or electronically transmits a written waiver of notice of such meeting whether before or after the date stated therein. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of directors or members of a committee of directors need be specified in any written waiver of notice. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 12. Committees. The Board of Directors may, by resolution of the Board of Directors, designate one or more committees, each committee to consist of one or more directors of the Corporation, which, to the extent provided in the resolution or in these Bylaws, shall have and may exercise such powers of the Board of Directors in the management of the business and affairs of the Corporation, as the Board of Directors may by resolution determine and specify in the respective resolutions appointing them, subject to such restrictions as may be contained in the Certificate of Incorporation or the laws of the State of Delaware. Such committee or committees shall have such name or names as may be determined from time to time by resolutions adopted by the Board of Directors. The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required. A majority of all the members of any such committee may fix its rules of procedure, determine its action and fix the time and place, whether within or without the State of Delaware, of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise by resolution provide. The Board of Directors shall have the power to change the membership of any such committee at any time, to fill vacancies thereon and to discharge any such committee, either with or without cause, at any time. Each member of any such committee shall be paid such fee, if any, as shall be fixed by the Board of Directors for each meeting of such committee which he or she shall attend and for his or her expenses, if any, of attendance at each regular or special meeting of such committee as shall be determined by the Board of Directors.

Section 13. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing, or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors, or committee.

Section 14. Fees and Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors may, if it so desires, authorize members of the Board of Directors to be compensated for their expenses, if any, of attendance at each regular or special meeting of the Board of Directors. Such compensation may, in the Board of Directors’ discretion, also include a fixed sum for each meeting and an annual fee for serving as a director, such as may be allowed by resolution of the Board of Directors. Directors who are officers or employees of the Corporation may receive, if the Board of Directors desires, fees for serving as directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

Officers

Section 1. Officers. The principal officers of the Corporation shall be chosen by the Board of Directors and may include a President, one or more Vice Presidents, a Treasurer and a Secretary. The Board of Directors may also choose such other officers, including, without limitation, a Chairman of the Board, a Vice Chairman of the Board, a Chief Executive Officer and one or more Senior or Executive Vice Presidents, as may be appointed in accordance with the provisions of these Bylaws. One person may hold the offices and perform the duties of any two or more of said officers.

Section 2. Election or Appointment and Term of Office. The principal officers of the Corporation shall be appointed annually by the Board of Directors at the annual meeting thereof. Each such officer shall hold office until his or her successor shall have been duly chosen and shall qualify, or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided.

Section 3. Subordinate Officers. In addition to the principal officers enumerated in Section 1 of this Article IV, the Corporation may have one or more Assistant Treasurers, one or more Assistant Secretaries and such other officers, agents and employees as the Board of Directors may deem necessary, each of whom shall hold office for such period, have such authority, and perform such duties as the President, the Chief Executive Officer, if any, or the Board of Directors may from time to time designate. The Board of Directors may delegate to any principal officer the power to appoint and to remove any such subordinate officers, agents or employees.

Section 4. Removal. Any officer may be removed, either with or without cause, at any time, by resolution adopted by the Board of Directors at any regular meeting of the Board of Directors or at any special meeting of the Board of Directors called for that purpose at which a quorum is present, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation.

Section 5. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 6. Vacancies. A vacancy in any office may be filled for the unexpired portion of the term in the manner prescribed in these Bylaws for appointment to such office for such term.

Section 7. Powers and Duties. The officers shall each have such authority and perform such duties in the management of the Corporation as from time to time may be prescribed by the Board of Directors and as may be delegated by the President or the Chief Executive Officer, if any, without limiting the foregoing:

(a) Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and he or she shall have and perform such other duties as from time to time may be assigned to him or her by the Board of Directors.

(b) Vice Chairman of the Board. The Vice Chairman of the Board shall be the assistant to the Chairman of the Board of Directors and shall assume the Chairman’s responsibilities in the event of his or her absence or disability or as directed by the Chairman of the Board.

(c) President; Chief Executive Officer. Unless a separate Chief Executive Officer is appointed, the President shall serve as the Chief Executive Officer of the Corporation. The Chief Executive Officer shall, subject to the direction of the Board of Directors, have general and active control of the affairs and business of the Corporation and general supervision of its officers, officials, employees and agents. In the absence of a Chairman of the Board or Vice Chairman of the Board, he or she shall preside at all meetings of the stockholders, at all meetings of the Board of Directors and any committee thereof of which he or she is a member, unless the Board of Directors or such committee shall have chosen another chairman. He or she shall see that all orders and resolutions of the Board of Directors are carried into effect, and in addition he or she shall have all the powers and perform all the duties generally pertaining to the office of the Chief Executive Officer of a corporation. If a separate Chief Executive Officer is appointed, the President shall have and perform such duties as otherwise generally pertain to such office and as may be assigned to him or her by the Board of Directors. Subject to the control and direction of the Board of Directors, the President may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation.

(d) Executive Vice President. The Executive Vice Presidents in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

(e) Senior Vice President. The Senior Vice Presidents in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President and the Executive Vice

Presidents, perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

(f) Vice President. The Vice Presidents in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, the Executive Vice Presidents and the Senior Vice Presidents, perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

(g) Treasurer. The principal financial officer of the Corporation shall be the Treasurer of the Corporation unless the Board of Directors has designated another officer to serve as principal financial officer. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation and shall deposit all such funds in the name of the Corporation in such banks or other depositories as shall be selected by the Board of Directors. He or she shall exhibit at all reasonable times his or her books of account and records to any of the directors of the Corporation during business hours at the office of the Corporation where such books and records shall be kept; when requested by the Board of Directors or any committee thereof, he or she shall render a statement of the condition of the finances of the Corporation at any meeting of the Board of Directors or any committee thereof or at the annual meeting of stockholders; he or she shall receive, and give receipt for, monies due and payable to the Corporation from any source whatsoever; and, in general, he or she shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Chief Executive Officer or the Board of Directors. The Treasurer shall give such bond, if any, for the faithful discharge of his or her duties as the Board of Directors may require.

(h) Secretary. The Secretary, if present, shall act as secretary at all meetings of the Board of Directors or any committee thereof and of the stockholders and keep the minutes thereof in a book or books to be provided for that purpose. He or she shall see that all notices required to be given by the Corporation are duly given and served; he or she shall have charge of the stock records of the Corporation; he or she shall see that all reports, statements and other documents required by law are properly kept and filed; and in general, he or she shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Chief Executive Officer or the Board of Directors.

Section 8. Salaries. The salaries of the principal officers shall be fixed from time to time by the Board of Directors or a committee thereof appointed for such purpose, and the salaries of any other officers may be fixed by the Chief Executive Officer.

ARTICLE V

Capital Stock

Section 1. Certificates of Shares. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman or Vice Chairman of the Board of Directors, or the President or Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation representing the number of shares registered in certificate form; provided, however, that, where any such certificate is signed (a) by a transfer agent or an assistant transfer agent, or (b) by a transfer clerk acting on behalf of the Corporation and a registrar, if the Board of Directors shall by resolution so authorize, the signature of such Chairman of the Board, President, Vice President, Treasurer,

Secretary, Assistant Treasurer or Assistant Secretary may be facsimiles thereof. In case any officer or officers of the Corporation who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate shall cease to be such officer or officers, whether by reason of death, resignation or otherwise, before such certificate shall have been delivered by the Corporation, such certificate may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate, or whose facsimile signature or signatures shall have been affixed thereto, had not ceased to be such officer or officers.

Section 2. Stock Ledger. A record shall be kept by the Secretary, transfer agent or by any other officer, employee or agent designated by the Board of Directors of the name of the person, firm or corporation holding the stock represented by such certificate, the number of shares represented by such certificate, and the date of issuance thereof, and in case of cancellation, the date of cancellation.

Section 3. Cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 6 of this Article V.

Section 4. Transfers of Stock. Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer clerk or a transfer agent appointed as provided in Section 5 of this Article V, and on surrender of the certificate or certificates, if any, for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided, however, that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the Corporation, shall be so expressed in the entry of transfer.

Section 5. Regulations. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with the Certificate of Incorporation or these Bylaws, concerning the issue, transfer and registration of shares of the stock of the Corporation. It may appoint, or authorize any principal officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates of stock to bear the signature or signatures of any of them.

Section 6. Lost, Stolen, Mutilated or Destroyed Certificates. As a condition to the issue of a new certificate or uncertificated shares of stock in the place of any certificate theretofore issued and alleged to have been lost, stolen, mutilated or destroyed, the Board of Directors, in its discretion, may require the owner of any such certificate, or his legal representatives, to give the Corporation a bond in such sum and in such form as it may direct or to otherwise indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, mutilation or destruction of any such certificate or the issuance of such new certificate or uncertificated shares. Proper evidence of such loss, theft, mutilation or destruction shall be procured for the Board of Directors, if required. The Board of Directors, in its discretion, may authorize the issuance of such new certificate or uncertificated shares without any bond when in its judgment it is proper to do so.

Section 7. Record Date.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c) Unless otherwise restricted by the certificate of incorporation, in order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date for determining stockholders entitled to express consent to corporate action in writing without a meeting is fixed by the Board of Directors, (i) when no prior action of the Board of Directors is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (ii) if prior action by the Board of Directors is required by law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

ARTICLE VI

Amendments

Section 1. Amendments by Stockholders. These Bylaws may be altered, amended or repealed and new Bylaws may be added by the stockholders at any annual meeting of the stockholders or at any special meeting thereof if notice of the proposed alteration, amendment, repeal or addition be contained in the notice of such special meeting, by the affirmative vote of the holders of a majority in voting power of the stock entitled to vote thereon.

Section 2. Amendments by the Board of Directors. The Board of Directors may adopt, amend or repeal these Bylaws by the affirmative vote of the Board of Directors at any regular or special meeting of the Board of Directors. If the power to adopt, amend or repeal Bylaws is conferred upon the Board of Directors by the Certificate of Incorporation it shall not divest or limit the power of the stockholders to adopt, amend or repeal Bylaws.

ARTICLE VII

Miscellaneous Provisions

Section 1. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 2. Voting of Securities Owned by the Corporation. The Board of Directors may authorize any person on behalf of the Corporation to attend, waive notice, vote or consent and grant proxies (with or without power of substitution), with respect to the securities of any other entity which may be held by this Corporation.

Section 3. Dividends; Reserves.

(a) Subject to any restrictions contained in the Certificate of Incorporation, the Board of Directors may declare and pay dividends upon the shares of the Corporation’s capital stock from the Corporation’s surplus, or if there be none, out of its net profits for the current fiscal year and/or the preceding fiscal year. Dividends may be paid in cash, in property or in shares of capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon. Dividends shall be payable upon such dates as the Board of Directors may designate.

(b) If the dividend is to be paid in shares of the theretofore unissued capital stock of the Corporation, the Board of Directors shall, by resolution, direct that there be designated as capital in respect of such shares an amount which is not less than the aggregate par value of par value shares being declared as a dividend and, in the case of shares without par value being declared as a dividend, such amount as shall be determined by the Board of Directors; provided, however, that no such designation as capital shall be necessary if shares are being distributed by the Corporation pursuant to a split-up or division of its stock.

(c) The Board of Directors may set apart out of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

Section 4. Corporate Seal. The Board of Directors may adopt a corporate seal. The corporate seal shall consist of a die bearing the name of the corporation and the inscription, “Corporate Seal-Delaware.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE VIII

Indemnification

Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, agent or trustee or in any other capacity while serving as a director, officer, employee, agent or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this Article VIII with respect to proceedings to enforce rights to indemnification or advancement of expenses or with respect to any compulsory counterclaim brought by such indemnitee, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors.

Section 2. Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 1 of this Article VIII, an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in appearing at, participating in or defending any such proceeding in advance of its final disposition or in connection with a proceeding brought to establish or enforce a right to indemnification or advancement of expenses under this Article VIII (which shall be governed by Section 3 of this Article VIII) (hereinafter an “advancement of expenses”); provided, however, that, any advancement of expenses hereunder in connection with any such proceeding shall be made solely upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such indemnitee is not entitled to be indemnified in connection with such proceeding.

Section 3. Enforcement. If a claim under Section 1 or Section 2 of this Article VIII is not paid in full by the Corporation within sixty (60) days after a written claim for indemnification has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim or to obtain advancement of expenses, as applicable. To the fullest extent permitted by law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation.

Section 4. Non-Exclusivity of Rights. The rights conferred on any person by this Article VIII shall not be exclusive of any other right which such person may have or hereafter acquire under any applicable statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL, or by any other applicable law.

Section 5. Survival of Rights. The rights conferred on any person by this Article VIII shall continue as to a person who has ceased to be a director or executive officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 6. Insurance. To the fullest extent permitted by the DGCL, or any other applicable law, the Corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Article VIII.

Section 7. Amendments. Any amendment, alteration or repeal of this Article VIII that adversely affects any right of an indemnitee or his or her successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

Section 8. Saving Clause. If this Article VIII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and executive officer to the full extent not prohibited by any applicable portion of this Article VIII that shall not have been invalidated, or by any other applicable law. If this Article VIII shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the Corporation shall indemnify each director and executive officer to the full extent under any other applicable law.

Section 9. Nature of Rights. The rights conferred upon indemnitees in this Article VIII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article VIII that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

Annex B

[Letterhead of Goldman, Sachs & Co.]

PERSONAL AND CONFIDENTIAL

February 14, 2016

Board of Directors

The ADT Corporation

1501 Yamato Road

Boca Raton, FL 33431

Ladies and Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders (other than Prime Security Services Borrower, LLC, a Delaware limited liability company (“Parent”) and its affiliates) of the outstanding shares of common stock, par value $0.01 per share (the “Shares”), of The ADT Corporation (the “Company”) of the $42.00 in cash per Share to be paid to such holders pursuant to the Agreement and Plan of Merger, dated as of February 14, 2016 (the “Agreement”), by and among Parent, Prime Security One MS, Inc., a Delaware corporation and a wholly owned subsidiary of Parent, and the Company.

Goldman, Sachs & Co. and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman, Sachs & Co. and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Parent, any of their respective affiliates and third parties, including Apollo Global Management, LLC (“Apollo”), an affiliate of Parent, and its affiliates and portfolio companies, or any currency or commodity that may be involved in the transaction contemplated by the Agreement (the “Transaction”). We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, all of which are contingent upon consummation of the Transaction, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. We have provided certain financial advisory and/or underwriting services to the Company and/or its affiliates from time to time for which our Investment Banking Division has received, and may receive, compensation, including having acted as joint bookrunner with respect to the issuance of its 4.125% senior unsecured notes due 2019 (aggregate principal amount $500 million) in March 2014 and as co-lead manager with respect to the issuance of its 5.25% senior unsecured notes due 2020 (aggregate principal amount $300 million) in December 2014. We also have provided certain financial advisory and/or underwriting services to Apollo and/or its affiliates and portfolio companies from time to time for which our Investment Banking Division has received, and may receive, compensation, including having acted as financial advisor to Athlon Energy, a portfolio company of funds affiliated with Apollo, in connection with its sale in November 2014; as financial advisor to ASG Security (“ASG”), a portfolio company of funds affiliated with Apollo, in connection with its sale to Apollo in May 2015; as co-manager with respect to the offering by Protection One, Inc., a portfolio company of funds affiliated with Apollo, and ASG of first and second lien term loan facilities (aggregate principal amount $1.355 billion) in May 2015; as financial advisor to Apollo in connection with the sale of Great Wolf Resorts, a portfolio company of funds affiliated with Apollo, in May 2015; as joint bookrunner with respect to the issuance by EP Energy LLC, a portfolio company of funds affiliated with Apollo, of its 6.375% senior unsecured notes due 2023 (aggregate principal amount $800 million) in July 2015; as financial advisor to Gala Coral Group Limited, a portfolio company of funds affiliated with Apollo, in connection with its pending merger announced in July 2015; and as joint bookrunner with respect to the issuance by Norwegian Cruise Line Holdings Limited, a portfolio company of funds affiliated with Apollo, of its 4.625% senior unsecured notes due 2020 (aggregate principal amount $600 million) in November 2015.

Board of Directors

The ADT Corporation

February 14, 2016

We may also in the future provide financial advisory and/or underwriting services to the Company, Parent and their respective affiliates and Apollo and its affiliates and portfolio companies for which our Investment Banking Division may receive compensation. Affiliates of Goldman, Sachs & Co. also may have co-invested with Apollo and its affiliates from time to time and may have invested in limited partnership units of affiliates of Apollo from time to time and may do so in the future.

In connection with this opinion, we have reviewed, among other things, the Agreement; the Company’s Registration Statement on Form 10-12B, including the information statement dated September 17, 2012 filed as Exhibit 99.1 thereto, relating to the separation from and distribution of Shares by Tyco International Ltd; annual reports to stockholders and Annual Reports on Form 10-K of the Company for the four fiscal years ended September 30, 2015; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company to its stockholders; certain publicly available research analyst reports for the Company; and certain internal financial analyses and forecasts for the Company, including estimates of certain tax utilization and accelerated depreciation benefits of the Company, prepared by its management, as approved for our use by the Company (the “Forecasts”). We have also held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company; reviewed the reported price and trading activity for the Shares; compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the security and alarm monitoring industry and in other industries; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.

For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the expected benefits of the Transaction in any way meaningful to our analysis. We have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.

Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. This opinion addresses only the fairness from a financial point of view to the holders (other than Parent and its affiliates) of Shares, as of the date hereof, of the $42.00 in cash per Share to be paid to such holders pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, including, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the Transaction, whether relative to the $42.00 in cash per Share to be paid to the holders (other than Parent and its affiliates) of

Board of Directors

The ADT Corporation

February 14, 2016

Shares pursuant to the Agreement or otherwise. We are not expressing any opinion as to the impact of the Transaction on the solvency or viability of the Company or Parent or the ability of the Company or Parent to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman, Sachs & Co.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the $42.00 in cash per Share to be paid to the holders (other than Parent and its affiliates) of Shares pursuant to the Agreement is fair from a financial point of view to such holders.

Very truly yours,

/s/ Goldman, Sachs & Co.

(GOLDMAN, SACHS & CO.)

Annex C

THE GENERAL CORPORATION LAW

OF

THE STATE OF DELAWARE

SECTION 262 APPRAISAL RIGHTS.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation”, and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by

§ 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however, that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

    TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:                    ☒

KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR
proposals 1, 2 and 3.					For	Against	Abstain
1

To adopt the Agreement and Plan of Merger, dated as of February 14, 2016, among The ADT Corporation, Prime Security Services Borrower, LLC, Prime Security One MS, Inc., and solely for the purposes of Article IX thereof, Prime Security Services Parent, Inc. and Prime Security Services TopCo Parent, L.P., as amended or modified from time to time.

					☐	☐	☐
2	To approve, on a non-binding, advisory basis, certain compensation that will or may be paid by The ADT Corporation to its named executive officers that is based on or otherwise relates to the merger.				☐	☐	☐
3

To approve an adjournment of the special meeting of stockholders of The ADT Corporation from time to time, if necessary or appropriate, for the purpose of soliciting additional votes for the approval of the merger agreement.

					☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

		JOB #			SHARES CUSIP # SEQUENCE #

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

Special Meeting of Stockholders

The ADT Corporation

April 22, 2016

9:00 a.m., Eastern Time

Main Dining Room

New York Stock Exchange

11 Wall Street

New York, New York 10005

In order to assure that your votes are tabulated on time to be voted at the Special Meeting, you must submit your proxy card or vote by phone or the Internet so that your votes are received by 11:59 p.m.,

Eastern Time, on April 21, 2016.

This proxy card also serves as an admission ticket to our Special

Meeting. This ticket admits only the stockholder(s) listed on the reverse side and is not transferrable.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting

To Be Held on April 22, 2016

The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.

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THE ADT CORPORATION Special Meeting of Stockholders April 22, 2016 9:00 a.m., Eastern Time PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE ADT CORPORATION

The undersigned hereby appoints Michael S. Geltzeiler and N. David Bleisch, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and to vote, as provided on the other side of this proxy, all shares of The ADT Corporation Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Stockholders of The ADT Corporation to be held on April 22, 2016 or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Special Meeting. The undersigned hereby revoke(s) all proxies heretofore given by the undersigned to vote at the Special Meeting and any adjournments or postponements thereof.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR PROPOSAL 1, FOR PROPOSAL 2 AND FOR PROPOSAL 3 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Continued and to be signed on reverse side